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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ONEBEACON INSURANCE GROUP, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ONEBEACON INSURANCE GROUP, LTD.
26 Reid Street, 6th Floor North
Hamilton HM 11, Bermuda

June 8, 2017

Dear Member,

        You are cordially invited to attend a special general meeting of members of OneBeacon Insurance Group, Ltd. (referred to in the accompanying proxy statement as "OneBeacon", "we", "our" or "us") to be held on Tuesday, July 18, 2017, at 10:00 a.m., Atlantic Time at Tucker's Point Hotel, 60 Tucker's Point Drive, Hamilton Parish, Bermuda.

        At the special general meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger (referred to in the accompanying proxy statement as the "merger agreement") entered into by OneBeacon, Intact Financial Corporation, a Canadian corporation (referred to in the accompanying proxy statement as "Intact") and certain subsidiaries of Intact, the merger and the statutory merger agreement contemplated by the merger agreement, pursuant to which OneBeacon would be acquired by Intact. In addition, you will be asked to consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to OneBeacon's named executive officers that is based on or otherwise relates to the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, as disclosed in the accompanying proxy statement. You will also be asked to consider and vote on a proposal to approve the adjournment of the special general meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special general meeting or any adjournment or postponement thereof to approve the merger agreement, the merger and the statutory merger agreement. We entered into the merger agreement on May 2, 2017. If the proposal to approve the merger agreement, the merger and the statutory merger agreement is approved by the OneBeacon shareholders and the merger is completed, you, as a holder of OneBeacon shares, will be entitled to receive $18.10 in cash, without interest, less any applicable withholding taxes, for each OneBeacon share owned by you at the consummation of the merger, and OneBeacon will become a wholly owned subsidiary of Intact.

        After careful consideration, our board of directors unanimously determined that the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, OneBeacon, and unanimously recommends that you vote "FOR" the proposal to approve the merger agreement, the merger and the statutory merger agreement. The OneBeacon board of directors also recommends that you vote "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to OneBeacon's named executive officers that is based on or otherwise relates to the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, and "FOR" the proposal to adjourn the special general meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special general meeting or any adjournment or postponement thereof to approve the merger agreement, the merger and the statutory merger agreement.

        Your vote is very important, regardless of the number of OneBeacon shares you own.

        The proxy statement accompanying this letter provides you with more specific information about the special general meeting, the merger agreement, certain related agreements and the merger. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. We encourage you to read the accompanying proxy statement and the merger agreement carefully and in their entirety. You may also obtain more information about OneBeacon from documents we have filed with the Securities and Exchange Commission.

        I look forward to seeing you at the special general meeting.

Very truly yours,

T. Michael Miller President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger or passed upon the merits or fairness of the merger or the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated June 8, 2017 and is first being mailed to our members on or about June 12, 2017.

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 18, 2017

June 8, 2017

        Notice is hereby given that a Special General Meeting of Members of OneBeacon Insurance Group, Ltd. will be held on Tuesday, July 18, 2017, at 10:00 a.m., Atlantic Time at Tucker's Point Hotel, 60 Tucker's Point Drive, Hamilton Parish, Bermuda. At this special general meeting, you will be asked to consider and vote upon the following proposals:

  1.)
  to approve the merger agreement, the merger and the statutory merger agreement (referred to in the accompanying proxy statement as the "merger proposal");

  2.)
  to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to OneBeacon's named executive officers that is based on or otherwise relates to the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable (referred to in the accompanying proxy statement as the "compensation advisory proposal"); and

  3.)
  to approve the adjournment of the special general meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special general meeting or any adjournment or postponement thereof to approve the merger proposal (referred to in the accompanying proxy statement as the "adjournment proposal").

        Consummation of the merger is conditional on, among other things, the approval of the merger proposal, but is not conditional on the approval of the compensation advisory proposal or the adjournment proposal.

        The merger agreement provides that, at the effective time of the merger, any issued and outstanding OneBeacon shares, with limited exceptions, will be automatically transferred to Intact Bermuda Holdings Ltd., a Bermuda exempted limited liability company and a wholly owned subsidiary of Intact, in exchange for the right to receive an amount in cash equal to $18.10, without interest.

        Persons who own OneBeacon Class A common shares, par value $0.01 per share (referred to in this proxy statement as "OneBeacon Class A common shares"), or OneBeacon Class B common shares, par value $0.01 per share (referred to in this proxy statement as "OneBeacon Class B common shares" and, together with OneBeacon Class A common shares, "OneBeacon shares") on the record date, which is June 7, 2017: (1) who are individuals, may attend and vote at the special general meeting in person or by proxy; or (2) which are corporations or other entities, may have their duly authorized representatives attend and vote at the special general meeting in person or by proxy. A list of all members entitled to vote at the meeting will be open for public examination during regular business hours beginning on or about June 14, 2017, at OneBeacon's registered office located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

        Any holder of OneBeacon shares of record who is not satisfied that it has been offered fair value for its OneBeacon shares and whose OneBeacon shares are not voted in favor of the merger proposal may exercise its appraisal rights under the Companies Act 1981 of Bermuda, as amended (referred to in this proxy statement as the "Companies Act") to have the fair value of its OneBeacon shares appraised by the Supreme Court of Bermuda. Persons owning beneficial interests in OneBeacon shares but who are not shareholders of record of OneBeacon should note that only persons who are shareholders of record of OneBeacon are entitled to make an application to the Supreme Court of Bermuda for appraisal. Any holder of OneBeacon shares intending to exercise appraisal rights MUST file its application for appraisal of the fair value of its OneBeacon shares with the Supreme Court of Bermuda within ONE MONTH of the date of the giving of the notice convening the special general meeting. The notice delivered with this proxy statement constitutes this notice of the special general meeting. There are no statutory rules or reported decisions of the Supreme Court of Bermuda prescribing the operation of the provisions of the Companies Act governing appraisal rights that are set forth in Section 106 of the Companies Act, or the process of appraisal by the Supreme Court of Bermuda, and the Supreme Court of Bermuda retains discretion as to the precise methodology that it will adopt in each case when determining the fair value of shares in an appraisal application under the Companies Act.

        Every person entitled to vote shares has the right to do so either in person at the special general meeting or by a written proxy executed and filed with the Secretary. For your convenience, we offer three ways for members to vote by proxy in advance of the special general meeting: by electronic completion of a proxy via the Internet, by telephonic completion of a proxy, or by completing and mailing the proxy card in the postage-paid envelope provided. Instructions regarding these voting options are described on the proxy card. You are encouraged to submit a proxy by mail, via the Internet or by telephone even if you plan to attend the special general meeting in person to ensure that your OneBeacon shares are represented at the special general meeting. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted "FOR" the merger proposal, "FOR" the compensation advisory proposal and "FOR" the adjournment proposal. With respect to any other matter that properly comes before the special general meeting or any adjournment or postponement thereof, the persons appointed as proxies will vote OneBeacon shares represented by the proxy as directed by the OneBeacon board of directors.

        This proxy statement describes the proposals listed above in more detail. Please refer to the attached document, including the merger agreement and all other annexes and including any documents incorporated by reference, for further information with respect to the business to be transacted at the special general meeting. You are encouraged to read the entire document carefully before voting.

        The OneBeacon board of directors unanimously determined that the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, OneBeacon, and unanimously recommends that you vote "FOR" the merger proposal. You should read the section of this proxy statement entitled "The Merger—Reasons for the Merger; Recommendation of the Board" beginning on page 36. The OneBeacon board of directors also recommends that you vote "FOR" the compensation advisory proposal and "FOR" the adjournment proposal.

        All members are invited to attend this meeting.

By Order of the Board of Directors,

Sarah A. Kolar
Deputy General Counsel & Secretary

ADDITIONAL INFORMATION

        This document incorporates important business and financial information about OneBeacon from documents that are not included in or delivered with this document. See "Where You Can Find More Information" beginning on page 102. You can obtain documents incorporated by reference into this document by requesting them in writing or by telephone from 605 North Highway 169, Plymouth, Minnesota 55441, telephone (877) 248-8765. You will not be charged for any of these documents that you request. If you wish to request documents, you should do so by July 11, 2017 in order to receive them before the special general meeting. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our SEC filings by accessing the SEC's website at www.sec.gov.

        For additional questions about the merger, or for assistance in submitting proxies or voting OneBeacon shares, or for additional copies of the attached proxy statement or the enclosed proxy card, please contact OneBeacon by telephone at (877) 248-8765 or by mail to Investor Relations, OneBeacon Insurance Group, Ltd., 605 North Highway 169, Plymouth, Minnesota 55441.

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SUMMARY

        The following summary highlights information in this proxy statement and may not contain all of the information that is important to you. Accordingly, we encourage you to carefully read this entire proxy statement, its annexes and the documents referred to in this proxy statement in their entirety before making any decisions regarding the merger. We sometimes make reference to OneBeacon Insurance Group, Ltd. and its subsidiaries in this proxy statement by using the terms "OneBeacon", "we", "our" or "us". Each item in this summary includes a page reference directing you to a more complete description of the item in this proxy statement.

The Companies (Page 22)

        OneBeacon Insurance Group, Ltd.    OneBeacon is a Bermuda exempted limited liability company with U.S.-based underwriting operating company subsidiaries that are property and casualty insurance writers and a Bermuda-based reinsurance company subsidiary, Split Rock Insurance, Ltd. OneBeacon offers a wide range of specialty insurance products and services primarily through independent agencies, regional and national brokers, wholesalers and managing general agencies.

        Intact Financial Corporation.    Intact Financial Corporation (referred to in this proxy statement as "Intact") is the largest provider of property and casualty insurance in Canada with over $8.0 billion (CAD) in annual premiums. Supported by over 12,000 employees, Intact insures more than five million individuals and businesses through its insurance subsidiaries and is the largest private sector provider of property and casualty insurance in British Columbia, Alberta, Ontario, Québec, Nova Scotia and Newfoundland & Labrador.

        Intact Bermuda Holdings Ltd.    Intact Bermuda Holdings Ltd. (referred to in this proxy statement as "Holdco") is a Bermuda exempted limited liability company and an indirect wholly owned subsidiary of Intact. Holdco was formed on April 27, 2017 solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement.

        Intact Acquisition Co. Ltd.    Intact Acquisition Co. Ltd. (referred to in this proxy statement as "Merger Sub") is a Bermuda exempted limited liability company and a wholly owned subsidiary of Holdco. Merger Sub was formed on April 27, 2017 solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Upon the consummation of the merger, Merger Sub will cease to exist.

The Special General Meeting (Page 23)

        Date, Time and Place.    The special general meeting will be held at Tucker's Point Hotel, 60 Tucker's Point Drive, Hamilton Parish, Bermuda, on July 18, 2017, at 10:00 a.m., Atlantic Time or at any postponement or adjournment thereof.

        Purpose.    The purpose of the special general meeting is for the holders (referred to in this proxy statement as the "OneBeacon shareholders") of OneBeacon Class A common shares, par value $0.01 per share (referred to in this proxy statement as "OneBeacon Class A common shares"), and OneBeacon Class B common shares, par value $0.01 per share (referred to in this proxy statement as "OneBeacon Class B common shares" and, together with OneBeacon Class A common shares, "OneBeacon shares") to consider and vote upon: (i) the approval of the merger agreement, the merger and the statutory merger agreement (referred to in this proxy statement as the "merger proposal"); (ii) the approval on a non-binding, advisory basis, of the compensation that may be paid or become payable to OneBeacon's named executive officers that is based on or otherwise relates to the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable (referred to in this proxy statement as the "transaction-related compensation" and such proposal referred to as the "compensation advisory proposal"); (iii) the adjournment of the special general meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special general meeting or any adjournment or postponement thereof to approve the merger proposal (referred to in this proxy statement as the "adjournment proposal"); and (iv) such other business as may properly come before the special general meeting or any adjournment or postponement thereof.

        Record Date and Voting Rights.    The record date for the special general meeting has been fixed as the close of business on June 7, 2017, and only holders of record of OneBeacon shares on the record date are entitled to vote at the special general meeting. As of the record date, there were 22,986,618 OneBeacon Class A common shares and 71,754,738 OneBeacon Class B common shares outstanding and entitled to vote. On each matter to be considered at the special general meeting, (i) holders of OneBeacon Class A common shares are entitled to one vote per share, except that, if and so long as the votes conferred by "Controlled" OneBeacon Class A common shares (as defined in OneBeacon's Amended and Restated Bye-Laws (referred to in this proxy statement as the "OneBeacon bye-laws")) of any person, other than White Mountains Insurance Group, Ltd. (referred to in this proxy statement as "White Mountains") and its subsidiaries, constitute more than 9.5% of the votes conferred by the outstanding OneBeacon shares, the vote conferred by each OneBeacon Class A common share comprised in such Controlled OneBeacon Class A common shares shall be reduced by whatever amount is necessary so that after any such reduction the votes conferred by such shares constitute 9.5% of the votes conferred by the outstanding OneBeacon shares (such provision being referred to in this proxy statement as the "cutback provision") and (ii) holders of OneBeacon Class B common shares are entitled to ten votes per share.

        Vote Required.    The approval of the merger proposal requires the affirmative vote (in person or by proxy) of (i) the holders of a majority of the voting power of OneBeacon Class A and Class B common shares, voting together as a single class, that are present (in person or by proxy) at the special general meeting and entitled to vote thereon and (ii) the holders of a majority of the outstanding OneBeacon Class B common shares. The approval of the compensation advisory proposal requires the affirmative vote of the holders of a majority of the voting power of OneBeacon Class A and Class B common shares, voting together as a single class, that are present (in person or by proxy) at the special general meeting and entitled to vote thereon. The approval of the adjournment proposal requires the affirmative vote of a majority of the voting power of the OneBeacon Class A and Class B common shares, voting together as a single class, that are present (in person or by proxy) at the special general meeting and entitled to vote thereon.

        Consummation of the merger is conditional on, among other things, the approval of the merger proposal, but is not conditional on the approval of the compensation advisory proposal, the adjournment proposal or any proposal that may come before the special general meeting or any adjournment or postponement thereof.

The Merger (Page 29)

        OneBeacon, Intact, Holdco and Merger Sub entered into an Agreement and Plan of Merger (referred to in this proxy statement as the "merger agreement"), on May 2, 2017. A copy of the merger agreement is included as Annex A to this proxy statement. We encourage you to carefully read the merger agreement in its entirety as it is the primary legal document governing the merger.

        OneBeacon shareholders are receiving this document in connection with OneBeacon's solicitation of proxies for the special general meeting to vote on, among other things, the merger proposal relating to the approval of the merger agreement, the merger and the Bermuda statutory merger agreement to be entered into on the closing date of the merger, a form of which is included in this proxy statement as Exhibit A to the merger agreement (referred to in this proxy statement as the "statutory merger agreement"), as contemplated by the merger agreement.

        Upon the terms and subject to the conditions set forth in the merger agreement and the statutory merger agreement, and pursuant to the applicable provisions of the Companies Act 1981 of Bermuda, as amended (referred to in this proxy statement as the "Companies Act"), at the effective time of the merger, Merger Sub will be merged with and into OneBeacon (referred to in this proxy statement as the "merger"). As a result of the merger, the separate corporate existence of Merger Sub will cease, and OneBeacon will be the surviving company in the merger and a wholly owned indirect subsidiary of Intact.

        The merger agreement provides that, at the effective time of the merger, any issued and outstanding OneBeacon shares (other than (a) OneBeacon shares that are owned by Merger Sub, which will automatically be canceled and cease to exist, and (b) OneBeacon shares that are subject to OneBeacon equity awards, which are discussed in the section of this proxy statement entitled "—Treatment of OneBeacon Equity Awards" beginning on page 4) will be automatically transferred to Holdco in exchange for the right to receive an amount in cash equal to $18.10, without interest.

Reasons for the Merger; Recommendation of the Board (Page 36)

        The OneBeacon board of directors has unanimously determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to, and in the best interests of, OneBeacon, and unanimously approved, adopted and authorized, the merger agreement.

The OneBeacon board of directors unanimously recommends that the OneBeacon shareholders vote their OneBeacon shares "FOR" the approval of the merger proposal.

        In the course of reaching its decision to approve the merger agreement, the merger and the statutory merger agreement and the other transactions contemplated thereby, the OneBeacon board of directors considered a number of factors in its deliberations. See the section of this proxy statement entitled "The Merger—Reasons for the Merger; Recommendation of the Board" beginning on page 36 for a more complete discussion of these factors.

Background of the Merger (Page 29)

        A description of the process we undertook that led to the entry into the merger agreement, including our discussions with Intact, is included in the proxy statement under "The Merger—Background of the Merger" beginning on page 29.

Opinion of OneBeacon's Financial Advisor (Page 40 and Annex C)

        In connection with the merger, OneBeacon's financial advisor, Credit Suisse Securities (USA) LLC (referred to in this proxy statement as "Credit Suisse") delivered an opinion, dated May 2, 2017, to the OneBeacon board of directors as to the fairness, from a financial point of view and as of the date of such opinion, of the merger consideration to be received by holders of OneBeacon Class A common shares (other than any such shares subject to OneBeacon equity awards). The full text of Credit Suisse's written opinion, dated May 2, 2017, is attached to this proxy statement as Annex C and sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Credit Suisse in connection with such opinion. The description of Credit Suisse's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Credit Suisse's opinion. Credit Suisse's opinion was provided to the OneBeacon board of directors (in its capacity as such) for its information in connection with its evaluation of the merger consideration from a financial point of view and did not address any other terms, aspects or implications of the merger, including the relative merits of the merger as compared to alternative transactions or strategies that might be available to OneBeacon or the underlying business decision of OneBeacon to proceed with the merger. Credit Suisse's opinion does not constitute advice or a recommendation to any shareholder as to how such shareholder should vote or act on any matter relating to the merger or otherwise.

Treatment of OneBeacon Equity Awards (Page 68)

        In accordance with the terms of the merger agreement, equity awards granted under OneBeacon's 2007 and 2017 long-term incentive plans (referred to in this proxy statement as "OneBeacon equity awards") will be treated in the following manner upon the completion of the merger:

  •
  Restricted Stock and Restricted Stock Unit Awards.  Service-vesting restricted stock and restricted stock unit awards will be converted into the right to receive the merger consideration (plus, for restricted stock units, any accrued dividends) for each OneBeacon share subject to such award, and such amounts will become payable upon satisfaction of the service-based vesting conditions that apply under the existing terms of such awards.

  •
  2015-2017 Cycle Performance Share and Performance Unit Awards.  2015-2017 cycle performance share and performance unit awards will be converted into service-vesting awards, payable in cash upon satisfaction of service-based vesting conditions that apply to such awards. Upon vesting, such cash value will be determined based on (x) target level performance and (y) for performance share awards, the merger consideration (plus any accrued dividends) for each OneBeacon share subject to such award, and for performance units, the "unit value" set forth in the applicable award agreement.

  •
  2016-2018 and 2017-2019 Cycle Performance Share and Performance Unit Awards.  Such performance share and performance unit awards will continue to vest in the ordinary course, subject to certain adjustments to performance measures. Upon vesting, such awards will be settled in cash equal to the product of (x) for performance share awards, the merger consideration (plus any accrued dividends) for each OneBeacon share subject to such award, and for performance units, the "unit value" set forth in the applicable award agreement, (y) the target number of OneBeacon shares or "units" subject to such award and (z) the applicable performance percentage based on actual achievement.

        See the section of this proxy statement entitled "The Merger Agreement—Treatment of OneBeacon Equity Awards" beginning on page 68 for a more detailed description of the treatment of OneBeacon's equity awards.

Merger Financing (Page 51)

        The merger is not conditioned upon the receipt of financing by Intact. Intact intends to finance the merger consideration and related transaction expenses using a combination of $754 million (CAD) of equity financing, approximately $700 million (CAD) of excess capital and approximately $1.0 billion (CAD) of financing comprised of bank term loans, medium term notes and preferred shares. The $754 million (CAD) of equity financing is comprised of a combination of a $414 million (CAD) bought deal subscription receipt offering and $340 million (CAD) of subscription receipts issued on a private placement basis to three Canadian institutional investors. The equity financing closed on May 11, 2017.

Material U.S. Federal Income Tax Consequences of the Merger (Page 61)

        The receipt of cash in exchange for OneBeacon shares by a U.S. holder pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as defined in the section of this proxy statement entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 61) who receives cash in exchange for OneBeacon shares pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the amount of cash received in the merger and

(ii) the U.S. holder's adjusted tax basis in such OneBeacon shares. The receipt of cash by a non-U.S. holder (as defined in the section of this proxy statement entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 61) in exchange for OneBeacon shares pursuant to the merger will generally not be subject to U.S. federal income tax unless such non-U.S. holder has certain connections to the United States.

        Holders of OneBeacon shares should consult their tax advisors about the tax consequences to them of the merger in light of their particular circumstances, including the applicability and effect of any state, local, foreign and other tax laws. For more information on the material U.S. federal income tax consequences of the merger, see the section of this proxy statement entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 61.

Interests of OneBeacon's Directors and Executive Officers in the Merger (Page 52)

        When considering the recommendation of OneBeacon's board of directors with respect to the merger proposal, OneBeacon shareholders should be aware that OneBeacon's executive officers and directors may have interests in the merger that are different from, or in addition to, those of OneBeacon shareholders more generally. These interests include the treatment in the merger of OneBeacon equity awards, potential severance payments and benefits in the event an executive officer experiences a qualifying termination of employment, retention bonuses, the new employment arrangement between Intact and OneBeacon's chief executive officer, payout of executive officers' account balances under the OneBeacon Deferred Compensation Plan (referred to in this proxy statement as the "Deferred Compensation Plan") and the indemnification of directors and officers. These interests may present such executive officers and directors with actual or potential conflicts of interest. The OneBeacon board of directors was aware of these interests during its deliberations on the merits of the merger and in deciding to recommend that OneBeacon shareholders vote for the approval of the merger proposal at the special general meeting.

        See the section entitled "The Merger—Interests of OneBeacon's Directors and Executive Officers in the Merger" beginning on page 52 of this proxy statement for a more detailed description of these interests.

The Voting Agreement (Page 90)

        Intact has entered into a voting agreement with OneBeacon's majority shareholder, White Mountains, and its wholly owned subsidiaries Lone Tree Holdings Ltd. and Bridge Holdings (Bermuda) Ltd. (such White Mountains subsidiaries are referred to in this proxy statement as the "WTM shareholders"), whereby each of the WTM shareholders agreed that each will, at the special general meeting or any meeting of the OneBeacon shareholders where such a vote is taken:

  •
  when such meeting of OneBeacon shareholders is held, appear at such meeting or otherwise cause its shares to be counted as present thereat for the purpose of establishing a quorum;

  •
  vote (or cause to be voted) at any such meeting its shares in favor of approving the merger proposal and any other actions contemplated by the merger agreement in respect of which shareholder approval is requested;

  •
  subject to certain conditions and at the request of Intact, vote (or cause to be voted) at any such meeting its shares in favor of any proposal in respect of which the OneBeacon board of directors has (i) determined is reasonably necessary to facilitate the merger in accordance with the terms of the merger agreement, (ii) disclosed the determination described in the preceding clause (i) in this proxy statement or other written materials disseminated to OneBeacon shareholders and (iii) recommended to be approved and adopted by OneBeacon shareholders; and

  •
  vote against any takeover proposal or change in any manner the voting rights of any class of OneBeacon shares.

        As of June 7, 2017, the WTM shareholders beneficially owned, in the aggregate, 71,754,738 OneBeacon Class B common shares, or approximately 75.7% of the outstanding OneBeacon shares and 96.9% of the aggregate voting power of the outstanding OneBeacon shares.

        Additionally, the WTM shareholders have each agreed, subject to certain exceptions, that they will not, and will use reasonable best efforts to cause their representatives not to, directly or indirectly:

  •
  solicit, initiate or take any action to knowingly facilitate the making of any proposal that constitutes, or would reasonably be expected to lead to, a "takeover proposal" (as such term is defined in the merger agreement);

  •
  engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any material non-public information for the purpose of facilitating, a takeover proposal; or

  •
  enter into any letter of intent, agreement or agreement in principle with respect to a takeover proposal.

        The voting agreement terminates on the earliest of the termination of the merger agreement in accordance with its terms and certain other events.

        See the section of this proxy statement entitled "The Voting Agreement" beginning on page 90 for further discussion of the terms of the voting agreement. A copy of the voting agreement is also attached to this proxy statement as Annex B. We encourage you to read carefully the voting agreement in its entirety.

Ancillary Agreements (Page 92)

Transition Services Agreement.

        Concurrently with the closing of the merger, OneBeacon and White Mountains will enter into a transition services agreement (referred to in this proxy statement as the "transition services agreement"), a form of which is included in this proxy statement as Exhibit B to the merger agreement, that replaces the existing separation agreement between the parties dated November 14, 2006. Pursuant to the transition services agreement, for a limited period of time after the closing of the merger (i) White Mountains will provide or cause to be provided to OneBeacon all services currently being provided under certain service agreements between OneBeacon and its subsidiaries, on the one hand, and Bridge Holdings (Bermuda) Ltd., a subsidiary of White Mountains, on the other hand, and (ii) OneBeacon will provide or cause to be provided to White Mountains certain services related to software, employee benefits, payroll, business insurance policies, payment agents and insurance consulting.

Investment Management Agreement

        Concurrently with the closing of the merger, OneBeacon and White Mountains Advisors LLC, a subsidiary of White Mountains, will enter into a second amendment and restatement of the existing amended and restated investment management agreement between the parties dated December 23, 2014 (such second amended and restated investment management agreement is referred to in this proxy statement as the "investment management agreement"), a form of which is included in this proxy statement as Exhibit C to the merger agreement, pursuant to which White Mountains Advisors LLC will continue to provide investment management services to OneBeacon through January 31, 2018 or an earlier date to be determined by OneBeacon.

Adverse Recommendation Change; No Solicitation of Takeover Proposals (Page 75)

        OneBeacon has agreed in the merger agreement that it will not, and will cause its subsidiaries and representatives not to, among other things, solicit, encourage, initiate or take any action to knowingly facilitate the submission of any inquiry, or the making of any proposal, in each case, that constitutes, or would reasonably be expected to lead to, a "takeover proposal" (as defined on page 76 of this proxy statement).

        If OneBeacon receives a bona fide takeover proposal after the date of the merger agreement which did not result from any breach of the non-solicitation obligations referred to above and the OneBeacon board of directors determines in good faith after consultation with OneBeacon's financial advisors and outside legal counsel that such takeover proposal constitutes or would reasonably be expected to lead to a "superior proposal" (as defined on page 78 of this proxy statement), then OneBeacon may, subject to certain conditions, participate in discussions or negotiations with the person or group making such takeover proposal.

        The OneBeacon board of directors may make an "adverse recommendation change" (as defined on page 76 of this proxy statement) under certain circumstances described in the merger agreement. Unless Intact or, in connection with the entry into an acquisition agreement for a superior proposal, OneBeacon terminates the merger agreement, OneBeacon must, however, submit to a vote of OneBeacon shareholders at a meeting of OneBeacon shareholders the merger proposal, even if the OneBeacon board of directors makes an adverse recommendation change.

Conditions to Completion of the Merger (Page 83)

        The respective obligations of Intact, OneBeacon, Holdco and Merger Sub to effect the merger are subject to the satisfaction (or waiver, if permissible under applicable law) at or prior to the closing of the merger of the following conditions:

  •
  OneBeacon having obtained the affirmative vote at a meeting of OneBeacon shareholders of (i) the holders of a majority of the voting power of the OneBeacon Class A and Class B common shares, voting together as a single class, that are present (in person or by proxy) at such meeting so long as at least two persons holding or representing by proxy more than one-third of the voting power represented by the OneBeacon shares that are entitled to vote thereat are present and (ii) the holders of a majority of the outstanding OneBeacon Class B common shares (all of which are owned by the WTM shareholders and subject to the voting agreement), in each case, to approve the merger proposal;

  •
  any waiting period (or extension thereof) applicable to the transactions contemplated by the merger agreement under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (referred to in this proxy statement as the "HSR Act") being terminated or having expired (the parties filed the required notifications on May 12, 2017 and the parties' request for early termination of the applicable waiting period was granted on May 19, 2017);

  •
  the consents of, or declarations, notifications or filings with, and the terminations or expirations of waiting periods required from certain governmental authorities (see the section of this proxy statement entitled "—Regulatory Approvals Required for the Merger" beginning on page 10 for more information on the consents of, or declarations, notifications or filings with, these governmental authorities) having been filed, having occurred or having been obtained, and being in full force and effect; and

  •
  there not being in effect any injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority (in each case, if with respect to any antitrust laws or insurance laws, solely with respect to the required regulatory approvals described in the immediately preceding two bullets) enjoining, restraining or otherwise making illegal or prohibiting consummation of the merger.

        In addition, the obligations of Intact, Holdco and Merger Sub to effect the merger are subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the closing date of the merger of the following additional conditions:

  •
  (i) the representations and warranties of OneBeacon with respect to the absence of any material adverse effect (as defined in the merger agreement) since December 31, 2016 must be true and correct in all respects both as of the date of the merger agreement and as of the closing date of the merger, (ii) the representations and warranties of OneBeacon with respect to the number of OneBeacon Class A and Class B common shares issued and outstanding and issuable in respect of outstanding OneBeacon equity awards must be true and correct as of the date of the merger agreement (except for de minimis inaccuracies), (iii) the representations and warranties of OneBeacon with respect to rights to securities of OneBeacon, authorization, board approval, shareholder voting requirements, anti-takeover statutes and the absence of undisclosed brokers' fees in connection with the transactions contemplated by the merger agreement must be true and correct in all material respects, both as of the date of the merger agreement and as of the closing date of the merger, as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iv) all other representations and warranties of OneBeacon must be true and correct (disregarding all qualifications or limitations as to "materiality" or "material adverse effect" and words of similar import) both as of the date of the merger agreement and as of the closing date of the merger, as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except, with respect to clause (iv), where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on OneBeacon;

  •
  OneBeacon must have performed or complied in all material respects with the obligations and agreements required to be performed or complied with by it under the merger agreement at or prior to the effective time of the merger; and

  •
  Intact must have received certificates signed on behalf of OneBeacon by an executive officer of OneBeacon to the effect that the conditions described in the two immediately preceding bullets have been satisfied.

        Furthermore, the obligations of OneBeacon to effect the merger are subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the closing date of the merger of the following additional conditions:

  •
  (i) the representations and warranties of Intact, Holdco and Merger Sub with respect to authorization, board approval and shareholder voting requirements must be true and correct in all material respects, both as of the date of the merger agreement and as of the closing date of the merger, as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) all other representations and warranties of Intact, Holdco and Merger Sub must be true and correct (disregarding all qualifications or limitations as to "materiality" or "material adverse effect" or words of similar import) both as of the date of the merger agreement and as of the closing date of the merger, as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except, with respect to clause (ii), where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Intact;

  •
  Intact, Holdco and Merger Sub must have performed or complied in all material respects with the obligations and agreements required to be performed or complied with by them under the merger agreement at or prior to the date of the closing of the merger; and

  •
  OneBeacon must have received certificates signed on behalf of Intact by an executive officer of Intact to the effect that the conditions described in the two immediately preceding bullets have been satisfied.

Termination of the Merger Agreement (Page 86)

        The merger agreement may be terminated and the transactions contemplated by the merger agreement may be abandoned at any time prior to the effective time of the merger, whether before or after receipt of the requisite approvals of the OneBeacon shareholders of the merger proposal (except as otherwise expressly noted), subject to certain conditions, under any of the following circumstances:

  •
  by the mutual written consent of Intact and OneBeacon, duly authorized by each of their respective boards of directors;

  •
  by either Intact or OneBeacon, if the merger has not been consummated on or before January 2, 2018, as such date may be extended under the terms of the merger agreement;

  •
  by either Intact or OneBeacon, if any injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority is in effect and will have become final and nonappealable;

  •
  by either Intact or OneBeacon, if at a meeting of OneBeacon shareholders (including any adjournment or postponement thereof) the requisite approval of the OneBeacon shareholders of the merger proposal has not been obtained;

  •
  subject to the applicable requirements, cure periods and materiality standards provided in the merger agreement, by either Intact or OneBeacon, if the other party has breached any of its representations or warranties or failed to perform its covenants or agreements set forth in the merger agreement;

  •
  by Intact if, prior to obtaining the requisite approval of the OneBeacon shareholders of the merger proposal, the OneBeacon board of directors makes or publicly proposes to make an adverse recommendation change; and

  •
  by OneBeacon, prior to obtaining the requisite approval of the OneBeacon shareholders of the merger proposal, in connection with entering into an acquisition agreement with respect to a superior proposal as described under "—Adverse Recommendation Change; No Solicitation of Takeover Proposals" beginning on page 7, provided that OneBeacon simultaneously with such termination pays the amounts due as described under "—Expenses and Termination Fee" beginning on page 10.

Expenses and Termination Fee (Page 87)

        Generally, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring or required to incur such fees and expenses.

        Upon termination of the merger agreement, OneBeacon will be obligated to pay Intact, in certain circumstances, a termination fee of $85.1 million. In addition, upon termination of the merger agreement, OneBeacon will be obligated to reimburse Intact, in certain circumstances, for all of its reasonable and documented out-of-pocket expenses incurred in connection with the merger in an amount not to exceed $17.0 million. Furthermore, upon termination of the merger agreement, OneBeacon will be obligated to reimburse Intact, in certain circumstances, for all reasonable and documented out-of-pocket expenses incurred by Intact in connection with hedging transactions entered into in connection with the transactions contemplated by the merger agreement in an amount not to exceed $5.0 million.

Regulatory Approvals Required for the Merger (Page 64)

        The respective obligations of Intact, OneBeacon, Holdco and Merger Sub under the merger agreement to effect the merger are subject to the termination or expiration of any waiting period (or extension thereof) applicable to the transactions contemplated by the merger agreement under the HSR Act. The parties filed the required notifications with the Antitrust Division of the U.S. Department of Justice (referred to in this proxy statement as the "Antitrust Division") and the Federal Trade Commission (referred to in this proxy statement as the "FTC") on May 12, 2017, and the parties' request for early termination of the applicable waiting period was granted on May 19, 2017.

        The respective obligations of the parties under the merger agreement to effect the merger are also conditioned on the applicable parties making declarations, notifications or filings with, and/or obtaining the consents of, (i) the Bermuda Monetary Authority (referred to in this proxy statement as the "BMA"), (ii) the Delaware Insurance Commissioner (referred to in this proxy statement as the "Del. Commissioner"), (iii) the Pennsylvania Department of Insurance (referred to in this proxy statement as the "PaDOI"), (iv) depending upon certain circumstances prior to the closing of the merger, the Texas Insurance Commissioner (referred to in this proxy statement as the "Tex. Commissioner") and (v) the NY Superintendent of Financial Services (referred to in this proxy statement as the "NY Supt."). These required submissions were filed with the applicable regulators on May 25, 2017.

        In addition to the foregoing, Intact, OneBeacon, Holdco and/or Merger Sub are required to make certain other filings with governmental authorities in connection with the merger, such as the filing of this proxy statement with the U.S. Securities and Exchange Commission (referred to in this proxy statement as the "SEC") and the filing of a merger application with the Bermuda Registrar of Companies.

        Each of the parties has agreed, upon the terms and subject to the conditions of the merger agreement, to cooperate with the other parties and use (and cause its respective subsidiaries to use) its reasonable best efforts to promptly:

  •
  obtain from any governmental authority or third party all consents, waivers, approvals, licenses, permits, orders, non-objections or authorizations necessary, proper or advisable to consummate the transactions contemplated by the merger agreement;

  •
  take all steps that are necessary, proper or advisable to avoid any action by any governmental authorities with respect to the merger agreement or the transactions contemplated by the merger agreement; and

  •
  defend or contest in good faith any action by any third party, whether judicial or administrative, challenging the merger agreement or that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated by the merger agreement, except that Intact, Holdco and Merger Sub are not required to commence any litigation against any governmental authority.

Litigation Related to the Merger (Page 65)

        On June 2, 2017, Stephen Bushansky, a purported OneBeacon shareholder (referred to in this proxy statement as the "Plaintiff"), filed a class action complaint against OneBeacon and each of the members of the OneBeacon board of directors (referred to in this proxy statement as the "Defendants") in the U.S. District Court for the District of Minnesota (referred to in this proxy statement as the "Minnesota Court"), purportedly on behalf of the public OneBeacon shareholders (referred to in this proxy statement as the "Class"). The complaint alleges that the preliminary proxy statement OneBeacon filed with the SEC omitted or misrepresented certain material information, allegedly in violation of Sections 14(a) and 20(a) of the Exchange Act and SEC Rule 14a-9. The Plaintiff asked the Minnesota Court to (i) order that the litigation may be maintained as a class action and certify the Plaintiff as the Class representative and the Plaintiff's counsel as the Class's counsel, (ii) preliminarily and permanently enjoin the Defendants and all persons acting in concert with them from proceeding with, consummating, or closing the merger and any vote on the merger, unless and until the Defendants disclose and disseminate the purportedly material information identified in the complaint, (iii) in the event the merger is consummated, rescind it and set aside or award rescissory damages to the Plaintiff and the Class, (iv) award the Plaintiff the costs relating to the lawsuit, including reasonable allowance for the Plaintiff's attorneys' and experts' fees and (v) grant such other and further relief as the Minnesota Court may deem just and proper. OneBeacon and its directors believe these claims are without merit and intend to vigorously defend this litigation. OneBeacon cannot predict the outcome of or estimate the possible loss or delay of the completion of the merger, if any, in each case, resulting from this matter.

Appraisal Rights (Page 93)

        Any OneBeacon shareholder of record who is not satisfied that it has been offered fair value for its OneBeacon shares and whose OneBeacon shares are not voted in favor of the merger proposal may exercise its appraisal rights under the Companies Act to have the fair value of its OneBeacon shares appraised by the Supreme Court of Bermuda. Any OneBeacon shareholder intending to exercise appraisal rights MUST file its application for appraisal of the fair value of its OneBeacon shares with the Supreme Court of Bermuda within ONE MONTH of the date of the giving of the notice convening the special general meeting.

Current Market Price of OneBeacon Class A Common Shares (Page 95)

        On June 7, 2017, the latest practicable trading date before the filing of this proxy statement, the reported closing price for the OneBeacon Class A common shares was $18.20. You are encouraged to obtain current market quotations for OneBeacon Class A common shares in connection with voting your shares of OneBeacon shares.

Security Ownership of Certain Beneficial Owners and Management (Page 99)

        As of June 7, 2017, the directors and executive officers of OneBeacon beneficially owned in the aggregate 744,302 OneBeacon Class A common shares, or approximately 0.79% of the outstanding OneBeacon shares and 0.10% of the voting power of the outstanding OneBeacon shares. We currently expect that each of these individuals will vote all of his or her OneBeacon shares in favor of each of the proposals to be presented at the special general meeting, although none of them are obligated to do so. The beneficial ownership described above does not include any shares beneficially owned by the WTM shareholders. G. Manning Rountree is deemed the beneficial owner of the 71,754,738 OneBeacon Class B common shares owned by the WTM shareholders.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL GENERAL MEETING AND THE MERGER

        The following questions and answers briefly address some commonly asked questions you may have regarding the special general meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a holder of OneBeacon shares. For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:
What is the proposed transaction?

A:
The proposed transaction is the merger of Merger Sub with and into OneBeacon, with OneBeacon being the surviving company in the merger. Merger Sub is a wholly owned indirect subsidiary of Intact. As a result of the merger, OneBeacon will become a wholly owned indirect subsidiary of Intact, the OneBeacon Class A common shares will cease to be listed on the New York Stock Exchange (referred to in this proxy statement as the "NYSE"), OneBeacon will not be publicly traded and the OneBeacon Class A common shares will be deregistered under the Securities Exchange Act of 1934, as amended (referred to in this proxy statement as the "Exchange Act").

Q:
When and where will the special general meeting of shareholders be held?

A:
The special general meeting of OneBeacon shareholders will be held at Tucker's Point Hotel, 60 Tucker's Point Drive, Hamilton Parish, Bermuda, on July 18, 2017, at 10:00 a.m., Atlantic Time. You should read the section of this proxy statement entitled "The Special General Meeting" beginning on page 23.

Q:
What are the proposals that will be voted on at the special general meeting?

A:
You will be asked to consider and vote upon (1) the merger proposal to approve the merger agreement, the merger and the statutory merger agreement, (2) the compensation advisory proposal to approve, on a non-binding, advisory basis, the transaction-related compensation, (3) the adjournment proposal relating to the adjournment of the special general meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special general meeting or on adjournment or postponement thereof to approve the merger proposal and (4) such other business as may properly come before the special general meeting or any adjournment or postponement thereof.

Q:
How does the OneBeacon board of directors recommend that I vote on the proposals?

A:
The OneBeacon board of directors unanimously determined that the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, OneBeacon, and unanimously recommends that you vote "FOR" the merger proposal. You should read the section of this proxy statement entitled "The Merger—Reasons for the Merger; Recommendation of the Board" beginning on page 36. The OneBeacon board of directors also recommends that you vote "FOR" the compensation advisory proposal and "FOR" the adjournment proposal.

Q:
What will a OneBeacon shareholder receive when the merger occurs?

A:
For every OneBeacon Class A and Class B common share held at the time of the merger, OneBeacon shareholders will be entitled to receive $18.10 in cash, without interest, less any applicable withholding taxes. We refer to this amount in this proxy statement as the "merger consideration".

  Holders of shares who (a) did not vote in favor of the merger at the OneBeacon special general meeting, (b) complied with all applicable provisions of the Companies Act and (c) did not fail to perfect such right to appraisal or deliver an effective withdrawal of its appraisal right (referred to in this proxy statement as "dissenting shares") will automatically be canceled and converted into the right to receive the merger consideration. In the event that the fair value of a dissenting share as appraised by the Supreme Court of Bermuda is greater than the merger consideration, any holder of dissenting shares will be entitled to receive from the surviving company in the merger such difference within 30 days after the final determination by the Supreme Court of Bermuda of the fair value of such OneBeacon shares.

Q:
How do OneBeacon's directors, executive officers and principal securityholders intend to vote?

A:
Each of our directors and executive officers has informed us that he or she currently intends to vote all of his or her OneBeacon shares "FOR" the approval of the merger agreement, the merger and the statutory merger agreement and the other proposals to be considered at the special general meeting, although none of them are obligated to do so.

  The subsidiaries of White Mountains, our majority shareholder, that own OneBeacon shares, are party to the voting agreement which obligates them, with limited exceptions, to vote all of their OneBeacon shares "FOR" approval of the merger proposal.

Q:
What will happen in the merger to equity awards that have been granted to employees, officers and directors of OneBeacon?

A:
Restricted Stock and Restricted Stock Unit Awards.    Service-vesting restricted stock and restricted stock unit awards will be converted into the right to receive the merger consideration (plus, for restricted stock units, any accrued dividends) for each OneBeacon share subject to such award, and such amounts will become payable upon satisfaction of the service-based vesting conditions that apply under the existing terms of such awards.

2015-2017 Cycle Performance Share and Performance Unit Awards.    2015-2017 cycle performance share and performance unit awards will be converted into service-vesting awards, payable in cash upon satisfaction of service-based vesting conditions that apply to such awards. Upon vesting, such cash value will be determined based on (x) target level performance and (y) for performance share awards, the merger consideration (plus any accrued dividends) for each OneBeacon share subject to such award, and for performance units, the "unit value" set forth in the applicable award agreement.

2016-2018 and 2017-2019 Cycle Performance Share and Performance Unit Awards.    Such performance share and performance unit awards will continue to vest in the ordinary course, subject to certain adjustments to performance measures. Upon vesting, such awards will be settled in cash equal to the product of (x) for performance share awards, the merger consideration (plus any accrued dividends) for each OneBeacon share subject to such award, and for performance units, the "unit value" set forth in the applicable award agreement, (y) the target number of OneBeacon shares or "units" subject to such award and (z) the applicable performance percentage based on actual achievement.

Q:
How does the merger consideration compare to the market price of OneBeacon Class A common shares?

A:
The $18.10 per share merger consideration represents approximately:

•
a 13.9% premium to the reported closing price of OneBeacon Class A common shares on the NYSE of $15.89 as of May 1, 2017, the last full trading day prior to the announcement of the merger agreement;

•
a 15% premium to the volume weighted average share price of OneBeacon Class A common shares over the 30-day period ended May 1, 2017; and

•
a 19.4% premium to the reported closing price of OneBeacon Class A common shares on the NYSE of $15.16 on January 17, 2017, the last full trading day prior to the report by various publications that OneBeacon had been exploring a potential sale and had retained Credit Suisse.

  The closing price of OneBeacon Class A common shares on the NYSE on June 7, 2017 was $18.20.

  You are encouraged to obtain current market quotations for OneBeacon Class A common shares in connection with voting your shares.

Q:
Who is entitled to attend and vote at the special general meeting?

A:
Shareholders of record at the close of business on June 7, 2017, the record date, are entitled to attend and vote at the special general meeting or any adjournment or postponement thereof. As of the record date, there were 22,986,618 OneBeacon Class A common shares and 71,754,738 OneBeacon Class B common shares outstanding and entitled to vote. On each matter to be considered at the special general meeting, (i) each OneBeacon Class A common share is entitled to one vote, subject to the cutback provision, and (ii) each OneBeacon Class B common share is entitled to ten votes.

Q:
What constitutes a quorum for the special general meeting?

A:
A quorum is required to transact business at the special general meeting. Unless otherwise provided by law, the presence, in person or by proxy, of two persons holding or representing by proxy more than one-third of the voting power represented by OneBeacon shares that are entitled to vote thereat is necessary to constitute a quorum. If, however, such quorum is not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

Q:
What vote of our shareholders is required to approve the merger proposal?

A:
The merger proposal to approve the merger agreement, the merger and the statutory merger agreement requires the affirmative vote (in person or by proxy) of (i) the holders of a majority of the voting power of OneBeacon Class A and Class B common shares, voting together as a single class, that are present (in person or by proxy) at the special general meeting and entitled to vote thereat so long as at least two persons holding or representing by proxy more than one-third of the voting power represented by the OneBeacon shares that are entitled to vote thereat are present and (ii) the holders of a majority of the outstanding Class B common shares of OneBeacon.

Q:
What vote of our shareholders is required to approve the compensation advisory proposal?

A:
The compensation advisory proposal relating to the approval, on a non-binding, advisory basis, of the transaction-related compensation requires the affirmative vote of the holders of at least a majority of the voting power of OneBeacon Class A and Class B common shares, voting together as a single class, that are present (in person or by proxy) at the special general meeting and entitled to vote thereon. Because the vote is advisory only, if the proposal does not receive the affirmative vote of the holders of at least a majority of the voting power of OneBeacon Class A and Class B common shares, voting together as a single class, that are present (in person or by proxy) at the special general meeting and entitled to vote thereon, such a vote would not be binding on OneBeacon or Intact.

Q:
What vote of our shareholders is required to approve the adjournment proposal?

A:
The adjournment proposal to adjourn the special general meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special general meeting or any adjournment or postponement thereof to approve the merger proposal requires the affirmative vote of at least a majority of the voting power of the OneBeacon Class A and Class B common shares, voting together as a single class, that are present (in person or by proxy) at the special general meeting.

Q:
Do any of OneBeacon's directors and executive officers have any interests in the merger that may differ from, or be in addition to, my interests as a shareholder?

A:
Yes. In considering the recommendation of the OneBeacon board of directors to vote "FOR" the merger proposal, you should be aware that OneBeacon's directors and executive officers may have interests in the merger that are different from, or in addition to, those of OneBeacon shareholders more generally. For descriptions of these interests, please see the section of this proxy statement entitled "The Merger—Interests of OneBeacon's Directors and Executive Officers in the Merger" beginning on page 52.

Q:
How are votes counted?

A:
Votes will be counted by the inspector of election appointed for the special general meeting, who will separately count "FOR" and "AGAINST" votes and abstentions. With respect to holders of OneBeacon Class A and Class B common shares, voting together as a single class, (i) the failure to vote your shares will have no effect on the outcome of the voting unless such shares are counted as present at the special general meeting and (ii) the abstention from voting will have the same effect as a vote "AGAINST" the merger proposal. With respect to holders of OneBeacon Class B common shares voting separately, the failure to vote or the abstention from voting of OneBeacon Class B common shares will have the same effect as a vote "AGAINST" the merger proposal.

  Because the approvals, (i) on a non-binding, advisory basis, of the transaction-related compensation and (ii) of the adjournment of the special general meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special general meeting or any adjournment or postponement thereof to approve the merger proposal each requires the affirmative vote of the holders of at least a majority of the voting power of OneBeacon Class A and Class B common shares, voting together as a single class, that are present (in person or by proxy) at the special general meeting, abstentions will count as a vote "AGAINST" each such proposal but the failure to vote your shares will have no effect on the outcome of either of such proposals unless the shares are counted as present at the special general meeting.

Q:
What will happen if all of the proposals to be considered at the special general meeting are not approved?

A:
As a condition to completion of the merger, (i) the holders of a majority of the voting power of OneBeacon Class A and Class B common shares, voting together as a single class, that are present (in person or by proxy) at the special general meeting and (ii) the holders of a majority of the outstanding OneBeacon Class B common shares must vote to approve the merger proposal. If the OneBeacon shareholders fail to approve the merger proposal, the merger will not occur. Completion of the merger, however, is not conditioned or dependent on shareholder approval of any of the other proposals to be considered at the special general meeting.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please ensure your shares are voted at the special general meeting by submitting a proxy in one of the ways described below.

Q:
How do I vote if I am a shareholder of record?

A:
You may vote by:

•
submitting your proxy by using the Internet voting instructions printed on each proxy card you receive;

•
submitting your proxy by using the telephone number printed on each proxy card you receive;

•
submitting your proxy by completing, signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope; or

•
appearing in person at the special general meeting.

  If you hold shares through the OneBeacon 401(k) and Employee Stock Ownership Plan (referred to in this proxy statement as the "401(k) plan"), you may vote via the Internet or by telephone.

  If you are submitting your proxy via the Internet or by telephone, your voting instructions must be received by July 17, 2017. If you hold shares through the 401(k) plan, your voting instructions must be received by July 14, 2017.

  Submitting your proxy via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the special general meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone even if you plan to attend the special general meeting in person to ensure that your OneBeacon shares are represented at the special general meeting.

  If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted "FOR" the approval of the merger proposal, "FOR" the compensation advisory proposal and "FOR" the adjournment proposal. With respect to any other matter that properly comes before the special general meeting or any adjournment or postponement thereof, the persons appointed as proxies will vote OneBeacon shares represented by the proxy as directed by the OneBeacon board of directors.

Q:
How do I vote if my OneBeacon shares that are held by my brokerage firm, bank, trust or other nominee?

A:
If your OneBeacon shares are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those OneBeacon shares, with your shares being held in "street name". "Street name" holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your OneBeacon shares for you at the special general meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. Telephone and Internet voting may be available, so please follow the instructions on the enclosed voting instruction form. If you wish to vote through a brokerage firm, bank or other nominee (held in "street name"), you will receive instructions from them that you must follow in order to have your shares voted. If you wish to vote in person at the special general meeting, you must obtain a legal proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the special general meeting and bring it to the meeting. Please contact your brokerage firm, bank, trust or other nominee for instructions on how to obtain a legal proxy. In addition, because any OneBeacon shares you may hold in "street name" will be deemed to be held by a different shareholder than any shares you hold of record, shares held in "street name" will not be combined for voting purposes with shares you hold of record. To be sure your OneBeacon shares are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. OneBeacon shares held by a corporation or business entity must be voted by an authorized officer of the entity.

  If you hold shares through the 401(k) plan, you are considered a named fiduciary who may direct Vanguard Fiduciary Trust Company, the trustee of the 401(k) plan (referred to in this proxy statement as "Vanguard"), how to vote your OneBeacon shares. For OneBeacon shares which are not allocated to participant accounts or for OneBeacon shares for which no direction has been received, Vanguard will vote those OneBeacon shares in the same proportion as the shares for which direction has been received. Vanguard may, in exercising its fiduciary responsibility, disregard the direction on behalf of the unallocated OneBeacon shares and OneBeacon shares for which no direction was received and vote in its discretion where doing to would be consistent with the Employee Retirement Income Security Act of 1974, as amended (referred to this proxy statement as "ERISA").

Q:
What if I fail to instruct my brokerage firm, bank, trust or other nominee how to vote?

A:
Your brokerage firm, bank, trust or other nominee will not be able to vote your OneBeacon shares unless you have properly instructed your nominee on how to vote.

  With respect to holders of OneBeacon Class A and Class B common shares voting together as a single class for the approval of the merger proposal, because the merger proposal requires an affirmative vote of the holders of a majority of the voting power of OneBeacon Class A and Class B common shares, voting together as a single class, that are present (in person or by proxy) at the meeting, the failure to provide your nominee with voting instructions will have no effect on the outcome of the voting.

  With respect to holders of OneBeacon Class B common shares voting separately for the approval of the merger proposal, because the approval of the merger proposal requires for approval an affirmative vote of the holders of a majority of the outstanding OneBeacon Class B common shares, the failure to provide your nominee with voting instructions will have the same effect as a vote "AGAINST" the proposal to approve the merger proposal.

  Because the compensation advisory proposal and the adjournment proposal each requires the affirmative vote of the holders of at least a majority of OneBeacon shares present or represented at the special general meeting and entitled to vote thereon, and because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on these proposals, the failure to instruct your broker or other nominee with voting instructions on how to vote your shares will have no effect on the approval of these proposals unless the shares are otherwise counted as present at the special general meeting.

  If you hold shares through the 401(k) plan, you are considered a named fiduciary who may direct Vanguard how to vote your OneBeacon shares. For OneBeacon shares which are not allocated to participant accounts or for OneBeacon shares for which no direction has been received, Vanguard will vote those OneBeacon shares in the same proportion as the shares for which direction has been received. Vanguard may, in exercising its fiduciary responsibility, disregard the direction on behalf of the unallocated OneBeacon shares and OneBeacon shares for which no direction was received and vote in its discretion where doing to would be consistent with ERISA.

Q:
What does it mean if I receive more than one proxy?

A:
If you receive more than one proxy from OneBeacon and its representatives, it means that you hold OneBeacon shares that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive by mail or submit your proxy by telephone or via the Internet by using the different control number(s) on each proxy card.

Q:
May I change my vote after I have delivered my proxy?

A:
Yes. If you are the shareholder of record of OneBeacon shares, you have the right to change or revoke your proxy at any time prior to it being voted at the special general meeting:

•
if you submitted your proxy by telephone or the Internet, by submitting another proxy by telephone or the Internet in accordance with the instructions on the proxy card;

•
by mailing a signed instrument revoking the proxy to the Secretary at the address of OneBeacon shown on the cover of this proxy statement;

•
by submitting a later-dated proxy card relating to the same OneBeacon shares; or

•
by attending the special general meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting).

  Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

OneBeacon Insurance Group, Ltd.
c/o Secretary
P.O. Box 668
Hamilton HM CX Bermuda

  If you are a "street name" holder of OneBeacon shares, you should contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Q:
If I hold my shares in certificated form, should I send in my share certificates now?

A:
You should not forward your share certificates to the paying agent without a letter of transmittal, and you should not return your share certificates with the enclosed proxy card.

  If you hold your OneBeacon Class A common shares in certificated form, as soon as practicable after the effective time of the merger (but in no event later than three business days thereafter), the surviving company in the merger or Intact will cause the paying agent to mail to you, as the holder of record, a letter of transmittal and instructions setting forth the procedures by which you may receive the merger consideration you are entitled to. Upon the completion of the applicable procedures set forth in the letter of transmittal, the paying agent will deliver to you cash in an amount equal to the number of OneBeacon Class A common shares owned by you multiplied by the merger consideration, and such certificates or book-entry shares will forthwith be canceled. Until satisfaction of the procedures set forth by the paying agent, each OneBeacon Class A certificate will be deemed after the effective time of the merger to represent only the right to receive the merger consideration. No interest will be paid or will accrue on the cash payable with respect to such OneBeacon Class A common share.

  If you own OneBeacon Class B common shares, as soon as practicable after the effective time of the merger, you will surrender the certificates evidencing such OneBeacon Class B common shares to the surviving company in the merger in exchange for the merger consideration. Upon such surrender, Intact will cause one of its subsidiaries incorporated in Bermuda to make a wire transfer to an account designated by you of cash in an amount equal to the number of OneBeacon Class B common shares owned by you multiplied by the merger consideration, and such OneBeacon Class B common share certificates will forthwith be canceled. Until satisfaction of the procedures described above, each OneBeacon Class B certificate will be deemed after the effective time of the merger to represent only the right to receive the merger consideration. No interest will be paid or will accrue on the cash payable with respect to such OneBeacon Class B common share.

Q:
If I hold my shares in book-entry form, how will I receive payment when the merger occurs?

A:
If you hold your OneBeacon Class A common shares in book-entry form, you are not required to deliver a certificate but, if required by the paying agent, you will be required to deliver an executed letter of transmittal to the paying agent in order to receive the merger consideration you are entitled to. You will receive your cash payment in respect of those shares as promptly as practicable following the effective time of the merger and the paying agent's receipt of the documents that it requests from you, if any.

Q:
What happens if I sell my OneBeacon shares before the special general meeting?

A:
The record date for shareholders entitled to vote at the special general meeting is earlier than the date of the special general meeting and the expected closing date of the merger. If you transfer your OneBeacon shares after the record date but before the special general meeting, you will, unless special arrangements are made, retain your right to vote at the special general meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares. In addition, if you sell your shares prior to the special general meeting or prior to the effective time of the merger, you will not be eligible to exercise your appraisal rights in respect of such shares or receive the merger consideration. For a more detailed discussion of your appraisal rights and the requirements for perfecting your appraisal rights, see the section of this proxy statement entitled "Appraisal Rights" beginning on page 93.

Q:
Will I still be paid dividends prior to the merger?

A:
OneBeacon has historically paid quarterly dividends to its shareholders. Under the terms of the merger agreement, OneBeacon may continue to make regular quarterly cash dividends as of certain record dates and on certain payment dates without Intact's consent so long as the dividend does not exceed $0.21 per share per quarter.

Q:
Am I entitled to appraisal rights in connection with the merger?

A:
OneBeacon shareholders are entitled to appraisal rights under Section 106 of the Companies Act so long as they follow the procedures precisely and satisfy the conditions set forth in Section 106 of the Companies Act. For more information regarding appraisal rights, see the section of this proxy statement entitled "Appraisal Rights" beginning on page 93. Failure to strictly comply with Section 106 of the Companies Act may result in your waiver of, or inability to, exercise appraisal rights.

Q:
Is the merger expected to be taxable to me?

A:
The receipt of cash in exchange for OneBeacon shares by a U.S. holder pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as defined in the section of this proxy statement entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 61) who receives cash in exchange for OneBeacon shares pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the amount of cash received in the merger and (ii) the U.S. holder's adjusted tax basis in such OneBeacon shares. The receipt of cash by a non-U.S. holder (as defined in the section of this proxy statement entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 61) in exchange for OneBeacon shares pursuant to the merger will generally not be subject to U.S. federal income tax unless such non-U.S. holder has certain connections to the United States.

  Holders of OneBeacon shares should consult their tax advisors about the tax consequences to them of the merger in light of their particular circumstances, including the applicability and effect of any state, local, foreign and other tax laws. For more information on the material U.S. federal income tax consequences of the merger, see the section of this proxy statement entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 61.

Q:
Who can answer further questions?

A:
For additional questions about the merger, or for assistance in submitting proxies or voting OneBeacon shares, or for additional copies of the attached proxy statement or the enclosed proxy card, please contact OneBeacon by telephone at (877) 248-8765 or by mail to Investor Relations, OneBeacon Insurance Group, Ltd., 605 North Highway 169, Plymouth, Minnesota 55441.

  If your brokerage firm, bank, trust or other nominee holds your shares in "street name", you should also call your brokerage firm, bank, trust or other nominee for additional information.

FORWARD-LOOKING STATEMENTS

        Any statements in this proxy statement regarding the proposed merger and the expected timetable for completing, and OneBeacon's confidence with respect to the completion of, the proposed merger, OneBeacon's future financial and operating results and general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of OneBeacon constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or referenced in this proxy statement that address activities, events or developments which we expect will or may occur in the future are forward-looking statements. The words "will", "believe", "intend", "expect", "anticipate", "project", "estimate", "predict", "may" and similar expressions are also intended to identify forward-looking statements. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results of OneBeacon and its subsidiaries to differ materially from those projected in the forward-looking statements include, but are not limited to, (i) the risk that the proposed merger may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the requisite approvals of the proposed merger by OneBeacon shareholders; (iii) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require OneBeacon to pay a termination fee or reimburse Intact for certain of its expenses; (v) the effect of the announcement or pendency of the transactions contemplated by the merger agreement on OneBeacon's ability to retain and hire key personnel, its ability to maintain relationships with its customers, policyholders, brokers, service providers and others with whom it does business, or its operating results and business generally; (vi) risks related to diverting management's attention from OneBeacon's ongoing business operations; (vii) the risk that shareholder litigation in connection with the transactions contemplated by the merger agreement may result in significant costs of defense, indemnification and liability; (viii) the risk that certain provisions of the merger agreement could discourage a potential competing acquirer of OneBeacon from making a favorable alternative transaction proposal and, in specified circumstances, could require OneBeacon to pay a termination fee to Intact and reimburse Intact for certain of its expenses; (ix) the limitations imposed by the terms of the merger agreement and the voting agreement on OneBeacon's ability to pursue alternatives to the merger or provide shareholders with a meaningful opportunity to oppose the merger; and (x) the risk factors detailed in Part I, Item 1A, "Risk Factors", of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (as filed with the SEC on February 27, 2017) and other risk factors identified from time to time in our periodic filings with the SEC. Readers should carefully review these risk factors, and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are based on information, plans and estimates at the date of this proxy statement. OneBeacon undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, whether as a result of new information, future events or otherwise.

 THE COMPANIES

OneBeacon Insurance Group, Ltd.

        OneBeacon is a Bermuda exempted limited liability company with U.S.-based underwriting operating company subsidiaries that are property and casualty insurance writers and a Bermuda-based reinsurance company subsidiary, Split Rock Insurance, Ltd. OneBeacon offers a wide range of specialty insurance products and services primarily through independent agencies, regional and national brokers, wholesalers and managing general agencies. OneBeacon is 75.7% owned by White Mountains, a holding company whose businesses provide property and casualty insurance, and certain other products. OneBeacon's headquarters are located at 26 Reid Street, Hamilton HM 11, Bermuda. OneBeacon's U.S. corporate headquarters are located at 605 North Highway 169, Plymouth, Minnesota, 55441 and its telephone number at that address is (877) 248-8765. OneBeacon's registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. OneBeacon's website is www.onebeacon.com. Documents and information on OneBeacon's website do not form a part of, and are not incorporated by reference into, this proxy statement, or any of OneBeacon's other filings with the SEC.

Intact Financial Corporation

        Intact is the largest provider of property and casualty insurance in Canada with over $8.0 billion (CAD) in annual premiums. Supported by over 12,000 employees, Intact insures more than five million individuals and businesses through its insurance subsidiaries and is the largest private sector provider of property and casualty insurance in British Columbia, Alberta, Ontario, Québec, Nova Scotia and Newfoundland & Labrador. Its principal executive offices are located at 700 University Ave., Suite 1500, Toronto, Ontario M5G 0A1 and its telephone number is (416) 341-1464. Intact's website is www.intactfc.com. Documents and information on Intact's website do not form, a part of, and are not incorporated by reference into, this proxy statement.

Intact Bermuda Holdings Ltd.

        Holdco is a Bermuda exempted limited liability company and a wholly owned subsidiary of Intact, with principal executive offices located at 700 University Ave., Suite 1500, Toronto, Ontario M5G 0A1, and telephone number (416) 341-1464. Holdco was formed on April 27, 2017 solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement.

Intact Acquisition Co. Ltd.

        Merger Sub is a Bermuda exempted limited liability company and a direct wholly owned subsidiary of Holdco, with principal executive offices located at 700 University Ave., Suite 1500, Toronto, Ontario M5G 0A1, and telephone number (416) 341-1464. Merger Sub was formed on April 27, 2017 solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Upon the consummation of the merger, Merger Sub will cease to exist.

 THE SPECIAL GENERAL MEETING

        We are furnishing this proxy statement to OneBeacon shareholders as part of the solicitation of proxies by the OneBeacon board of directors for use at the special general meeting or at any postponement or adjournment thereof.

Date, Time, Place and Purpose of the Special General Meeting

        This proxy statement is being furnished to the OneBeacon shareholders as part of the solicitation of proxies by the OneBeacon board of directors for use at the special general meeting to be held at Tucker's Point Hotel, 60 Tucker's Point Drive, Hamilton Parish, Bermuda, on July 18, 2017, at 10:00 a.m., Atlantic Time or at any postponement or adjournment thereof. The purpose of the special general meeting is for the OneBeacon shareholders to consider and vote upon: (i) the approval of the merger proposal; (ii) the approval of the compensation advisory proposal; (iii) the approval of the adjournment proposal; and (iv) such other business as may properly come before the special general meeting or any adjournment or postponement thereof. The OneBeacon shareholders must approve the merger proposal in order for the merger to occur. If the OneBeacon shareholders fail to approve the merger proposal, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. You are encouraged to carefully read the merger agreement in its entirety.

Record Date and Quorum

        We have fixed the close of business on June 7, 2017 as the record date for the special general meeting, and only holders of record of OneBeacon shares on the record date are entitled to vote at the special general meeting. As of the record date, there were 22,986,618 OneBeacon Class A common shares and 71,754,738 OneBeacon Class B common shares, in each case, outstanding and entitled to vote. Once a OneBeacon share is represented at the special general meeting, it will be counted for purposes of determining a quorum at the special general meeting. However, if a new record date is set for an adjourned or postponed special general meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the special general meeting.

        On each matter to be considered at the special general meeting, (i) holders of OneBeacon Class A common shares are entitled to one vote per share, subject to the cutback provision, and (ii) holders of OneBeacon Class B common shares are entitled to ten votes per share.

        The presence, in person or by proxy, of two persons holding or representing by proxy more than one-third of the voting power represented by OneBeacon shares that are entitled to vote at the special general meeting constitutes a quorum for the purpose of considering the proposals. OneBeacon shares represented at the special general meeting but not voted, including OneBeacon shares for which proxies have been received but for which shareholders have abstained from voting, will be treated as present at the special general meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

Required Votes

Merger Proposal

        You may vote "FOR" or "AGAINST", or you may "ABSTAIN" from voting on, the merger proposal. Consummation of the merger requires the approval of the merger proposal by the affirmative vote of (i) the holders of a majority of the voting power of OneBeacon Class A and OneBeacon Class B common shares, voting together as a single class, that are present (in person or by proxy) at the meeting and (ii) the holders of a majority of the outstanding OneBeacon Class B common shares. Therefore, with respect to holders of OneBeacon Class A and OneBeacon Class B common shares voting together as a single class, the failure to vote your shares will have no effect on the outcome of the voting, unless the shares are counted as present at the special general meeting, and the abstention from voting will have the same effect as a vote "AGAINST" the approval of the merger proposal. With respect to holders of OneBeacon Class B common shares voting separately, the failure to vote or the abstention from voting will have the same effect as a vote "AGAINST" the approval of the merger proposal.

        Consummation of the merger is conditional on, among other things, the approval the merger proposal.

Compensation Advisory Proposal

        The Dodd-Frank Wall Street Reform and Consumer Protection Act and Rule 14a-21(c) under the Exchange Act require that OneBeacon seek a non-binding, advisory vote from its shareholders to approve the transaction-related compensation described under the section of this proxy statement entitled "The Merger—Interests of OneBeacon's Directors and Executive Officers in the Merger—Certain Transaction-Related Compensation for OneBeacon's Named Executive Officers" beginning on page 57. The approval, on a non-binding, advisory basis, of the transaction-related compensation requires the affirmative vote of the holders of at least a majority of the voting power of OneBeacon Class A and Class B common shares, voting together as a single class, that are present (in person or by proxy) at the special general meeting and entitled to vote thereon. Votes to abstain are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved. Accordingly, OneBeacon is asking its shareholders to vote in favor of the following resolution, on a non-binding, advisory basis:

  "RESOLVED, that the compensation that may be paid or become payable to OneBeacon's named executive officers that is based on or otherwise relates to the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in 'The Merger—Interests of OneBeacon's Directors and Executive Officers in the Merger—Certain Transaction-Related Compensation for OneBeacon's Named Executive Officers' are hereby APPROVED".

        The OneBeacon board of directors recommends that its shareholders approve, on a non-binding, advisory basis, the transaction-related compensation described in this proxy statement by voting "FOR" the above proposal.

        Approval of this proposal is not a condition to completion of the merger, and the vote with respect to this proposal is advisory only and will not be binding on OneBeacon, the surviving company in the merger or Intact. If the merger proposal is adopted by the OneBeacon shareholders and the merger is completed, the transaction-related compensation may be paid to OneBeacon's named executive officers to the extent payable in accordance with the terms of the compensation arrangements even if the OneBeacon shareholders fail to approve, by non-binding, advisory vote, the transaction-related compensation.

Adjournment Proposal

        The OneBeacon shareholders are being asked to approve a proposal that will give us authority to adjourn the special general meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special general meeting or any adjournment or postponement thereof to approve the merger proposal. If this adjournment proposal is approved, the special general meeting could be adjourned by the OneBeacon board of directors to any date. In addition, the OneBeacon board of directors can postpone the special general meeting before it commences, whether to solicit additional proxies or for other reasons. OneBeacon does not intend to call a vote on this proposal if the merger proposal is approved at the special general meeting.

        The vote on the adjournment proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the adjournment proposal and vice versa.

        The affirmative vote of at least a majority of the voting power represented by the OneBeacon shares represented at the meeting (either in person or by proxy), will be required to approve the proposal to adjourn the special general meeting. Therefore, if you abstain, it will have the same effect as a vote "AGAINST" the adjournment proposal, and if you fail to vote, it will have no effect on the outcome of the proposal unless the shares are counted as present at the special general meeting.

Voting by OneBeacon's Directors and Executive Officers

        As of June 7, 2017, the directors and executive officers of OneBeacon beneficially owned in the aggregate 744,302 OneBeacon Class A common shares, or approximately 0.79% of the outstanding OneBeacon shares and 0.10% of the voting power of the outstanding OneBeacon shares. We currently expect that each of these individuals will vote all of his or her OneBeacon shares in favor of each of the proposals to be presented at the special general meeting, although none of them are obligated to do so. The beneficial ownership described above does not include any shares beneficially owned by the WTM shareholders. G. Manning Rountree is deemed the beneficial owner of the 71,754,738 OneBeacon Class B common shares owned by the WTM shareholders.

Voting, Proxies and Revocation

Invitation to Special General Meeting

        All holders of OneBeacon shares as of the close of business on the record date, including shareholders of record and beneficial owners of OneBeacon shares registered in the "street name" of a bank, broker or other nominee and OneBeacon shares credited to your account in the 401(k) plan, are invited to attend the special general meeting. If you are a shareholder of record, please be prepared to provide proper identification, such as a driver's license. If you hold your shares in "street name", you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your bank, broker or other nominee or other similar evidence of ownership, along with proper identification.

Voting in Person

        Shareholders of record will be able to vote in person at the special general meeting. If you are not a shareholder of record, but instead hold your OneBeacon shares in "street name" through a bank, broker or other nominee, you must provide a proxy executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the special general meeting.

Providing Voting Instructions by Proxy

        To ensure that your OneBeacon shares are voted at the special general meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special general meeting in person.

Proxy Vote by Shareholders of Record

        If you are a shareholder of record of your OneBeacon shares and you submit a proxy by telephone or the Internet or by returning a signed and dated proxy card by mail that is received by OneBeacon at any time prior to the closing of the polls at the special general meeting, your shares will be voted at the special general meeting as you indicate. If you sign your proxy card without indicating your vote, your shares will be voted (i) "FOR" the approval of the merger proposal, (ii) "FOR" the approval of the compensation advisory proposal, (iii) "FOR" the approval of the adjournment proposal, and (iv) in accordance with the recommendations of the OneBeacon board of directors on any other matters properly brought before the special general meeting, or at any adjournment or postponement thereof, for a vote.

Vote of OneBeacon Shares Held in "Street Name"

        If your OneBeacon shares are held in "street name", you will receive instructions from your bank, broker or other nominee that you must follow in order to have your OneBeacon shares voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker. Brokers who hold OneBeacon shares in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners.

        However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are "non-routine", such as approval of the merger proposal, without specific instructions from the beneficial owner. If the broker or nominee cannot vote on the proposal because it is non-routine, there is a "broker non-vote" on that proposal. Broker non-votes will not be counted for quorum purposes because all of the matters being considered at the meeting are "non-routine". Broker non-votes would count as votes "AGAINST" approving the merger proposal. Broker non-votes would not be counted as votes for or against the compensation advisory proposal or the adjournment proposal. If your broker or other nominee holds your OneBeacon shares in "street name", your broker or other nominee will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement.

Vote of OneBeacon Shares Held in 401(k) Plan

        If you hold shares through the 401(k) plan, you may vote via the Internet or by telephone.

        If you hold shares through the 401(k) plan, you are considered a named fiduciary who may direct Vanguard how to vote your OneBeacon shares. For OneBeacon shares which are not allocated to participant accounts or for OneBeacon shares for which no direction has been received, Vanguard will vote those OneBeacon shares in the same proportion as the shares for which direction has been received. Vanguard may, in exercising its fiduciary responsibility, disregard the direction on behalf of the unallocated OneBeacon shares and OneBeacon shares for which no direction was received and vote in its discretion where doing to would be consistent with ERISA.

Deadline to Vote by Proxy

        Proxies received by OneBeacon at any time prior to the closing of the polls at the special general meeting, in the case of proxies submitted by using proxy cards, or 11:59 p.m., Atlantic Time, on July 17, 2017, in the case of proxies submitted by telephone or Internet, that have not been revoked or superseded before being voted, will be voted at the special general meeting. If you hold shares through the 401(k) plan, your voting instructions must be received by July 14, 2017.

Revocation of Proxy

        If you are a shareholder of record of your OneBeacon shares, you have the right to change or revoke your proxy at any time before the vote taken at the special general meeting:

  •
  if you submitted your proxy by telephone or the Internet, by submitting another proxy by telephone or the Internet;

  •
  by mailing a signed instrument revoking the proxy to the Secretary at the address of OneBeacon shown below;

  •
  by submitting a later-dated proxy card relating to the same OneBeacon shares; or

  •
  by attending the special general meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting).

        Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

OneBeacon Insurance Group, Ltd.
c/o Secretary
P.O. Box 668
Hamilton HM CX Bermuda

        If you are a "street name" holder of OneBeacon shares, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. You must contact your bank, broker or other nominee to obtain instructions as to how to change or revoke your proxy.

Abstentions

        An abstention occurs when a shareholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of OneBeacon shares represented at the special general meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as (i) a vote "AGAINST" the approval of the merger proposal, (ii) a vote "AGAINST" the compensation advisory proposal, (iii) a vote "AGAINST" the adjournment proposal, and (iv) a vote in accordance with the recommendations of the OneBeacon board of directors on any other matters properly brought for a vote before the special general meeting, or at any adjournment or postponement thereof.

Adjournments and Postponements

        Although it is not currently expected, the special general meeting may be adjourned or postponed for the purpose of soliciting additional proxies. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the vote of the OneBeacon shareholders necessary to approve the merger proposal, OneBeacon does not anticipate that it will adjourn or postpone the special general meeting unless it is advised by counsel that such adjournment or postponement is necessary under applicable law to allow additional time for any disclosure.

        The special general meeting may be adjourned by the affirmative vote of a majority of the voting power of the OneBeacon shares present in person or represented by proxy at the special general meeting and entitled to vote at the special general meeting. Any signed proxies received by OneBeacon in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances.

        Any adjournment or postponement of the special general meeting for the purpose of soliciting additional proxies will allow the OneBeacon shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special general meeting as adjourned or postponed.

Solicitation of Proxies

        The solicitation of proxies is being made by OneBeacon and the cost of this solicitation is being borne by OneBeacon.

        We have not retained a third party professional proxy solicitation firm to solicit proxies on our behalf. Our directors, officers and employees may solicit proxies by personal interview, mail, electronic mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of OneBeacon shares that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Questions and Additional Information

        If you have questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact OneBeacon by telephone at (877) 248-8765 or by mail to Investor Relations, OneBeacon Insurance Group, Ltd., 605 North Highway 169, Plymouth, Minnesota 55441.

List of Shareholders

        A list of our shareholders entitled to vote at the special general meeting will be open for public examination during regular business hours beginning on or about June 14, 2017, at OneBeacon's registered office located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.

Voting Agreement

        Intact has entered into a voting agreement with White Mountains and the WTM shareholders, whereby each of the WTM shareholders agreed that each will, at the special general meeting or any meeting of the OneBeacon shareholders where such a vote is taken:

  •
  when such meeting of OneBeacon shareholders is held, appear at such meeting or otherwise cause its shares to be counted as present thereat for the purpose of establishing a quorum;

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  vote (or cause to be voted) at any such meeting its shares in favor of approving and adopting the merger proposal and any other actions contemplated by the merger agreement in respect of which shareholder approval is requested;

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  subject to certain conditions and at the request of Intact, vote (or cause to be voted) at any such meeting its shares in favor of approval and adoption of any proposal in respect of which the OneBeacon board of directors has (i) determined is reasonably necessary to facilitate the merger in accordance with the terms of the merger agreement, (ii) disclosed the determination described in the preceding clause (i) in this proxy statement or other written materials disseminated to OneBeacon shareholders and (iii) recommended to be adopted or approved by OneBeacon shareholders; and

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  vote against any takeover proposal or change in any manner the voting rights of any class of OneBeacon shares.

        As of June 7, 2017, the WTM shareholders beneficially owned, in the aggregate, 71,754,738 OneBeacon Class B common shares, or approximately 75.7% of the outstanding OneBeacon shares and 96.9% of the aggregate voting power of the outstanding OneBeacon shares.

        The voting agreement terminates on the earliest of the termination of the merger agreement in accordance with its terms and certain other events.

        See the section of this proxy statement entitled "The Voting Agreement" beginning on page 90 for further discussion of the terms of the voting agreement. A copy of the voting agreement is also attached to this proxy statement as Annex B. We encourage you to read carefully the voting agreement in its entirety.

THE MERGER

Overview

        OneBeacon is seeking the approval by its shareholders of the merger proposal relating to the merger agreement OneBeacon entered into on May 2, 2017 with Intact, Holdco and Merger Sub. Upon the terms and subject to the conditions set forth in the merger agreement and the statutory merger agreement, and pursuant to the applicable provisions of the Companies Act, at the effective time of the merger, Merger Sub will be merged with and into OneBeacon. As a result of the merger, the separate corporate existence of Merger Sub will cease, and OneBeacon will be the surviving company in the merger and a wholly owned indirect subsidiary of Intact. The OneBeacon board of directors has unanimously approved the merger agreement and recommends that OneBeacon shareholders vote "FOR" the approval of the merger proposal.

        The merger agreement provides that, at the effective time of the merger, any issued and outstanding OneBeacon shares (other than (a) OneBeacon shares that are owned by Merger Sub, which will automatically be canceled and cease to exist, and (b) OneBeacon shares that are subject to any OneBeacon equity awards, which are discussed in the section of this proxy statement entitled "The Merger Agreement—Treatment of OneBeacon Equity Awards" beginning on page 68) will be automatically transferred to Holdco in exchange for the right to receive an amount in cash equal to $18.10, without interest.

Background of the Merger

        The OneBeacon board of directors and OneBeacon's senior management, along with its majority shareholder, White Mountains, periodically evaluate OneBeacon's long-term strategic opportunities and prospects. Such reviews have on occasion involved consideration of possible acquisitions, divestitures and other business combination transactions that may be available to OneBeacon. In addition, White Mountains has from time to time received inquiries regarding potential strategic transactions involving OneBeacon.

        In the fall of 2016, White Mountains was contacted by a third party (referred to in this proxy statement as "Party A") indicating an interest in exploring a possible transaction with OneBeacon, with proposed consideration to be paid entirely in Party A stock. While the value represented by the initial proposal from Party A was considered uncertain and not acceptable to White Mountains, White Mountains considered the possibility of engaging with Party A on such proposal and the formal process that OneBeacon should undertake to explore a potential sale, including identifying other potential acquirers, in connection with any pursuit of this proposal. Subsequent to the initial proposal from Party A, OneBeacon management began to consider a potential sale process and began discussions with White Mountains, in its capacity as OneBeacon's majority shareholder, about whether it would support OneBeacon's pursuit of such a process and whether there was a price that White Mountains would consider acceptable. At a meeting of the White Mountains board of directors on October 26, 2016 in Bermuda, with T. Michael Miller, President and Chief Executive Officer of OneBeacon, and representatives of Credit Suisse participating, the White Mountains board of directors decided that, in light of the preliminary discussions with Party A regarding a potential strategic transaction and Mr. Miller's preliminary view that commencing a sale process in early 2017 would permit OneBeacon to maximize the value that its shareholders could receive for their OneBeacon shares, OneBeacon senior management, with the assistance of OneBeacon's financial advisor, should start a preliminary review of and the initial planning for a potential process to explore a sale of OneBeacon. This would include a review of the current insurance market environment and the development of a list of potential acquirers. OneBeacon engaged Credit Suisse as OneBeacon's financial advisor in connection with such review, after consideration of certain factors, including Credit Suisse's qualifications, experience and reputation, including its industry experience advising property and casualty insurance companies on strategic transactions, and Credit Suisse's familiarity with OneBeacon and its business and operations.

        In November 2016, preliminary discussions with Party A, whose proposal anticipated achieving certain tax benefits, terminated following the U.S. elections.

        On November 16, 2016, the OneBeacon board of directors met in Bermuda, with representatives of Credit Suisse and OneBeacon's legal advisor, Cravath, Swaine & Moore LLP (referred to in this proxy statement as "Cravath"), participating. Credit Suisse provided the board with an overview of then current market conditions, and Mr. Miller presented the preliminary work that OneBeacon management, with the assistance of Credit Suisse, had completed in reviewing and planning a potential sale process. Mr. Miller informed the board that OneBeacon management had reviewed further and continued to be of the view that market conditions in early 2017 would be favorable to completing a successful sale process, including as a result of a steady market throughout 2016, overall signs of economic improvement and a lack of additional upcoming strategic opportunities in the insurance industry for potential acquirers. The OneBeacon board of directors discussed several considerations related to exploring a potential sale of OneBeacon and determined that, because OneBeacon management had preliminarily determined that then current market conditions were favorable for exploring a potential sale of OneBeacon, OneBeacon, with the assistance of Credit Suisse, should continue its preliminary review and development of a potential sale process.

        Following the identification of Intact as a potential interested party, Yves Brouillette, a member of the White Mountains board of directors who was also a member of Intact's board of directors, recused himself from all discussions concerning a potential sale of OneBeacon and White Mountains did not provide him with any information concerning the sale process.

        On December 13, 2016, the OneBeacon board of directors met in Bermuda, with representatives of OneBeacon's management, Credit Suisse and Cravath participating. Mr. Miller provided an update to the board on management's review, with the assistance of Credit Suisse, of a potential sale process since the board's last meeting, and confirmed OneBeacon management's prior view that market conditions in the coming months were expected to be favorable to maximizing the value that OneBeacon shareholders could receive for their OneBeacon shares. Credit Suisse provided the board with an update on then current market conditions and outlined a proposed process for a potential sale of OneBeacon, including an illustrative timeline for the process and, with input from OneBeacon management and the board, a list of potential strategic acquirers that could be contacted in connection with such process. Following discussion of, among other things, strategic and legal considerations, including that White Mountains had agreed that it would support a transaction only on the basis that all OneBeacon shares, including the OneBeacon Class B common shares held by the subsidiaries of White Mountains, would receive the same consideration and therefore shared fully the goal of maximizing value for all OneBeacon shareholders, the OneBeacon board of directors determined that it was a favorable time to explore a sale transaction and directed senior management to commence a formal process for the solicitation of indications of interest for an acquisition of 100% of OneBeacon's outstanding equity. The OneBeacon board of directors further directed the officers of OneBeacon, including Mr. Miller, and each officer at the meeting agreed, to refrain from engaging in any discussions with any potential acquirer regarding potential employment should OneBeacon pursue a transaction with such acquirer until such later time that outside legal counsel to OneBeacon advised was appropriate.

        Following the meeting, over the period from mid-December 2016 to January 2017, Credit Suisse, at OneBeacon's direction, contacted representatives of 17 entities that had been identified as potential strategic acquirers with a possible interest in, and the financial and regulatory capacity to execute, a potential acquisition of OneBeacon, including Intact and Party A, to gauge such companies' interest in such a transaction. Following these contacts, a draft non-disclosure agreement (referred to in this proxy statement as an "NDA") was sent to 13 potential acquirers that had indicated possible interest in exploring a transaction with OneBeacon in order to facilitate the exchange of confidential information related to OneBeacon. In December 2016 and January 2017, OneBeacon executed NDAs with seven potential acquirers, including Intact. The remaining entities declined to proceed with the process and did not execute NDAs.

        On December 20, 2016, Mr. Miller and Charles Brindamour, Chief Executive Officer of Intact, had a meeting to discuss Intact's potential interest in an acquisition of OneBeacon and Mr. Miller's views on OneBeacon's business and prospects.

        From December 2016 to February 2017, Mr. Miller also had meetings with five other potential acquirers that had been contacted in the process and had requested a meeting with him, including the parties referred to in this proxy statement as "Party B", "Party C" and "Party D", regarding a potential acquisition of OneBeacon. Each of these potential acquirers expressed enthusiasm regarding a potential transaction with OneBeacon.

        In January 2017, a Confidential Information Memorandum (referred to in this proxy statement as the "CIM") containing certain descriptive and non-public information about OneBeacon's operations and certain non-public financial projections was sent to the seven potential acquirers that had previously executed an NDA. One potential acquirer that had signed an NDA and received a CIM subsequently notified Credit Suisse that it was no longer interested in pursuing a transaction. Thereafter, at OneBeacon's direction, Credit Suisse sent a first round process letter to the six remaining bidders requesting that non-binding preliminary indications of interest, including a proposed purchase price, be submitted no later than February 13, 2017.

        On January 18, 2017, various publications reported that OneBeacon was exploring a potential sale and had retained Credit Suisse. During the initial outreach to potential acquirers and following such news reports, OneBeacon and Credit Suisse received five unsolicited inquiries from potential acquirers or third-party representatives purporting to represent potential acquirers. After engaging in discussions with these potential acquirers and purported representatives, draft NDAs were sent to two parties that were perceived as serious potential acquirers, although neither party ultimately executed an NDA.

        In February 2017, two parties that had previously executed NDAs and received CIMs informed OneBeacon that they were no longer interested in pursuing a potential transaction with OneBeacon.

        On February 13, 2017, Intact, Party B, Party C and Party D submitted non-binding preliminary indications of interest. At the time of these indications of interest, the only information provided to the potential acquirers was the CIM and certain information discussed in the meetings that each party had with Mr. Miller referred to above, and all indications of interest were expressly subject to certain assumptions regarding OneBeacon's share count and the bidder's completion of due diligence. Intact proposed to pay an indicative purchase price of between $18.00 and $20.00 in cash per OneBeacon share. Party B proposed an aggregate equity valuation as of the date of such proposal that implied an indicative purchase price of $17.13 in cash per OneBeacon share (on a fully diluted basis). Party C proposed to pay an indicative purchase price of $20.00, entirely in Party C stock, per OneBeacon share, and indicated a strong preference that White Mountains and its subsidiaries immediately distribute the shares of Party C stock to White Mountains' public shareholders as a dividend. Party D proposed to pay an indicative purchase price of $18.00 in cash per OneBeacon share.

        On February 16 and 17, 2017, members of Party D's senior management attended meetings with Mr. Miller to discuss various due diligence matters and their interest in a transaction with OneBeacon.

        Over the course of February and March 2017, OneBeacon management conducted discussions with White Mountains regarding the proposed terms of a retention bonus pool for OneBeacon employees, and White Mountains indicated what it would support, in its capacity as a OneBeacon shareholder, as advisable, fair and appropriate under the circumstances. The proposed terms of the retention bonus pool were shared with the remaining bidders in late March 2017.

        On February 23, 2017, in anticipation of Intact's plan to enter into a reinsurance agreement to cover the potential for any negative developments with respect to OneBeacon's loss reserves should Intact enter into a transaction with OneBeacon, OneBeacon, Intact and a reinsurance company (referred to in this proxy statement as "Reinsurer") entered into a joinder to the NDA that Intact and OneBeacon previously had executed to provide Reinsurer with the ability to conduct due diligence on OneBeacon, subject to the same confidentiality obligations and other restrictions that had been agreed to by Intact. None of Party B, Party C or Party D requested access to OneBeacon's confidential information for third parties in connection with potential reinsurance plans to be entered into in connection with a possible transaction.

        On February 28, 2017, the OneBeacon board of directors met in Bermuda. After reviewing the first round preliminary indications of interest, the board determined that all four parties should be invited to proceed to the second round and continue their exploration of a potential acquisition of OneBeacon. The OneBeacon board of directors also established a transaction committee of the board composed of Mr. Miller, Lowndes A. Smith, the Chairman of the OneBeacon board, David T. Foy, Reid T. Campbell and Patrick A. Thiele (referred to in this proxy statement as the "Transaction Committee") and delegated to the Transaction Committee the authority to make certain day-to-day administrative decisions regarding the discussions and negotiations of a potential sale of OneBeacon.

        In March 2017, Intact, Party B, Party C, Party D and their respective representatives were provided with access to a virtual data room containing non-public information regarding OneBeacon. Over the next few weeks, representatives of OneBeacon responded to due diligence requests from all four parties.

        On March 3, 2017, at OneBeacon's direction, Credit Suisse sent a second round process letter to Intact, Party B, Party C and Party D, requesting submissions of markups of OneBeacon's forms of merger agreement and voting agreement with the WTM shareholders by March 29, 2017, and submissions of final proposals by April 4, 2017.

        Between March 7, 2017 and March 14, 2017, members of OneBeacon's senior management, with representatives of Credit Suisse and Cravath in attendance, held due diligence sessions, including management presentations, with each of Intact and Party B, Party C and Party D. During the course of that week, Mr. Miller and certain other members of OneBeacon senior management held dinner meetings with members of senior management of each such party to discuss OneBeacon's business and prospects and such potential acquirer's views on OneBeacon's business and strategic rationales for acquiring OneBeacon.

        On March 10 and March 20, 2017, Party D and Party C, respectively, informed OneBeacon and Credit Suisse that they had decided not to continue to pursue a potential transaction with OneBeacon.

        On March 16, 2017, OneBeacon's drafts of a merger agreement and voting agreement were posted to the virtual data room. The draft voting agreement proposed by OneBeacon committed the WTM shareholders to vote in support of the merger, although the drafts also allowed OneBeacon to terminate the merger agreement and the voting agreement in order to pursue a superior proposal.

        Also on March 16, 2017, a telephonic update call of the OneBeacon board of directors was held, with representatives of OneBeacon's management, Credit Suisse and Cravath attending, at which Credit Suisse provided the OneBeacon board of directors with a process update. The board discussed the proposed timeline and next steps.

        Throughout March 2017, members of OneBeacon senior management participated in various meetings and telephone calls as requested by the remaining potential acquirers to discuss, among other matters, OneBeacon's actuarial methods and reserving, business plan, claims management, information technology, investment management and its tax position, as well as potential synergies and growth opportunities and clarification of the proposed terms of the retention bonus pool and the treatment of equity awards in the merger.

        In late March 2017, at Intact's direction, Goldman, Sachs & Co. (currently known as Goldman Sachs & Co. LLC) (referred to in this proxy statement as "Goldman Sachs"), Intact's financial advisor, had a telephonic discussion with Credit Suisse during which Goldman Sachs informed Credit Suisse that Intact could not commit to the high-end of the indicative purchase price submitted in its non-binding preliminary indication of interest.

        On April 1, 2017, Party B, through its outside legal counsel, submitted to Cravath markups of the merger agreement and the voting agreement. On April 4, 2017, Party B delivered a non-binding revised proposal to acquire OneBeacon at a purchase price of $16.36 per OneBeacon share (on a fully diluted basis) to be paid in cash. The bid was subject to certain contingencies, including the requirement for OneBeacon to find a credit-worthy counterparty to indemnify Party B for certain matters Party B and its representatives had identified in due diligence, and for the surplus notes issued to OneBeacon in connection with the 2014 sale of its non-specialty business to Armour Group Holdings Limited (referred to in this proxy statement as the "surplus notes") to be sold in exchange for or otherwise replaced with cash prior to the closing of the merger in an amount equal to at least the carrying value of such notes as of December 31, 2016.

        On April 4, 2017, Intact, through Goldman Sachs, submitted to Credit Suisse and Cravath markups of the merger agreement and the voting agreement and a non-binding revised proposal to acquire OneBeacon at a purchase price of $18.00 per OneBeacon share to be paid in cash. Intact's proposal was contingent on White Mountains purchasing the surplus notes in connection with the closing of the merger in an amount equal to the carrying value of such notes as of December 31, 2016. White Mountains informed OneBeacon that it would not be willing to purchase the surplus notes.

        On April 5, 2017, a telephonic update call of the OneBeacon board of directors was held, with representatives of OneBeacon's management, Credit Suisse and Cravath attending, at which the board was provided with a summary of the revised bids and markups of the merger agreement and voting agreement received by Intact and Party B. The OneBeacon board of directors instructed Credit Suisse to discuss and seek clarification as necessary regarding the revised bids with the financial advisors to Intact and Party B, and to request that each party increase its bid and remove the contingencies identified above.

        Also on April 5, 2017, at the direction of the OneBeacon board of directors, representatives of Credit Suisse and Cravath had a telephone call with representatives of Goldman Sachs and Intact's legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP (referred to in this proxy statement as "Skadden"), to clarify certain items in Intact's second-round bid.

        On April 6 and April 7, 2017, at the direction of the OneBeacon board of directors, Credit Suisse separately held telephone calls with representatives of Party B and Intact, respectively, to discuss their respective bids and relayed to such representatives that, in order to make its bid more competitive, each bidder would need to increase its proposed purchase price and remove the contingencies in its bid, including the requirement to sell the surplus notes and, in the case of Party B, the requirement that OneBeacon find a credit-worthy counterparty to indemnify Party B for the matters it identified in its non-binding revised proposal. Later on April 7, 2017, at the direction of OneBeacon and Intact, Credit Suisse and Goldman Sachs had a telephonic discussion to further discuss Intact's bid.

        On April 10, 2017, Intact orally submitted a revised bid to acquire OneBeacon at $17.75 per OneBeacon share, after removing the contingency related to the surplus notes. After discussion with and at the direction of the Transaction Committee, Credit Suisse relayed to representatives of Intact OneBeacon's determination that Intact's revised proposal was less attractive than Intact's bid from April 4, 2017, and encouraged Intact to improve its proposal.

        On April 11, 2017, Party B, through its financial advisor, submitted a revised bid to acquire OneBeacon at a purchase price of $15.59 per OneBeacon share (on a fully diluted basis), after removing the contingencies related to indemnification and the surplus notes it identified in its proposal dated April 1, 2017.

        On April 13 and 14, 2017, Mr. Miller and Mr. Brindamour held a series of in-person meetings and telephone calls during which Mr. Miller encouraged Mr. Brindamour to increase Intact's proposal. Mr. Brindamour informed Mr. Miller that Intact would incur significant financing and currency hedging costs if it were to proceed with signing a merger agreement with OneBeacon, and would require certain deal protection terms in order to raise its proposal any further. Mr. Brindamour stated that Intact would increase its proposed purchase price and remove the requirement that OneBeacon sell the surplus notes only if OneBeacon agreed to certain termination fee and expense reimbursement thresholds payable upon a termination of the merger agreement. Mr. Brindamour proposed that OneBeacon would have the right to terminate the merger agreement and voting agreement to pursue a superior proposal only if OneBeacon agreed to concurrently pay a termination fee equal to 5.0% of OneBeacon's equity value, reimburse Intact's expenses up to a cap of 1.0% of OneBeacon's equity value, and reimburse Intact's expenses related to entering into certain hedging transactions up to a cap of $5.0 million. Mr. Miller and Mr. Brindamour discussed certain other termination events that would require one or more such payments. During these conversations, Mr. Miller also informed Mr. Brindamour that OneBeacon would not agree to any transaction at a purchase price of less than $18.10 per OneBeacon share. Following numerous discussions, Mr. Miller, after consultation with the Transaction Committee, and Mr. Brindamour ultimately agreed to discuss with their respective boards of directors a transaction on such terms for a purchase price of $18.10 per OneBeacon share, without any requirement that OneBeacon sell the surplus notes, but with the termination fee and expense reimbursement caps Mr. Brindamour had proposed. Mr. Brindamour also explained to Mr. Miller the various steps Intact would need to take prior to executing a merger agreement and announcing a proposed merger, including launching Intact's equity financing immediately after Intact released its first quarter earnings and concurrently with the execution of the merger agreement. Mr. Miller and Mr. Brindamour agreed that, subject to approval of their respective boards of directors, their respective teams would work to finalize terms of the merger agreement and voting agreement while Intact arranged its financing.

        Following these discussions, Mr. Miller was authorized to discuss with Intact issues relating to post-closing employment, a retention bonus pool and the treatment of equity awards in the merger that Intact indicated needed to be resolved prior to signing the merger agreement.

        On April 16, 2017, Skadden, at the direction of Intact, sent Cravath a draft exclusivity agreement, which proposed that OneBeacon and its representatives be restricted from, among other things, participating in negotiations or discussions with respect to alternative transactions prior to May 5, 2017. OneBeacon informed Intact that it would not execute any exclusivity agreement.

        During early to mid-April 2017, at the direction of the OneBeacon board of directors, representatives of Credit Suisse discussed with Party C's financial advisor whether Party C might be in a position to reconsider its decision not to pursue a potential transaction with OneBeacon. Ultimately, Party C declined to submit a revised proposal.

        In late April 2017, management of OneBeacon and Intact and their respective representatives held daily conversations regarding the preparation of a prospectus to be used for Intact's equity financing of the merger.

        Between April 15, 2017 and May 2, 2017, Cravath and Skadden exchanged various markups of the merger agreement, voting agreement and other transaction documents. Representatives of OneBeacon and Cravath, on the one hand, and Intact and Skadden, on the other hand, had numerous telephonic discussions on the remaining points in the merger agreement, including the events that would allow

Intact to terminate the merger agreement and trigger payment of the termination fee or expense reimbursement, and the definition of "material adverse effect". During this period, Mr. Miller and Mr. Brindamour also resolved the remaining points relating to the retention bonus pool and the treatment of equity awards in the merger, and points relating to certain rights held by management shareholders of A.W.G. Dewar, Inc., a non-wholly owned subsidiary of OneBeacon. See the sections of this proxy statement entitled "The Merger Agreement—Termination of the Merger Agreement" beginning on page 86 and "The Merger Agreement—Expenses and Termination Fee" beginning on page 87, for further discussion of the events that would allow either party to terminate the merger agreement and trigger payment of the termination fee or expense reimbursement, the section of this proxy statement entitled "The Merger Agreement—Conditions to Completion of the Merger" beginning on page 83, for further discussion of the definition of "material adverse effect" and the section of this proxy statement entitled "—Interests of OneBeacon's Directors and Executive Officers in the Merger" beginning on page 52 and "The Merger Agreement—Treatment of OneBeacon Equity Awards" beginning on page 68 for further discussion of the retention bonus pool and the treatment of equity awards in the merger.

        Prior to May 2, 2017, at OneBeacon's direction, Credit Suisse had several discussions with Party B and/or its financial advisor to indicate that Party B's revised proposal, consistent with its initial preliminary non-binding indication of interest, was again the lowest bid received and to further encourage Party B to meaningfully increase its proposal, noting that Party B's mark up of the merger agreement contained a number of items requiring negotiation between the parties and that Party B would need to improve its price before proceeding with such negotiations. On May 2, 2017, prior to the OneBeacon board of directors' approval of the agreement with Intact, Party B informed Credit Suisse that Party B would not proceed without specific price guidance and was withdrawing its previously submitted proposal.

        On May 2, 2017, the OneBeacon board of directors met in Bermuda. Representatives of Cravath reviewed the board's fiduciary duties in connection with its consideration of the proposed merger and reviewed with the board the terms of the proposed merger agreement and voting agreement. The board discussed a number of terms of the proposed transaction agreements, including the termination fee of $85.1 million and expense reimbursement requirements of up to $22.0 million, in the aggregate. The OneBeacon board of directors concluded that, in light of the extensive auction process undertaken by OneBeacon and the fact that no serious acquirers emerged following the publication of news reports that OneBeacon was exploring a sale process, it was unlikely that a proposal with a value and contractual terms and conditions superior to those contained in the proposed merger agreement with Intact would emerge following the execution of the merger agreement and therefore such deal protection provisions, which were a condition to Intact raising its offer from $17.75 per OneBeacon share to $18.10 per OneBeacon share, were acceptable. Also at this meeting, Credit Suisse reviewed with the board its financial analysis of the merger consideration and rendered an oral opinion, confirmed by delivery of a written opinion dated May 2, 2017, to the OneBeacon board of directors to the effect that, as of that date and based upon and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, the merger consideration to be received by holders of OneBeacon Class A common shares (other than any such shares subject to OneBeacon equity awards) was fair, from a financial point of view, to such holders.

        After further discussion, including review and consideration of the factors described under "—Reasons for the Merger; Recommendation of the Board" beginning on page 36, the OneBeacon board of directors unanimously determined that the total consideration payable to the OneBeacon shareholders constitutes fair value and that the merger was fair to and in the best interests of OneBeacon. The board unanimously approved the merger agreement, the statutory merger agreement and the transactions contemplated by the merger agreement and resolved to recommend that the

OneBeacon shareholders approve the merger, the merger agreement and the statutory merger agreement.

        After the closing of trading on the NYSE on May 2, 2017, OneBeacon and Intact executed the definitive merger agreement and Intact, White Mountains and the WTM shareholders executed the definitive voting agreement. After the execution of the merger agreement and the voting agreement, each party issued a press release announcing the parties' entry into such definitive agreement, as applicable.

Reasons for the Merger; Recommendation of the Board

        At the meeting of the OneBeacon board of directors on May 2, 2017, after careful consideration, the OneBeacon board of directors unanimously:

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  determined that the merger consideration constitutes fair value for each OneBeacon Class A and Class B common share in accordance with the Companies Act;

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  determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to, and in the best interests, of OneBeacon;

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  approved the merger agreement, the statutory merger agreement and the other transactions contemplated by the merger agreement; and

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  recommended that the OneBeacon shareholders vote their OneBeacon common shares in approval of the merger, the merger agreement and the statutory merger agreement at a meeting of the OneBeacon shareholders.

        As described above in the section of this proxy statement entitled "—Background of the Merger" beginning on page 29, prior to and in reaching its determination to approve the merger, the merger agreement, the statutory merger and the transactions contemplated thereby, the OneBeacon board of directors consulted with OneBeacon's management and legal and financial advisors and considered a number of factors that the OneBeacon board of directors believed supported its decision, including the following material factors:

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  the $18.10 in cash to be paid by Intact per OneBeacon common share as merger consideration, which represents a valuation of 1.65 times OneBeacon's book value per share as of March 31, 2017, and an approximate 13.9% premium to the closing share price of the OneBeacon Class A common shares of $15.89 on May 1, 2017 and an approximate 19.4% premium to the closing share price of the OneBeacon Class A common shares of $15.16 on January 17, 2017, the last full trading date prior to the release of news reports that OneBeacon was exploring a possible transaction;

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  the fact that the OneBeacon board of directors oversaw an extensive strategic review process that included discussions with 22 potential acquirers and proposals from multiple parties, but did not yield another potential transaction that, in the judgment of the OneBeacon board of directors, was more attractive to the OneBeacon shareholders than the proposed merger with Intact;

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  the fact that the price Intact will pay to OneBeacon's shareholders was the result of negotiations and price increases by Intact from its initial indicative non-binding proposal of between $18.00-$20.00 per share in cash, which was subsequently revised after Intact completed its due diligence review to a proposal of $17.75 per share in cash, if Intact would not condition the completion of the merger on the sale of the surplus notes for an amount equal to the $71.9 million carrying value of such notes, as of December 31, 2016, as described above in the section entitled "—Background of the Merger";

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  the belief of the OneBeacon board of directors that, as a result of the negotiations between the parties and between OneBeacon and other potential acquirers, the merger consideration of $18.10 per share was the highest price per share for the OneBeacon shares that Intact or any third party was willing to pay at the time of those negotiations;

  •
  the fact that the WTM shareholders, which together hold OneBeacon Class B common shares representing approximately 75.7% of the outstanding OneBeacon shares and 96.9% of the voting power of the outstanding OneBeacon shares, will receive the same consideration as OneBeacon's other shareholders and the fact that White Mountains and the WTM shareholders are supportive of the transaction and were willing to execute the voting agreement in support of the transaction, which helped OneBeacon to maximize the price that Intact was willing to pay;

  •
  the financial market conditions and historical market prices, volatility and trading information with respect to the OneBeacon Class A common shares and the belief of the OneBeacon board of directors that, on an unaffected basis independent of the announcement of a strategic transaction, the share price of OneBeacon Class A common shares was not likely to trade at or above the per share merger consideration in the foreseeable future;

  •
  the belief of the OneBeacon board of directors that the potential strategic alternatives available to OneBeacon, including the alternative of remaining a public company, were less favorable to OneBeacon's shareholders than the merger;

  •
  the understanding of the OneBeacon board of directors of OneBeacon's business, operations, financial condition, earnings, prospects, competitive position and the nature of the industry in which OneBeacon competes, including the short and long term risks, uncertainties and challenges facing OneBeacon and such industry;

  •
  the financial presentation and opinion of Credit Suisse, dated May 2, 2017, to the OneBeacon board of directors as to the fairness, from a financial point of view and as of such date, of the merger consideration to be received by holders of OneBeacon Class A common shares (other than any such shares subject to OneBeacon equity awards), which opinion was based upon and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as more fully described in the section entitled "—Opinion of OneBeacon's Financial Advisor";

  •
  the fact that the merger consideration is to be paid entirely in cash, which will allow OneBeacon's shareholders to realize, immediately upon the completion of the merger, a certainty of value and liquidity as compared to the risks and uncertainties inherent in OneBeacon's prospects and the market, economic and other risks that arise from owning an equity interest in a public company;

  •
  the fact that the merger agreement permits OneBeacon to continue to declare and pay regular quarterly cash dividends at historical levels until the completion of the merger;

  •
  the belief that the terms of the merger agreement, taken as a whole, provide protection against the risk that the consummation of the merger is delayed or that the merger cannot be completed due to required regulatory approvals, based on, among other things:

  •
  the covenants contained in the merger agreement obligating each party to use reasonable best efforts (subject to certain limitations) to cause the merger to be consummated; and

  •
  the provision of the merger agreement that allows the walk-away date for completing the merger to be extended to March 2, 2018 if the merger has not been completed by the initial January 2, 2018 deadline because the required regulatory approvals have not been obtained;

  •
  the belief that the terms of the merger agreement, taken as a whole, including the parties' representations, warranties and covenants, and the conditions to the parties' respective obligations, are reasonable;

  •
  the provisions of the merger agreement that permit OneBeacon, under certain circumstances, to explore an unsolicited superior proposal, including the provisions of the merger agreement that allow OneBeacon to engage in negotiations with, and provide information to, third parties in response to an unsolicited takeover proposal that the OneBeacon board of directors determines in good faith, after consultation with OneBeacon's financial advisor and outside legal counsel, constitutes or would reasonably be expected to lead to a superior proposal;

  •
  the fact that the voting agreement terminates upon any termination of the merger agreement, including a termination by the OneBeacon board of directors to pursue a superior proposal;

  •
  the fact that the terms of the merger agreement provide that, under certain circumstances, the OneBeacon board of directors is permitted to withhold or withdraw its recommendation that OneBeacon shareholders vote to approve the merger, subject to compliance with certain procedural requirements;

  •
  the likelihood of the merger being completed, based on, among other factors, the fact that the merger is not subject to approval by Intact's shareholders or any financing condition, Intact's financial resources and credit and claims paying ratings, and the absence of any apparent regulatory impediments to the merger; and

  •
  the availability of appraisal rights under Bermuda law to holders of OneBeacon shares who do not vote in favor of the adoption of the merger agreement and comply with all of the required procedures to demand appraisal of the fair value of their OneBeacon shares under Bermuda law (as described below under "Appraisal Rights" beginning on page 93).

        In the course of its deliberations, the OneBeacon board of directors also considered a variety of risks and other countervailing factors related to the merger agreement and the merger, including the following material factors:

  •
  the provisions of the merger agreement that may discourage a potential competing acquirer of OneBeacon from making a favorable alternative transaction proposal, including those that (i) restrict OneBeacon's ability to solicit or participate in any discussions or negotiations with respect to alternative business combination transactions, subject to certain exceptions, and require OneBeacon to provide Intact with an opportunity to match (see the section of this proxy statement entitled "The Merger Agreement—Adverse Recommendation Change; No Solicitation of Takeover Proposals" beginning on page 75), and (ii) require OneBeacon to pay Intact a termination fee of $85.1 million and reimburse up to $17.0 million of certain of Intact's expenses related to the merger and up to $5.0 million of certain of Intact's expenses related to hedging transactions entered into in connection with the merger in order to terminate the merger agreement and enter into an agreement for a superior proposal (see the section of this proxy statement entitled "The Merger Agreement—Expenses and Termination Fee" beginning on page 87);

  •
  the possibility that, under certain additional circumstances, OneBeacon may be required to pay a termination fee of $85.1 million, reimburse certain of Intact's expenses related to the merger up to a cap of $17.0 million, and/or reimburse certain of Intact's expenses related to hedging transactions entered into in connection with the merger up to a cap of $5.0 million, including if (i) OneBeacon materially and willfully breaches its non-solicitation covenants and agreements or its covenant to prepare this proxy statement and to call and hold a meeting of OneBeacon shareholders called to approve the merger proposal and (ii) the OneBeacon board of directors withdraws its recommendation for the merger proposal, described in the section of this proxy statement entitled "The Merger Agreement—Expenses and Termination Fee" beginning on page 87;

  •
  the fact that the voting agreement requires the WTM shareholders, which own a sufficient number of OneBeacon shares to approve the merger proposal even if no other OneBeacon shareholders vote for the merger proposal, to vote for the merger proposal, and does not terminate even if the OneBeacon board of directors withdraws its recommendation for the merger proposal;

  •
  the announcement and pendency of the merger could negatively affect OneBeacon's business, financial results and operations, including by affecting OneBeacon's relationships with its customers, policyholders, brokers, service providers and employees and disrupting OneBeacon's day-to-day operations;

  •
  the restrictions on the conduct of OneBeacon's business prior to the consummation of the merger, which may delay or prevent OneBeacon from taking any action that it might otherwise take with respect to the operations of OneBeacon, which could negatively affect its business, financial result and operations;

  •
  the possibility that not all closing conditions to the merger, including shareholder and regulatory approvals, may be satisfied or waived in a timely manner or at all, which makes the completion and timing of the completion of the merger uncertain;

  •
  the costs involved in connection with negotiating the merger agreement and completing the merger, including in connection with seeking required governmental consents and with any litigation that may result from the announcement or pendency of the merger, and that if the merger is not consummated OneBeacon may be required to bear such costs;

  •
  the risks and costs to OneBeacon if the merger is not completed, including the diversion of management and employee attention, the potential negative impact on OneBeacon's ability to retain employees and the potential negative effects on its business relationships, including with customers, policyholders, brokers, service providers and employees;

  •
  the fact that the all-cash merger consideration, while providing certainty of value and liquidity to OneBeacon shareholders, would not allow OneBeacon shareholders to participate in any future earnings growth of OneBeacon or benefit from any future increase in its value; and

  •
  the fact that the receipt of the merger consideration would be a taxable transaction for OneBeacon shareholders that are U.S. holders for United States federal income tax purposes.

        In addition to considering the factors described above, the OneBeacon board of directors also considered the fact that certain directors and executive officers of OneBeacon may be deemed to have interests in the transactions contemplated by the merger agreement that may be different from, or in addition to, those of OneBeacon shareholders generally, as described more fully below in the section of this proxy statement entitled "—Interests of OneBeacon's Directors and Executive Officers in the Merger" beginning on page 52.

        The foregoing discussion of the factors considered by the OneBeacon board of directors is not intended to be exhaustive, but rather includes the material factors considered by the OneBeacon board of directors. The OneBeacon board of directors collectively reached the conclusion to approve the merger agreement and the statutory merger agreement and determined the merger agreement, the statutory merger agreement, the merger and the other transactions contemplated by the merger agreement to be in the best interests of OneBeacon, in light of the various factors described above and other factors that the members of the OneBeacon board of directors believed were appropriate. In view of the wide variety of factors considered by the OneBeacon board of directors in connection with its evaluation of the merger and the complexity of these matters, the OneBeacon board of directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the OneBeacon board of directors. Rather, the OneBeacon board of directors made its recommendation based on the totality of the information available to the OneBeacon board of directors, including discussions with OneBeacon's management and legal and financial advisors. In considering the factors discussed above, individual members of the OneBeacon board of directors may have given different weight to different factors.

        This explanation of the OneBeacon board of directors' reasons for recommending the approval of the merger agreement and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section of this proxy statement entitled "Forward-Looking Statements" beginning on page 21.

        For the reasons set forth above, the OneBeacon board of directors unanimously determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to, and in the best interests of, OneBeacon, and unanimously approved, adopted and authorized, the merger agreement. The OneBeacon board of directors unanimously recommends that the OneBeacon shareholders vote their OneBeacon common shares "FOR" the adoption of the merger, the merger agreement and the statutory merger agreement and the other transactions contemplated thereby.

Opinion of OneBeacon's Financial Advisor

        OneBeacon has engaged Credit Suisse to act as OneBeacon's financial advisor in connection with the merger. In connection with Credit Suisse's engagement, the OneBeacon board of directors requested that Credit Suisse evaluate the fairness, from a financial point of view, of the merger consideration to be received by holders of OneBeacon Class A common shares (other than any such shares subject to OneBeacon equity awards). On May 2, 2017, at a meeting of the OneBeacon board of directors held to evaluate the merger, Credit Suisse rendered an oral opinion, confirmed by delivery of a written opinion dated May 2, 2017, to the OneBeacon board of directors to the effect that, as of that date and based upon and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, the merger consideration to be received by holders of OneBeacon Class A common shares (other than any such shares subject to OneBeacon equity awards) was fair, from a financial point of view, to such holders.

        The full text of Credit Suisse's written opinion, dated May 2, 2017, to the OneBeacon board of directors, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Credit Suisse in connection with such opinion, is attached to this proxy statement as Annex C and is incorporated into this proxy statement by reference in its entirety. The description of Credit Suisse's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Credit Suisse's opinion. Credit Suisse's opinion was provided to the OneBeacon board of directors (in its capacity as such) for its information in connection with its evaluation of the merger consideration from a financial point of view and did not address any other terms, aspects or implications of the merger, including the relative merits of the merger as compared to alternative transactions or strategies that might be available to OneBeacon or the underlying business decision of OneBeacon to proceed with the merger. Credit Suisse's opinion does not constitute advice or a recommendation to any shareholder as to how such shareholder should vote or act on any matter relating to the merger or otherwise.

        In arriving at its opinion, Credit Suisse reviewed an execution version, provided to Credit Suisse on May 2, 2017, of the merger agreement and certain publicly available business and financial information relating to OneBeacon. Credit Suisse also reviewed certain other information relating to OneBeacon provided to or discussed with Credit Suisse by the management of OneBeacon, including financial forecasts prepared by OneBeacon management based on OneBeacon's historical risk strategy under its current ownership (which we refer to as the "OneBeacon management forecasts") and an alternative growth scenario included in materials provided to buyers in connection with the marketing of OneBeacon assuming a higher risk strategy and growth orientation for OneBeacon under different ownership, and met with the management of OneBeacon to discuss the businesses and prospects of OneBeacon. Credit Suisse also considered certain financial and stock market data of OneBeacon, and compared that data with similar data for other publicly held companies in businesses Credit Suisse deemed similar to that of OneBeacon, and Credit Suisse considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have been effected or announced. Credit Suisse also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant.

        In connection with its review, Credit Suisse did not independently verify any of the foregoing information and Credit Suisse assumed and relied upon such information being complete and accurate in all material respects. As the OneBeacon board of directors was aware, based on the assessments of the management of OneBeacon (as concurred with by the OneBeacon board of directors), Credit Suisse was directed to rely on the OneBeacon management forecasts for purposes of Credit Suisse's analyses and opinion. With respect to the OneBeacon management forecasts (including as to deferred tax assets related to net operating loss carryforwards and tax credit carryforwards of OneBeacon), Credit Suisse was advised by the management of OneBeacon, and Credit Suisse assumed, with the OneBeacon board of directors' consent, that such OneBeacon management forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of such management as to the future financial performance of OneBeacon and the other matters covered thereby. Credit Suisse expressed no opinion as to any financial forecasts or estimates or the assumptions on which they were based. Credit Suisse relied, with the OneBeacon board of directors' consent and without independent verification, upon the assessments of the management of OneBeacon as to, among other things, (i) the potential impact on OneBeacon of certain market, competitive, cyclical and other trends in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the insurance industry, including the property and casualty sector thereof, (ii) existing and future relationships, agreements and arrangements with, and the ability to attract and retain, specialty underwriters and other key employees, policyholders and reinsurer and other commercial relationships of OneBeacon, (iii) OneBeacon's losses, loss adjustment expenses and unearned premiums and the sufficiency of reserves therefor, and (iv) the ability of OneBeacon to maintain at least current ratings and the capital requirements necessary to operate OneBeacon as reflected in the OneBeacon management forecasts. Credit Suisse assumed, with the consent of the OneBeacon board of directors, that there would be no developments with respect to any such matters that would be meaningful in any respect to Credit Suisse's analyses or opinion.

        Credit Suisse assumed, with the OneBeacon board of directors' consent, that, in the course of obtaining any regulatory or third party consents, approvals, agreements or waivers in connection with the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on OneBeacon or the merger or that otherwise would be meaningful in any respect to Credit Suisse's analyses or opinion and that the merger would be consummated in accordance with the terms of the merger agreement and in compliance with all applicable laws, documents and other requirements without waiver, modification or amendment of any material term, condition or agreement thereof. Representatives of OneBeacon advised Credit Suisse, and Credit Suisse also assumed that the terms of the merger agreement, when executed, would conform in all material respects to the terms reflected in the execution version reviewed by Credit Suisse. In addition, Credit Suisse was not requested to, and it did not, make an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of OneBeacon or any other entity, nor was Credit Suisse furnished with any such evaluations or appraisals. Credit Suisse is not an actuary and its services did not include any determination or evaluation by Credit Suisse of or any attempt to evaluate actuarial assumptions or allowances for losses or loss adjustment expenses and unearned premiums and, accordingly, Credit Suisse made no analysis of, and expressed no opinion as to, the adequacy of reserves with respect thereto. Credit Suisse did not express any opinion with respect to accounting, tax, regulatory, legal or similar matters and Credit Suisse relied, with the OneBeacon board of directors' consent, upon the assessments of representatives of OneBeacon as to such matters.

        Credit Suisse's opinion addressed only the fairness, from a financial point of view and as of its date, of the merger consideration to be received by holders of OneBeacon Class A common shares (other than any such shares subject to OneBeacon equity awards), without regard to individual circumstances of, or relative fairness among, holders of OneBeacon Class A common shares or other securities of OneBeacon or its affiliates, or any rights, preferences, restrictions or limitations (whether by virtue of control, voting, liquidity or otherwise) that might be attributable to any such securities or distinguish the holders thereof, and did not address any other terms, aspects or implications of the merger, including, without limitation, the form or structure of the merger or any voting, transition services, investment management or other agreements, arrangements or understandings entered into in connection with or related to the merger or otherwise. Credit Suisse's opinion also did not address the fairness of the amount or nature of, or any other aspect relating to, any compensation or other consideration to any officers, directors, employees or shareholders of any party to the merger or any related entities, or class of such persons, relative to the merger consideration or otherwise. The issuance of Credit Suisse's opinion was approved by Credit Suisse's authorized internal committee.

        Credit Suisse's opinion was necessarily based upon information made available to Credit Suisse as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on that date. It should be understood that subsequent developments may affect Credit Suisse's opinion, and Credit Suisse does not have any obligation to update, revise or reaffirm its opinion.

        In preparing its opinion to the OneBeacon board of directors, Credit Suisse performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse's analyses described below is not a complete description of the analyses underlying Credit Suisse's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Credit Suisse arrived at its ultimate opinion based upon the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Credit Suisse believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In its analyses, Credit Suisse considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond OneBeacon's control. No company, transaction or business used for comparative purposes in Credit Suisse's analyses is identical to OneBeacon or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Credit

Suisse's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Credit Suisse's analyses are inherently subject to substantial uncertainty.

        Credit Suisse was not requested to, and it did not, determine or recommend the specific consideration payable in the merger, which merger consideration was determined through negotiations between OneBeacon and Intact, and the decision to enter into the merger agreement was solely that of the OneBeacon board of directors. Credit Suisse's opinion and financial analyses were only one of many factors considered by the OneBeacon board of directors in its evaluation of the merger and the merger consideration and should not be viewed as determinative of the views of the OneBeacon board of directors or the management of OneBeacon with respect to the merger or the consideration payable in the merger.

Financial Analyses

        The following is a summary of the material financial analyses reviewed with the OneBeacon board of directors on May 2, 2017 in connection with Credit Suisse's opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse's financial analyses.

        Selected Public Companies Analysis.    Credit Suisse reviewed publicly available financial and stock market information of OneBeacon and the following 10 selected companies that Credit Suisse viewed as generally relevant as publicly traded companies with operations in the U.S. commercial property and casualty insurance industry (which we refer to collectively as the "selected companies"):

  •
  Assurant, Inc.
  •
  CNA Financial Corporation
  •
  Global Indemnity Limited
  •
  James River Group Holdings, Ltd.
  •
  Markel Corporation
  •
  RLI Corp.
  •
  Selective Insurance Group, Inc.
  •
  The Navigators Group, Inc.
  •
  United Fire Group, Inc.
  •
  W. R. Berkley Corporation

        Credit Suisse reviewed, among other information, closing share prices on April 28, 2017 as multiples of fully diluted latest quarter book value per share and tangible book value per share, including accumulated other comprehensive income, and calendar years 2017 and 2018 estimated earnings per share (which we refer to as "EPS"). Financial data of the selected companies were based on publicly available Wall Street research analysts' estimates, public filings and other publicly available information. Financial data of OneBeacon was based on the OneBeacon management forecasts and other estimates, Wall Street research analysts' estimates and public filings.

        The overall low to high latest quarter book value per share and latest quarter tangible book value per share multiples observed for the selected companies were 0.92x to 3.01x (with a median of 1.50x) and 0.96x to 3.26x (with a median of 1.79x), respectively. The overall low to high calendar year 2017 and calendar year 2018 estimated EPS multiples observed for the selected companies were 14.3x to 37.9x (with a median of 21.8x) and 13.4x to 36.9x (with a median of 20.3x), respectively. Credit Suisse then applied selected ranges of latest quarter book value per share and latest quarter tangible book value per share multiples of 1.30x to 1.70x and 1.35x to 1.80x, respectively, derived from the selected companies to corresponding data of OneBeacon. Credit Suisse also applied selected ranges of calendar year 2017 and calendar year 2018 estimated EPS multiples of 16.0x to 22.0x and 15.0x to 22.0x, respectively, derived from the selected companies to the calendar year 2017 and calendar year 2018 estimated net income of OneBeacon based both on publicly available Wall Street research analysts' estimates and the OneBeacon management forecasts. This analysis indicated the following approximate implied per share equity value reference ranges for OneBeacon, as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges Based on:		Merger Consideration
Latest Quarter Book Value Per Share	Latest Quarter Tangible Book Value Per Share
$14.18 - $18.54	$14.71 - $19.62	$18.10

Wall Street Research Analysts' Estimates		OneBeacon Management Forecasts
CY 2017E Net Income	CY 2018E Net Income	CY 2017E Net Income	CY 2018E Net Income
$11.20 - $15.40	$10.50 - $15.40	$15.96 - $21.94	$19.85 - $29.12	$18.10

        Selected Precedent Transactions Analysis.    Credit Suisse reviewed publicly available financial information relating to the following 17 selected transactions that Credit Suisse viewed as generally relevant involving target companies with operations in the U.S. commercial property and casualty insurance industry in the U.S. with transaction values of $500 million to $15 billion (which we refer to collectively as the "selected transactions"):

Announcement Date	Acquirer	Target
12/18/16	• Fairfax Financial Holdings Limited	• Allied World Assurance Company Holdings, AG
12/05/16	• Liberty Mutual Holding Company Inc.	• Ironshore Inc.
10/05/16	• Sompo Holdings, Inc.	• Endurance Specialty Holdings Ltd.
06/10/15	• Tokio Marine Holdings, Inc.	• HCC Insurance Holdings, Inc.
05/03/15	• Fosun International Limited	• Ironshore Inc.
06/23/14	• Validus Holdings, Ltd.	• Western World Insurance Group, Inc.
09/14/10	• ACE Limited	• Rain and Hail Insurance Service, Inc.
04/16/10	• QBE Insurance Group Limited	• NAU Country Insurance Company
02/18/10	• Fairfax Financial Holdings Limited	• Zenith National Insurance Corp.
12/22/08	• Munich Re Group	• HSB Group, Inc.
07/23/08	• Tokio Marine Holdings, Inc.	• Philadelphia Consolidated Holding Corp.
06/30/08	• Allied World Assurance Company Holdings, Ltd	• Darwin Professional Underwriters, Inc.
04/23/08	• Liberty Mutual Insurance Company	• Safeco Corporation
10/17/07	• Munich Re Group	• The Midland Company
06/11/07	• D. E. Shaw Group	• James River Group, Inc.
05/07/07	• Liberty Mutual Insurance Company	• Ohio Casualty Corporation
01/04/07	• QBE Insurance Group Limited	• Winterthur U.S. Holdings, Inc.

        Credit Suisse reviewed, among other information, transaction values of the selected transactions, calculated as the purchase prices paid for the target companies, as multiples, to the extent publicly available, of such target companies' latest quarter book value, tangible book value and latest 12 months net income. Financial data of the selected transactions were based on public filings and other publicly available information. Financial data of OneBeacon was based on the OneBeacon management forecasts and other estimates and public filings.

        The overall low to high latest quarter book value, latest quarter tangible book value and latest 12 months net income multiples observed for the selected transactions were 1.25x to 2.81x (with a median of 1.59x), 1.31x to 2.85x (with a median of 1.81x) and 4.5x to 41.8x (with a median of 14.4x), respectively. Credit Suisse then applied selected ranges of latest quarter book value and latest quarter tangible book value multiples of 1.30x to 1.90x and 1.40x to 2.00x, respectively, derived from the selected transactions to the latest quarter book value and latest quarter tangible book value of OneBeacon (in each case, as of March 31, 2017), excluding outstanding intangible assets and non-controlling interests per OneBeacon management, and applied a selected range of latest 12 months net income multiples of 14.0x to 25.0x derived from the selected transactions to the latest 12 months net income and the latest 12 months normalized net income from continuing operations of OneBeacon (in each case, as of March 31, 2017). This analysis indicated the following approximate implied per share equity value reference ranges for OneBeacon, as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges Based on:				Merger Consideration
Latest Quarter Book Value Per Share	Latest Quarter Tangible Book Value Per Share	LTM As-Reported Net Income Per Share	LTM Continuing Operations Net Income Per Share
$14.18 - $20.72	$15.26 - $21.80	$13.76 - $24.57	$13.75 - $24.55	$18.10

        Dividend Discount Analysis.    Credit Suisse performed a dividend discount analysis of OneBeacon to calculate the estimated present value of the distributable cash flows that OneBeacon was forecasted to generate during the fiscal years ending December 31, 2017 through the fiscal year ending December 31, 2022, excluding dividends paid by OneBeacon during the first quarter of fiscal year 2017, based on the OneBeacon management forecasts. Credit Suisse calculated terminal values for OneBeacon by applying to OneBeacon's estimated book value as of December 31, 2022 a selected range of book value multiples of 1.30x to 1.70x. The present values (as of May 2, 2017) of the distributable cash flows and terminal values were then calculated using a selected range of discount rates of 5.0% to 7.5%. This analysis indicated the following approximate implied per share equity value reference range for OneBeacon, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range	Merger Consideration
$16.90 - $22.79	$18.10

Certain Additional Information

        Credit Suisse also observed certain additional factors that were not considered part of Credit Suisse's financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

  •
  a publicly available Wall Street research analyst share price target for OneBeacon Class A common shares, which indicated a target share price for OneBeacon Class A common shares of $14.00 per share; and

  •
  the historical trading performance of OneBeacon Class A common shares during the 52-week period ended January 17, 2017 (the last trading day prior to market rumors regarding a potential sale of OneBeacon), which indicated low and high closing share prices for OneBeacon Class A common shares during such period of approximately $12.09 to $16.07 per share.

Miscellaneous

        OneBeacon selected Credit Suisse to act as OneBeacon's financial advisor in connection with the merger based on Credit Suisse's qualifications, experience, reputation and familiarity with OneBeacon's industry. Credit Suisse is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        OneBeacon has agreed to pay Credit Suisse for its financial advisory services to OneBeacon in connection with the merger an aggregate fee of approximately $14.6 million, of which a portion was payable upon delivery of Credit Suisse's opinion and approximately $12.3 million is contingent upon consummation of the merger. In addition, OneBeacon has agreed to reimburse Credit Suisse for its reasonable out-of-pocket expenses, including fees and expenses of outside legal counsel, and to indemnify Credit Suisse and certain related parties for certain liabilities and other items, including liabilities under the federal securities laws, related to or arising out of its engagement.

        Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for Credit Suisse's and its affiliates' own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of OneBeacon, White Mountains, Intact and their respective affiliates and any other company that may be involved in the merger, as well as provide investment banking and other financial services to such companies. Although no fees were paid by

OneBeacon or Intact to Credit Suisse during the two-year period prior to the date of its opinion in respect of services provided by the investment banking and capital markets division of Credit Suisse, Credit Suisse and its affiliates may provide such services to OneBeacon, Intact and/or their respective affiliates in the future for which Credit Suisse and its affiliates would expect to receive compensation.

Financial Projections

        OneBeacon does not as a matter of course publicly disclose detailed financial forecasts or projections, and OneBeacon generally does not disclose forecasts for extended periods given the difficulty of predicting economic and market conditions and OneBeacon's results. However, in connection with its approval of the merger, the OneBeacon board of directors considered the OneBeacon management forecasts. The OneBeacon management forecasts reflect OneBeacon's historical risk strategy under its current ownership and were prepared by management in a process consistent with the methodologies historically used by OneBeacon based on assumptions that, in management's view, are somewhat aggressive but reasonably achievable. The OneBeacon management forecasts are used by OneBeacon's management and its board of directors in OneBeacon's annual planning process, including to set targets under OneBeacon performance equity awards. The OneBeacon management forecasts were also provided to Credit Suisse, and the OneBeacon board of directors directed Credit Suisse to use and rely on the OneBeacon management forecasts for the purposes of Credit Suisse's analyses and opinion. The OneBeacon management forecasts are included in this proxy statement because they were considered by the OneBeacon board of directors in connection with its evaluation of the merger and were made available to Intact and its advisors.

        In addition, OneBeacon's management also prepared an alternative growth scenario that projected more significant growth in premiums written specifically for the purposes of inclusion in materials provided to potential acquirers in connection with the marketing of OneBeacon (referred to in this proxy statement as the "alternative growth case"). The CIM that was distributed to Intact and other potential acquirers included both the OneBeacon management forecasts and the alternative growth case. Unlike the OneBeacon management forecasts, the alternative growth case was prepared assuming a new owner with a higher risk appetite and more of a growth orientation, was not prepared as part of OneBeacon's annual planning process and has not been used by management or the OneBeacon board of directors for any purpose other than in connection with the marketing of OneBeacon to potential acquirers. The OneBeacon board of directors thus believes the alternative growth case was not an appropriate basis for its assessment of value. However, since the alternative growth case was made available to Intact and its advisors, it is also included in this proxy statement.

        The inclusion of any financial forecasts or projections in this proxy statement should not be regarded as an indication that OneBeacon, the OneBeacon board of directors, Intact, or their respective affiliates, advisors or other representatives considered, or now considers, such financial projections or forecasts necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the merger proposal. No person has made or makes any representation or warranty to any OneBeacon shareholder regarding the information included in these financial projections or forecasts.

        Although presented with numerical specificity, these financial projections and forecasts are based upon a variety of estimates and numerous assumptions made by OneBeacon's management with respect to, among other matters, industry performance, general business, economic, market and financial conditions and other matters, including the factors described in the section of this proxy statement entitled "Forward-Looking Statements" on page 21, many of which are difficult to predict, are subject to significant economic and competitive uncertainties, and are beyond OneBeacon's control. The alternative growth case is further subject to various assumptions of OneBeacon management regarding the operations and risk appetite of a hypothetical new owner of OneBeacon. In addition, since the financial projections and forecasts cover multiple years, such information by its nature becomes less predictive with each successive year. There can be no assurance that projected results, or the estimates and assumptions underlying the financial projections and forecasts, will be realized or that actual results will not be significantly higher or lower than projected results. The forecasts and projections also reflect assumptions as of the time of their preparation as to certain business decisions that are subject to change. Such forecasts cannot be considered a guaranty of future operating results, and this information should not be relied on as such.

        The financial projections and forecasts were not prepared with a view toward public disclosure, soliciting proxies or complying with generally accepted accounting principles in the United States (referred to in this proxy statement as "GAAP"), the published guidelines of the SEC regarding financial projections and forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections and forecasts. No independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the accompanying financial projections and forecasts and, accordingly, no independent registered public accounting firm has expressed any opinion or given any other form of assurance with respect thereto.

        EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF ITS INTERNAL FINANCIAL FORECASTS, ONEBEACON UNDERTAKES NO OBLIGATIONS AND EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE FINANCIAL FORECASTS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL FORECASTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL FORECASTS ARE SHOWN TO BE IN ERROR OR CHANGE.

        The following tables present in summary form the financial information in the OneBeacon management forecasts and the alternative growth case, each of which have not been updated to reflect actual results in 2017 year-to-date. The foregoing summary of the financial projections and forecasts is not included in this proxy statement in order to influence any OneBeacon shareholder to make any investment decision with respect to the merger or for any other purpose, including whether to seek appraisal rights with respect to the OneBeacon shares. The inclusion of the financial projections and forecasts in this proxy statement is not an admission or representation by OneBeacon that such information is material.

        Certain of the financial projections and forecasts set forth below may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used in the financial projections and forecasts set below may not be comparable to similarly titled amounts used by other companies or persons.

        The following is a summary of the OneBeacon management forecasts:

($ in millions, except per share data)	2017E	2018E	2019E	2020E	2021E	2022E
Gross premiums written	$1,300	$1,456	$1,547	$1,640	$1,693	$1,746
Net premiums written	1,146	1,289	1,371	1,453	1,502	1,550
Net income(1)	95	125	149	168	183	193
Dividends to shareholders(2)	79	79	79	79	79	79
Combined ratio(3)	96.1%	93.9%	92.8%	92.2%	91.8%	91.8%
Earnings per share(4)(5)	$1.00	$1.32	$1.58	$1.78	$1.93	$2.03
Book value per share(4)(6)	10.96	11.45	12.19	13.13	14.22	15.42

(1)
Represents net income from continuing operations (after deductions for net income attributable to non-controlling interests). In materials provided to potential acquirers, OneBeacon provided forecasts representing net income from continuing operations (before deductions for net income attributable to non-controlling interests) of $96 million for 2017E, $127 million for 2018E, $151 million for 2019E, $170 million for 2020E, $185 million for 2021E and $194 million for 2022E.

(2)
Represents ordinary quarterly dividends of $0.21 per OneBeacon share paid to shareholders, consistent with past practice, calculated using 94.3 million OneBeacon shares outstanding as of 12/31/2016, and reflected in forecasted book value per share. OneBeacon also projected estimated distributable cash flows to shareholders, which represents (a) OneBeacon's GAAP capital, minus (b) the amount of capital required to support a targeted Best's Capital Adequacy Ratio plus an estimated safety margin—totaling $94 million for 2017E (after deduction of the ordinary quarterly dividend paid in March of 2017), $75 million for 2018E, $109 million for 2019E, $129 million for 2020E, $127 million for 2021E and $142 million for 2022E.

(3)
Represents (a) the ratio of the GAAP measures incurred loss and loss adjustment expenses to earned premiums plus (b) the ratio of the GAAP measures policy acquisition and other underwriting expenses to earned premiums. In materials provided to potential acquirers, OneBeacon provided forecasts representing a combined ratio of 95.9% for 2017E, reflecting the exclusion of certain exited underwriting lines.

(4)
Earnings per share and book value per share for 2017E-2022E calculated using 94.7 million OneBeacon shares outstanding as of 3/31/2017. In materials provided to potential acquirers, OneBeacon provided forecasts representing earnings per share and book value per share for 2017-2022E calculated using 94.3 million OneBeacon shares outstanding as of 12/31/2016.

(5)
In materials provided to potential acquirers, OneBeacon provided forecasts representing earnings per share based on net income from continuing operations (before deductions for net income attributable to non-controlling interests) of $1.02 for 2017E, $1.34 for 2018E, $1.60 for 2019E, $1.80 for 2020E, $1.96 for 2021E and $2.06 for 2022E.

(6)
In materials provided to potential acquirers, OneBeacon provided forecasts representing basic book value per share excluding non-controlling interests of $11.00 for 2017E, $11.50 for 2018E, $12.24 for 2019E, $13.18 for 2020E, $14.28 for 2021E and $15.48 for 2022E.

        The following is a summary of the alternative growth case, which did not contain projected distributable cash flows:

($ in millions, except per share data)	2017E	2018E	2019E	2020E	2021E	2022E
Gross premiums written	$1,300	$1,541	$1,756	$1,990	$2,081	$2,174
Net premiums written	1,146	1,367	1,562	1,771	1,854	1,939
Net income(1)	117	157	201	247	281	303
Dividends to shareholders(2)	79	79	79	79	79	79
Combined ratio(3)	96.1%	93.7%	92.0%	90.7%	90.2%	90.3%
Earnings per share(4)(5)	$1.24	$1.67	$2.13	$2.62	$2.97	$3.21
Book value per share(4)(6)	11.23	12.05	13.32	15.08	17.19	19.54

(1)
Represents net income from continuing operations (before deductions for net income attributable to non-controlling interests).

(2)
Represents ordinary quarterly dividends of $0.21 per OneBeacon share paid to shareholders, consistent with past practice, calculated using 94.3 million OneBeacon shares outstanding as of 12/31/2016, and reflected in forecasted book value per share.

(3)
Represents (a) the ratio of the GAAP measures incurred loss and loss adjustment expenses to earned premiums plus (b) the ratio of the GAAP measures policy acquisition and other underwriting expenses to earned premiums. In materials provided to potential acquirers, OneBeacon provided forecasts representing a combined ratio of 95.9% for 2017E, reflecting the exclusion of certain exited underwriting lines.

(4)
Earnings per share and book value per share for 2017-2022E calculated using 94.3 million OneBeacon shares outstanding as of 12/31/2016.

(5)
Based on net income from continuing operations (before deductions for net income attributable to non-controlling interests).

(6)
Basic book value per share excluding non-controlling interests.

Certain Effects of the Merger

        If the merger proposal receives the requisite approval from the OneBeacon shareholders and the other conditions to the closing of the merger are either satisfied or (if permissible under applicable law) waived, Merger Sub will be merged with and into OneBeacon. As a result of the merger, the separate corporate existence of Merger Sub will cease, and OneBeacon will be the surviving company in the merger and a wholly owned indirect subsidiary of Intact.

        The merger agreement provides that, at the effective time of the merger, any issued and outstanding OneBeacon shares (other than (a) OneBeacon shares that are owned by Merger Sub, which will automatically be canceled and cease to exist, and (b) OneBeacon shares that are subject to OneBeacon equity awards, which are discussed in the section of this proxy statement entitled "The Merger Agreement—Treatment of OneBeacon Equity Awards" beginning on page 68) will be automatically transferred to Holdco in exchange for the right to receive an amount in cash equal to $18.10, without interest.

        Following the merger, all of the OneBeacon shares will be beneficially owned by Intact, and none of the current OneBeacon shareholders will, by virtue of the merger, have any ownership interest in, or be a shareholder of, OneBeacon, the surviving company in the merger or Intact after the consummation of the merger. As a result, the current OneBeacon shareholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of OneBeacon shares. Following the merger, Intact will benefit from any increase in OneBeacon's value and also will bear the risk of any decrease in OneBeacon's value.

        Please see the sections of this proxy statement entitled "The Merger Agreement—Effects of the Merger" and "The Merger Agreement—Exchange of OneBeacon Shares", each beginning on page 67.

        For information regarding the effects of the merger on the OneBeacon equity awards, please see the sections of this proxy statement below entitled "—Interests of OneBeacon's Directors and Executive Officers in the Merger" beginning on page 52 and "The Merger Agreement—Treatment of OneBeacon Equity Awards" beginning on page 68.

        OneBeacon Class A common shares are currently registered under the Exchange Act and trade on the NYSE under the symbol "OB". Following the consummation of the merger, OneBeacon Class A common shares will no longer be listed and traded on the NYSE or any other public market. In addition, the registration of OneBeacon Class A common shares under the Exchange Act will be terminated and OneBeacon will no longer be required to file periodic and other reports with the SEC with respect to the OneBeacon shares.

Effects on the Company if the Merger is Not Completed

        In the event that the merger proposal does not receive the requisite approval of the OneBeacon shareholders, or if the merger is not completed for any other reason, OneBeacon shareholders will not receive any payment for their OneBeacon shares in connection with the merger. Instead, OneBeacon will remain a public company, OneBeacon Class A common shares will continue to be listed and traded on the NYSE, OneBeacon Class A common shares will continue to be registered under the Exchange Act and OneBeacon shareholders will continue to own their OneBeacon shares and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of OneBeacon shares.

        If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of OneBeacon shares, including the risk that the market price of OneBeacon Class A common shares may decline if the current market price of the OneBeacon Class A common shares reflects a market assumption that the merger will be completed. If the merger is not completed, there is no assurance that any other transaction acceptable to OneBeacon will be offered or that the business, operations, financial condition, earnings or prospects of OneBeacon will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances OneBeacon is permitted to terminate the merger agreement in order to enter into an agreement with respect to an alternative transaction. Please see the section of this proxy statement entitled "The Merger Agreement—Termination of the Merger Agreement" beginning on page 86.

        Under certain circumstances, if the merger is not completed, OneBeacon may be obligated to pay to Intact a termination fee and/or reimburse Intact for its expenses. Please see the section of this proxy statement entitled "The Merger Agreement—Expenses and Termination Fee" beginning on page 87.

Merger Financing

        The merger is not conditioned upon the receipt of financing by Intact. Intact intends to finance the merger consideration and related transaction expenses using a combination of $754 million (CAD) of equity financing, approximately $700 million (CAD) of excess capital and approximately $1.0 billion (CAD) of financing comprised of bank term loans, medium term notes and preferred shares. The $754 million (CAD) of equity financing is comprised of a combination of a $414 million (CAD) bought deal subscription receipt offering and $340 million (CAD) of subscription receipts issued on a private placement basis to three Canadian institutional investors. The equity financing closed on May 11, 2017.

Interests of OneBeacon's Directors and Executive Officers in the Merger

        Certain directors and executive officers of OneBeacon may be deemed to have interests in the transactions contemplated by the merger agreement that may be different from, or in addition to, those of the OneBeacon shareholders generally. The OneBeacon board of directors was aware of and considered these interests, among other things, in evaluating the merger agreement and the transactions contemplated by the merger proposal, and in recommending that OneBeacon shareholders approve the merger proposal. These interests include:

  •
  treatment of equity-based awards held by our executive officers, and other equity holdings of our directors and executive officers, in connection with the merger (as described below under "—Treatment of OneBeacon Equity Awards in the Merger");

  •
  potential severance payments and benefits in the event an executive officer experiences a qualifying termination of employment (as described below under "—Potential Severance");

  •
  retention bonuses, partially payable upon the closing of the merger and partially payable over the two-year period following the closing, subject to continued employment (or an earlier qualifying termination of employment) (as described below under "—Retention Bonus Agreements");

  •
  the new arrangement between Intact and OneBeacon's chief executive officer regarding his role and terms of employment following the merger (as described below under "—New CEO Arrangement");

  •
  payout of executive officers' vested account balances under the Deferred Compensation Plan (as described below under "—Deferred Compensation Plan"); and

  •
  entitlement to the indemnification and exculpation benefits in favor of the directors and executive officers of OneBeacon (as described below under "—Directors and Officers Indemnification and Insurance").

Treatment of OneBeacon Equity Awards in the Merger

        Each of OneBeacon's executive officers hold outstanding equity awards granted under OneBeacon's 2007 and 2017 long-term incentive plans that will, in accordance with the terms of the merger agreement, be treated in the manner described below. For further information with respect to the treatment of OneBeacon equity awards, see the section of this proxy statement entitled "The Merger Agreement—Treatment of OneBeacon Equity Awards" beginning on page 68.

  •
  Treatment of Restricted Stock and Restricted Stock Unit Awards.  Service-vesting restricted stock and restricted stock unit awards will be converted into the right to receive the merger consideration (plus, for restricted stock units, any accrued dividends) for each OneBeacon share subject to such award, and such amounts will become payable upon satisfaction of the service-based vesting conditions that apply under the existing terms of such awards.

  •
  Treatment of 2015-2017 Cycle Performance Share and Performance Unit Awards.  2015-2017 cycle performance share and performance unit awards will be converted into service-vesting awards, payable in cash upon satisfaction of service-based vesting conditions that apply to such awards. Upon vesting, such cash value will be determined based on (x) target level performance and (y) for performance share awards, the merger consideration (plus any accrued dividends) for each OneBeacon share subject to such award, and for performance units, the "unit value" set forth in the applicable award agreement.

  •
  Treatment of 2016-2018 and 2017-2019 Cycle Performance Share and Performance Unit Awards.  Such performance share and performance unit awards will continue to vest in the ordinary course, subject to certain adjustments to performance measures. Upon vesting, such awards will be settled in cash equal to the product of (x) for performance share awards, the merger consideration (plus any accrued dividends) for each OneBeacon share subject to such award, and for performance units, the "unit value" set forth in the applicable award agreement, (y) the target number of OneBeacon shares or "units" subject to such award and (z) the applicable performance percentage based on actual achievement.

Double-Trigger Protections

        Under the applicable long-term incentive plan, equity awards will be afforded "double trigger" protection, meaning that upon (i) a termination of employment by OneBeacon or its successor without "cause", (ii) a resignation due to a "constructive termination" or (iii) an "adverse change" in the long-term incentive plan (as such terms are described in the section of this proxy statement entitled "The Merger Agreement—Treatment of OneBeacon Equity Awards—Double-Trigger Protections" on page 69), in each case, occurring within 24 months following the closing of the merger, then:

  •
  service-vesting restricted stock and restricted stock unit awards will immediately vest and become unrestricted as of such event; and

  •
  performance share and performance unit awards will vest pro rata, based on a formula that takes into account (x) the number of full or partial months worked during the award period through the date of the event, (y) the number of target shares underlying such award (or above-target number, if actual performance through the last preceding quarter would exceed target performance), and (z) for performance share awards, the merger consideration (plus any accrued dividends) for each OneBeacon share subject to such award, and for performance units, the "unit value" set forth in the applicable award agreement.

        To the extent vested, the award will become payable in cash upon the "double trigger" event.

Quantification of Equity Awards

        See the section of this proxy statement entitled "—Certain Transaction-Related Compensation for OneBeacon's Named Executive Officers" beginning on page 57 for information regarding unvested equity compensation awards for OneBeacon's named executive officers in accordance with Item 402(t) of Regulation S-K. Based on the assumptions described in such section, including the assumptions that (i) solely for purposes of the transaction-related compensation disclosure, the closing date of the merger occurs on November 1, 2017 (referred to in this proxy statement as the "assumed merger closing date"), (ii) all executive officers experience a qualifying termination at such time and (iii) the price per OneBeacon Class A common share is equal to $18.10, which is the merger consideration, the aggregate value of the unvested equity awards expected to be held by the one executive officer of OneBeacon who is not a named executive officer is $627,669. This amount does not reflect compensation actions that may occur before the anticipated closing date or the effect of any cut-back that may apply if the executive officer becomes subject to the excise tax imposed by Section 4999 of the U.S. Internal Revenue Code of 1986, as amended (referred to in this proxy statement as the "Code"), as described in the section of this proxy statement entitled "—Retention Bonus Agreements—Potential Cut-Back". None of OneBeacon's non-employee directors currently hold unvested equity awards and are not expected to as of the assumed merger closing date.

        For more information on equity holdings of OneBeacon's directors and executive officers, see the section of this proxy statement entitled "Security Ownership of Certain Beneficial Owners and Management" on page 99.

Potential Severance

Offer Letters

        Other than Mr. Miller, each of the executive officers is party to an offer letter, which provides that if the officer's employment is involuntarily terminated for reasons other than cause (including as a result of the merger), the officer is eligible to receive a lump sum separation payment equal to two times the sum of his or her annual base salary plus annual target bonus (or, in the case of Mr. Brehm, one times). Mr. McDonough's offer letter provides that involuntary termination will include any circumstance that would involuntarily cause him to no longer be the Chief Financial Officer of OneBeacon or its successor, such as a result of the merger. Severance is subject to the officer's execution of a release of claims.

Severance Plan; 2017 MIP

        OneBeacon recently adopted the OneBeacon Severance Plan (referred to in this proxy statement as the "Severance Plan") for the benefit of the OneBeacon employees, including the executive officers. The Severance Plan will be effective upon the closing of the merger. The Severance Plan provides for severance payments and other severance benefits in the event of a termination without "cause" or a "constructive termination" (in each case, as defined in the Severance Plan and each such termination, a "qualifying termination"). For purposes of the Severance Plan, the definitions of "cause" and "constructive termination" are consistent with the meanings described in the section of this proxy statement entitled "The Merger Agreement—Treatment of OneBeacon Equity Awards—Double Trigger Protections" beginning on page 69. The Severance Plan does not provide enhanced severance for a termination in connection with a change in control. To the extent any employee has an offer letter, employment agreement or severance agreement with OneBeacon that provides more favorable terms than provided in the Severance Plan, the more favorable terms in such other document shall supersede the terms of the Severance Plan.

        The Severance Plan provides that in the event of a qualifying termination, (x) each named executive officer will be entitled to receive severance pay equal to two times the sum of the executive officer's annual base salary and target annual bonus and (y) the executive officer who is not a named executive officer will be entitled to receive severance pay equal to his annual base salary. Each executive officer will be entitled to receive continued health plan benefits for the number of weeks for which the executive officer will receive a separation payment up to a maximum of 18 months, and will also be eligible for outplacement assistance based pursuant to OneBeacon's outplacement guidelines. Payments and benefits under the Severance Plan are conditioned on the executive officer's execution of a release of claims. In addition, under the terms of the merger agreement, executive officers may be eligible to receive their full bonus for 2017 under the Management Incentive Plan (the "MIP") upon a qualifying termination or death or disability following the closing, as described in the section of this proxy statement entitled "The Merger Agreement—Employee Matters—Annual Cash Incentive Plans" beginning on page 82.

        For an estimate of the value of the payments and benefits that would become payable under the Severance Plan and the 2017 MIP in the event of a qualifying termination with respect to OneBeacon's named executive officers, see the section of this proxy statement entitled "—Certain Transaction-Related Compensation for OneBeacon's Named Executive Officers" beginning on page 57. Assuming a qualifying termination on the assumed merger closing date, we estimate the value of the potential severance payments and benefits under the Severance Plan for the one executive officer of OneBeacon who is not a named executive officer will be $355,172, and the value of his 2017 MIP bonus will be $162,500, assuming target achievement.

Retention Bonus Agreements

        OneBeacon has entered into retention bonus agreements with certain key employees, including each of the executive officers. See the section of this proxy statement entitled "—Certain Transaction-Related Compensation for OneBeacon's Named Executive Officers" beginning on page 57 for the retention bonus amounts with respect to each of OneBeacon's named executive officers, and the retention bonus amount for the one executive officer of OneBeacon who is not a named executive officer is $750,000. Each retention bonus, other than Mr. Miller's, will generally vest as follows: 34% will vest at the closing of the merger, 33% will vest on the first anniversary thereof and 33% will vest on the second anniversary thereof, in each case, contingent on the closing of the merger and the employee's continued employment through the vesting date. For Mr. Miller, the retention bonus will generally vest as to 40% at the closing of the merger, 30% on the first anniversary thereof and 30% on the second anniversary thereof, in each case, contingent on the closing of the merger and Mr. Miller's continued employment through the vesting date.

Terminations of Employment

        Under the terms of the retention bonus agreements entered into with the executive officers, if the officer's employment is terminated prior to vesting due to certain qualifying termination events, the retention bonuses would be payable as follows:

  •
  Involuntary Termination prior to the First Anniversary of Closing.  If, prior to the first anniversary of the closing of the merger, the officer's employment is terminated (i) by OneBeacon or its successor without "cause" or (ii) by the officer for "constructive termination", the officer will be eligible to receive an accelerated payment equal to 50% of the retention bonus, less any amounts previously received, upon such termination (or if later, the closing of the merger). In addition, the officer will be eligible to receive the remaining portion of the bonus on the first anniversary of the officer's termination, subject to the officer's compliance with noncompetition and nonsolicitation covenants (described below). Payments are also subject to the officer's execution of a release of claims.

  •
  Involuntary Termination on or after the First Anniversary of Closing.  If, on or after the first anniversary of the closing of the merger, the officer's employment is terminated (i) by OneBeacon or its successor without "cause" or (ii) by the officer for "constructive termination", then such officer will be eligible to receive any remaining unpaid portion of the retention bonus on the six-month anniversary of such termination, subject to compliance with noncompetition and nonsolicitation covenants (described below) and the execution of a release of claims.

  •
  Death or Disability.  If the officer's employment is terminated (i) due to the officer's death or (ii) by OneBeacon or its successor due to the officer's disability, then such officer (or his or her beneficiary, as applicable) would be entitled to receive any remaining unpaid portion of the retention bonus upon such termination (or if later, the closing of the merger).

        For purposes of the retention bonus agreements, the definitions of "cause" and "constructive termination" are consistent with the meanings described in "The Merger Agreement—Treatment of OneBeacon Equity Awards—Double-Trigger Protections" starting on page 69.

Future Change in Control

        Under the terms of Mr. Miller's retention bonus agreement only, if after the closing of the merger, OneBeacon experiences a change in control, Mr. Miller would be entitled to receive any unpaid portion of his retention bonus upon the date of such change in control.

Noncompetition and Nonsolicitation

        If the officer's employment is terminated (i) by OneBeacon or its successor without "cause", (ii) by the officer for "constructive termination", or (iii) by OneBeacon or its successor due to the officer's disability, then the officer will be subject to:

  •
  a noncompetition covenant for (x) 12 months following such termination, if such termination occurs prior to the first anniversary of the closing of the merger; or (y) six months following such termination, if such termination occurs on or after the first anniversary of the closing of the merger (provided that if such termination occurs after the second anniversary of the closing of the merger, then the noncompetition covenant will not apply); and

  •
  a nonsolicitation covenant (prohibiting solicitation of customers or employees) for 12 months following such termination.

        If the officer's employment is terminated (i) by OneBeacon or its successor for "cause", (ii) by the officer due to a voluntary resignation (other than due to a "constructive termination"), the officer will be subject to:

  •
  a noncompetition covenant until the earlier of (x) the six-month anniversary of the officer's termination of employment and (y) the 30th month anniversary of the closing of the merger; and

  •
  a nonsolicitation covenant (prohibiting solicitation of customers or employees) until the later of (x) 24 months following the date on which the last installment of the bonus was paid and (y) 12 months following such termination.

Potential Cut-Back

        The retention bonus agreements further provide that, if payments to the executive officer in connection with the merger are subject to "golden parachute" excise taxes imposed under Section 4999 of the Code, the payments to the officer will be reduced in order to limit or avoid the "golden parachute" excise tax if and to the extent such reduction is expected to produce a better after-tax result for the officer. However, if the after-tax result before applying any such reduction would not be more than 10% greater than the after-tax result if such payments were reduced to avoid such "golden parachute" excise taxes, then OneBeacon may, in its sole discretion, reduce the payments to the extent necessary so that no portion of such payments would be subject to such "golden parachute" excise taxes.

New CEO Arrangement

        Intact and Mr. Miller have agreed upon certain terms regarding Mr. Miller's terms of employment following the merger, which will be memorialized in an employment agreement. The employment agreement will provide that Mr. Miller will be located in Minneapolis, Minnesota, and will serve in a position to be mutually agreed upon. Mr. Miller's initial annual base salary will be $750,000. He will also be eligible to receive an annual bonus, with a target amount equal to 100% of his annual base salary and a maximum cap equal to 200% of his annual base salary. He will be allowed to use the corporate aircraft for personal use, subject to an annual maximum cap of $125,000.

        In 2018, Mr. Miller will be entitled to receive an award under Intact's long-term incentive plan with a grant-date value of $3.5 million. 30% of such award will be in the form of restricted stock units, which will vest in full on the third anniversary of the date of grant. The remaining 70% of such award will be in the form of performance stock units, which may vest as to 0-200% of target based on the achievement of performance criteria to be mutually agreed upon. The vesting of Mr. Miller's award will be conditioned on his continued employment through the vesting date, subject to prorated vesting in case of (a) Mr. Miller's retirement before the end of 2022, (b) an involuntary termination or constructive termination of Mr. Miller's employment or (c) a termination of Mr. Miller's employment due to death or disability. For performance stock units, such prorated vesting would take into account actual performance achievement for completed years of the performance cycle and target performance achievement for future years of the performance cycle.

        Following the closing of the merger, Mr. Miller will also receive a special retention award under Intact's long-term incentive plan, in the form of performance stock units. Such award will have a grant-date value of $10 million. One-half of the performance stock units will vest at the end of 2021 and will be paid based on business units' average combined ratio for 2019, 2020 and 2021, and the remaining one-half of the performance stock units will vest at the end of 2022 will be paid based on business units' average combined ratio for 2020, 2021 and 2022. The vesting of Mr. Miller's special retention award is conditioned on his continued employment through the vesting date, subject to prorated vesting in case of an involuntary termination or constructive termination of his employment, calculated based on (x) the length of time worked during the performance cycle and (y) actual performance achievement for completed years of the performance cycle and target performance achievement for future years of the performance cycle (provided that, if such termination occurs before July 1, 2020, Mr. Miller will be entitled to the greater of such prorated amount or $5 million plus accrued dividends). The award will be fully paid in case of termination of Mr. Miller's employment due to death, disability or a future change in control.

        Mr. Miller's employment agreement will also provide for severance in case of involuntary termination or constructive termination, equal to two times the sum of his annual salary and target bonus. He will also be entitled to continue to benefit from all benefit plans (including health care coverage) for two years (18 months in the case of health care coverage, on the same basis provided under the Severance Plan). Mr. Miller will be subject to the noncompetition and nonsolicitation provisions set forth in his retention bonus agreement (as described above under the subsection entitled "—Retention Bonus Agreements"). Further, if payments to Mr. Miller in connection with any future change in control are subject to "golden parachute" excise taxes imposed under Section 4999 of the Code, such payments shall be reduced in order to limit or avoid the "golden parachute" excise tax if and to the extent such reduction is expected to produce a better after-tax result for him.

Deferred Compensation Plan

        OneBeacon maintains the Deferred Compensation Plan which permits certain key employees, including the executive officers, to defer all or a portion of their qualifying compensation (consisting of up to 100% annual bonus and long-term incentive compensation). Deferred amounts may be invested notionally in various investment options, including the OneBeacon Stock Fund and the White Mountains Stock Fund. Under the terms of the Deferred Compensation Plan, vested deferred amounts will be distributed to OneBeacon participants in a lump sum upon the closing of the merger. As of June 7, 2017, Ms. Phillips is the only executive officer who participates in the Deferred Compensation Plan. The estimated value of her payments under the Deferred Compensation Plan is $1,047,365.

Certain Transaction-Related Compensation for OneBeacon's Named Executive Officers

        This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation that may be paid or become payable to OneBeacon's named executive officers that is based on or otherwise relates to the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable (referred to in this proxy statement as "transaction-related compensation"). These potential payments consist of:

  •
  Severance payments and benefits that each named executive officer would be entitled to receive pursuant to the terms of his or her offer letter or the Severance Plan, as applicable, and under the 2017 MIP in connection with a covered termination (as defined below) and, in the case of the MIP, a termination due to death or disability.

  •
  Payments in connection with OneBeacon equity-based awards, the treatment of which is described in more detail in the section entitled "The Merger Agreement—Treatment of OneBeacon Equity Awards" beginning on page 68.

  •
  Special retention bonuses that each named executive officer is entitled to receive in connection with a broad-based retention program for key employees that was approved by the compensation committee of the OneBeacon board of directors in order to promote the retention and continued focus of certain key employees, including the named executive officers, during the pendency of the merger and following the closing of the merger. These retention bonuses are partially payable upon the closing of the merger and partially payable over the two-year period following the closing of the merger, subject to continued employment (or an earlier qualifying termination of employment).

        For purposes of quantifying these potential payments and benefits for the table below, the following assumptions were used:

  •
  The closing of the merger occurs on the assumed merger closing date.

  •
  Immediately following the closing of the merger, the employment of each named executive officer is terminated without "cause" or each executive officer resigns due to a "constructive termination" (as such terms are generally described in the section entitled "The Merger Agreement—Treatment of OneBeacon Equity Awards—Double-Trigger Protections" beginning on page 69). We refer to such a termination or resignation as a "covered termination".

  •
  Each named executive officer satisfies all conditions to receive payments in connection with a covered termination (e.g., execution of a release of claims and compliance with noncompetition and nonsolicitation covenants).

  •
  The value of a OneBeacon Class A common share is $18.10, which is the merger consideration.

  •
  The cash value of performance shares includes dividends of $0.21 per quarter accrued through the assumed merger closing date.

        The amounts shown are estimates based on multiple assumptions that may or may not actually occur, and do not reflect compensation actions that could occur after the date of this proxy statement and before the closing of the merger. The amounts shown also do not take into account the effect of any cut back that may apply if the named executive officer becomes subject to the excise tax imposed by Section 4999 of the Code, as described under "—Retention Bonus Agreements—Potential Cut-Back". As a result, the actual amounts that a named executive officer receives may differ materially from the amounts set forth in the following table.

        In accordance with SEC rules, OneBeacon's named executive officers for purposes of this proxy statement consist of OneBeacon's chief executive officer, chief financial officer and each other executive officer who was a named executive officer for purposes of OneBeacon's proxy statement for its 2017 Annual General Meeting of Members (i.e., the three other most highly compensated executive officers, based on 2016 compensation levels, who served in such capacities on December 31, 2016).

Transaction-Related Compensation—Named Executive Officers

Name	Cash (1)	Equity (2)	Perquisites/ Benefits (3)	Other (4)	Total (5)
T. Michael Miller	$3,750,000	$8,797,156	$71,498	$10,000,000	$22,618,654
Paul H. McDonough	2,125,000	2,088,219	72,163	2,700,000	6,985,382
Paul J. Brehm	2,125,000	2,259,626	71,495	3,000,000	7,456,121
Dennis A. Crosby	2,550,000	4,386,595	71,498	4,000,000	11,008,093
Maureen A. Phillips	1,593,750	1,437,872	50,000	1,200,000	4,281,622

(1)
Represents the estimated value of the following potential benefits payable, in each case, upon the named executive officer's covered termination and, in the case of the 2017 MIP, payable upon death or disability: (i) a cash severance payment, equal to two times the sum of the named executive officer's annual base salary and annual target bonus, that the named executive officer would be eligible to receive under his or her offer letter or the Severance Plan, as applicable, and (ii) the full value of the named executive officer's bonus under the 2017 MIP (payable under the terms of the merger agreement), assuming target achievement. These payments are considered "double-trigger" because they will be payable only in the event of certain terminations following the closing of the merger. A named executive officer's right to receive any amounts described in this column is generally conditioned on his or her execution of a release of claims. The payments included in this column are estimated based on the compensation levels in effect immediately prior to the filing of this proxy statement; therefore, if compensation levels are increased after the filing of this proxy statement, actual payments to a named executive officer may be greater than those provided for above.

The following table breaks down the amounts in this column by type of payment:

Name	Cash Severance	2017 MIP	Total
T. Michael Miller	$3,000,000	$750,000	$3,750,000
Paul H. McDonough	1,750,000	375,000	2,125,000
Paul J. Brehm	1,750,000	375,000	2,125,000
Dennis A. Crosby	2,100,000	450,000	2,550,000
Maureen A. Phillips	1,312,500	281,250	1,593,750

(2)
Represents the aggregate amount payable pursuant to the merger agreement to each named executive officer, as a lump sum, in respect of service-vesting restricted shares, service-vesting restricted stock units, performance shares and performance units, in each case upon a covered termination (or adverse change in the long-term incentive plan, as applicable) within 24 months following the closing of the merger. These payments are considered "double-trigger" because they will be payable only upon the occurrence of such events following the closing of the merger. In the case of service-vesting restricted shares and restricted stock units, amounts assume full acceleration of each such award. In the case of performance shares and performance units, amounts assume that all applicable performance conditions associated with each such award are deemed achieved at target, and that the awards vest pro rata based on the number of full and partial months from the beginning of the award period through a covered termination (or adverse change in the long-term incentive plan, as applicable) as of the assumed merger closing date. The payments are estimated based on the equity award holdings of each named executive officer immediately prior to the filing of this merger proxy. If equity awards are granted after the filing of this merger proxy and before the closing of the merger, actual payments to each named executive officer may be greater than those provided for above.

  The following table breaks down the amounts in this column by type of payment:

Name	Estimated Amount Payable in Respect of Restricted Shares	Estimated Amount Payable in Respect of Performance Shares	Estimated Amount Payable in Respect of Performance Units
T. Michael Miller	$1,741,220	$2,628,853	$4,427,083
Paul H. McDonough	970,649	335,626	781,944
Paul J. Brehm	1,142,056	335,626	781,944
Dennis A. Crosby	1,918,365	710,592	1,757,639
Maureen A. Phillips	650,188	230,045	557,639
(3)
Represents the estimated value of (i) outplacement benefits and (ii) the continued health plan benefits that would be received by the named executive officer under the Severance Plan in the event of a covered termination. Outplacement benefits are estimated at $50,000 per named executive officer. Continued health plan benefits are estimated based on the company-portion of COBRA premiums for 18 months on behalf of the named executive officers and, where applicable, such officer's spouse and dependents. Ms. Phillips does not currently participate in OneBeacon's health plan, and thus no estimated value was included with respect to continued health plan benefits on her behalf. These outplacement and continued health plan benefits are considered "double-trigger" because they will be payable only in the event of a covered termination following the closing of the merger.

(4)
Represents the full value of the retention bonus granted to each named executive officer by OneBeacon in connection with the merger. Under the terms of the retention bonus agreements, each retention bonus will generally vest and become payable (i) 34% at the closing of the merger (or in the case of Mr. Miller, 40%) (i.e., "single-trigger"), (ii) 33% on the first anniversary thereof (or in the case of Mr. Miller, 30%) and (iii) 33% on the second anniversary thereof (or in the case of Mr. Miller, 30%), in each case, subject to the employee's continued employment. Subject to compliance with certain restrictive covenants and execution of a release of claims, if the named executive officer's employment is terminated due to a covered termination, then the named executive officer will be eligible to receive (x) if termination occurs prior to the first anniversary of the closing of the merger, an accelerated payment equal to 50% of the retention bonus, less any amounts previously received, and the remainder of such bonus on the first anniversary of such named executive officer's termination date, and (y) if termination occurs after the first anniversary of the closing of the merger, the remaining unpaid bonus on the six-month anniversary of such named executive officer's termination date. If the named executive officer's employment is terminated due to death or disability, then the named executive officer (or his or her beneficiary, as applicable) would be entitled to receive any remaining unpaid portion of the executive officer's bonus upon such termination (or, if later, the closing of the merger). Further, under the terms of Mr. Miller's retention bonus agreement only, if after the closing of the merger, OneBeacon experiences a change in control, Mr. Miller would be entitled to receive any remaining unpaid portion of his retention bonus upon the date of such change in control. Such payments made in the event of a covered termination, death or disability or change in control following the closing of the merger are considered "double-trigger".

(5)
No named executive officer is entitled to any tax reimbursement payments from OneBeacon. Amounts shown do not include payment upon the closing of the merger of vested deferred compensation account balances, as described under "—Deferred Compensation Plan".

  The "single-trigger" and "double-trigger" components of the aggregate total compensation amounts for each named executive officer are as follows:

Name	Single-Trigger	Double Trigger
T. Michael Miller	$4,000,000	$18,618,654
Paul H. McDonough	918,000	6,067,382
Paul J. Brehm	1,020,000	6,436,121
Dennis A. Crosby	1,360,000	9,648,093
Maureen A. Phillips	408,000	3,873,622

Director and Officers Indemnification and Insurance

        The merger agreement provides that, from and after the effective time of the merger, the surviving company in the merger will, and Intact will cause such surviving company to, indemnify and hold harmless, the present and former directors and officers of OneBeacon or any of its subsidiaries with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any action based on or arising out of, in whole or in part, (i) the fact that such person was a director or officer of OneBeacon or such subsidiary or (ii) acts or omissions by such person in such person's capacity as a director, officer, employee or agent of OneBeacon or such subsidiary or taken at the request of OneBeacon or such subsidiary, in each case, at, or at any time prior to, the effective time of the merger (including any action relating in whole or in part to the transactions contemplated by the merger agreement or relating to the enforcement of the indemnification provisions in the merger agreement, as described in this paragraph), to the fullest extent permitted under applicable law, except that such directors or officers will not be indemnified to the extent they have been found guilty of fraud or dishonesty.

        The merger agreement also provides that "tail" directors' and officers' liability insurance policies covering acts or omissions occurring prior to the closing of the merger with respect to individuals covered by the directors' and officers' liability insurance policy of OneBeacon and its subsidiaries prior to the closing of the merger, on terms and in amount no less favorable than those of OneBeacon's current policies will be obtained and will cover a period of six years following the closing. However, Intact is not required to obtain any policy with an annual premium exceeding 300% of the current annual premium.

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a general discussion of the material U.S. federal income tax consequences of the merger to OneBeacon shareholders. The following discussion is based on the Code, the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings and decisions, all as in effect as of the date of this proxy statement. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any state, local or foreign tax consequences, nor does it address any U.S. federal tax considerations other than those pertaining to U.S. federal income tax. The U.S. federal income tax laws are complex and subject to varying interpretations. No assurance can be given that the U.S. Internal Revenue Service (referred to in this proxy statement as the "IRS") will agree with the tax consequences described below.

        The following discussion applies only to holders of OneBeacon shares who hold such shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to OneBeacon shareholders in light of their particular circumstances and does not apply to holders subject to special treatment under the U.S. federal income tax laws (such as dealers or brokers in securities, commodities or foreign currencies; traders in securities that elect to apply a mark-to-market method of accounting; banks and other financial institutions; insurance companies; mutual funds; tax-exempt organizations; holders liable for the alternative minimum tax; partnerships, S corporations or other pass-through entities or investors in such entities; regulated investment companies; real estate investment trusts; controlled foreign corporations; passive foreign investment companies; former citizens or residents of the United States; U.S. holders (as defined below) whose functional currency is not the U.S. dollar; holders who hold OneBeacon shares as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment; holders who acquired OneBeacon shares pursuant to the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation; or holders who own or have owned (directly, indirectly or constructively) five percent or more (by vote or value) of the OneBeacon shares).

        If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds OneBeacon shares, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding OneBeacon shares should consult their own tax advisors regarding the tax consequences to them of the merger.

        Holders of OneBeacon shares should consult their own tax advisors as to the specific tax consequences of the merger to them in light of their particular circumstances under U.S. federal, state, local and foreign tax laws.

U.S. Holders

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of OneBeacon shares that is:

  •
  a citizen or individual resident of the United States;

  •
  a corporation (or other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  a trust if (i) a court within the United States is able to exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source.

        The receipt of cash by a U.S. holder in exchange for OneBeacon shares pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received by such U.S. holder in the merger and (2) the U.S. holder's adjusted tax basis in such shares. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder's holding period for such shares is more than one year as of the closing date of the merger. Long-term capital gains of certain non-corporate U.S. holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of OneBeacon shares at different times or at different prices, such U.S. holder must determine its adjusted tax basis, gain or loss and holding period separately with respect to each block of OneBeacon shares.

Passive Foreign Investment Company

        If it were determined that OneBeacon is or has been a passive foreign investment company within the meaning of the Code (referred to in this proxy statement as a "PFIC"), a U.S. holder of OneBeacon shares generally would be required (i) to pay a special addition to tax on certain distributions and gains on the sale or other disposition of such shares and (ii) to pay tax on any gain from the sale or other disposition of such shares at ordinary income (rather than capital gains) rates in addition to paying the special addition to tax on this gain.

        In general, a non-U.S. corporation will be a PFIC during a given year if (i) 75% or more of its gross income constitutes "passive income" or (ii) 50% or more of its assets produce (or are held for the production of) passive income. For purposes of the PFIC determination, a non-U.S. corporation is generally treated as owning a proportionate share of the assets and income of any other corporation in which it owns, directly or indirectly, more than 25% (by value) of the corporation's shares. Passive income generally includes interest, dividends, annuities and other investment income.

        Generally, income derived from the active conduct of an insurance business by a corporation that is predominantly engaged in an insurance business is not passive income for purposes of the PFIC determination. OneBeacon is predominantly engaged in the active conduct of an insurance business and therefore believes that, while there can be no assurance, OneBeacon has never been and is not a PFIC. This discussion assumes that OneBeacon has never been and is not a PFIC. The PFIC rules are complex, and each U.S. holder should consult its own tax advisor regarding the classification of OneBeacon as a PFIC and the effect of the PFIC rules on such U.S. holder.

Information Reporting and Backup Withholding

        Payments made to a U.S. holder in exchange for OneBeacon shares pursuant to the merger generally will be subject to information reporting and may be subject to backup withholding (at a rate of 28%). To avoid backup withholding, each U.S. holder should timely complete and return an IRS Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. Certain exempt holders generally are not subject to backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder's U.S. federal income tax liability and may entitle the U.S. holder to a refund if the required information is timely furnished to the IRS.

Non-U.S. Holders

        The term "non-U.S. holder" means a beneficial owner (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) of OneBeacon shares that is not a U.S. holder.

        The receipt of cash by a non-U.S. holder in exchange for OneBeacon shares pursuant to the merger will generally not be subject to U.S. federal income tax unless:

  •
  the gain, if any, from the exchange of such shares for cash pursuant to the merger is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder's permanent establishment or fixed base in the United States), in which event (a) the non-U.S. holder will generally be subject to U.S. federal income tax on such gain in the same manner as if it were a U.S. holder and (b) if the non-U.S. holder is a corporation, it may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty); or

  •
  the non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which event the non-U.S. holder will be subject to tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on the gain from the exchange of such shares for cash pursuant to the merger, net of any applicable U.S. source capital losses from sales or exchanges of capital assets recognized during the year.

Information Reporting and Backup Withholding

        In general, a non-U.S. holder will not be subject to U.S. federal backup withholding or information reporting with respect to cash received by the non-U.S. holder in exchange for OneBeacon shares pursuant to the merger, if the non-U.S. holder (i) certifies under penalty of perjury that it is not a United States person (by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8) and the payor does not have actual knowledge or reason to know that the holder is a "United States person" as defined under the Code or (ii) such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder's U.S. federal income tax liability and may entitle the non-U.S. holder to a refund if the required information is timely furnished to the IRS.

Dividends

        OneBeacon has paid regular quarterly dividends on the OneBeacon Class A common shares. Under the terms of the merger agreement, OneBeacon will not, and will not permit any of its subsidiaries to establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any OneBeacon shares or other equity or voting interests, other than (i) dividends or distributions made by a wholly owned subsidiary of OneBeacon to OneBeacon or another wholly owned subsidiary of OneBeacon and (ii) in the case of OneBeacon, distributions not to exceed $0.21 per share of OneBeacon shares per quarter on certain record dates and certain payment dates.

Regulatory Approvals Required for the Merger

        The respective obligations of Intact, OneBeacon, Holdco and Merger Sub under the merger agreement to effect the merger are subject to the termination or expiration of any waiting period (or extension thereof) applicable to the transactions contemplated by the merger agreement under the HSR Act. The parties filed the required notifications with the Antitrust Division and the FTC on May 12, 2017, and the parties' request for early termination of the applicable waiting period was granted on May 19, 2017.

        The Antitrust Division and the FTC frequently scrutinize the legality under U.S. antitrust laws of transactions such as the merger. At any time before or after the merger, any of the Antitrust Division, the FTC or a U.S. state attorney general could take action under applicable antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin consummation of the merger, or subjecting the consummation of the merger to divestiture of substantial businesses or assets of OneBeacon or Intact or their respective subsidiaries or to other conditions or remedies.

        The respective obligations of the parties under the merger agreement to effect the merger are also conditioned on the applicable parties making declarations, notifications or filings with, and/or obtaining the consents of the BMA; the Del. Commissioner; the PaDOI; depending upon certain circumstances prior to the closing date, the Tex. Commissioner; and the NY Supt. These required submissions were filed with the applicable regulators on May 25, 2017. These filings and consents are required under laws and regulations in these jurisdictions governing acquisitions of control over insurers domiciled therein. In one or more of these jurisdictions, such regulator may be permitted to hold a hearing on the merits of the merger to determine whether it satisfies the statutory criteria in that jurisdiction for approval of such an acquisition.

        While we believe that OneBeacon and Intact will receive the requisite approvals and clearances for the merger, OneBeacon and Intact may not obtain the regulatory consents necessary to consummate the merger. Each of the parties has agreed, upon the terms and subject to the conditions of the merger agreement, to cooperate with the other parties and use (and cause its respective subsidiaries to use) its reasonable best efforts to promptly:

  •
  obtain from any governmental authority or third party all consents, waivers, approvals, licenses, permits, orders, non-objections or authorizations necessary, proper or advisable to consummate the transactions contemplated by the merger agreement;

  •
  take all steps that are necessary, proper or advisable to avoid any action by any governmental authorities with respect to the merger agreement or the transactions contemplated by the merger agreement; and

  •
  defend or contest in good faith any action by any third party, whether judicial or administrative, challenging the merger agreement or that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated by the merger agreement, except that Intact, Holdco and Merger Sub are not required to commence any litigation against any governmental authority.

        Other than the filings described above, neither OneBeacon nor Intact is aware of any governmental or regulatory filings or consents required to be made or obtained, or waiting periods required to expire or terminate after the making of a filing prior to the closing of the merger. If the parties discover that other filings, consents or waiting periods are necessary, then the parties will seek to make such other failings and obtain such other approvals. However, there can be no assurance that any such filings will be made, that any such waiting period will expire or that any required governmental or regulatory consents will be obtained on a timely basis, if at all.

        See the sections of this proxy statement entitled "—Regulatory Approvals Required for the Merger" beginning on page 64, "The Merger Agreement—Efforts to Complete the Merger" beginning on page 79 and "The Merger Agreement—Conditions to Completion of the Merger" beginning on page 83 for a more detailed description of the foregoing obligations.

Litigation Related to the Merger

        On June 2, 2017, Stephen Bushansky, a purported OneBeacon shareholder, filed a class action complaint against OneBeacon and each of the members of the OneBeacon board of directors in the U.S. District Court for the District of Minnesota, purportedly on behalf of the public OneBeacon shareholders. The complaint alleges that the preliminary proxy statement OneBeacon filed with the SEC omitted or misrepresented certain material information, allegedly in violation of Sections 14(a) and 20(a) of the Exchange Act and SEC Rule 14a-9. The Plaintiff asked the Minnesota Court to (i) order that the litigation may be maintained as a class action and certify the Plaintiff as the Class representative and the Plaintiff's counsel as the Class's counsel, (ii) preliminarily and permanently enjoin the Defendants and all persons acting in concert with them from proceeding with, consummating, or closing the merger and any vote on the merger, unless and until the Defendants disclose and disseminate the purportedly material information identified in the complaint, (iii) in the event the merger is consummated, rescind it and set aside or award rescissory damages to the Plaintiff and the Class, (iv) award the Plaintiff the costs relating to the lawsuit, including reasonable allowance for the Plaintiff's attorneys' and experts' fees and (v) grant such other and further relief as the Minnesota Court may deem just and proper. OneBeacon and its directors believe these claims are without merit and intend to vigorously defend this litigation. OneBeacon cannot predict the outcome of or estimate the possible loss or delay of the completion of the merger, if any, in each case, resulting from this matter.

 THE MERGER AGREEMENT

        The following describes the material provisions of the merger agreement, a copy of which is included as Annex A to this proxy statement. The summary of the provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. OneBeacon encourages you to carefully read the merger agreement in its entirety before making any decisions regarding the merger as it is the legal document governing the merger.

        The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement and is not intended to provide any factual information about OneBeacon. OneBeacon is responsible for considering whether additional disclosure of material information is required to make the statements in this proxy statement not misleading. Factual disclosures about OneBeacon contained in this proxy statement or in OneBeacon's public reports filed with the SEC may supplement, update or modify the factual disclosures about OneBeacon contained in the merger agreement and described in the summary. The representations, warranties and covenants made in the merger agreement by Intact, OneBeacon, Holdco and Merger Sub are qualified and subject to important limitations agreed to by Intact, OneBeacon, Holdco and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the merger agreement, and were negotiated with the principal purpose of allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality that may be different from that generally relevant to shareholders or applicable to reports and documents filed with the SEC, and in some cases are qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement or otherwise publicly disclosed. The representations and warranties in the merger agreement will not survive the completion of the merger. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included or incorporated by reference into this proxy statement. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section of this proxy statement entitled "Where You Can Find More Information" beginning on page 102.

The Merger

        Upon the terms and subject to the conditions set forth in the merger agreement and the statutory merger agreement, and pursuant to the applicable provisions of the Companies Act, at the effective time of the merger, Merger Sub, an indirect, wholly owned subsidiary of Intact and a party to the merger agreement, will be merged with and into OneBeacon. As a result of the merger, the separate corporate existence of Merger Sub will cease, and OneBeacon will be the surviving company in the merger and a wholly owned indirect subsidiary of Intact.

Closing; Effective Time

        The closing of the merger will occur as soon as reasonably practicable (but in any event no later than the fifth business day) following the satisfaction or (to the extent permitted by the merger agreement and by applicable law) waiver (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or (to the extent permitted in the merger agreement and by applicable law) waiver of those conditions at such time), or at such other place, time and date as agreed to in writing by OneBeacon and Intact. See the section of this proxy statement entitled "—Conditions to Completion of the Merger" beginning on page 83 for further discussion of the conditions to the closing of the merger.

        The merger will become effective upon the issuance of the certificate of merger by the Registrar of Companies in Bermuda at the time and date shown on the certificate of merger. The parties have agreed that they will request that the Registrar of Companies in Bermuda provide in the certificate of merger that the effective time of the merger will be 10:00 a.m., Bermuda time, on the closing date of the merger.

        Intact and OneBeacon currently expect to complete the merger during the fourth quarter of 2017, subject to receipt of the required shareholder approvals and regulatory approvals, and subject to the satisfaction or waiver of the other conditions described below.

Effects of the Merger

        The merger agreement provides that, at the effective time of the merger, any issued and outstanding OneBeacon shares (other than (a) OneBeacon shares that are owned by Merger Sub, which will automatically be canceled and cease to exist, and (b) OneBeacon shares that are subject to OneBeacon equity awards, which are discussed in the section of this proxy statement entitled "—Treatment of OneBeacon Equity Awards" beginning on page 68) will be automatically transferred to Holdco in exchange for the right to receive an amount in cash equal to $18.10, without interest.

Exchange of OneBeacon Shares

        Not less than three business days prior to the anticipated closing date of the merger, Intact will designate a bank or trust company reasonably acceptable to OneBeacon (referred to in this proxy statement as the "paying agent") for the payment and delivery of the aggregate merger consideration payable to holders of OneBeacon Class A common shares. Prior to the effective time of the merger, Intact will cause one of its subsidiaries incorporated in Bermuda to deposit an amount in cash with the paying agent sufficient to pay the aggregate merger consideration payable to holders of OneBeacon Class A common shares.

        If you hold your OneBeacon Class A common shares in certificated form, as soon as practicable after the effective time of the merger (but in no event later than three business days thereafter), the surviving company in the merger or Intact will cause the paying agent to mail to you, as the holder of record, a letter of transmittal and instructions setting forth the procedures by which you may receive the merger consideration you are entitled to. If you hold your OneBeacon Class A common shares in book-entry form, you are not required to deliver a certificate but, if required by the paying agent, you will be required to deliver an executed letter of transmittal to the paying agent in order to receive the merger consideration you are entitled to. Upon the completion of the applicable procedures set forth in the letter of transmittal, the paying agent will deliver to you cash in an amount equal to the number of OneBeacon Class A common shares owned by you multiplied by the merger consideration, and such certificates or book-entry shares will forthwith be canceled. Until satisfaction of the procedures set forth by the paying agent, each OneBeacon Class A certificate or book-entry share will be deemed after the effective time of the merger to represent only the right to receive the merger consideration. No interest will be paid or will accrue on the cash payable with respect to such OneBeacon Class A common share.

        If you own OneBeacon Class B common shares, as soon as practicable after the effective time of the merger, you will surrender the certificates evidencing such OneBeacon Class B common shares to the surviving company in exchange for the merger consideration. Upon such surrender, Intact will cause one of its subsidiaries incorporated in Bermuda to make a wire transfer to an account designated by you of cash in an amount equal to the number of OneBeacon Class B common shares owned by you multiplied by the merger consideration, and such OneBeacon Class B common share certificates will forthwith be canceled. Until satisfaction of the procedures described above, each OneBeacon Class B certificate will be deemed after the effective time of the merger to represent only the right to receive the merger consideration. No interest will be paid or will accrue on the cash payable with respect to such OneBeacon Class B common share.

        If you hold your OneBeacon shares in certificated form, you should not forward your stock certificates to the paying agent without a letter of transmittal, and you should not return your share certificates with the enclosed proxy card.

        Intact, the surviving corporation and the paying agent (without duplication) will be entitled to deduct and withhold from the merger consideration any amount required to be deducted and withheld with respect to applicable withholding taxes.

Lost, Stolen or Destroyed Class A Certificates

        If you have lost your OneBeacon Class A common share certificate, or if it has been stolen or destroyed, you will have to provide an affidavit of that fact and, if required by the surviving company, post a bond in such reasonable amounts as Intact may direct, as indemnity against any claim that may be made against it with respect to such share certificate. Upon the posting of such bond, the surviving company will cause the paying agent to pay you the applicable merger consideration payable in respect of your lost, stolen or destroyed share certificate.

Treatment of OneBeacon Equity Awards

        OneBeacon equity awards that are outstanding at the effective time of the merger will generally be treated in the manner described below.

Treatment of Restricted Stock

        Each service-vesting restricted share will be converted into the right to receive an amount in cash equal to the merger consideration, on the applicable vesting date. Payment will be made if and when such awards vest based on continued employment conditions. Any accrued dividends payable in respect of such awards will be promptly paid after the effective time of the merger.

Treatment of Restricted Stock Units

        Each service-vesting restricted stock unit will be converted into the right to receive, for each OneBeacon share subject to such award, an amount in cash equal to the merger consideration plus any accrued dividends, on the applicable vesting date. Payment will be made if and when such awards vest based on continued employment conditions.

Treatment of 2015-2017 Performance Share Awards

        Each performance share award for the 2015-2017 performance cycle will be converted into a service-vesting award payable in cash on the applicable vesting date. The cash value of such award will equal the product of (x) the merger consideration plus any accrued dividends and (y) the target number of OneBeacon shares subject to such award. Payment will be made if and when such award vests based on continued employment conditions.

Treatment of 2016-2018 Performance Share Awards

        Each performance share award granted for the 2016-2018 performance cycle will continue to vest in the ordinary course. For awards that were subject to achievement of "Growth in Book Value per Share", the performance objective will be replaced with "Adjusted Economic Combined Ratio" goals, using the same metrics that apply to existing performance unit awards for the 2016-2018 performance cycle. The cash value of each performance share award for the 2016-2018 performance cycle will equal the product of (x) the merger consideration plus any accrued dividends, (y) the target number of OneBeacon shares subject to such award and (z) the achieved performance percentage (determined using the adjusted targets). Payment will be made if and when such award vests based on continued employment conditions and achieved performance, in accordance with existing terms.

Treatment of 2015-2017 Performance Unit Awards

        Each performance unit award granted for the 2015-2017 performance cycle will be converted into a service-vesting award payable in cash on the applicable vesting date. The cash value will equal the product of (x) the "unit value" of such award (as defined in the applicable award agreement) and (y) the target number of units subject to such award. Payment will be made if and when such award vests based on continued employment conditions.

Treatment of 2016-2018 Performance Unit Awards

        Each performance unit award granted for the 2016-2018 performance cycle will continue to vest in the ordinary course. The cash value of such award will equal the product of (x) the "unit value" of such award, (y) the target number of units subject to such award and (z) the achieved performance percentage (determined using the adjusted targets). Payment will be made if and when such awards vest based on continued employment conditions and achieved performance, in accordance with existing terms.

Treatment of 2017-2019 Performance Unit Awards

        Each performance unit award granted for the 2017-2019 performance cycle will continue to vest in the ordinary course, subject to certain adjustments with respect to the performance objectives of such award. With respect to such performance unit awards held by OneBeacon's Chief Executive Officer and Chief Financial Officer, performance achievement will be determined solely based on "Combined Ratio" achievement, instead of a combination of "Combined Ratio" and "Growth in Book Value per Share" achievement. For all performance unit awards granted for the 2017-2019 performance cycle, target, maximum and threshold goals for the Combined Ratio performance goal will be adjusted to reflect post-closing synergies and going-forward business plan. The cash value of such award will equal the product of (x) the "unit value" of such award, (y) the target number of units subject to such award and (z) the achieved performance percentage (determined using the adjusted targets). Payment will be made in cash if and when such awards vest based on continued employment conditions and achieved performance, in accordance with existing terms.

Double-Trigger Protections

        Each OneBeacon equity award will be afforded the "double-trigger" vesting protections set forth in the applicable long-term incentive plan, which generally provides that upon a termination of employment without "cause", due to a "constructive termination" or an "adverse change" in the plan (as such terms are defined below), in each case, occurring within 24 months following the closing of the merger, then:

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  service-vesting restricted stock and restricted stock unit awards will immediately vest and become unrestricted as of such event; and

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  performance share and performance unit awards will vest pro rata, based on a formula that takes into account (x) the number of full and partial months worked during the award period through the date of the event, (y) the number of target shares underlying such award (or above-target number, if actual performance through the last preceding quarter would exceed target performance), and (z) for performance share awards, the merger consideration (plus any accrued dividends) for each OneBeacon share subject to such award, and for performance units, the "unit value" set forth in the applicable award agreement.

        To the extent vested, the award will be payable in cash upon the "double trigger" event.

        Under the 2007 and 2017 long-term incentive plans, "cause" generally means (i) dereliction of duties or negligence or failure to perform duties, or willful refusal to follow any lawful directive of a supervisor; (ii) conviction of, or plea of nolo contendere to, a felony or any crime involving moral turpitude or dishonesty; (iii) commission of fraud, embezzlement, theft or any deliberate misappropriation of money or other assets; (iv) breach of any term of any employment or similar agreement, or breach of his fiduciary duties; (v) any willful act, or failure to act, in bad faith to the detriment of OneBeacon, a subsidiary or business unit thereof (whether financially or reputationally); or (vi) willful failure to cooperate in good faith with a governmental or internal investigation.

        Under the 2007 and 2017 long-term incentive plans, "constructive termination" generally means an employee resignation following (i) a material decrease in his or her total annual compensation, or (ii) a material diminution in the authority, duties or responsibilities of his or her position such that the employee cannot continue to carry out his or her job in substantially the same manner as before such diminution. The merger agreement modifies the constructive termination definition to include, as an additional trigger, relocation of an employee's principal place of employment by more than 35 miles. The employee must provide advance written notice to OneBeacon of his or her resignation due to constructive termination, as well as a 30-day opportunity for OneBeacon to cure the circumstances giving rise to constructive termination.

        Under the 2007 and 2017 long-term incentive plans, an "adverse change" in the plan generally means a material diminution in a participant's rights held under an award (other than pursuant to its terms), unless substituted with a long-term incentive award with a value at least comparable to the loss in value attributable to such diminution in rights. Under the 2017 long-term incentive plan, an "adverse change" in the plan also means any amendment or termination of the plan that materially diminishes the value of awards that may be granted under the plan to participants, unless substituted with authority to grant long-term incentive awards of comparable value to participants.

        The above definitions of cause and constructive termination also apply to (i) the 2017 bonuses granted under the MIP, (ii) the retention bonus agreements described under "The Merger—Interests of OneBeacon's Directors and Executive Officers in the Merger—Retention Bonus Agreements", and (iii) outstanding awards under OneBeacon's long-term cash plan (referred to in this proxy statement as the "Long-Term Cash Plan").

Dissenting Shares

        At the effective time of the merger, any OneBeacon shares held by holders of OneBeacon shares who (a) did not vote in favor of the merger, (b) complied with all of the provisions of the Companies Act concerning the right of holders of OneBeacon shares to require appraisal of such shares pursuant to the Companies Act and (c) did not fail to perfect such right to appraisal or deliver an effective withdrawal of its appraisal right will automatically be canceled and converted into the right to receive the merger consideration. In the event that the fair value of a dissenting share as appraised by the Supreme Court of Bermuda is greater than the merger consideration, any holder of dissenting shares will be entitled to receive from the surviving company in the merger such difference within 30 days after the final determination by the Supreme Court of Bermuda of the fair value of such OneBeacon shares. For a more complete description of the available appraisal rights, see the section of this proxy statement entitled "Appraisal Rights" beginning on page 93.

        Under the merger agreement, OneBeacon is required to give Intact (i) written notice of any demands for appraisal (or withdrawals thereof) and, to the extent OneBeacon has knowledge thereof, any applications to the Supreme Court of Bermuda for appraisal of the fair value of the dissenting shares and (ii) to the extent permitted by applicable law, the opportunity to participate with OneBeacon in any settlement, negotiations and proceedings with respect to any demands for appraisal under the Companies Act.

Adjustments

        In the event that, between the date of the merger agreement and the effective time of the merger, the issued and outstanding OneBeacon shares change into a different number of shares or a different class by reason of the occurrence or record date of any share dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the merger consideration will be appropriately adjusted to reflect such share dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

Representations and Warranties

        The merger agreement contains certain customary representations and warranties, subject to certain exceptions in the merger agreement and confidential disclosures made by the parties to the other in connection with the merger agreement. Each of Intact, Holdco, Merger Sub and OneBeacon has made representations and warranties regarding, among other things:

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  organization, standing and corporate power;

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  authority with respect to the execution, delivery and performance of the merger agreement and the statutory merger agreement, and the due and valid execution and delivery and enforceability of the merger agreement;

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  board recommendation and approval;

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  absence of conflicts with, or violations of, organizational documents, contracts and applicable law;

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  requisite shareholder approval;

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  required regulatory filings and consents and approvals of governmental authorities;

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  this proxy statement and the information supplied to be included herein;

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  absence of certain legal proceedings; and

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  brokers' fees payable in connection with the transactions contemplated by the merger agreement.

        OneBeacon has made additional representations and warranties regarding, among other things:

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  capital structure;

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  ownership of subsidiaries;

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  SEC filings, financial statements, undisclosed liabilities and internal controls;

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  conduct of the business since December 31, 2016;

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  absence of any material adverse effect since December 31, 2016;

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  compliance with applicable laws and permits;

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  tax matters;

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  employee benefits matters and ERISA compliance;

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  labor matters;

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  investments;

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  intellectual property matters;

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  absence of any anti-takeover statutes applying to the merger;

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  real property matters;

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  material contracts;

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  insurance and reinsurance subsidiaries;

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  statutory statements and examinations;

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  agreements with insurance regulators;

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  reserves;

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  insurance policies;

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  opinion of OneBeacon's financial advisor;

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  related party transactions; and

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  environmental matters.

        Intact has made additional representations and warranties regarding, among other things:

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  Holdco and Merger Sub's ownership and operations;

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  the financing of the merger consideration;

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  absence of arrangements or understandings between Intact, Holdco, Merger Sub or any of their affiliates, on the one hand, and any member of OneBeacon's management or board of directors, on the other hand; and

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  ownership of OneBeacon shares.

        The representations and warranties do not survive the merger (and thus there are no post-closing remedy for breaches), are often qualified by a "materiality" or "material adverse effect" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect on the party making such representation or warranty), are qualified by confidential disclosures made to the other party in connection with the merger agreement and, in the case of OneBeacon, by disclosure in certain of OneBeacon's public filings with the SEC up to the date of the merger agreement.

Conduct of Business Pending the Completion of the Merger

        OneBeacon has agreed to certain covenants in the merger agreement restricting the conduct of its business between the date of the merger agreement and the effective time of the merger. In general, except as required by applicable law, as expressly contemplated or required by the merger agreement, or as may have been previously disclosed in writing by OneBeacon or with the prior written consent of Intact (such consent not to be unreasonably withheld, conditioned or delayed), OneBeacon will use its reasonable best efforts to, and will use its reasonable best efforts to cause each of its subsidiaries to, carry on its business in all material respects in the ordinary course of business. To the extent consistent with the foregoing, OneBeacon agreed to use its commercially reasonable efforts to preserve its business organizations substantially intact and preserve existing relations with key customers, reinsurance providers and other person with whom OneBeacon or its subsidiaries have significant business relationships, in each case, consistent with past practice.

        Subject to certain exceptions, OneBeacon and its subsidiaries, as applicable, will be required to obtain the prior written consent of Intact (such consent not to be unreasonably withheld, conditioned or delayed) prior to taking certain actions, including:

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  incurring certain types of indebtedness, except for (v) intercompany guarantees or intercompany "keep well" or other agreements to maintain any financial statement condition of OneBeacon or any of its wholly owned subsidiaries, (w) letters of credit issued in the ordinary course of business consistent with past practice, (x) borrowings under OneBeacon's existing credit facility not in excess of $65 million, (y) any other indebtedness having an aggregate principal amount outstanding that is not in excess of $5 million and (z) indebtedness incurred in connection with the refinancing of any indebtedness existing on the date of the merger agreement or permitted to be incurred, assumed or otherwise entered into thereunder;

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  entering into any swap or hedging transaction or other derivative agreements other than in the ordinary course of business consistent with past practice and in compliance with OneBeacon's investment guidelines;

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  making or authorizing capital expenditures outside the ordinary course of business consistent with past practice, except as budgeted in OneBeacon's plan as of the date of the merger agreement;

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  making any loans or advances to, or, except as permitted by OneBeacon's investment guidelines, investments in, any other third party;

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  increasing salary or bonus compensation opportunities or materially increasing severance, retention or termination pay for any director or officer or any employee whose annual base salary rate exceeds $200,000; entering into or amending any collective bargaining agreements or OneBeacon benefits plan, or entering into any employment, consulting, severance or termination agreements with certain senior executives;

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  altering or amending in any material respect any existing underwriting, reserving, claim handling, loss control or actuarial practice guideline or policy of OneBeacon or any of its insurance subsidiaries or any material assumption underlying any reserves or actuarial practice or policy;

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  settling any litigation made or pending against OneBeacon or any of its subsidiaries or their officers and directors in excess of $500,000 for any individual settlement or $1.5 million in the aggregate;

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  canceling material indebtedness or waiving any material claims or rights under any material contracts (as defined in the merger agreement);

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  entering into, materially modifying or terminating any material contract or entering into or materially modifying any contract constituting a related party transaction;

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  voluntarily abandoning, disposing of, or permitting to lapse any right to material intellectual property owned by OneBeacon or any of its subsidiaries;

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  acquiring or disposing of any investment assets in any manner not in compliance with OneBeacon's investment guidelines;

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  retaining or engaging any external investment manager that had not been retained or engaged prior to the date of the merger agreement; or

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  authorizing any of, or committing or agreeing, in writing or otherwise, to take any of, the foregoing actions.

        Furthermore, subject to certain exceptions, OneBeacon and its subsidiaries, as applicable, will be required to obtain the prior written consent of Intact (which consent can be withheld, conditioned or delayed in Intact's sole discretion) prior to taking the following actions:

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  issuing, selling or granting any OneBeacon shares or other equity or voting interests of OneBeacon (including convertible securities, options or warrants);

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  redeeming, purchasing or otherwise acquiring any outstanding OneBeacon shares or other equity or voting interests of OneBeacon or any rights, warrants or options to acquire any OneBeacon shares or other equity or voting interests of OneBeacon;

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  establishing a record date for, declaring, setting aside for payment or paying dividends, other than quarterly dividends of $0.21/share as of certain record and payment dates previously identified to Intact;

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  splitting, combining, subdividing or reclassifying any OneBeacon shares or other equity or voting interests of OneBeacon;

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  selling or leasing any of its owned properties or assets whose value or purchase price exceeds $2.5 million;

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  making any acquisition of the share capital or capital stock or, a material portion of the assets of any third party, in each case, for consideration in excess of $5 million;

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  materially changing financial accounting methods, principles or practices materially affecting the consolidated assets, liabilities or results of operations of OneBeacon and its subsidiaries;

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  reducing or strengthening any reserves, provisions for losses or other liability amounts in respect of insurance contracts and assumed reinsurance contracts;

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  amending OneBeacon's organizational documents or amending in any material respect the organizational documents of any subsidiaries of OneBeacon in a manner that would reasonably be expected to prevent or to impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated by the merger agreement;

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  adopting or implementing any shareholder rights plan or similar arrangement;

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  adopting a plan or agreement of complete or partial liquidation or dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization of OneBeacon or any of its subsidiaries;

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  granting any lien in any of its material assets;

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  making any material tax election, settling or compromising any audit or other proceeding relating to a material amount of tax, filing any material amended tax return, extending or waiving the application of any statute of limitations regarding the assessment or collection of any material tax, entering into any tax indemnification, sharing, allocation or reimbursement agreement or similar agreements, arrangements or understandings or making any material change to any tax accounting principles, methods or practices;

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  discontinuing OneBeacon or any of its subsidiaries incorporated in Bermuda to a jurisdiction outside of Bermuda;

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  voluntarily abandoning, disposing of, or permitting to lapse any material permit;

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  amending, modifying or otherwise changing OneBeacon's investment guidelines in any material respect;

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  entering into any new lines of business or withdrawing from, or putting into "run off", any existing lines of business; or

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  authorizing any of, or committing or agreeing, in writing or otherwise, to take any of, the foregoing actions.

        Intact, Holdco and Merger Sub have agreed that they will not knowingly take or permit any of their respective affiliates to take any action that could reasonably be expected to result in any of the conditions precedent to the consummation of the merger described under "—Conditions to Completion of the Merger" beginning on page 83 not being satisfied.

Adverse Recommendation Change; No Solicitation of Takeover Proposals

No Solicitation of Takeover Proposals

        The merger agreement contains non-solicitation obligations pursuant to which OneBeacon and its subsidiaries are required to, and are required to cause their respective officers, directors and employees to, and are required to use their reasonable best efforts to cause their other representatives to, (i) (a) immediately cease any solicitation, encouragement, discussions or negotiations of or with any persons and (b) to the extent reasonably possible, terminate any waiver of any "standstill" or similar obligation of any person under any existing confidentiality agreement and (ii) not, directly or indirectly:

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  solicit, encourage, initiate or take any action to knowingly facilitate the submission of any inquiry, or the making of any proposal, in each case, that constitutes, or would reasonably be expected to lead to, a takeover proposal;

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  amend, waive or fail to enforce (to the extent permitted under applicable law) any "standstill" or similar obligation of any person under any existing confidentiality agreement;

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  engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any material non-public information for the purpose of encouraging or facilitating, a takeover proposal; or

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  enter into any letter of intent, agreement or agreement in principle with respect to a takeover proposal.

        Notwithstanding the non-solicitation obligations set out above, if at any time prior to obtaining the requisite approval of the OneBeacon shareholders, OneBeacon receives a bona fide takeover proposal after the date of the merger agreement which did not result from any breach of the non-solicitation obligations referred to above (except that for purposes of determining whether a breach of such obligation has occurred, OneBeacon's obligation to use its reasonable best efforts to cause its representatives to comply with such covenant will be deemed to be a covenant of OneBeacon to cause its representatives to comply with such covenant), OneBeacon or its representatives may, if the OneBeacon board of directors determines in good faith after consultation with OneBeacon's financial advisors and outside legal counsel that such takeover proposal constitutes or would reasonably be expected to lead to a superior proposal, (i) negotiate and enter into a confidentiality agreement with the person or group making the takeover proposal that contains provisions that are not materially less favorable in the aggregate to OneBeacon than those contained in the confidentiality agreement between OneBeacon and Intact (such confidentiality agreement being referred to in this proxy statement as an "acceptable confidentiality agreement") and furnish information (including non-public information) with respect to OneBeacon to such person or group and (ii) after entering into an acceptable confidentiality agreement, participate in discussions or negotiations with such person or group making such takeover proposal.

        OneBeacon must promptly (and in any event within 24 hours after receipt) notify Intact in the event it receives a takeover proposal and disclose to Intact the material terms and conditions of such takeover proposal and the identity of the person or group making such takeover proposal, unredacted copies of all material correspondence or other material written documentation with respect thereto (including written summaries of any material oral communications) and keep Intact reasonably informed on a prompt basis of any material developments with respect to any such takeover proposal.

Adverse Recommendation Change

        Except as described below, OneBeacon has agreed that neither its board of directors nor any committee thereof will:

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  withhold or withdraw its recommendation that the OneBeacon shareholders approve the merger proposal;

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  modify, qualify or amend, in a manner adverse to Intact, its recommendation that the OneBeacon shareholders approve the merger proposal;

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  fail to include its recommendation that the OneBeacon shareholders approve the merger proposal in this proxy statement;

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  approve or publicly endorse or recommend any takeover proposal, or refrain from recommending against any takeover proposal that is a tender offer or exchange offer, within 10 business days after the commencement of such offer; or

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  subject to certain limitations, fail to publicly reaffirm its recommendation that the OneBeacon shareholders approve the merger proposal within 10 business days after receipt of a written request by Intact to make such public reaffirmation following the receipt by OneBeacon of a public takeover proposal (other than in the case of a takeover proposal in the form of a tender offer or exchange offer covered by the immediately preceding bullet) that has not been withdrawn, except that Intact may make such a request only once in any 10 business day period and only once for each such public takeover proposal and once for each public material amendment to such takeover proposal.

        Any of the actions by OneBeacon described in the immediately preceding paragraph are referred to in this proxy statement as an "adverse recommendation change".

        OneBeacon has also agreed that it will not, and will not cause or permit its subsidiaries to, execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, amalgamation agreement or other similar agreement related to any takeover proposal, other than an acceptable confidentiality agreement (referred to in this proxy statement as an "acquisition agreement").

        For purposes of the merger agreement, "takeover proposal" means any inquiry, proposal or offer from any person or group (other than Intact and its subsidiaries), relating to, in a single transaction or series of related transactions, any direct or indirect:

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  acquisition, including by means of bulk (or similar non-ordinary course) reinsurance of in-force business consisting of a single transaction or a series of related transactions, that if consummated would result in any person or group owning 15% or more of the consolidated assets, revenues or net income of OneBeacon and its subsidiaries, or, solely with respect to any such bulk (or similar non-ordinary course) reinsurance transaction, net exposure to insured liabilities;

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  acquisition of 15% or more of the outstanding OneBeacon shares;

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  tender offer or exchange offer that if consummated would result in any person or group having beneficial ownership of 15% or more of the outstanding OneBeacon shares; or

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  merger, amalgamation, consolidation, share exchange, business combination or similar transaction pursuant to which any person or group (or the shareholders of any person) would acquire 15% of more of the aggregate voting power of OneBeacon or the surviving entity;

other than, in each case:

  •
  the transactions contemplated by the merger agreement;

  •
  any transaction with respect to securities of White Mountains that (i) does not require termination or breach of the voting agreement by any subsidiary of White Mountains party thereto and (ii) results in all OneBeacon shares directly or indirectly owned by White Mountains as of the date of execution of the merger agreement continuing to be bound by the voting agreement;

  •
  the ownership of the OneBeacon shares by the WTM shareholders; or

  •
  the renewal or amendment of any currently in-force reinsurance arrangement or any replacement thereof or any reinsurance arrangement entered into in the ordinary course of business.

        However, prior to the time the requisite approvals of OneBeacon shareholders of the merger proposal are obtained, the OneBeacon board of directors is permitted to, in response to a bona fide takeover proposal that OneBeacon receives after the date of the merger agreement and that did not result from any breach of OneBeacon's non-solicitation obligations, as described above under the subsection entitled "—No Solicitation of Takeover Proposals", make an adverse recommendation change or cause OneBeacon to terminate the merger agreement, pay the termination fee described below under the subsection entitled "—Expenses and Termination Fee" and enter into an acquisition agreement with respect to such superior proposal, if:

  •
  the OneBeacon board of directors, acting with the affirmative vote of a majority of the members of the OneBeacon board of directors that are not members of the management of White Mountains or its subsidiaries or members of the board of directors of White Mountains (referred to in this proxy statement as the "designated directors"), determines in good faith, after consultation with OneBeacon's financial advisors and outside legal counsel, that failure to take such action would violate the directors' fiduciary duties under applicable law;

  •
  such adverse recommendation change or termination is made after the fourth business day following the receipt by Intact of written notice from OneBeacon that the OneBeacon board of directors intends to take such action, which notice is required to disclose (i) the material terms and conditions of such superior proposal and the identity of the person or group making such superior proposal and its or their financing sources (if applicable), and (ii) a copy of the most current version of the acquisition agreement (if any) with respect to such superior proposal and any agreement in OneBeacon's possession relating to the financing of such superior proposal; and

  •
  during the period following Intact's receipt of the notice described in the immediately preceding bullet, in determining whether to make an adverse recommendation change or terminate the merger agreement with respect to a superior proposal, (i) OneBeacon provides Intact a four business day opportunity to, as applicable, negotiate in good faith to make such commercially reasonable adjustments to the terms and conditions of the merger agreement as would enable the OneBeacon board of directors to no longer make an adverse recommendation change or determination that a takeover proposal constitutes a superior proposal; (ii) OneBeacon provides a new notice to Intact and a new two business day match period with respect to any change in the financial or other material terms and conditions of such superior proposal; and (iii) following the end of such period, the OneBeacon board determines, after considering the results of such negotiations and any revised proposals made by Intact, after consultation with OneBeacon's financial advisors and outside legal counsel that the takeover proposal continues to be a superior proposal.

        For purposes of the merger agreement, "superior proposal" means any bona fide written takeover proposal with respect to OneBeacon (except that references in the definition of "takeover proposal" to "15%" will be replaced by a reference to "50%") that did not result from a breach of OneBeacon's non-solicitation obligations, that the OneBeacon board of directors, acting with the affirmative vote of a majority of the designated directors, determines in its good faith judgment, after consultation with OneBeacon's financial advisors and outside legal counsel, (A) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the identity of the person making the proposal, and (B) if consummated, would be more favorable from a financial point of view to all of the OneBeacon shareholders than the merger.

        In addition, prior to obtaining the requisite approval of OneBeacon shareholders of the merger proposal, OneBeacon and its board of directors are permitted to make an adverse recommendation change if:

  •
  OneBeacon has not breached its non-solicitation obligations, as described above under the subsection entitled "—No Solicitation of Takeover Proposals";

  •
  an intervening event has occurred and a majority of the OneBeacon board of directors, acting with the affirmative vote of a majority of the designated directors, determines in good faith, after consultation with OneBeacon's outside legal counsel, that failure to take such action would violate the directors' fiduciary duties under applicable law;

  •
  such adverse recommendation change or termination is made after the fourth business day following the receipt by Intact of written notice from OneBeacon that the OneBeacon board of directors intends to take such action, which notice is required to specify material changes, developments, effects, circumstances, states of facts or events comprising such intervening event; and

  •
  during the period following Intact's receipt of the notice described in the immediately preceding bullet, in determining whether to make an adverse recommendation change, (i) OneBeacon provides Intact a four business day opportunity to negotiate in good faith to make such commercially reasonable adjustments to the terms and conditions of the merger agreement as would enable the OneBeacon board of directors to no longer make an adverse recommendation change; and (ii) at the end of such period, the OneBeacon board determines, after considering the results of such negotiations and of any revised proposals made by Intact, after consultation with OneBeacon's financial advisors and outside legal counsel, that failure to make an adverse recommendation change in respect of the intervening event would violate the directors' fiduciary duties under applicable law.

        For purposes of the merger agreement, "intervening event" means a material event, change, development, effect, occurrence or state of facts relating to OneBeacon and its subsidiaries (i) that was not known to the OneBeacon board of directors on the date of the merger agreement, or (ii) arising or occurring after the date of the merger agreement, in the case of (i) and (ii), that is not related to the receipt, existence of or terms of a takeover proposal or any inquiry relating thereto.

Efforts to Obtain Required Shareholder Approvals

        OneBeacon has agreed to hold its special general meeting and to use its reasonable best efforts to solicit and secure the requisite approval of the OneBeacon shareholders for the merger proposal. The OneBeacon board of directors has approved the merger agreement and the transactions contemplated by the merger agreement and adopted resolutions directing that such proposal be submitted to the OneBeacon shareholders for their consideration.

Efforts to Complete the Merger

        Each of the parties has agreed, subject to the terms and conditions of the merger agreement, to cooperate with the other parties and use (and cause its respective subsidiaries to use) its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to cause the conditions to the closing of the merger to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the transactions contemplated by the merger agreement. Specifically, such actions include:

  •
  taking all actions contemplated by the terms of the statutory merger agreement;

  •
  preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents; and

  •
  executing and delivering any additional instruments necessary to consummate the transactions contemplated by the merger agreement.

        In addition, each of the parties agreed, upon the terms and subject to the conditions of the merger agreement, to cooperate with the other parties and use (and cause its respective subsidiaries to use) its reasonable best efforts to promptly:

  •
  obtain from any governmental authority or third party all consents, waivers, approvals, licenses, permits, orders, non-objections or authorizations necessary, proper or advisable to consummate the transactions contemplated by the merger agreement;

  •
  take all steps that are necessary, proper or advisable to avoid any action by any governmental authorities with respect to the merger agreement or the transactions contemplated by the merger agreement; and

  •
  defend or contest in good faith any action by any third party, whether judicial or administrative, challenging the merger agreement or that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated by the merger agreement, except that Intact, Holdco and Merger Sub are not required to commence any litigation against any governmental authority.

        See the section of this proxy statement entitled "The Merger—Regulatory Approvals Required for the Merger" beginning on page 64 for a description of the material regulatory approvals required for the completion of the merger. In connection with such regulatory approvals, OneBeacon and Intact will, in consultation and cooperation with each other and as promptly as practicable and in no event later than fifteen business days following the date of the merger agreement, file:

  •
  with the FTC and the Antitrust Division the notification and report form required under the HSR Act with respect to the transactions contemplated by the merger agreement;

  •
  all appropriate documents, forms, filings or submissions required under any non-U.S. antitrust laws; and

  •
  with applicable insurance regulators, all documents, forms, filings or other submissions required under applicable insurance laws with respect to the transactions contemplated by the merger agreement.

        The parties filed the required notifications with the Antitrust Division and the FTC on May 12, 2017, and the parties' request for early termination of the applicable waiting period was granted on May 19, 2017. The submissions required under applicable insurance laws were filed with the applicable regulators on May 25, 2017.

        In connection with the efforts described in this section "—Efforts to Complete the Merger", each party has agreed to:

  •
  furnish to the other party such necessary information and reasonable assistance as the other party may request in connection with its preparation of any documents, forms, filings or submissions described in this section "—Efforts to Complete the Merger";

  •
  give the other party reasonable prior notice of any such filings or submissions and, to the extent reasonably practicable, of any communication with, and any inquiries or requests for additional information from, any governmental authority regarding the transactions contemplated by the merger agreement, and permit the other party to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other party in connection with, any such filings, submissions, communications, inquiries or requests;

  •
  unless prohibited by applicable law or by the applicable governmental authority, and to the extent reasonably practicable, (A) not participate in or attend any meeting, or engage in any substantive conversation, with any governmental authority in respect of the transactions contemplated by the merger agreement without the other party, (B) give the other party reasonable prior notice of any such meeting or substantive conversation, (C) in the event one party is prohibited by applicable law or by the applicable governmental authority from participating in or attending any such meeting or engaging in any such substantive conversation, to the extent permitted by applicable law or such governmental authority, keep such party apprised with respect thereto, (D) cooperate in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending the merger agreement or any of the transactions contemplated by the merger agreement, articulating any regulatory or competitive argument or responding to requests or objections made by any governmental authority and (E) furnish the other party with copies of all filings, submissions, substantive correspondence and substantive communications (and memoranda setting forth the substance thereof) between it and its affiliates and their respective representatives, on the one hand, and any governmental authority or members of any governmental authority's staff, on the other hand, with respect to the agreement and the transactions contemplated by the merger agreement (excluding any personally sensitive information); and

  •
  comply with any inquiry or request from any governmental authority as promptly as reasonably practicable with respect to the merger agreement and the transactions contemplated by the merger agreement.

        The parties agreed not to extend, directly or indirectly, any waiting period under any applicable antitrust law or enter into any agreement with a governmental authority to materially delay or not to consummate the merger or any of the other transactions contemplated by the merger agreement.

Indemnification; Directors' and Officers' Insurance

        The merger agreement provides that, from and after the effective time of the merger, the surviving company in the merger will, and Intact will cause such surviving company to, indemnify and hold harmless, the present and former directors and officers of OneBeacon or any of its subsidiaries with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any action based on or arising out of, in whole or in part, (i) the fact that such person was a director or officer of OneBeacon or such subsidiary or (ii) acts or omissions by such person in such person's capacity as a director, officer, employee or agent of OneBeacon or such subsidiary or taken at the request of OneBeacon or such subsidiary, in each case, at, or at any time prior to, the effective time of the merger (including any action relating in whole or in part to the transactions contemplated by the merger agreement or relating to the enforcement of the indemnification provisions in the merger agreement, as described in this paragraph), to the fullest extent permitted under applicable law, except that such directors or officers will not be indemnified to the extent they have been found guilty of fraud or dishonesty.

        The merger agreement also provides that "tail" directors' and officers' liability insurance policies covering acts or omissions occurring prior to the closing of the merger with respect to individuals covered by the directors' and officers' liability insurance policy of OneBeacon and its subsidiaries prior to the closing of the merger, on terms and in amount no less favorable than those of OneBeacon's current policies will be obtained and will cover a period of six years following the closing. However, Intact is not required to obtain any policy with an annual premium exceeding 300% of the current annual premium.

Employee Matters

Compensation and Benefits, Generally

        Under the merger agreement, Intact has agreed that, for the latest of (x) the one year anniversary of the closing of the merger, (y) December 31, 2018 and (z) the time required by applicable law (referred to in this proxy statement as the "continuation period"), it will, or will cause the surviving company or any of their respective affiliates to, provide to each individual who immediately following to the closing of the merger is an employee of OneBeacon or any of its subsidiaries (each such individual, referred to in this proxy statement as a "continuing employee") with (i) salary and target cash incentive opportunities that are no less favorable, in each case, than those provided to such continuing employee by OneBeacon or its subsidiaries immediately prior to the closing of the merger and (ii) employee benefits that are substantially comparable in the aggregate to those provided to such continuing employee immediately prior to the closing of the merger.

        Intact has also agreed to honor, or cause the surviving company of the merger to honor, OneBeacon's employment, severance, retention, termination and change-in-control plans, policies, programs, agreements and arrangements in accordance with their terms as in effect as of the date of the merger agreement.

        Under each employee benefit plan of Intact, the surviving company and their respective affiliates providing benefits to any continuing employee after the closing of the merger (including any paid time off and severance plans), each continuing employee will be given credit for his or her service with OneBeacon and its subsidiaries (including service with any predecessor employer to the extent recognized by OneBeacon and its subsidiaries) for purposes of determining eligibility to participate, level of benefits and vesting (but not for purposes of benefit accruals and early retirement subsidies under any defined benefit pension plan), unless resulting in any duplication of benefits for the same period of service. In addition, Intact will, or will cause the surviving company to use commercially reasonable efforts to (i) waive, or cause to be waived, any preexisting condition limitations, exclusions, actively-at-work requirements and waiting periods under any welfare plan maintained by the surviving company or any of its subsidiaries in which continuing employees (and their eligible dependents) will be eligible to participate from and after the closing of the merger, except to the extent such pre-existing limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied under the comparable welfare plan of OneBeacon and its subsidiaries immediately prior to the closing of the merger, and (ii) use commercially reasonable efforts to recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each continuing employee (and his or her eligible dependents) during the calendar year in which the closing of the merger occurs, for purposes of satisfying such year's deductible and co-payment limitations under the relevant welfare benefit plans.

        With respect to any accrued but unused paid time off, Intact will (i) allow all employees of OneBeacon or any of its subsidiaries to use such accrued paid time off consistent with the generally applicable policies of the surviving company of the merger and (ii) pay any continuing employees whose employment terminates during the continuation period an amount in cash equal to the value of the accrued paid time off to the same extent that such continuing employee would have received a cash payment under OneBeacon's paid time off policy in effect prior to the effective time of the merger.

Annual Cash Incentive Plans

        Intact will continue to operate the 2017 MIP in accordance with its existing terms. If a MIP participant's employment is terminated without cause, as a result of a constructive termination, or due to death or disability, he or she will still remain eligible to receive a full year's MIP payment based on OneBeacon's actual performance. In addition, Intact will continue to operate OneBeacon's Employee Bonus Plan in its normal course, through the completion of the 2017 plan year.

Long-Term Cash Plan

        Intact will continue to operate the Long-Term Cash Plan for the 2015-2017 and 2016-2018 performance cycles. The aggregate bonus pool for the 2015-2017 performance cycle will be determined using deemed target (100%) performance and the aggregate bonus pool for the 2016-2018 performance cycle will be operated in the ordinary course of business. Business unit allocations will be determined by the Chief Executive Officer of OneBeacon, upon consultation with the Chief Executive Officer of Intact, in accordance with the terms of such plan. Bonuses under the Long-Term Cash Plan will be paid out on the normal payment dates, and the plan will otherwise be operated in the ordinary course of business consistent with its terms. If a participant incurs a termination without cause or a constructive termination after the closing of the merger but before the normal payment date, then he or she will receive a prorated bonus for the applicable cycle, as determined pursuant to the terms of the Long-Term Cash Plan, except that with respect to the 2015-2017 performance cycle, performance will be deemed achieved at target.

401(k) Savings Plan and Employee Stock Ownership Plan

        In respect of the 2017 plan year, annual fixed and variable awards under the 401(k) plan will be accrued in the normal course. Contributions will be made from OneBeacon's Qualified Replacement Plan funds in early 2018, consistent with past practice.

OneBeacon Indentures and Credit Facilities

        Intact has agreed to cause the surviving company in the merger to (i) execute a supplemental indenture with respect to the indenture related to OneBeacon's 4.60% senior unsecured notes due 2022 and (ii) comply with the applicable provisions of such indenture.

        Subject to certain exceptions and limitations, OneBeacon has also agreed to, if requested by Intact, provide reasonable cooperation to Intact, Holdco and Merger Sub in arranging for, at the closing of the merger, the termination of existing indebtedness of OneBeacon and its subsidiaries (including their existing credit facility), and to use commercially reasonable efforts to cooperate with Intact in connection with any amendments, restructuring or refinancing of OneBeacon's indebtedness and incurring of new indebtedness, in each case, to permit the consummation of the transactions contemplated by the merger agreement, in each case, that Intact determines are necessary or desirable.

Other Covenants and Agreements

        The merger agreement contains certain other covenants and agreements, including covenants relating to, among other things:

  •
  cooperation between Intact and OneBeacon in the preparation of this proxy statement;

  •
  consultation between Intact and OneBeacon in connection with public statements with respect to the transactions contemplated by the merger agreement;

  •
  confidentiality and access by Intact to certain information about OneBeacon;

  •
  causing to be exempt under Rule 16b-3 promulgated under the Exchange Act, dispositions of OneBeacon equity securities (including derivative securities) pursuant to the transactions contemplated by the merger agreement by each individual who is a director or officer of OneBeacon subject to Section 16 of the Exchange Act;

  •
  each party notifying the other party of any shareholder litigation relating to the transactions contemplated by the merger agreement, and giving the other party the opportunity to participate in the defense and settlement of any shareholder litigation against the first party or its directors relating to the merger agreement and the transactions contemplated by the merger agreement;

  •
  Holdco, in its capacity as the sole shareholder of Merger Sub, approving the merger agreement, the statutory merger agreement and the transactions contemplated by the merger agreement;

  •
  Intact and OneBeacon using their respective reasonable best efforts to cause OneBeacon's securities to be de-listed from the NYSE and de-registered under the Exchange Act as soon as reasonably practicable after the effective time of the merger; and

  •
  concurrently with the closing, OneBeacon entering into the transition services agreement and the investment management agreement with White Mountains or its subsidiaries and terminating certain existing contracts with White Mountains or its subsidiaries. See the section of this proxy statement entitled "Ancillary Agreements" beginning on page 92 for more information on the transition services agreement and the investment management agreement.

Conditions to Completion of the Merger

        The respective obligations of Intact, OneBeacon, Holdco and Merger Sub to effect the merger are subject to the satisfaction (or waiver, if permissible under applicable law) at or prior to the closing of the merger of the following conditions:

  •
  OneBeacon having obtained the affirmative vote at a meeting of OneBeacon shareholders of (i) the holders of a majority of the voting power of the OneBeacon Class A and Class B common shares, voting together as a single class, that are present (in person or by proxy) at such meeting so long as at least two persons holding or representing by proxy more than one-third of the voting power represented by the OneBeacon shares that are entitled to vote thereat are present and (ii) the holders of a majority of the outstanding OneBeacon Class B common shares (all of which are owned by the WTM shareholders and subject to the voting agreement), in each case, to approve the merger proposal;

  •
  any waiting period (or extension thereof) applicable to the transactions contemplated by the merger agreement under the HSR Act being terminated or having expired (the parties filed the required notifications with the Antitrust Division and the FTC on May 12, 2017, and the parties' request for early termination of the applicable waiting period was granted on May 19, 2017);

  •
  the consents of, or declarations, notifications or filings with, and the terminations or expirations of waiting periods required from certain governmental authorities (see the section of this proxy statement entitled "The Merger—Regulatory Approvals Required for the Merger" beginning on page 64 for more information on the consents of, or declarations, notifications or filings with, these governmental authorities) having been filed, having occurred or having been obtained and being in full force and effect; and

  •
  there not being in effect any injunction, judgment or ruling, enacted, promulgated, issued, entered, amended or enforced by any governmental authority (in each case, if with respect to any antitrust laws or insurance laws, solely with respect to the required regulatory approvals described in the preceding two bullets) enjoining, restraining or otherwise making illegal or prohibiting consummation of the merger.

        In addition, the obligations of Intact, Holdco and Merger Sub to effect the merger are subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the closing date of the merger of the following additional conditions:

  •
  (i) the representations and warranties of OneBeacon with respect to the absence of any material adverse effect since December 31, 2016 must be true and correct in all respects both as of the date of the merger agreement and as of the closing date of the merger, (ii) the representations and warranties of OneBeacon with respect to the number of OneBeacon Class A and Class B common shares issued and outstanding and issuable in respect of outstanding OneBeacon equity awards must be true and correct as of the date of the merger agreement (except for de minimis inaccuracies), (iii) the representations and warranties of OneBeacon with respect to rights to securities of OneBeacon, authorization, board approval, shareholder voting requirements, anti-takeover statutes and the absence of undisclosed brokers' fees in connection with the transactions contemplated by the merger agreement must be true and correct in all material respects, both as of the date of the merger agreement and as of the closing date of the merger, as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iv) all other representations and warranties of OneBeacon must be true and correct (disregarding all qualifications or limitations as to "materiality" or "material adverse effect" and words of similar import) both as of the date of the merger agreement and as of the closing date of the merger, as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except, with respect to clause (iv), where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on OneBeacon;

  •
  OneBeacon must have performed or complied in all material respects with the obligations and agreements required to be performed or complied with by it under the merger agreement at or prior to the effective time of the merger; and

  •
  Intact must have received certificates signed on behalf of OneBeacon by an executive officer of OneBeacon to the effect that the conditions described in the two immediately preceding bullets have been satisfied.

        Furthermore, the obligations of OneBeacon to effect the merger are subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the closing date of the merger of the following additional conditions:

  •
  (i) the representations and warranties of Intact, Holdco and Merger Sub with respect to authorization, board approval and shareholder voting requirements must be true and correct in all material respects, both as of the date of the merger agreement and as of the closing date of the merger, as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) all other representations and warranties of Intact, Holdco and Merger Sub must be true and correct (disregarding all qualifications or limitations as to "materiality" or "material adverse effect" or words of similar import) both as of the date of the merger agreement and as of the closing date of the merger, as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except, with respect to clause (ii), where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Intact;

  •
  Intact, Holdco and Merger Sub must have performed or complied in all material respects with the obligations and agreements required to be performed or complied with by them under the merger agreement at or prior to the date of the closing of the merger; and

  •
  OneBeacon must have received certificates signed on behalf of Intact by an executive officer of Intact to the effect that the conditions described in the two immediately preceding bullets have been satisfied.

        For the purposes of the merger agreement, a "material adverse effect" with respect to Intact will be deemed to occur if any effect, change, event, circumstance, development or occurrence has occurred that would, individually or in the aggregate, prevent or materially impair or delay the ability of Intact, Holdco or Merger Sub to consummate the merger or perform its obligations under the merger agreement.

        For the purposes of the merger agreement, a "material adverse effect" with respect to OneBeacon will be deemed to occur if any effect, change, event, circumstance, development or occurrence has occurred that, individually or in the aggregate (a) has a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of OneBeacon and its subsidiaries, taken as a whole, or (b) would prevent or materially impair or delay the ability of OneBeacon to consummate the merger or perform its obligations under the merger agreement.

        For purposes of clause (a) above, the following changes or events will not be taken into account in determining whether a material adverse effect has occurred with respect to OneBeacon, including, among other things:

  •
  those generally affecting the insurance or risk management industries in the geographic regions or product markets in which OneBeacon and its subsidiaries operate or underwrite insurance or reinsurance or manage risk;

  •
  general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions in any jurisdiction;

  •
  geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage, terrorism or man-made disaster, or any escalation or worsening thereof;

  •
  natural disasters and any conditions resulting from such natural disasters (including resulting increases in liabilities under or in connection with insurance contracts); and

  •
  any change in law, regulation, GAAP or applicable statutory accounting principles;

except, in each case, to the extent such events have a materially disproportionate adverse effect on OneBeacon and its subsidiaries, taken as a whole, as compared to others in their industry (other than any changes in laws with respect to taxes).

        The following additional changes or events will not be taken into account in determining whether a material adverse effect has occurred with respect to OneBeacon, including, among other things:

  •
  any failure, in and of itself, by OneBeacon to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period;

  •
  the execution and delivery of the merger agreement or the public announcement, pendency or performance of the transactions contemplated by the merger agreement, including any litigation with respect to such transactions and the impact thereof on the relationships of OneBeacon or any of its subsidiaries with employees, customers, insureds, policyholders, brokers, agents, financing sources, business partners, service providers, governmental authorities or reinsurance providers;

  •
  any change or announcement of a potential change, in and of itself, in OneBeacon's or any of its subsidiaries' credit, financial strength or claims paying ratings or the ratings of any of OneBeacon's or its subsidiaries' businesses;

  •
  any change, in and of itself, in the market price, credit ratings or trading volume of OneBeacon's or any of its subsidiaries' securities; and

  •
  any action expressly required to be taken by OneBeacon or one of its subsidiaries, pursuant to, or any failure of OneBeacon or any of its subsidiaries to take an action expressly prohibited by, the terms of the merger agreement.

Termination of the Merger Agreement

        The merger agreement may be terminated and the transactions contemplated by the merger agreement may be abandoned at any time prior to the effective time of the merger, whether before or after receipt of the requisite approvals of the OneBeacon shareholders of the merger proposal (except as otherwise expressly noted), under any of the following circumstances:

  •
  by the mutual written consent of Intact and OneBeacon, duly authorized by each of their respective boards of directors;

  •
  by either Intact or OneBeacon, if the merger has not been consummated on or before January 2, 2018 (as such date may be extended under the terms of the merger agreement, being referred to in this proxy statement as the "walk-away date"), except that if on such date the only condition precedent to the consummation of the merger pending to be satisfied is the condition related to regulatory approvals, then the walk-away date will automatically be extended to March 2, 2018, except that the right to terminate the merger agreement pursuant to the provision described in this bullet will not be available to any party if the breach, in any material respect by such party of its representations and warranties set forth in the merger agreement, or the failure, in any material respect of such party, to perform any of its obligations under the merger agreement, has been a principal cause of or resulted in the failure of the merger to be consummated on or before such date;

  •
  by either Intact or OneBeacon, if any injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority is in effect and will have become final and nonappealable, except that the party seeking to terminate the merger agreement pursuant to the provision described in this bullet must have performed in all material respects its obligations under the merger agreement, including to use its reasonable best efforts to prevent the entry of and to remove such injunction, judgment or ruling in accordance with its obligations under the merger agreement;

  •
  by either Intact or OneBeacon, if at a meeting of OneBeacon shareholders (including any adjournment or postponement thereof) the requisite approval of the OneBeacon shareholders of the merger proposal has not been obtained (referred to in this proxy statement as a "non-approval termination");

  •
  by Intact, if OneBeacon has breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the merger agreement (other than its non-solicitation covenants and agreements, as described under "—Adverse Recommendation

    Change; No Solicitation of Takeover Proposals" beginning on page 75, and its covenant to prepare this proxy statement and to call and hold the OneBeacon special general meeting), which breach or failure to perform would give rise to the failure of certain conditions to the obligations of Intact to consummate the merger described under "—Conditions to Completion of the Merger" beginning on page 83 to be satisfied and which is incapable of being cured prior to the walk-away date or if capable of being cured, has not been cured by OneBeacon within 30 days after its receipt of written notice thereof stating Intact's intention to terminate the merger agreement pursuant to this provision and the basis for such termination, except that Intact may not terminate the merger agreement under this provision if it is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement (referred to in this proxy statement as a "breach termination");

  •
  by Intact if, prior to obtaining the requisite approval of the OneBeacon shareholders of the merger proposal, the OneBeacon board of directors makes or publicly proposes to make an adverse recommendation change (referred to in this proxy statement as an "adverse recommendation termination");

  •
  by Intact if, prior to obtaining the requisite approval of the OneBeacon shareholders of the merger proposal, OneBeacon or its representatives materially and willfully breach its non-solicitation covenants and agreements, as described under "—Adverse Recommendation Change; No Solicitation of Takeover Proposals" beginning on page 75, or its covenant to prepare this proxy statement and to call and hold a meeting of OneBeacon shareholders called to approve the merger proposal (referred to in this proxy statement as a "specified termination");

  •
  by OneBeacon, if Intact, Holdco or Merger Sub has breached any of its representations or warranties or has failed to perform any of its covenants or agreements set forth in the merger agreement, which breach or failure to perform would give rise to the failure of certain conditions to the obligations of OneBeacon to consummate the merger described under "—Conditions to Completion of the Merger" beginning on page 83 and is incapable of being cured prior to the walk-away date or if capable of being cured, has not been cured by Intact, Holdco or Merger Sub within 30 days after Intact's receipt of written notice thereof stating OneBeacon's intention to terminate the merger agreement pursuant to this provision and the basis for such termination, except that OneBeacon may not terminate the merger agreement under this provision if it is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement; or

  •
  by OneBeacon, prior to obtaining the requisite approval of the OneBeacon shareholders of the merger proposal, in connection with entering into an acquisition agreement with respect to a superior proposal as described under "—Adverse Recommendation Change; No Solicitation of Takeover Proposals" beginning on page 75, provided that OneBeacon simultaneously with such termination pays the amounts due as described under "—Expenses and Termination Fee" beginning on page 87 (referred to in this proxy statement as a "superior proposal termination").

Expenses and Termination Fee

        Generally, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring or required to incur such fees and expenses.

        In the event of the termination of the merger agreement in accordance with its terms by a party, written notice of such termination will be given to the other party specifying the provision thereof pursuant to which such termination is made, and the merger agreement will forthwith become null and void (other than certain sections that survive termination of the merger agreement) without liability on the part of any party or its directors, officers and affiliates, other than, as liability may exist pursuant to the provisions that will survive the termination of the merger agreement. In addition, no termination will relieve any party to the merger agreement from liability for any willful breach of the merger agreement or fraud.

        OneBeacon will be obligated to pay to Intact a termination fee of $85.1 million (referred to in this proxy statement as the "termination fee"):

  •
  within two business days following the termination of the merger agreement by Intact in connection with an adverse recommendation termination or specified termination pursuant to the provisions described under the sixth and seventh bullets under "—Termination of the Merger Agreement" beginning on page 86;

  •
  prior to or simultaneously with the termination of the merger agreement by OneBeacon in connection with a superior proposal termination pursuant to the provision described under the ninth bullet under "—Termination of the Merger Agreement" beginning on page 86; or

  •
  within two business days after the consummation of a takeover proposal if each of the following occurs:

  •
  a bona fide takeover proposal was publicly made or proposed after the date of the merger agreement and not withdrawn at least three business days prior to a meeting of OneBeacon's shareholders called to approve the merger proposal or the termination date;

  •
  after such takeover proposal is made, the merger agreement is terminated (a) by Intact or OneBeacon in connection with a non-approval termination pursuant to the provision described under the fourth bullet under "—Termination of the Merger Agreement" beginning on page 86 or (b) by Intact in connection with a breach termination pursuant to the provision described under the fifth bullet under "—Termination of the Merger Agreement" beginning on page 86; and

  •
  within 12 months of the date the merger agreement is terminated, OneBeacon consummates any takeover proposal or enters into a definitive agreement with respect to any takeover proposal that is thereafter consummated, except that for purposes of this bullet, the references in the definition of "takeover proposal" to "15%" are replaced with a reference to "50%".

        In addition, OneBeacon will be obligated to pay to Intact all of its reasonable and documented out-of-pocket expenses incurred by Intact in connection with the merger in an amount not to exceed $17.0 million within two business days following termination of the merger agreement by Intact or OneBeacon in connection with a non-approval termination pursuant to the provision described under the fourth bullet under "—Termination of the Merger Agreement" beginning on page 86 or by OneBeacon in connection with a superior proposal termination pursuant to the provision described under the ninth bullet under "—Termination of the Merger Agreement" beginning on page 86.

        Furthermore, OneBeacon will be obligated to pay Intact all reasonable and documented out-of-pocket expenses incurred by Intact in connection with hedging transactions entered into in connection with the transactions contemplated by the merger agreement in an amount not to exceed $5.0 million within two business days following termination of the merger agreement:

  •
  by Intact or OneBeacon in connection with a non-approval termination pursuant to the provision described under the fourth bullet under "—Termination of the Merger Agreement" beginning on page 86;

  •
  by Intact in connection with a specified termination pursuant to the provision described under the seventh bullet under "—Termination of the Merger Agreement" beginning on page 86; or

  •
  by OneBeacon in connection with a superior proposal termination pursuant to the provision described under the ninth bullet under "—Termination of the Merger Agreement" beginning on page 86.

Amendment and Waiver

        At any time prior to the effective time of the merger agreement, the merger may be amended or supplemented in any and all respects, whether before or after receipt of the requisite approvals of the OneBeacon shareholders of the merger proposal, only by written agreement of the parties thereto, by action taken by their respective boards of directors, except that following receipt of the requisite approvals of the OneBeacon shareholders of the merger proposal, the parties will not amend or change the provisions of the merger agreement which by applicable law would require further approval by the holders of OneBeacon shares without such approval.

        At any time prior to the effective time of the merger, Intact and OneBeacon may, subject to applicable law and certain conditions, waive any inaccuracies in the representations and warranties of the other party, extend the time for the performance of any of the obligations or acts of the other party or waive compliance by the other party with any of the agreements or conditions contained in the merger agreement.

No Third Party Beneficiaries

        While the merger agreement is not intended to and do not confer upon any person other than the parties to the merger agreement any rights or remedies under the merger agreement, it provides a limited exception if the effective time of the merger occurs, for each OneBeacon shareholder regarding its right to receive the merger consideration and for the holders of OneBeacon equity awards to receive the treatment of such awards as described under "—Treatment of OneBeacon Equity Awards" beginning on page 68, as well as for each present and former director and officer of OneBeacon to continue to have indemnification, advancement of expenses and liability insurance coverage following completion of the transactions as described under "—Indemnification; Directors' and Officers' Insurance" beginning on page 80. Also, OneBeacon has the right to seek on behalf of OneBeacon shareholders and holders of OneBeacon equity awards, through an action brought by OneBeacon, damages from Intact in the event of a breach of the merger agreement by Intact in respect of amounts that would have been recoverable by such holders under the circumstances of the applicable breach if all such holders brought an action against Intact and were recognized as third party beneficiaries under the merger agreement.

Governing Law; Jurisdiction

        The merger agreement is governed by, and construed in accordance with, the laws of the state of Delaware, regardless of the laws that might otherwise govern under any applicable conflict of laws principles, except to the extent the provisions of the laws of Bermuda are mandatorily applicable to the merger.

        All actions and proceedings arising out of or relating to the interpretation and enforcement of the provisions of the merger agreement and in respect of the transactions contemplated by the merger agreement will be heard and determined in the Delaware Court of Chancery or the federal courts of the United States of America located in the state of Delaware, except to the extent any such proceeding mandatorily must be brought in Bermuda.

Specific Enforcement

        Intact and OneBeacon recognized and agreed in the merger agreement that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of the merger agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of the parties to the merger agreement agreed that, in addition to all other remedies to which it may be entitled, each of the parties to the merger agreement is entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof without the necessity of posting a bond or other security in connection therewith. The parties agreed not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy.

 THE VOTING AGREEMENT

        On May 2, 2017, Intact entered into the voting agreement with White Mountains and the WTM shareholders. The following is a summary of selected material provisions of the voting agreement. This summary is qualified in its entirety by reference to the voting agreement, which is attached to this proxy statement as Annex B. The rights and obligations of the parties are governed by the express terms and conditions of the voting agreement and not by this summary or any other information contained in this document. OneBeacon urges you to carefully read the voting agreement in its entirety before making any decisions regarding the merger.

Generally

        In order to induce Intact to enter into the merger agreement, concurrently with the execution and delivery of the merger agreement on June 7, 2017, each of the WTM shareholders entered into a voting agreement with Intact. As of May 19, 2017, the WTM shareholders beneficially owned, in the aggregate, 71,754,738 OneBeacon Class B common shares, or approximately 75.7% of the outstanding OneBeacon shares and 96.9% of the aggregate voting power of the outstanding OneBeacon shares.

Agreement to Vote

        Pursuant to the voting agreement, the WTM shareholders agreed that each will, at any meeting of OneBeacon shareholders called to approve the merger proposal:

  •
  when such meeting of OneBeacon shareholders is held, appear at such meeting or otherwise cause its shares to be counted as present thereat for the purpose of establishing a quorum;

  •
  vote (or cause to be voted) at any such meeting its shares in favor of adopting the merger agreement and any other actions contemplated by the merger agreement in respect of which shareholder approval is requested;

  •
  subject to certain conditions and at the request of Intact, vote (or cause to be voted) at any such meeting its shares in favor of adoption of any proposal in respect of which the OneBeacon board of directors has (i) determined is reasonably necessary to facilitate the merger in accordance with the terms of the merger agreement, (ii) disclosed the determination described in the preceding clause (i) in this proxy statement or other written materials disseminated to OneBeacon shareholders and (iii) recommended to be adopted or approved by OneBeacon shareholders; and

  •
  vote against any takeover proposal or change in any manner the voting rights of any class of OneBeacon shares (including any amendments to the OneBeacon bye-laws providing for such change).

Transfer Restrictions

        The WTM shareholders also have agreed to certain restrictions on the transfer of their respective shares prior to obtaining shareholder approval of the merger. Each has agreed not to, directly or indirectly sell, transfer, pledge, assign, exchange, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment, exchange, encumbrance or other disposition of any of the OneBeacon shares owned by them, or enter into any voting arrangement or grant a proxy or power of attorney with respect to any of the OneBeacon shares owned by them, or deposit any such shares into a voting trust, in each case, that would restrict or interfere with the WTM shareholders' obligations under the voting agreement.

Non-Solicitation

        Additionally, the WTM shareholders have each agreed, subject to certain exceptions, that they will not, and will use reasonable best efforts to cause their representatives not to, directly or indirectly:

  •
  solicit, initiate or take any action to knowingly facilitate the making of any proposal that constitutes, or would reasonably be expected to lead to, a takeover proposal;

  •
  engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any material non-public information for the purpose of facilitating, a takeover proposal; or

  •
  enter into any letter of intent, agreement or agreement in principle with respect to a takeover proposal.

        Notwithstanding the foregoing or any other provision of the voting agreement to the contrary, the WTM shareholders, their affiliates and their respective representatives are permitted to furnish information to, and engage and participate in discussions or negotiations with a person making a takeover proposal to the same extent that OneBeacon is permitted to do so pursuant to the terms of the merger agreement.

Termination

        The voting agreement terminates automatically upon the earliest of:

  •
  the walk-away date;

  •
  the effective time of the merger;

  •
  the termination of the merger agreement in accordance with its terms;

  •
  with respect to any WTM shareholder, the entry without the prior written consent of such WTM shareholder into any amendment or modification to the merger agreement that results in a decrease in the merger consideration payable to holders of OneBeacon Class B common shares or a change in the type of consideration payable or otherwise causes a change that is adverse in any material respect to such WTM shareholder; and

  •
  with respect to any WTM shareholder, the mutual written agreement of such WTM shareholder and Intact.

Governing Law

        The voting agreement is governed by Delaware law, except to the extent the provisions of the laws of Bermuda are mandatorily applicable.

 ANCILLARY AGREEMENTS

Transition Services Agreement

        Concurrently with the closing of the merger, OneBeacon and White Mountains will enter into a transition services agreement (a form of which is included in this proxy statement as Exhibit B to the merger agreement) that replaces the existing separation agreement between the parties dated November 14, 2006. Pursuant to the transition services agreement, for a limited period of time after the closing of the merger (i) White Mountains will provide or cause to be provided to OneBeacon all services currently being provided under certain service agreements between OneBeacon and its subsidiaries, on the one hand, and Bridge Holdings (Bermuda) Ltd., a subsidiary of White Mountains, on the other hand, and (ii) OneBeacon will provide or cause to be provided to White Mountains certain services related to software, employee benefits, payroll, business insurance policies, payment agents and insurance consulting.

Investment Management Agreement

        Concurrently with the closing of the merger, OneBeacon and White Mountains Advisors LLC, a subsidiary of White Mountains, will enter into a second amendment and restatement of the existing amended and restated investment management agreement between the parties dated December 23, 2014 (a form of which is included in this proxy statement as Exhibit C to the merger agreement), pursuant to which White Mountains Advisors LLC will continue to provide investment management services to OneBeacon through January 31, 2018 or an earlier date to be determined by OneBeacon.

APPRAISAL RIGHTS

        Under Bermuda law, in the event of a merger of a Bermuda company with another company or corporation, any shareholder of a Bermuda company is entitled to receive fair value for its shares. The OneBeacon board of directors considers the fair value for each OneBeacon share to be the merger consideration of $18.10 per OneBeacon share, without interest.

        Any OneBeacon shareholder of record who is not satisfied that it has been offered fair value for its OneBeacon shares and whose OneBeacon shares are not voted in favor of the merger proposal may exercise its appraisal rights under the Companies Act to have the fair value of its OneBeacon shares appraised by the Supreme Court of Bermuda. Persons owning beneficial interests in OneBeacon shares but who are not shareholders of record of OneBeacon should note that only persons who are shareholders of record of OneBeacon are entitled to make an application to the Supreme Court of Bermuda for appraisal. Any OneBeacon shareholder intending to exercise appraisal rights MUST file its application for appraisal of the fair value of its OneBeacon shares with the Supreme Court of Bermuda within ONE MONTH of the date of the giving of the notice convening the special general meeting. The notice delivered with this proxy statement constitutes this notice of the special general meeting. There are no statutory rules or reported decisions of the Supreme Court of Bermuda prescribing the operation of the provisions of the Companies Act governing appraisal rights that are set forth in Section 106 of the Companies Act, or the process of appraisal by the Supreme Court of Bermuda, and the Supreme Court of Bermuda retains discretion as to the precise methodology that it will adopt in each case when determining the fair value of shares in an appraisal application under the Companies Act.

        If a OneBeacon shareholder votes in favor of the merger proposal at the special general meeting, such shareholder will have no right to apply to the Supreme Court of Bermuda to appraise the fair value of its OneBeacon shares, and instead, if the merger is completed, and as discussed in the section of this proxy statement entitled "The Merger—Certain Effects of the Merger" beginning on page 50, each OneBeacon share held by such shareholder will be converted into the right to receive the merger consideration. Either voting against the merger proposal or abstaining from voting, however, will not in itself satisfy the requirements for exercising a OneBeacon shareholder's right to apply for appraisal of the fair value of its OneBeacon shares under Bermuda law.

        In any case where a registered holder of OneBeacon shares has made an appraisal application (which shareholder is referred to in this proxy statement as a "dissenting shareholder") in respect of the dissenting shares held by such dissenting shareholder and the merger has been made effective under Bermuda law before the Supreme Court of Bermuda's appraisal of the fair value of such dissenting shares then, if the fair value of such dissenting shares is later appraised by the Supreme Court of Bermuda to be greater than the amount of the merger consideration paid to such dissenting shareholder, the surviving company will, within 30 days after a final determination by the Supreme Court of Bermuda of such appraised value, pay to such dissenting shareholder the difference between the amount of the merger consideration paid to such dissenting shareholder and the value appraised by the Supreme Court of Bermuda.

        In any case where the value of the dissenting shares held by a dissenting shareholder is, before the merger has been made effective under Bermuda law, appraised by the Supreme Court of Bermuda to be greater than the amount of the merger consideration to which such dissenting shareholder would have been entitled had such dissenting shareholder not exercised such dissenting shareholder's right of appraisal, then OneBeacon will be required to pay such dissenting shareholder, within 30 days after a final determination by the Supreme Court of Bermuda of such appraised value, an amount equal to the value of the dissenting shares appraised by the Supreme Court of Bermuda, unless the merger is terminated under the terms of the merger agreement.

        The payment to a OneBeacon shareholder of the fair value of its OneBeacon shares as appraised by the Supreme Court of Bermuda could be equal to or greater than the value of the merger consideration that the OneBeacon shareholder would have been entitled to receive in the merger if such OneBeacon shareholder had not exercised its appraisal rights in relation to its OneBeacon shares. OneBeacon shareholders should be aware than an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to and does not otherwise address, fair value under Section 106 of the Companies Act.

        A OneBeacon shareholder who has exercised appraisal rights has no right of appeal from an appraisal made by the Supreme Court of Bermuda. The responsibility for costs of any application to the Supreme Court of Bermuda under Section 106 of the Companies Act will be in the Supreme Court of Bermuda's discretion.

        The relevant portions of Section 106 of the Companies Act are as follows:

"106	(6)	Any shareholder who did not vote in favor of the amalgamation or merger and who is not satisfied that he has been offered fair value for his shares may within one month of the giving of the notice referred to in subsection (2) apply to the Court to appraise the fair value of his shares.
	(6A)	Subject to subsection (6B), within one month of the Court appraising the fair value of any shares under subsection (6) the company will be entitled either—
(a) to pay to the dissenting shareholder an amount equal to the value of his shares as appraised by the Court; or
(b) to terminate the amalgamation or merger in accordance with subsection (7).
(6B)
Where the Court has appraised any shares under subsection (6) and the amalgamation or merger has proceeded before the appraisal then, within one month of the Court appraising the value of the shares, if the amount paid to the dissenting shareholder for his shares is less than that appraised by the Court the amalgamated or surviving company will pay to such shareholder the difference between the amount paid to him and the value appraised by the Court.
	(6C)	No appeal will lie from an appraisal by the Court under this section.
	(6D)	The costs of any application to the Court under this section will be in the discretion of the Court.
(7)
An amalgamation agreement or merger agreement may provide that at any time before the issue of a certificate of amalgamation or merger the agreement may be terminated by the directors of an amalgamating or merging company, notwithstanding approval of the agreement by the shareholders of all or any of the amalgamating or merging companies".

 CURRENT MARKET PRICE OF ONEBEACON CLASS A COMMON SHARES

        OneBeacon Class A common shares trade on the NYSE under the symbol "OB". The table below provides the high and low reported closing prices of the OneBeacon Class A common shares for the periods indicated, as reported by the NYSE, as well as the cash dividend paid per share for the periods indicated.

	High	Low	Dividend
2017
Second quarter (through June 7, 2017)	$18.45	$15.33	$0.21
First quarter	$16.76	$14.99	$0.21
2016
Fourth quarter	$16.07	$13.74	$0.21
Third quarter	$14.79	$13.63	$0.21
Second quarter	$13.83	$12.09	$0.21
First quarter	$13.49	$11.77	$0.21
2015
Fourth quarter	$14.74	$12.15	$0.21
Third quarter	$15.71	$13.78	$0.21
Second quarter	$16.29	$13.72	$0.21
First quarter	$16.80	$14.49	$0.21
2014
Fourth quarter	$16.69	$15.05	$0.21
Third quarter	$16.41	$14.80	$0.21
Second quarter	$15.90	$15.11	$0.21
First quarter	$16.40	$13.59	$0.21

        On May 1, 2017, the last full trading day prior to the announcement of the merger agreement, the reported closing price for the OneBeacon Class A common shares was $15.89 per share. On January 17, 2017, the last trading day prior to a report by various publications that OneBeacon had been exploring a potential sale and had retained Credit Suisse, the reported closing price for the OneBeacon Class A common shares was $15.16 per share. The $18.10 per share to be paid for each OneBeacon share in the merger represents a premium of approximately 13.9% over the closing price on May 1, 2017 and a premium of approximately 19.4% over the closing price on January 17, 2017. On June 7, 2017, the latest practicable trading date before the filing of this proxy statement, the reported closing price for the OneBeacon Class A common shares was $18.20. You are encouraged to obtain current market quotations for OneBeacon Class A common shares in connection with voting your shares.

        As of the close of business on the record date there were 22,986,618 OneBeacon Class A common shares outstanding and entitled to vote, held by 60 registered shareholders. The number of holders is based upon the actual number of holders registered in OneBeacon's records at such date and excludes holders of shares in "street name" or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.

        OneBeacon has paid regular quarterly dividends on the OneBeacon Class A common shares. Under the terms of the merger agreement, OneBeacon is not permitted to establish a record date for, declare, set aside for payment or pay any dividend on any OneBeacon shares other than distributions not to exceed $0.21 per share per quarter as of certain record dates and certain payment dates.

 SUBMISSION OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

        If the merger is completed prior to OneBeacon's 2018 annual general meeting, OneBeacon will no longer have public shareholders and there will be no public participation in any future meeting of shareholders. However, if the merger is not consummated prior to OneBeacon's 2018 annual general meeting, OneBeacon will hold such meeting and will provide notice of or otherwise publicly disclose the date on which such meeting will be held. If OneBeacon has public shareholders at the time of its 2018 annual general meeting, shareholder proposals and director nominations will be eligible for consideration for inclusion in the proxy statement and form of proxy for OneBeacon's 2018 annual general meeting in accordance with Rule 14a-8 under the Exchange Act and the OneBeacon bye-laws.

        If you wish to submit a proposal to be considered for inclusion in OneBeacon's proxy statement relating to the annual general meeting to be held in 2018, your proposal must be received by the Secretary in writing on or before December 12, 2017 and must comply with the requirements of Rule 14a-8 of the Exchange Act. Under the OneBeacon bye-laws, if you wish to nominate a director or bring other business before the members at OneBeacon's 2018 annual general meeting without including your proposal in our proxy statement, you must notify the Secretary in writing between January 24, 2018 and February 23, 2018. Your notice must contain the specific information required by the OneBeacon bye-laws, a copy of which is available free of charge to any member who requests a copy. All written notices should be addressed to:

OneBeacon Insurance Group, Ltd.
c/o Secretary
P.O. Box 668
Hamilton HM CX Bermuda

 HOUSEHOLDING ISSUES

        We have adopted a procedure approved by the SEC called "householding". Under this procedure, we are permitted to deliver a single copy of our proxy materials to members sharing the same address. Householding allows us to reduce our printing and postage costs and reduces the volume of duplicative information received at your household.

        In the future, we will send only one proxy statement to members sharing the same address unless we receive instructions to the contrary from any member at that address. Those members who desire additional copies of a proxy statement or would like to receive separate copies of a proxy statement in the future may contact OneBeacon by telephone at (877) 248-8765 or by mail to Investor Relations, OneBeacon Insurance Group, Ltd., 605 North Highway 169, Plymouth, Minnesota 55441. If you are currently receiving separate copies and wish to receive only one copy of future proxy statements or annual reports, in one envelope, for your household, please contact Investor Relations at the above phone number or address.

DELISTING OF ONEBEACON CLASS A COMMON SHARES

        If the merger is completed, we expect that the OneBeacon Class A common shares will be delisted from the NYSE and OneBeacon will no longer file periodic reports with the SEC on account of the OneBeacon Class A common shares.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Holders of OneBeacon Shares

        The following table sets forth information regarding beneficial ownership of OneBeacon shares as of June 7, 2017 by persons believed to beneficially own more than five percent of either class of OneBeacon shares based on information previously provided to us by such persons as of the dates indicated in the footnotes below. Except as noted all beneficial owners have sole voting and dispositive power with respect to the shares they hold.

Name of Beneficial Owner*	Beneficially Owned Shares	Percent of Class A	Percent of Class B	Percent of All OneBeacon Shares Outstanding
White Mountains Insurance Group, Ltd.(1)	71,754,738	—	100%	75.74%
80 South Main Street
Hanover, NH 03755
Vanguard Fiduciary Trust Company(2)	2,216,054	9.64%	—	2.34%
500 Admiral Nelson Blvd.
Malvern, PA 19355
The Vanguard Group(3)	1,605,481	6.98%	—	1.69%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.(4)	1,423,913	6.19%	—	1.50%
55 East 52nd Street
New York, NY 10055
Boston Partners(5)	1,328,755	5.78%	—	1.40%
One Beacon Street
30th Floor
Boston, MA 02108

(1)
White Mountains is the beneficial owner of 71,754,738 OneBeacon Class B common shares. White Mountains holds these OneBeacon Class B common shares as follows: (a) Lone Tree Holdings Ltd. is the beneficial owner of 71,754,738 OneBeacon Class B common shares, holding 57,327,289 OneBeacon Class B common shares directly and 14,427,449 OneBeacon Class B common shares indirectly through Bridge Holdings (Bermuda) Ltd. The WTM shareholders that hold OneBeacon Class B common shares have shared voting and dispositive power over those shares.

(2)
Information is based on Schedule 13G Amendment No. 7 filed with the SEC on February 14, 2017, by Vanguard as trustee of OneBeacon benefit plans. Vanguard has shared voting and dispositive power over 2,216,054 OneBeacon Class A common shares on behalf of the plans.

(3)
Information is based on Schedule 13G Amendment No. 2 filed with the SEC on February 10, 2017 by the Vanguard Group. The Vanguard Group is the beneficial owner of 1,605,481 OneBeacon Class A common shares, has sole voting power over 26,009 OneBeacon Class A common shares, shared voting power of 268 OneBeacon Class A common shares, sole dispositive power over 1,580,336 OneBeacon Class A common shares and shared dispositive power over 25,145 OneBeacon Class A common shares.

(4)
Information is based on Schedule 13G Amendment No. 4 filed with the SEC on January 25, 2017, by BlackRock, Inc. (referred to in this proxy statement as "BlackRock"). BlackRock is the beneficial owner of 1,423,913 OneBeacon Class A common shares, has sole voting power of 1,367,239 OneBeacon Class A common shares, sole dispositive power over 1,423,913 OneBeacon

  Class A common shares and no shared voting or dispositive power over any OneBeacon Class A common shares.

(5)
Information is based on Schedule 13G Amendment No. 2 filed with the SEC on February 14, 2017 by Boston Partners. Boston Partners is the beneficial owner of 1,328,755 OneBeacon Class A common shares, has sole voting power over 1,293,617 OneBeacon Class A common shares, no shared voting power over any OneBeacon Class A common shares, sole dispositive power over 1,328,755 OneBeacon Class A common shares and no shared dispositive power over any OneBeacon Class A common shares.

Beneficial Share Ownership of Directors and Executive Officers

        The following table sets forth information regarding beneficial ownership of OneBeacon shares as of June 7, 2017 by each director, named executive officers and all directors and executive officers as a group.

	Number of OneBeacon Shares Owned
Name of Beneficial Owner*	Beneficially(1)	Percent of Class Beneficially Owned
Directors
Reid T. Campbell	—	—
Morgan W. Davis	49,248	*
Lois W. Grady	28,395	*
Ira H. Malis	34,055	*
G. Manning Rountree(2)	71,754,738	100%
Patrick A. Thiele	20,146	*
Lowndes A. Smith	24,664	*
Kent D. Urness	43,254	*
Named Executive Officers
T. Michael Miller	225,092	*
Paul H. McDonough	61,148	*
Paul J. Brehm	77,723	*
Dennis A. Crosby	134,485	*
Maureen A. Phillips	38,948	*
All directors and executive officers as a group (14 persons)(3)	72,499,040	76.5%

*
Denotes beneficial ownership of less than 1% of the issued and outstanding OneBeacon Class A common shares.

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3(d)(1) of the Exchange Act. Except as indicated in footnote (2) with respect to OneBeacon Class B common shares beneficially owned by White Mountains and footnote (3) with respect to shares held by all directors and executive officers as a group, all of the amounts shown are OneBeacon Class A common shares. Amounts shown include unvested restricted shares and shares held through the 401(k) plan in which the executive officer is fully vested.

(2)
All of the issued and outstanding OneBeacon Class B common shares are beneficially owned by subsidiaries of White Mountains, representing approximately 96.9% of the voting power of our voting securities and approximately 75.7% of our outstanding common shares. The White Mountains board of directors has delegated to Mr. Rountree the voting power over the OneBeacon Class B common shares.

(3)
Represents OneBeacon Class A and Class B common shares beneficially owned by directors and executive officers as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

        OneBeacon's executive officers and directors, and holders of greater than 10% of the OneBeacon shares, are required to file reports with the SEC showing changes in their beneficial ownership of OneBeacon shares. Based on OneBeacon's records and other information, we believe that the reports filed by each of our directors and executive officers in 2016 and in the period of 2017 preceding this proxy statement were filed in a timely manner and complied with the reporting requirements under Section 16(a) of the Exchange Act.

        Prior to the effective time of the merger, OneBeacon will take all steps that may be reasonably necessary or advisable to cause dispositions of its equity securities (including derivative securities) pursuant to the transactions contemplated by the merger agreement by each individual who is a director or officer of OneBeacon subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to our website at www.onebeacon.com. Our website is provided as an inactive textual reference only. Documents and information on our website do not form a part of, and are not incorporated by reference into, this proxy statement.

        Statements contained in this proxy statement, or in any document incorporated by reference into this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this proxy statement and before the date of the special general meeting (in each case, other than information and exhibits "furnished" to and not "filed" with the SEC in accordance with SEC rules and regulations):

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (filed on February 27, 2017);

  •
  Quarterly Report filed on Form 10-Q for the fiscal quarter ended March 31, 2017 (filed on May 2, 2017);

  •
  Current Reports filed on Form 8-K filed with the SEC on March 6, 2017, May 2, 2017, May 4, 2017 and May 24, 2017; and

  •
  Definitive Proxy Statement on Schedule 14A for its 2017 Annual General Meeting of Members (filed on April 11, 2017).

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference into this document or other information concerning us, without charge, by written or telephonic request directed to Investor Relations, OneBeacon Insurance Group, Ltd., 605 North Highway 169, Plymouth, Minnesota 55441, telephone (877) 248-8765 or from the SEC through the SEC's website at the address above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. WE ARE NOT RESPONSIBLE FOR, AND CAN PROVIDE NO ASSURANCES TO THE RELIABILITY OF, ANY INFORMATION OTHER THAN THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JUNE 8, 2017. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO ONEBEACON SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

 Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

By and Among

ONEBEACON INSURANCE GROUP, LTD.,

INTACT FINANCIAL CORPORATION,

INTACT BERMUDA HOLDINGS LTD.,

and

INTACT ACQUISITION CO. LTD.

Dated as of May 2, 2017

A-i

A-ii

A-iii

        This AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of May 2, 2017, among OneBeacon Insurance Group, Ltd., a Bermuda exempted limited liability company (the "Company"), Intact Financial Corporation, a Canadian corporation ("Parent"), Intact Bermuda Holdings Ltd., a Bermuda exempted limited liability company and a wholly owned Subsidiary of Parent ("Holdco"), and Intact Acquisition Co. Ltd., a Bermuda exempted limited liability company and a direct wholly owned Subsidiary of Holdco ("Merger Sub").

        WHEREAS the Board of Directors of each of the Company (the "Company Board"), Parent (the "Parent Board"), Holdco (the "Holdco Board") and Merger Sub (the "Merger Sub Board") (i) have unanimously approved the business combination transaction provided for herein in which Merger Sub will, subject to the terms and conditions set forth herein and in the Statutory Merger Agreement, merge with and into the Company, with the Company surviving such merger (the "Merger"), so that immediately following the Merger, the Company will be an indirect, wholly owned Subsidiary of Parent, (ii) have determined that the terms of this Agreement and the Statutory Merger Agreement are in the best interests of and fair to the Company, Parent, Holdco or Merger Sub, as applicable and (iii) have declared the advisability of this Agreement, the Statutory Merger Agreement and the Merger;

        WHEREAS the Company Board has unanimously recommended the approval of the Merger, the Statutory Merger Agreement and this Agreement by the holders of Company Shares;

        WHEREAS concurrently with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent, Holdco and Merger Sub to enter into this Agreement, Parent and certain holders of Company Shares (such shareholders, together with their Affiliates, the "Existing Shareholder Group") are entering into an agreement (the "Voting Agreement"), pursuant to which such shareholders have agreed, subject to the terms and conditions set forth in the Voting Agreement, to vote or cause to be voted any Company Shares beneficially owned by them in favor of adopting this Agreement and any other actions contemplated hereby in respect of which approval of holders of Company Shares is requested; and

        WHEREAS the Company, Parent, Holdco and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

ARTICLE I

THE MERGER

        Section 1.01    Merger.     On the terms and subject to the conditions set forth in this Agreement and the Statutory Merger Agreement, and pursuant to Section 104H of the Companies Act 1981 of Bermuda, as amended (the "Bermuda Companies Act"), at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving company in the Merger (such surviving company, the "Surviving Company").

        Section 1.02    Merger Effective Time.     On the terms and subject to the conditions set forth in this Agreement and the Statutory Merger Agreement, the Company, Holdco and Merger Sub will (a) on the Closing Date, execute and deliver the Statutory Merger Agreement, (b) on or prior to the Closing Date, cause an application for registration of the Surviving Company (the "Merger Application") to be executed and delivered to the Registrar of Companies in Bermuda (the "Registrar") as provided under Section 108 of the Bermuda Companies Act and to be accompanied by the documents required by Section 108(2) of the Bermuda Companies Act and (c) cause to be included in the Merger Application a request that the Registrar issue the certificate of merger with respect to the Merger (the "Certificate of Merger") on the Closing Date at the time of day mutually agreed upon by the Company and Parent and set forth in the Merger Application. The Merger shall become effective upon the issuance of the Certificate of Merger by the Registrar at the time and date shown on the Certificate of Merger. The Company, Parent, Holdco and Merger Sub agree that they will request that the Registrar provide in the Certificate of Merger that the effective time of the Merger shall be 10:00 a.m., Bermuda time (or such other time mutually agreed upon by the Company and Parent) on the Closing Date (such time, the "Effective Time").

        Section 1.03    Effects of Merger.     From and after the Effective Time, the Merger shall have the effects set forth in this Agreement and Section 109(2) of the Bermuda Companies Act.

        Section 1.04    Memorandum of Association and Bye-Laws of the Surviving Company.     At the Effective Time, the memorandum of association and bye-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the memorandum of association and bye-laws of the Surviving Company until thereafter changed or amended as provided therein or pursuant to applicable Law (in each case, subject to Section 5.08 hereof).

        Section 1.05    Board of Directors and Officers of Surviving Company.     The directors of Merger Sub in office immediately prior to the Effective Time shall be the directors of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company in office immediately prior to the Effective Time shall be the officers of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

        Section 1.06    Closing.     The closing (the "Closing") of the Merger shall take place at the offices of Conyers Dill & Pearman Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda at 10:00 a.m., Bermuda time, on a date to be specified by the Company and Parent, which date shall be as soon as reasonably practicable (but in any event no later than the fifth business day) following the satisfaction or (to the extent permitted herein and by applicable Law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted herein and by applicable Law) waiver of those conditions at such time), or at such other place, time and date as shall be agreed to in writing by the Company and Parent. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

ARTICLE II

EFFECT ON THE SHARE CAPITAL OF THE CONSTITUENT ENTITIES; PAYMENT OF CONSIDERATION

        Section 2.01    Effect of Merger on the Share Capital of Merger Sub and the Company.     At the Effective Time, by virtue of the occurrence of the Merger, and without any action on the part of the Company, Parent, Holdco, Merger Sub or any holder of any Class A common shares, par value $0.01 per share, of the Company ("Class A Shares") or Class B common shares, par value $0.01 per share, of the Company ("Class B Shares" and, together with Class A Shares, "Company Shares") or any shares, par value $1.00 per share, of Merger Sub ("Merger Sub Shares"):

          (a)    Cancelation of Share Capital of Merger Sub.    All Merger Sub Shares issued and outstanding immediately prior to the Effective Time and owned by Holdco immediately prior to the Effective Time shall automatically be canceled in consideration, together with the Merger Consideration paid by a Subsidiary of Parent incorporated under the laws of Bermuda pursuant to Section 2.01(c), for the Company Shares transferred to Holdco pursuant to Section 2.01(c) and shall cease to exist and be outstanding.

          (b)    Cancelation of Shares Held by Merger Sub.    All Company Shares that are owned by Merger Sub immediately prior to the Effective Time shall automatically be canceled and shall cease to exist and be outstanding and no consideration shall be delivered in exchange therefor.

          (c)    Transfer of Company Shares.    Subject to Sections 2.01(b) and 2.05, each Company Share that is issued and outstanding immediately prior to the Effective Time, other than any Company Share that is subject to any Company Award, shall automatically as a result of the Merger be transferred by the holders thereof to Holdco in exchange for the right to receive an amount in cash equal to $18.10, without interest (the "Merger Consideration"). Subject to Section 2.05, as of the Effective Time, each holder of a certificate that immediately prior to the Effective Time evidenced any Company Shares (each, a "Certificate") or uncertificated Company Shares represented by book-entry immediately prior to the Effective Time (each, a "Book-Entry Share") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pertaining to the Company Shares represented by such Certificate or Book-Entry Share, as applicable, to be paid in consideration therefor, in accordance with Section 2.02(b) or Section 2.02(e), and the right to receive dividends and other distributions in accordance with this Article II, in each case without interest.

        Section 2.02    Exchange Fund.

          (a)    Paying Agent.    Not less than three (3) business days prior to the anticipated Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the "Paying Agent") for the payment and delivery of the aggregate Merger Consideration payable to holders of Class A Shares in accordance with this Article II and, in connection therewith, shall enter into an agreement with the Paying Agent prior to the Closing Date in a form reasonably acceptable to the Company. Prior to the Effective Time, Parent shall (i) ensure that one of its Subsidiaries incorporated in Bermuda has an amount in cash sufficient to pay the aggregate Merger Consideration payable to holders of Class A Shares and (ii) cause such Subsidiary to deposit such amount in cash with the Paying Agent (such cash, and the cash referred to in the immediately following sentence, being hereinafter referred to as the "Exchange Fund"). From time to time as necessary, Parent shall ensure that one of its Subsidiaries incorporated in Bermuda shall have sufficient funds to, and cause such Subsidiary to, promptly deposit with the Paying Agent additional cash sufficient to pay any dividends and other distributions payable to holders of Class A Shares pursuant to Section 2.02(g). Pending its disbursement in accordance with this Section 2.02, the Exchange Fund shall be invested by the Paying Agent as directed by Parent in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody's Investors Service, Inc. or Standard and Poor's Ratings Services or (iv) certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $5 billion. Any and all interest earned on the Exchange Fund shall be paid by the Paying Agent to Parent. Parent shall ensure that one of its Subsidiaries incorporated in Bermuda shall have sufficient funds to, and cause such Subsidiary to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make all payments to former holders of Class A Shares of the Merger Consideration and any dividends and other distributions payable pursuant to Section 2.02(g). No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any former holder of Class A Shares to receive the Merger Consideration or any dividends or other distributions payable pursuant to Section 2.02(g) pertaining thereto as provided herein. The Exchange Fund shall not be used for any purpose other than the payment to holders of Class A Shares of the Merger Consideration and of any dividends and other distributions payable pursuant to Section 2.02(g).

          (b)    Letter of Transmittal; Exchange of Class A Shares.    As soon as practicable after the Effective Time (but in no event later than three (3) business days after the Effective Time), the Surviving Company or Parent shall cause the Paying Agent to mail to each holder of record of a Certificate that immediately prior to the Effective Time evidenced any Class A Shares ("Class A Certificates") a form of letter of transmittal (which shall be in such form and have such other customary provisions as the Surviving Company may specify, subject to the Company's reasonable approval (to be obtained prior to the Effective Time)), together with instructions thereto, setting forth, inter alia, the procedures by which holders of Class A Certificates may receive the Merger Consideration and any dividends or other distributions to which they are entitled pursuant to this Article II. Holders of Class A Book-Entry Shares shall not be required to deliver a Class A Certificate but shall, if required by the Paying Agent, be required to deliver an executed letter of transmittal to the Paying Agent in order to receive the Merger Consideration such holder is entitled to pursuant to this Article II. Upon the completion of such applicable procedures by a holder and the surrender of such holder's Class A Certificates, and, except as contemplated by the previous sentence, without any action by any holder of record of Book-Entry Shares that immediately prior to the Effective Time represented any Class A Shares ("Class A Book-Entry Shares"), the Paying Agent shall deliver to such holder (other than any holder of Class A Shares representing Dissenting Shares), (A) in the case of Class A Book-Entry Shares, a notice of the effectiveness of the Merger and (B) cash in an amount (subject to Section 2.02(h)) equal to the number of Class A Shares represented by such Class A Certificate or Class A Book-Entry Shares immediately prior to the Effective Time multiplied by the Merger Consideration, and such Class A Certificates or Class A Book-Entry Shares shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name a Class A Certificate surrendered is registered, it shall be a condition of payment that (x) the Class A Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (y) the Person requesting such payment shall have established to the reasonable satisfaction of the Surviving Company that any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder either has been paid or is not applicable. Until satisfaction of the applicable procedures contemplated by this Section 2.02 and subject to Section 2.05, each Class A Certificate or Class A Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration and any dividends or other distributions pertaining to Class A Shares formerly represented by such Class A Certificate or Class A Book-Entry Share as contemplated by Section 2.02(g). No interest shall be paid or shall accrue on the cash payable with respect to Class A Shares pursuant to this Article II.

          (c)    Lost, Stolen or Destroyed Class A Certificates.    If any Class A Certificate (other than Class A Certificates representing Dissenting Shares) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Class A Certificate to be lost, stolen or destroyed and, if required by the Surviving Company, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Class A Certificate, the Surviving Company shall cause the Paying Agent to pay, in exchange for such lost, stolen or destroyed Class A Certificate, the applicable Merger Consideration and any dividends or other distributions to be paid in respect of Class A Shares formerly represented by such Class A Certificate as contemplated by this Article II.

          (d)    Termination of Exchange Fund.    At any time following the one hundred and eightieth (180th) day after the Closing Date, the Surviving Company shall be entitled to require the Paying Agent to deliver to it any portion of the Exchange Fund (including any interest received with respect thereto) that had been delivered to the Paying Agent and which has not been disbursed to former holders of Class A Shares, and thereafter such former holders shall be entitled to look only to Parent and the Surviving Company for, and Parent and the Surviving Company shall remain liable for, payment of their claims of the Merger Consideration and any dividends or other distributions pertaining to their former Class A Shares that such former holders have the right to receive pursuant to the provisions of this Article II. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

          (e)    Exchange of Class B Shares.    As soon as practicable after the Effective Time, each holder of record of a Certificate that immediately prior to the Effective Time evidenced any Class B Shares ("Class B Certificates") shall surrender the Class B Certificates held by such holder to the Surviving Company in exchange for the Merger Consideration. Upon the surrender of such holder's Class B Certificates, Parent shall (i) ensure that one of its Subsidiaries incorporated in Bermuda has sufficient funds to make a wire transfer to an account designated by such holder of Class B Shares of cash in an amount (subject to Section 2.02(h)) equal to the number of Class B Shares represented by such Class B Certificate immediately prior to the Effective Time multiplied by the Merger Consideration and (ii) cause such Subsidiary to make such wire transfer, and such Class B Certificates shall forthwith be canceled. Until satisfaction of the applicable procedures contemplated by this Section 2.02 and subject to Section 2.05, each Class B Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration and any dividends or other distributions pertaining to Class B Shares formerly represented by such Class B Certificate as contemplated by Section 2.02(g). No interest shall be paid or shall accrue on the cash payable with respect to Class B Shares pursuant to this Article II.

          (f)    No Liability.    Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Company or the Paying Agent shall be liable to any Person for Merger Consideration delivered to a public official pursuant to any applicable state, federal or other abandoned property, escheat or similar Law.

          (g)    Transfer Books; No Further Ownership Rights in Company Shares.    The Merger Consideration paid in respect of each Company Share in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Shares previously represented by such Certificates or Book-Entry Shares, subject, however, to (i) Section 2.05 and (ii) the Surviving Company's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that have been declared by the Company on Company Shares not in violation of the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time. At the Effective Time, the share transfer books of the Surviving Company shall be updated to reflect the transfer of Company Shares to Parent in accordance with the terms herein. From and after the Effective Time, the holders of Company Shares formerly represented by Certificates or Book-Entry Shares immediately prior to the Effective Time shall cease to have any rights with respect to such underlying Company Shares, except as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 2.02(d), if, at any time after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Article II.

          (h)    Withholding Taxes.    Parent, the Surviving Company and the Paying Agent (without duplication) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of other applicable Tax Law. To the extent amounts are so withheld and paid over to the appropriate Governmental Authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

        Section 2.03    Company Equity Awards.     (a) Prior to the Effective Time, the Company Board (or, if appropriate, any duly-authorized committee thereof administering the Company Share Plans) shall adopt such resolutions and take such other actions as may be required to provide the following, effective upon the Effective Time, subject to Section 2.02(h):

            (i)  each restricted Company Share granted under a Company Share Plan (a "Company Restricted Share) that is outstanding immediately prior to the Effective Time shall be converted into the right to receive an amount in cash, without interest, equal to the sum of (i) the Merger Consideration and (ii) any Per Share Accrued Dividends in respect of such Company Restricted Share; provided that the service-based vesting conditions of such Company Restricted Share shall continue to apply in accordance with the terms of such Company Restricted Share agreement and applicable Company Share Plan, and such cash amount (other than any Per Share Accrued Dividends) shall be paid upon the satisfaction of such vesting conditions; provided, further, that any Per Share Accrued Dividends in respect of such Company Restricted Share shall become payable upon the Effective Time;

           (ii)  each restricted share unit award in respect of Company Shares granted under a Company Share Plan that is subject solely to service-based vesting requirements and not performance-based vesting requirements (a "Company Fixed RSU Award) that is outstanding immediately prior to the Effective Time shall be converted into the right to receive an amount in cash, without interest, equal to the product of (x) the sum of the Merger Consideration plus any Per Share Accrued Dividends in respect of a Company Share subject to such Company Fixed RSU Award, multiplied by (y) the number of Company Shares subject to such Company Fixed RSU Award immediately prior to the Effective Time; provided that the service-based vesting conditions of such Company Fixed RSU Award shall continue to apply in accordance with the terms of such Company Fixed RSU Award agreement and applicable Company Share Plan, and such cash amount shall be paid in accordance with the vesting and payment schedules applicable to such Company Fixed RSU Award immediately prior to the Effective Time;

          (iii)  each restricted share unit award in respect of Company Shares granted under a Company Share Plan that is designated as "Performance Shares" (as defined in the applicable Company Share Plan) (a "Company Performance Share Award"), that has a grant date prior to January 1, 2016 and that is outstanding immediately prior to the Effective Time shall be converted into the right to receive an amount in cash, without interest, equal to the product of (x) the sum of the Merger Consideration plus any Per Share Accrued Dividends in respect of a Company Share subject to such Company Performance Share Award, multiplied by (y) the target number of Company Shares subject to such Company Performance Share Award immediately prior to the Effective Time; provided that the service-based vesting conditions of such Company Performance Share Award shall continue to apply in accordance with the terms of such Company Performance Share Award agreement and applicable Company Share Plan, and such cash amount shall be paid in accordance with the vesting and payment schedules applicable to such Company Performance Share Award immediately prior to the Effective Time;

          (iv)  each Company Performance Share Award that has a grant date on or after January 1, 2016 and is outstanding immediately prior to the Effective Time (a "Post-2015 Company Performance Share Award") shall continue on the same terms and conditions as applicable to such Company Performance Share Award as of immediately prior to the Effective Time, except (i) as set forth on Section 2.03 of the Company Disclosure Letter, (ii) as provided in Section 2.03(b) hereof and (iii) such Company Performance Share Award shall be settled in cash equal to the product of (x) the sum of the Merger Consideration plus any Per Share Accrued Dividends in respect of a Company Share subject to such Company Performance Share Award, multiplied by (y) the target number of Company Shares subject to such Company Performance Share Award immediately prior to the Effective Time, multiplied by (z) the "Performance Percentage" (within the meaning of the applicable Company Performance Share Award agreement), determined after taking into account the adjustments set forth in Section 2.03 of the Company Disclosure Letter;

           (v)  each restricted share unit award granted under a Company Share Plan that is designated as "Performance Units" (as defined in the applicable Company Share Plan) (a "Company Performance Unit Award"), that has a grant date prior to January 1, 2016 and that is outstanding immediately prior to the Effective Time shall be converted into the right to receive an amount in cash, without interest, equal to the product of (x) the "Unit Value" (as defined in the applicable Company Performance Unit Award agreement), multiplied by (y) the target number of units subject to such Company Performance Unit Award immediately prior to the Effective Time, provided that the service-based vesting conditions of such Company Performance Unit Award shall continue to apply in accordance with the terms of such Company Performance Unit Award agreement and applicable Company Share Plan, and such cash amount shall be paid in accordance with the vesting and payment schedules applicable to such Company Performance Unit Award immediately prior to the Effective Time; and

          (vi)  each Company Performance Unit Award that has a grant date on or after January 1, 2016 and is outstanding immediately prior to the Effective Time (a "Post-2015 Company Performance Unit Award") shall continue on the same terms and conditions as applicable to such Company Performance Unit Award as of immediately prior to the Effective Time, except (i) as set forth on Section 2.03 of the Company Disclosure Letter, (ii) as provided in Section 2.03(b) hereof and (iii) such Company Performance Unit Award shall be settled in cash only.

        (b)   Except as specifically provided in this Section 2.03, following the Effective Time, each such Company Award shall otherwise be subject to the same terms and conditions as were applicable to the Company Awards under the Company Share Plan and Company Award agreements immediately prior to the Effective Time, except that all references to the Company in the Company Share Plan and the applicable Company Award agreements shall be deemed to refer to Surviving Company, which shall have assumed the Company Share Plan as of the Effective Time by virtue of this Agreement and the transactions contemplated hereby and without any further action, and all references to a Company Share shall be deemed to be the right to receive the amounts set forth in this Section 2.03, in cash. For the avoidance of doubt, without limiting any rights enjoyed by the holders of Company Awards with respect to vesting or otherwise, or any right to accelerate vesting under the Company Share Plans, related award agreements thereunder or other individual agreements, (i) Company Awards shall be afforded the "double-trigger" vesting protections as set forth in the applicable Company Share Plan; provided that a relocation of a holder's principal place of employment by more than 35 miles from his or her principal place of employment immediately prior to the Effective Time shall also be treated as a "Constructive Termination" event enabling such holder to terminate employment in a "Trigger Event" (as such terms are defined in the applicable Company Share Plan), and (ii) the consummation of the Transactions shall constitute a "change in control" or "change of control" (or term of similar import) for purposes of such provisions. Further, for the avoidance of doubt, if any Company Award (other than a Post-2015 Company Performance Share Award or Post-2015 Company Performance Unit Award) contemplates that actual performance achievement shall apply in determining vesting or payment upon certain terminations of employment (e.g., death, disability or retirement), the number of shares or units determined using target performance achievement as provided in this Section 2.03 shall apply instead.

        (c)    Right of Holders.     If the Effective Time occurs, the holders of Company Awards shall have the right to enforce, and shall be beneficiaries with respect to, the provisions of this Section 2.03 and Section 2.04, as they may be amended from time to time prior to the Closing.

        Section 2.04    Payments with Respect to Company Equity Awards.     Promptly after the Effective Time (but in any event, not later than seventy-four (74) days following the Effective Time), the Surviving Company shall pay to the holders of Company Awards, through its payroll systems, any amounts due pursuant to Section 2.03 in respect of any then-vested Company Awards. Further, with respect to the vesting of any Company Award occurring after the Effective Time, the Surviving Company shall pay to the holder thereof, promptly following such vesting date (but in any event, not later than seventy-four (74) days following such date), or upon such other payment date explicitly provided in the applicable award agreement or Company Share Plan or as may be set forth in an applicable separation and release agreement with the relevant holder, through its payroll systems, any amounts due pursuant to Section 2.03 in respect of any then-vested Company Awards.

        Section 2.05    Shares of Dissenting Holders.

          (a)   At the Effective Time, all Dissenting Shares shall automatically be transferred in exchange, unless otherwise required by applicable Law, for the right to receive the Merger Consideration pursuant to Section 2.01(c), and any holder of Dissenting Shares shall, in the event that the fair value of a Dissenting Share as appraised by the Supreme Court of Bermuda under Section 106(6) of the Bermuda Companies Act (the "Appraised Fair Value") is greater than the Merger Consideration, be entitled to receive such difference from the Surviving Company by payment made within thirty (30) days after such Appraised Fair Value is finally determined pursuant to such appraisal procedure.

          (b)   In the event that a holder fails to perfect, effectively withdraws or otherwise waives any right to appraisal (each, an "Appraisal Withdrawal"), such holder's Dissenting Shares shall be transferred in exchange as of the Effective Time for the right to receive the Merger Consideration for each such Company Share.

          (a)   The Company shall give Parent (i) written notice of (A) any demands for appraisal or payment of the fair value of any Company Shares, Appraisal Withdrawals and any other written instruments, notices, petitions or other communication received by the Company in connection with the foregoing, in each case, pursuant to the provisions of the Bermuda Companies Act concerning the rights of holders of Company Shares to require appraisal of such Company Shares in accordance with this Section 2.05 and (B) to the extent that the Company has Knowledge thereof, any applications to the Supreme Court of Bermuda for appraisal of the fair value of the Dissenting Shares and (ii) to the extent permitted by applicable Law, the opportunity to participate with the Company in any settlement negotiations and proceedings with respect to any demands for appraisal under the Bermuda Companies Act. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, offer to settle or settle any such demands or applications, or waive any failure to timely deliver a written demand for appraisal or to timely take any other action to exercise appraisal rights in accordance with the Bermuda Companies Act. Payment of any amount payable to holders of Dissenting Shares shall be the obligation of the Surviving Company.

        Section 2.06    Adjustments.     Notwithstanding any provision of this Article II to the contrary, if between the date of this Agreement and the Effective Time the issued and outstanding Company Shares shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any share dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Merger Consideration shall be appropriately adjusted to reflect such share dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

 ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent, Holdco and Merger Sub that, except as (A) set forth in the disclosure letter delivered by the Company to Parent, Holdco and Merger Sub on the date of this Agreement (the "Company Disclosure Letter") (it being understood that any information set forth on one section or subsection of the Company Disclosure Letter shall be deemed to apply to and qualify the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that such information is relevant to such other section or subsection) or (B) disclosed in any report, schedule, form, statement or other document filed with the SEC since January 1, 2016 by the Company and publicly available at least two (2) business days prior to the date of this Agreement (the "Filed SEC Documents"), other than disclosure contained in the "Risk Factors" or "Forward-Looking Statements" sections of such Company Filed SEC Documents or that otherwise constitute risk factors or forward-looking statements, or of any risks generally faced by participants in the industries in which the Company operates, in each case, to the extent such sections, statements or risks do not disclose specific facts and circumstances:

        Section 3.01    Organization; Standing.

          (a)   The Company is an exempted limited liability company duly incorporated, validly existing and in good standing under the Laws of Bermuda. The Company has all requisite power and authority necessary to carry on its business as it is now being conducted and to own, lease and operate its assets and properties in all material respects. The Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. A true and complete copy of each of the Company Organizational Documents is included in the Filed SEC Documents. The Company is not in violation of the Company Organizational Documents and no Subsidiary of the Company is in violation of any of its organizational documents, except, in each case, as would not be material to the Company and its Subsidiaries, taken as a whole.

          (b)   Each of the Company's Subsidiaries is duly incorporated or organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its incorporation or organization, except where the failure to be so incorporated or organized, existing and in good standing would not reasonably be expected to have a Material Adverse Effect.

        Section 3.02    Capitalization.

          (a)   The authorized share capital of the Company consists of 200,000,000 Class A Shares, 200,000,000 Class B Shares and 80,000 preference shares, par value $0.01 per share, of the Company ("Company Preference Shares"). At the close of business on April 28, 2017 (the "Capitalization Date"), (i) 22,986,618 Class A Shares (including Company Restricted Shares) and 71,754,738 Class B Shares were issued and outstanding, (ii) no Company Preference Shares were issued and outstanding, (iii) no Class A Shares or Class B Shares were held by the Company as treasury shares or held by its Subsidiaries, (iv) 612,052 Class A Shares were issuable in respect of outstanding Company Fixed RSU Awards and (v) 4,648,721 Class A Shares were issuable in respect of outstanding Company Performance Share Awards and Company Performance Unit Awards (assuming attainment of all applicable performance goals at the maximum level for payout and conversion into Class A Shares using the closing share price of a Class A Share on the

  Capitalization Date). Since the Capitalization Date through the date of this Agreement, other than in connection with the vesting or settlement of Company Awards in accordance with their terms, neither the Company nor any of its Subsidiaries has issued any Company Securities.

          (b)   Except as described in this Section 3.02, as of the Capitalization Date, there were (i) no outstanding Company Shares, or other equity or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for Company Shares, or other equity or voting interests in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any Company Shares, or other equity or voting interests in, or any securities convertible into or exchangeable for Company Shares, or other equity or voting interests in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any Company Shares, or other equity or voting interests in, the Company (collectively, "Company Rights", and the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as "Company Securities") and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities or dividends paid thereon. Other than in connection with the Company Awards, there are no outstanding agreements or instruments of any kind that obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities (or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities) or that grant from the Company or any of its Subsidiaries any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. Except as described in this Section 3.02, no direct or indirect Subsidiary of the Company owns any Company Shares. Other than the Registration Rights Agreement, none of the Company or any Subsidiary of the Company is a party to any shareholders' agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities. All issued and outstanding Company Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. The Class A Shares and the 4.60% Senior Unsecured Notes due 2022 issued pursuant to the Notes Indenture constitute the only outstanding classes of securities of the Company or its Subsidiaries registered pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"). The Class A Shares are the only outstanding class of securities of the Company or its Subsidiaries registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act.

          (c)   Section 3.02(c) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the name and jurisdiction of incorporation or organization of each material Subsidiary of the Company. All of the issued and outstanding share capital or shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company (except for directors' qualifying shares or the like) are owned, directly or indirectly, beneficially and of record, by the Company free and clear of all Liens, except for such Liens as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act") or other applicable securities Laws (including any restriction on the right to vote, sell or otherwise dispose of such share capital, shares of capital stock or other equity or voting interests). Each issued and outstanding share capital or share of capital stock of each Subsidiary of the Company that is held, directly or indirectly, by the Company, is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and there are no subscriptions, options, warrants, rights, calls, contracts or other commitments that obligate the Company or Subsidiary of the Company to issue (other than to the Company or any Subsidiary of the Company) any share capital or shares of capital stock or other equity or voting interests of any Subsidiary of the

  Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights (to Persons other than the Company or any Subsidiary of the Company) with respect to any securities of any Subsidiary of the Company. None of the Subsidiaries of the Company has any outstanding equity compensation plans relating to the share capital or capital stock of, or other equity or voting interests in, any Subsidiary of the Company.

        Section 3.03    Authority; Noncontravention; Voting Requirements.

          (a)   The Company has all necessary power and authority to execute and deliver this Agreement and the Statutory Merger Agreement and, subject to obtaining the Required Shareholder Approvals, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the Statutory Merger Agreement, and the consummation by the Company of the Transactions, have been duly and unanimously authorized and approved by the Company Board, and, except for obtaining the Required Shareholder Approvals, executing and delivering the Statutory Merger Agreement and filing the Merger Application with the Registrar pursuant to the Bermuda Companies Act, no other action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the Statutory Merger Agreement and the consummation by the Company of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, rehabilitation, conservatorship, liquidation, receivership and other similar Laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the "Bankruptcy and Equity Exception").

          (b)   The Company Board has unanimously (i) determined that the Merger Consideration constitutes fair value for each Company Share in accordance with the Bermuda Companies Act, (ii) determined that the Merger, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, the Company, (iii) approved this Agreement, the Statutory Merger Agreement and the Transactions and (iv) resolved, subject to Section 5.02, to recommend approval of the Merger, this Agreement and the Statutory Merger Agreement to the holders of Company Shares (such recommendation, the "Company Board Recommendation"), and, as of the date of this Agreement, such resolutions have not been subsequently rescinded, modified or withdrawn in any way.

          (c)   Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof, will (i) contravene, conflict with or violate any provision of (A) the Company Organizational Documents or (B) the similar organizational documents of any of the Company's Subsidiaries or (ii) assuming (A) compliance with the matters set forth in Section 4.02(c) (other than Section 4.02(c)(ii)(A)) (and assuming the accuracy of the representations and warranties made in such Section 4.02(c)), (B) that the actions described in Section 3.03(a) have been completed, (C) that the Consents referred to in Section 3.04 and the Required Shareholder Approvals are obtained and (D) that the filings referred to in Section 3.04 are made and any waiting periods thereunder have terminated or expired, in the case of each of the foregoing clauses (A) through (D), prior to the Effective Time, (x) violate any Law applicable to the Company or any of its Subsidiaries, (y) violate or constitute a breach of or default (with or without notice or lapse of time or both) under any of the terms, conditions or provisions of any Material Contract, Permit or Company Reinsurance Contract or accelerate, vest or trigger the

  Company's or, if applicable, any of its Subsidiaries', obligations or rights of any other Person under any such Material Contract, Permit or Company Reinsurance Contract or (z) result in the creation of any Lien on any properties or assets of the Company or any of its Subsidiaries, except, in the case of clauses (i)(B) and (ii), as would not reasonably be expected to have a Material Adverse Effect.

          (d)   The affirmative vote (in person or by proxy) of (i) the holders of a majority of the voting power of the Class A Shares and the Class B Shares, voting together as a single class, that are present (in person or by proxy) at the Company Shareholders Meeting at which at least two Persons holding or representing by proxy more than one-third of the voting power represented by the Company Shares that are entitled to vote thereat (the "Company Shareholder Approval") and (ii) the holders of a majority of the outstanding Class B Shares (the "Class B Shareholder Approval" and, together with the Company Shareholder Approval, the "Required Shareholder Approvals"), in each case, in favor of the approval of this Agreement, the Merger and the Statutory Merger Agreement are the only votes or approvals of the holders of any class or series of share capital or capital stock of the Company or any of its Subsidiaries that are necessary to approve this Agreement, the Statutory Merger Agreement and the Merger.

        Section 3.04    Governmental Approvals.     Except for (a) compliance with the applicable requirements of the Exchange Act, including the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the Company Shareholders Meeting (as amended or supplemented from time to time, the "Proxy Statement"), (b) compliance with the rules and regulations of the New York Stock Exchange, (c) the filing of (i) the Merger Application with the Registrar pursuant to the Bermuda Companies Act and (ii) appropriate related documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (d) the approval of the Bermuda Monetary Authority pursuant to the Exchange Control Act 1972 regarding the change of ownership of the Company, (e) filings required under, and compliance with other applicable requirements of, the HSR Act, and such other Consents, filings, declarations or registrations as are required to be made or obtained under any other Antitrust Laws, (f) compliance with any applicable state securities or blue sky laws, (g) approvals, filings and notices under all applicable Insurance Laws as set forth in Section 3.04 of the Company Disclosure Letter (the "Company Insurance Approvals") and (h) the Parent Insurance Approvals (assuming the accuracy of the representations and warranties made in Section 4.03(g) and the completeness of Section 4.03 of the Parent Disclosure Letter), no Consent of, or filing, declaration or registration with or notification to, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions, other than such other Consents, filings, declarations, registrations or notifications that, if not obtained, made or given, would not reasonably be expected to have a Material Adverse Effect.

        Section 3.05    Company SEC Documents; Undisclosed Liabilities.

          (a)   The Company has timely filed with the SEC all material reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC, in each case, pursuant to the Securities Act or the Exchange Act since January 1, 2015 (collectively, the "Company SEC Documents"). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) or their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no unresolved written comments from the SEC with respect to Company SEC Documents.

          (b)   The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

          (c)   Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of December 31, 2016, included in the Filed SEC Documents, (ii) incurred after December 31, 2016, in the ordinary course of business, (iii) as contemplated by this Agreement or otherwise incurred in connection with the Transactions or (iv) as would not reasonably be expected to have a Material Adverse Effect.

          (d)   The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC promulgated thereunder (the "Sarbanes-Oxley Act") and the rules and regulations of the New York Stock Exchange, in each case, that are applicable to the Company. With respect to each Company SEC Document on Form 10-K or 10-Q, each of the principal executive officer and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15(d) under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to such Company SEC Documents.

          (e)   The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and will not, at the date it is first mailed to holders of Company Shares, at the time of any amendment thereof or supplement thereto and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent, Holdco or Merger Sub or any Affiliates thereof for inclusion or incorporation by reference in the Proxy Statement.

          (f)    No material weaknesses exist with respect to the internal control over financial reporting of the Company that would be required to be disclosed by the Company pursuant to Item 308(a)(3) of Regulation S-K promulgated by the SEC that has not been disclosed in the Company SEC Documents as filed with or furnished to the SEC prior to the date hereof. The Company has established and maintains "disclosure controls and procedures" and "internal control over financial reporting" (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, designed to ensure that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, including that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of the Company, as appropriate, to allow timely decisions regarding required disclosure. The Company has disclosed, based on its most recent evaluation, to the Company's outside auditors and the audit committee of the Company Board, (A) all significant deficiencies and material weaknesses in the design and operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. The Company has provided or made available to Parent correct and complete copies of any such disclosure contemplated by clauses (A) and (B) of the immediately preceding sentence made by management to the Company's independent auditors and the audit committee of the Company Board since December 31, 2016.

        Section 3.06    Absence of Certain Changes.     (a) Since December 31, 2016 through the date of this Agreement, (i) except for the execution, delivery and performance of this Agreement and the discussions, negotiations and transactions related thereto and to alternative transactions to the Transactions and other than in connection with the Transactions, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business and (ii) neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would have resulted in a breach of Section 5.01(a) had the restrictions thereunder been in effect since December 31, 2016, and (b) since December 31, 2016, there has not been any Material Adverse Effect.

        Section 3.07    Legal Proceedings.     There is no material (a) pending or, to the Knowledge of the Company, threatened, legal or administrative proceeding, suit, arbitration, action, claim, controversy, dispute, hearing, charge, complaint, examination, indictment, litigation or, to the Knowledge of the Company, investigation against the Company or any of its Subsidiaries (other than ordinary course claims made under or in connection with Contracts of insurance issued by the Company or any of its Subsidiaries) or (b) outstanding injunction, order, judgment, ruling, decree or writ imposed upon the Company or any of its Subsidiaries, in each case, by or before any Governmental Authority.

        Section 3.08    Compliance with Laws; Permits.     The Company and each of its Subsidiaries are, and since January 1, 2015, have been, in compliance in all material respects with all federal, national, provincial, state, local or multinational laws, statutes, common laws, ordinances, codes, rules, orders, judgments, injunctions, writs, governmental guidelines or interpretations having the force of law, Permits, regulations, decrees or executive orders enacted, issued, adopted, promulgated or applied by or on behalf of any Governmental Authorities (collectively, "Laws"), in each case, applicable to the Company or any of its Subsidiaries. The Company and each of its Subsidiaries hold, and since January 1, 2015 have held, all licenses, franchises, permits, certificates, approvals, authorizations and registrations from Governmental Authorities necessary for the lawful conduct of their respective businesses (collectively, "Permits"), except where the failure to hold the same would not reasonably be expected to have a Material Adverse Effect.

        Section 3.09    Tax Matters.     Except as would not reasonably be expected to have a Material Adverse Effect:

          (a)   The Company and each of its Subsidiaries has prepared (or caused to be prepared) and duly and timely filed (taking into account valid extensions of time within which to file) all Tax Returns required to be filed by any of them. All such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate in all respects, and have been prepared in compliance with applicable Laws, and all Taxes owed by the Company and each of its Subsidiaries that are due (whether or not shown on any Tax Return) have been timely paid or are being contested in good faith and by appropriate proceedings and have been adequately reserved against in accordance with GAAP and Applicable SAP.

          (b)   The Company and each of its Subsidiaries have withheld all material amounts required to have been withheld by them in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party and such withheld amounts were duly paid to the appropriate Governmental Authority in the manner required by applicable Laws.

          (c)   As of the date of this Agreement, the Company has not received written notice of any pending or threatened audits, examinations, investigations, claims, actions, suits or other proceedings in respect of any Taxes of the Company or any of its Subsidiaries.

          (d)   There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.

          (e)   Neither the Company nor any of its Subsidiaries has been a "controlled corporation" or a "distributing corporation" in any distribution occurring during the two-year period ending on the date of this Agreement that was purported or intended to be governed by Section 355 of the Code (or any similar provision of applicable Law).

          (f)    No deficiency for any Tax has been asserted or assessed by any Governmental Authority in writing against the Company or any of its Subsidiaries, except for deficiencies that have been satisfied by payment in full, settled or withdrawn, or that have been adequately reserved against in accordance with GAAP and Applicable SAP. Neither the Company nor any of its Subsidiaries has received any written claim from any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that the Company or any of its Subsidiaries is, or may be, subject to Tax by or required to file or be included in a Tax Return in that jurisdiction.

          (g)   Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes, which waiver or agreement, as applicable, remains in effect (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

          (h)   Neither the Company nor any of its Subsidiaries has any liability for Taxes of another Person (other than the Company or any of its current or former Subsidiaries) under U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), as a transferee or as a successor. Neither the Company nor any of its Subsidiaries is a party to a Tax allocation, sharing, indemnity or similar agreement (other than any commercial contract entered into in the ordinary course of business that does not relate principally to Taxes) that will require any payment by the Company or any of its Subsidiaries of any Tax of another Person after the Closing Date.

          (i)    Neither the Company nor any of its Subsidiaries has participated in any "listed transaction" within the meaning of U.S. Treasury Regulation Section 1.6011-4(b)(2).

          (j)    Neither the Company nor any of its Subsidiaries has ever been a member of an affiliated, combined, consolidated, or unitary Tax group for purposes of filing any Tax Return (other than a group the common parent of which is the Company or any of its Subsidiaries).

          (k)   Neither the Company nor any of its Subsidiaries has agreed to, requested, or is required to include any adjustment under Section 481 of the Code (or any corresponding provision of applicable Laws) by reason of a change in accounting method or otherwise.

          (l)    The Company and each of its Subsidiaries has conducted all intercompany transactions in substantial compliance with the principles of Sections 482 and 845 of the Code (or any similar provisions of state, local or foreign Tax law). The Company and each of its Subsidiaries has complied in all respects with applicable rules relating to transfer pricing (including the filing of all required transfer pricing reports) and has maintained in all respects all necessary documentation in connection with any intercompany reinsurance transactions in accordance with Section 845 of the Code.

        Section 3.10    Employee Benefits.

          (a)   Section 3.10(a) of the Company Disclosure Letter contains a true and complete list, as of the date of this Agreement, of each material Company Plan. With respect to each material Company Plan, the Company has made available to Parent true and complete copies (to the extent applicable) of (i) the plan document, including any amendments thereto, other than any document that the Company or any of its Subsidiaries is prohibited from making available to Parent as the result of applicable Law relating to the safeguarding of data privacy, (ii) the most recent summary plan description for each such Company Plan for which such summary plan description is required by applicable Law, (iii) each insurance or group annuity contract or other funding vehicle and (iv) the most recent annual report on Form 5500 required to be filed with the IRS with respect thereto (if any).

          (b)   Each Company Plan has been operated and administered in compliance with its terms and applicable Laws, other than instances of noncompliance that would not reasonably be expected to have a Material Adverse Effect. Each Company Pension Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS, and to the Knowledge of the Company, there are no existing circumstances or any events that have occurred that could reasonably be expected to cause the loss of any such qualification status of any such Company Pension Plan, except where such loss of qualification status would not reasonably be expected to have a Material Adverse Effect.

          (c)   The Company does not maintain or contribute to a plan subject to Title IV of ERISA or Section 412 of the Code, including any "single employer" defined benefit plan or any "multiemployer plan" (each, as defined in Section 4001 of ERISA). Except as would not reasonably be expected to have a Material Adverse Effect, (i) no liability under Title IV or Section 302 of ERISA has been incurred by the Company or any trade or business, whether or not incorporated, that together with the Company would be deemed a single employer within the meaning of Section 4001(b) of ERISA (an "ERISA Affiliate") that has not been satisfied in full, and (ii) no condition exists that could reasonably be expected to present a risk to the Company or any ERISA Affiliate of incurring any such liability, other than any liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

          (d)   With respect to each Company Plan, (i) the Company and its Subsidiaries have not engaged in, and to the Knowledge of the Company no other Person has engaged in, any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) that would reasonably be expected to result in a liability to the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect, (ii) none of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other "fiduciary" (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Company Plan that would reasonably be expected to have a Material Adverse Effect, and (iii) no action, audit, investigation, suit, proceeding, hearing or claim is pending or, to the Knowledge of the Company, threatened, that would reasonably be expected to have a Material Adverse Effect.

          (e)   Except as required under applicable Law or for matters that would not reasonably be expected to have a Material Adverse Effect, no Company Plan provides health, medical, dental or life insurance benefits following retirement or other termination of employment.

          (f)    Except as otherwise contemplated under this Agreement, neither the execution nor delivery of this Agreement, shareholder approval of this Agreement, nor the consummation of the contemplated transactions under this Agreement will, whether alone or in combination with any other event, (i) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any director, officer or employee of the Company or any of its Subsidiaries (whether by virtue of any termination, severance, change of control or similar benefit or otherwise), (ii) cause the Company to transfer or set aside any assets to fund any benefits under any Company Plan or (iii) limit or restrict the right to amend, terminate or transfer the assets of any Company Plan on or following the Effective Time.

          (g)   The consummation of the transactions contemplated by this Agreement will not cause any amounts payable under the Company Plans to fail to be deductible for U.S. federal income tax purposes by virtue of Section 280G of the Code. No Company Plan provides for a tax gross up, make whole or similar payment with respect to the taxes imposed under Sections 409A or 4999 of the Code.

          (h)   No current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries participates in an employee benefit plan within the meaning of Section 3(3) of ERISA that is sponsored, maintained or contributed to by WTM or its Subsidiaries (other than the Company and its Subsidiaries).

        Section 3.11    Labor Matters.

          (a)   Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other agreement with a labor union or similar organization and, to the Knowledge of the Company, no employee of the Company or any of its Subsidiaries is represented by a labor union or similar organization. To the Knowledge of the Company, there are no activities or proceedings of any labor union or other employee representative organization to organize any employees of the Company or any of its Subsidiaries and no demand for recognition as the exclusive bargaining representative of any employees has been made by or on behalf of any labor or similar organization. Since January 1, 2015, there have been no actual or, to the Knowledge of the Company, threatened unfair labor practice charges, material grievances, material arbitrations, strike, lockout, material slowdown, or material work stoppage by or with respect to the employees of the Company or any of its Subsidiaries.

          (b)   To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other legally binding obligation: (i) to the Company or its Subsidiaries or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company or its Subsidiaries or (B) to the use of trade secrets or proprietary information belonging to such former employer.

          (c)   The Company and its Subsidiaries are not and have not been: (i) a "contractor" or "subcontractor" (as defined by Executive Order 11246), (ii) required to comply with Executive Order 11246 or (iii) required to maintain an affirmative action plan.

          (d)   To the Knowledge of the Company, none of the Chief Executive Officer of the Company, any Executive Vice President of the Company, or any group head of any business line of the Company, intends to terminate his or her employment.

        Section 3.12    Investments.

          (a)   The Company has made available to Parent a complete list of all bonds, stocks, mortgage loans and other investments that were carried on the books and records of the Company and its

  Subsidiaries as of December 31, 2016 (such bonds, stocks, mortgage loans and other investments, together with all bonds, stocks, mortgage loans and other investments acquired by the Company and its Subsidiaries between such date and the date of this Agreement, the "Investment Assets"). Except for Investment Assets that matured or were sold, redeemed or otherwise disposed of after December 31, 2016, each of the Company and its Subsidiaries, as applicable, has good and marketable title to all of the Investment Assets it purports to own, free and clear of all Liens except Permitted Liens. A copy of the Company's policies with respect to the investment of the Investment Assets is set forth in Section 3.12 of the Company Disclosure Letter (the "Investment Guidelines"), and the composition of the Investment Assets complies in all material respects with the Investment Guidelines.

          (b)   To the Knowledge of the Company, the Investment Assets comply in all material respects with, and the acquisition thereof complied in all material respects with, any and all investment restrictions under applicable Law.

          (c)   To the Knowledge of the Company, as of the date hereof, none of the Investment Assets are subject to any capital calls or similar liabilities, or any restrictions or suspensions on redemptions, "lock-ups", "gates", "side pockets", stepped-up fee provisions or other penalties or restrictions relating to withdrawals or redemptions, except as would not reasonably be expected to have a Material Adverse Effect.

          (d)   Each agreement with each investment manager or investment advisor providing services to the Company or any of its Subsidiaries that is not an Affiliate of the Company was entered into, and the performance of each investment manager, is evaluated in a commercially reasonable, arms-length manner.

        Section 3.13    Intellectual Property.

          (a)   Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have sufficient rights to use all Intellectual Property used in the conduct of the business of the Company and its Subsidiaries as currently conducted.

          (b)   Except as would not reasonably be expected to have a Material Adverse Effect, no claims are pending or, to the Knowledge of the Company, threatened (i) challenging the ownership, enforceability, scope, validity or use by the Company or any of its Subsidiaries of any Intellectual Property owned by the Company or any of its Subsidiaries or (ii) alleging that the Company or any of its Subsidiaries is violating, misappropriating or infringing the Intellectual Property rights of any Person.

          (c)   Except as would not reasonably be expected to have a Material Adverse Effect, (i) to the Knowledge of the Company, no Person is misappropriating, violating or infringing the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by the Company or a Subsidiary of the Company and (ii) to the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries as currently conducted does not violate, misappropriate or infringe the Intellectual Property rights of any other Person.

          (d)   Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have taken commercially reasonable measures to protect the (A) information technology systems owned or operated by the Company or such Subsidiary and used in the operations of its business, and (B) personal information gathered, used, held for use or accessed in the operation of its business, and (ii) to the Knowledge of the Company, there has not been any unauthorized disclosure or use of, or access to, any such personal information or information technology systems.

        Section 3.14    Anti-Takeover Provisions.     No "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or similar statute or regulation (each, a "Takeover Law") applies to the Company with respect to this Agreement or the Merger.

        Section 3.15    Real Property.     Except as would not reasonably be expected to have a Material Adverse Effect, (a) the Company or one of its Subsidiaries has a good and valid leasehold interest in each material Company Lease, free and clear of all Liens (other than Permitted Liens) and (b) none of the Company or any of its Subsidiaries has received written notice of any material default under any agreement evidencing any Lien or other agreement affecting any material Company Lease, which default continues on the date of this Agreement. Neither the Company nor any of its Subsidiaries owns, or, since January 1, 2010, has owned, any real property, other than any Investment Assets comprised, in whole or in part, of real property or interests therein.

        Section 3.16    Contracts.

          (a)   Except for (A) this Agreement, (B) each Company Plan and (C) each Contract filed as an exhibit to the Filed SEC Documents, Section 3.16(a) of the Company Disclosure Letter sets forth a list of all Material Contracts as of the date of this Agreement. For purposes of this Agreement, "Material Contract" means all Contracts to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound (other than Company Plans) that:

              (i)  are or would be required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

             (ii)  relate to the formation or management of any joint venture, partnership or other similar agreement that is material to the business of the Company and its Subsidiaries, taken as a whole;

            (iii)  provide for Indebtedness of the Company or any of its Subsidiaries, or pursuant to which the Company or any of its Subsidiaries guarantees Indebtedness of another Person, having an outstanding or committed amount in excess of $5 million, other than any Indebtedness between or among any of the Company and any of its Subsidiaries and other than any letters of credit;

            (iv)  have been entered into since January 1, 2012, and involve the acquisition from another Person or disposition to another Person of capital stock or other equity interests of another Person or of assets of a business, in each case, for aggregate consideration under such Contract in excess of $5 million (excluding, for the avoidance of doubt, acquisitions or dispositions of investments made pursuant to the Investment Guidelines, or of supplies, products, properties or other assets in the ordinary course of business or of supplies, products, properties or other assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of business of the Company or any of its Subsidiaries under which the Company or its Subsidiaries have material surviving obligations);

             (v)  contain provisions that (A)(1) prohibit the payment of dividends or distributions in respect of the share capital or capital stock of the Company or any of its wholly owned Subsidiaries, (2) prohibit the pledging of the share capital or capital stock of the Company or any wholly owned Subsidiary of the Company or (3) prohibit the issuance of any guarantee by the Company or any wholly owned Subsidiary of the Company or (B) restrict the ability of the Company or any of its Subsidiaries to incur or guarantee Indebtedness;

            (vi)  contain provisions that (1) prohibit the Company or any of its Subsidiaries, or which, following the Closing, would prohibit Parent or any of its Subsidiaries from competing in any material line of business, or (2) grant a right of exclusivity to any Person which prevents the

    Company or any Subsidiary of the Company, or, following the Closing, Parent or any of its Subsidiaries, from entering any material territory, market or field or freely engaging in business anywhere in the world, in each case, other than Contracts that can be terminated (including such restrictive provisions) by the Company or any of its Subsidiaries on less than ninety (90) days' notice without payment by the Company or any Subsidiary of the Company of any material penalty;

           (vii)  pursuant to which the Company or any Subsidiary (A) is granted or obtains any right to use any material Intellectual Property (other than standard form Contracts granting rights to use readily available shrink wrap or click wrap software), or (B) has granted any other Person a right to use any Intellectual Property owned by the Company or any Subsidiary;

          (viii)  pursuant to which the Company or any of its Subsidiaries (A) is granted or obtains any right to use any material Intellectual Property (other than Contracts granting rights to use commercially available software having a replacement cost and annual license of less than $150,000 (e.g., database, enterprise resource planning, business management planning, desktop and similar software) and commercially available, off-the-shelf software (including "shrink-wrap" or "click-wrap" software)), and (B) is restricted in its right to assert, use or register any Intellectual Property owned by the Company or any of its Subsidiaries that is material to the conduct of the businesses of the Company and its Subsidiaries as currently conducted (excluding licenses granted to third parties in the ordinary course of business);

            (ix)  involve or could reasonably be expected to involve aggregate payments or receipts by or to the Company and/or its Subsidiaries in excess of $1 million in any twelve-month period, other than (A) Contracts terminable on less than ninety (90) days' notice without payment by the Company or any Subsidiary of the Company of any material penalty, (B) insurance policies and reinsurance and retrocession agreements and treaties entered into in the ordinary course of business and (C) Contracts relating to investments made pursuant to the Investment Guidelines;

             (x)  that outsources any material function or part of the business of the Company or any of its Subsidiaries, other than managing general agency agreements or managing general underwriting agreements; or

            (xi)  would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the Company's ability to consummate the Transactions or Parent's ability to own and/or conduct the business of the Company or any of its Subsidiaries after the Effective Time.

          (b)   (i) The Company has previously made available to Parent true and complete copies of each Material Contract, (ii) each Material Contract is valid and binding on the Company and/or any of its Subsidiaries to the extent such Person is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not reasonably be expected to have a Material Adverse Effect, (iii) the Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect, (iv) neither the Company nor any of its Subsidiaries has received written notice, or, to the Knowledge of the Company, verbal notice, of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any Material Contract, except where such default would not reasonably be expected to have a Material Adverse Effect and (v) to the Knowledge of the Company there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute a default on the part of any counterparty under such Material Contract, except as would not reasonably be expected to have a Material Adverse Effect.

        Section 3.17    Insurance Subsidiaries.     Except as would not reasonably be expected to have a Material Adverse Effect, each Subsidiary of the Company that conducts the business of insurance or reinsurance (each, a "Company Insurance Subsidiary") is (i) duly licensed or authorized as an insurance company or reinsurance company, as applicable, in its jurisdiction of incorporation or organization and (ii) duly licensed, authorized or otherwise eligible to transact the business of insurance or reinsurance, as applicable, in each other jurisdiction where it is required to be so licensed, authorized or otherwise eligible in order to conduct its business as currently conducted.

        Section 3.18    Statutory Statements; Examinations.

          (a)   Except for any failure to file or submit the same that has been cured or resolved to the satisfaction of the applicable Insurance Regulator, since January 1, 2016, each of the Company Insurance Subsidiaries has filed or submitted all material annual and quarterly statutory financial statements, in each case, required by applicable Insurance Law to be filed with or submitted to the appropriate Insurance Regulator of each jurisdiction in which it is licensed, authorized or otherwise eligible with respect to the conduct of the business of insurance or reinsurance, as applicable (collectively, the "Company Statutory Statements").

          (b)   The Company has made available to Parent, to the extent permitted by applicable Law and to the extent required to be filed with the applicable Insurance Regulator on or prior to the date of this Agreement, true and complete copies of all material Company Statutory Statements as of December 31, 2015 and December 31, 2016, and for the annual periods then ended, each in the form filed with the applicable Insurance Regulator. The financial statements included in such Company Statutory Statements were prepared in accordance with Applicable SAP, applied on a consistent basis, except as may have been noted therein, during the periods involved, and fairly present in all material respects, to the extent required by and in conformity with Applicable SAP, the statutory financial position of the relevant Company Insurance Subsidiary as of the respective dates thereof and the results of operations and changes in capital and surplus and cash flow (or stockholders' equity, as applicable) of such Company Insurance Subsidiary for the respective periods then ended. Such Company Statutory Statements complied as to form in all material respects with all applicable Insurance Laws when filed or submitted and no material violation or deficiency has been asserted in writing by any Insurance Regulator with respect to any of such Company Statutory Statements that has not been cured or otherwise resolved to the satisfaction of such Insurance Regulator.

          (c)   The Company has made available to Parent, to the extent permitted by applicable Law, true and complete copies of all material examination reports of any Insurance Regulators received by it on or after January 1, 2015, through the date of this Agreement, relating to the Company Insurance Subsidiaries. To the extent required by the applicable Insurance Regulator, a corrective plan has been submitted to and accepted by such Insurance Regulator with respect to all material deficiencies or violations noted in such examination reports and a copy of each such plan submitted on or after January 1, 2015, through the date of this Agreement, has been made available to Parent. Without limiting the generality of the foregoing, as of the date hereof, there are no unpaid claims or assessments made in writing or, to the Knowledge of the Company, as of the date hereof, threatened in writing against the Company or any of its Subsidiaries by any insurance guaranty associations or similar organizations in connection with such association's or other organization's insurance guaranty fund, other than unpaid claims or assessments (A) disclosed, provided for, reflected in, reserved against or otherwise described in the Company Statutory Statements provided or made available to Parent or (B) that are not material to the Company and its Subsidiaries, taken as a whole.

          (d)   Since December 31, 2015, no material fine or penalty has been imposed on any Company Insurance Subsidiary by any Insurance Regulator.

        Section 3.19    Agreements with Insurance Regulators.     (a) Except as required by applicable Insurance Laws and the insurance and reinsurance Permits maintained by the Company Insurance Subsidiaries, there is no order or directive by, or supervisory letter or cease-and-desist order from, any Insurance Regulator that is binding on the Company or any Company Insurance Subsidiary and (b) neither the Company nor any of the Company Insurance Subsidiaries have adopted any board resolution at the request of any Insurance Regulator, in the case of each of clauses (a) and (b) , that limits in any material respect the ability of any Company Insurance Subsidiary to conduct its business.

        Section 3.20    Reinsurance and Retrocession.     As of the date of this Agreement, (a) each reinsurance or retrocession treaty or agreement, slip, binder, cover note or other similar arrangement pursuant to which any Company Insurance Subsidiary is the cedent involving at least $1.5 million in annual premium or $1.5 million in ceded liabilities (the "Company Reinsurance Contracts") is valid and binding on the applicable Company Insurance Subsidiary, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not reasonably be expected to have a Material Adverse Effect, (b) the applicable Company Insurance Subsidiary, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Company Reinsurance Contract, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect, (c) none of the Company Insurance Subsidiaries has received written notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of such Company Insurance Subsidiary under any Company Reinsurance Contract, except where such default would not reasonably be expected to have a Material Adverse Effect, (d) to the Knowledge of the Company, there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute, a default on the part of any counterparty under such Company Reinsurance Contract, except as would not reasonably be expected to have a Material Adverse Effect, (e) none of the Company Insurance Subsidiaries is and, to the Knowledge of the Company, no party to a Company Reinsurance Contract is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding and (f) there are no disputes under any Company Reinsurance Contract, except as would not reasonably be expected to have a Material Adverse Effect.

        Section 3.21    Reserves.

          (a)   The reserves for losses (including incurred but not reported losses), loss adjustment expenses (whether allocated or unallocated) and unearned premiums of each Company Insurance Subsidiary contained in the Company Statutory Statements (i) were, except as otherwise noted in the applicable Company Statutory Statement, determined in all material respects in accordance with generally accepted actuarial standards; (ii) were computed on the basis of methodologies consistent with those used in computing the corresponding reserves in prior fiscal years, except as otherwise noted in the financial statements and the notes thereto included in such Company Statutory Statements; and (iii) satisfied the requirements of all applicable Insurance Laws with respect to the establishment of reserves in all material respects.

          (b)   As of the date of this Agreement, with respect to the Company Insurance Subsidiaries, the Company has made available to Parent true and complete copies of all material actuarial reports in the Company's possession and prepared by actuaries, independent or otherwise, that cover periods beginning on or after January 1, 2015. The information and data used in connection with the preparation of such actuarial reports were accurate in all material respects for the periods covered in such reports.

        Section 3.22    Insurance Policies.     Except as would not reasonably be expected to result in a Material Adverse Effect, (a) all insurance policies maintained by the Company and its Subsidiaries of which the Company or any of its Subsidiaries is the beneficiary are in full force and effect and all premiums due and payable thereon have been paid and (b) neither the Company nor any of its Subsidiaries is in breach or default of any of the insurance policies or has taken any action or failed to take any action which, with notice or lapse of time, would constitute such a breach or default or permit termination or modification of any of the insurance policies. This Section 3.22 does not relate to Company Reinsurance Contracts, which are the subject of Section 3.20.

        Section 3.23    Opinion of Financial Advisor.     The Company Board has received the opinion of Credit Suisse Securities (USA) LLC ("Credit Suisse"), to the effect that, as of the date of such opinion, and based upon and subject to the various assumptions, qualifications and limitations set forth therein, the Merger Consideration is fair, from a financial point of view, to holders of Class A Shares (other than any Company Share that is subject to any Company Award). It is agreed and understood that such opinion is for the benefit of the Company Board and may not be relied on by Parent, Holdco or Merger Sub for any purpose.

        Section 3.24    Brokers and Other Advisors.     Except for Credit Suisse, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has made available to Parent a true and correct copy of the engagement letter between the Company and Credit Suisse, dated October 26, 2016, on a confidential basis.

        Section 3.25    Related Party Transactions.     Since January 1, 2015, there are no undisclosed transactions, Contracts, arrangements or understandings between: (i) the Company and any of its Subsidiaries, on the one hand, and (ii) any director, officer or employee of the Company or any of its Subsidiaries or any Person (other than it or its Subsidiaries) which owns of record or beneficially any equity interest in the Company or any of its Subsidiaries, on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K of the SEC (each, a "Related Party Transaction").

        Section 3.26    Environmental Matters.     Except as arising from or relating to any liability, obligation or cost (including for losses or loss adjustment expenses) arising under contracts for insurance or reinsurance written or assumed by the Company or its Subsidiaries or as would not reasonably be expected to have a Material Adverse Effect, (a)(i) neither the Company nor any of its Subsidiaries has received any written notice, demand, request for information, citation, summons or order, and (ii) to the Knowledge of the Company, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit or proceeding is pending or threatened in writing by any Governmental Authority or other Person against the Company or any of its Subsidiaries, in each case, with respect to or arising out of any applicable Environmental Law and (b) to the Knowledge of the Company, no "release" of a "hazardous substance" (as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., as amended ("CERCLA")) has occurred at, on, above, under or from any real property owned or leased by the Company or its Subsidiaries that is reasonably likely to result in any material cost, liability or obligation to the Company or its Subsidiaries under any applicable Environmental Law.

        Section 3.27    No Other Representations or Warranties.

          (a)   Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Parent, Holdco, Merger Sub or any of their respective Representatives or

  Affiliates of any documentation, forecasts or other information with respect to any one or more of the foregoing, and each of Parent, Holdco and Merger Sub acknowledge the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by the Company in this Article III, neither the Company nor any other Person makes or has made any express or implied representation or warranty to Parent, Holdco, Merger Sub or any of their respective Representatives or Affiliates with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of its Subsidiaries or their respective businesses, (ii) any judgment based on actuarial principles, practices or analyses by any Person or as to the future satisfaction or outcome of any assumption, (iii) whether (x) reserves for losses (including incurred but not reported losses, loss adjustment expenses whether allocated or unallocated, unearned premium or uncollectible reinsurance) (A) will be sufficient or adequate for the purposes for which they were established or (B) may not develop adversely or (y) the reinsurance recoverables taken into account in determining the amount of such reserves for losses will be collectible, or (iv) any oral or written information presented to Parent, Holdco, Merger Sub or any of their respective Representatives or Affiliates in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions.

          (b)   Except for the representations and warranties expressly set forth in Article IV, the Company hereby agrees and acknowledges that neither Parent, Holdco, Merger Sub nor any of their respective Subsidiaries, nor any other Person, has made or is making, and the Company is not relying on, any other express or implied representation or warranty with respect to Parent or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information made available to the Company or any of its Representatives or Affiliates (including with respect to any judgment based on actuarial principles, practices or analyses by any Person or as to the future satisfaction or outcome of any assumption) or any information developed by the Company or any of its Representatives or Affiliates.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT, HOLDCO AND MERGER SUB

        Parent, Holdco and Merger Sub jointly and severally represent and warrant to the Company that:

        Section 4.01    Organization; Standing.     Parent is a corporation duly organized, validly existing and in good standing under the Laws of Canada, Holdco is an exempted limited liability company duly incorporated, validly existing and in good standing under the Laws of Bermuda and Merger Sub is an exempted limited liability company duly incorporated, validly existing and in good standing under the Laws of Bermuda. Each of Parent, Holdco and Merger Sub has all requisite power and authority necessary to carry on its business as it is now being conducted and to own, lease and operate its assets and properties in all material respects. Each of Parent, Holdco and Merger Sub is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company true and complete copies of Parent's, Holdco's and Merger Sub's certificates or articles of incorporation, memorandum of association, bylaws or other comparable charter or organizational documents, each as amended to the date of this Agreement. Neither Parent, Holdco nor Merger Sub is in violation of any of its respective organizational documents, except as would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.02    Authority; Noncontravention.

          (a)   Each of Parent, Holdco and Merger Sub has all necessary power and authority to execute and deliver this Agreement and the Statutory Merger Agreement and, subject to obtaining the Merger Sub Shareholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent, Holdco and Merger Sub of this Agreement and the Statutory Merger Agreement, and the consummation by Parent, Holdco and Merger Sub of the Transactions, have been duly and unanimously authorized and approved by each of the Parent Board, the Holdco Board and the Merger Sub Board, as applicable, and, except for executing and delivering the Statutory Merger Agreement, filing the Merger Application with the Registrar pursuant to the Bermuda Companies Act and obtaining the Merger Sub Shareholder Approval (which approval shall be provided by the written consent of Holdco immediately following the execution of this Agreement), no other action (including any shareholder vote or other action) on the part of Parent, Holdco or Merger Sub is necessary to authorize the execution, delivery and performance by Parent, Holdco and Merger Sub of this Agreement and the Statutory Merger Agreement and the consummation by Parent, Holdco and Merger Sub of the Transactions. This Agreement has been duly executed and delivered by Parent, Holdco and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent, Holdco and Merger Sub, enforceable against each of them in accordance with its terms, except that such enforceability may be limited by and is subject to the Bankruptcy and Equity Exception.

          (b)   Each of the Parent Board, the Holdco Board and the Merger Sub Board have unanimously (i) determined that the Merger Consideration constitutes fair value for each Company Share in accordance with the Bermuda Companies Act, (ii) determined that the Merger, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, Parent, Holdco and Merger Sub and their respective shareholders and (iii) adopted resolutions that have approved and declared advisable this Agreement, the Statutory Merger Agreement and the Transactions, and, as of the date of this Agreement, such resolutions have not been subsequently rescinded, modified or withdrawn in any way.

          (c)   Neither the execution and delivery of this Agreement by Parent, Holdco and Merger Sub, nor the consummation by Parent, Holdco or Merger Sub of the Transactions, nor performance or compliance by Parent, Holdco or Merger Sub with any of the terms or provisions hereof, will (i) contravene, conflict with or violate any provision of the certificates or articles of incorporation, memorandum of association, bylaws or other comparable charter or organizational documents of (A) Parent, Holdco or Merger Sub or (B) any of Parent's other Subsidiaries or (ii) assuming (A) compliance with the matters set forth in Section 3.03(c) (other than Section 3.03(c)(ii)(A)) (and assuming the accuracy of the representations and warranties made in such Section 3.03(c)), (B) that the actions described in Section 4.02(a) have been completed, (C) that the Consents referred to in Section 4.03 and, in the case of Merger Sub, the Merger Sub Shareholder Approval are obtained and (D) that the filings referred to in Section 4.03 are made and any waiting periods thereunder have terminated or expired, in the case of each of the foregoing clauses (a) through (D), prior to the Effective Time, (x) violate any Law applicable to Parent or any of its Subsidiaries, (y) violate or constitute a breach of or default (with or without notice or lapse of time or both) under any of the terms, conditions or provisions of any material Contract to which Parent or any of its Subsidiaries is a party or accelerate, vest or trigger Parent's or, if applicable, any of its Subsidiaries', obligations or rights of any other Person under any such material Contract or (z) result in the creation of any Lien on any properties or assets of Parent or any of its Subsidiaries, except, in the case of clauses (i)(B) and (ii), as would not reasonably be expected to have a Parent Material Adverse Effect.

          (d)   The Merger Sub Shareholder Approval (which approval shall be provided by the written consent of Holdco as contemplated by Section 5.13) is the only vote or approval of the holders of any class or series of shares of Merger Sub that is necessary to approve this Agreement, the Statutory Merger Agreement and the Merger.

        Section 4.03    Governmental Approvals.     Except for (a) compliance with the applicable requirements of the Exchange Act, including the filing with the SEC of the Proxy Statement, (b) compliance with the rules and regulations of the New York Stock Exchange, (c) the filing of the Merger Application with the Registrar pursuant to the Bermuda Companies Act, (d) the approval of the Bermuda Monetary Authority pursuant to the Exchange Control Act 1972 regarding the change of ownership of the Company, (e) filings required under, and compliance with other applicable requirements of, the HSR Act, and such other Consents, filings, declarations or registrations as are required to be made or obtained under any other Antitrust Laws, (f) compliance with any applicable state securities or blue sky laws, (g) approvals, filings and notices under all applicable Insurance Laws as set forth in Section 4.03 of the Parent Disclosure Letter (the "Parent Insurance Approvals") and (h) the Company Insurance Approvals (assuming the accuracy of the representations and warranties made in Section 3.04(g) and the completeness of Section 3.04 of the Company Disclosure Letter), no Consent of, or filing, declaration or registration with or notification to, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent, Holdco and Merger Sub, the performance by Parent, Holdco and Merger Sub of their obligations hereunder and the consummation by Parent, Holdco and Merger Sub of the Transactions, other than such other Consents, filings, declarations, registrations or notifications that, if not obtained, made or given, would not reasonably be expected to have a Parent Material Adverse Effect. As of the date of this Agreement, Parent has a reasonable basis to believe that the Required Regulatory Approvals set forth on Section 6.01(b) of the Company Disclosure Letter will be obtained prior to the Walk-Away Date.

        Section 4.04    Ownership and Operations of Holdco and Merger Sub.     Parent owns beneficially and of record, directly or indirectly, all of the issued and outstanding shares of Holdco and Merger Sub, free and clear of all Liens. Merger Sub was formed solely for the purpose of engaging in the Transactions, has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to the Transactions, and prior to the Effective Time, will not have engaged in any business activities other than those relating to the Transactions.

        Section 4.05    Financing.     Parent, Holdco and Merger Sub collectively will have at the Effective Time sufficient funds to pay the aggregate Merger Consideration, consideration payable to holders of Company Awards pursuant to Section 2.03 and any other amount required to be paid in connection with the consummation of the Transactions and to pay all related fees and expenses of Parent, Holdco and Merger Sub. For the avoidance of doubt, in no event shall the receipt or availability of any funds or financing by or to Parent or any Affiliate of Parent be a condition to any of Parent's, Holdco's or Merger Sub's obligations hereunder.

        Section 4.06    Certain Arrangements.     Other than the Voting Agreement, as of the date of this Agreement, there are no Contracts or other arrangements or understandings (whether oral or written) or commitments to enter into Contracts or other arrangements or understandings (whether oral or written) (a) between Parent, Holdco, Merger Sub or any of their Affiliates, on the one hand, and any member of the Company's management or the Company Board, on the other hand, that relate in any way to the Company or any of its Subsidiaries or the Transactions, (b) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any shareholder of the Company agrees to vote to approve the Merger and this Agreement or agrees to vote against any Superior Proposal or (c) between Parent, Holdco, Merger Sub or any of their Affiliates, on the one hand, and any holder of Company Awards, on the other hand, pursuant to which such holder would be entitled to receive consideration of a different amount or nature than the consideration payable pursuant to Section 2.03.

        Section 4.07    Brokers and Other Advisors.     No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries, except for Persons, if any, whose fees and expenses will be paid by Parent.

        Section 4.08    Information Supplied.     None of the information supplied or to be supplied by or on behalf of Parent, Holdco or Merger Sub in writing for inclusion or incorporation by reference in the Proxy Statement to be sent to the holders of Company Shares in connection with the Company Shareholders Meeting (including any amendment or supplement thereto or document incorporated by reference therein) shall, on the date the Proxy Statement is first mailed to the holders of Company Shares, at the time of any amendment thereof or supplement thereto and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or omit to state a material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading.

        Section 4.09    Legal Proceedings.     Except as would not reasonably be expected to have a Parent Material Adverse Effect, there is no (a) pending or, to the Knowledge of Parent, Holdco and Merger Sub, threatened, legal or administrative proceeding, suit, arbitration, action, claim, controversy, dispute, hearing, charge, complaint, examination, indictment, litigation or, to the Knowledge of Parent, Holdco and Merger Sub, investigation against Parent or any of its Subsidiaries or (b) outstanding injunction, order, judgment, ruling, decree or writ imposed upon Parent or any of its Subsidiaries, in each case, by or before any Governmental Authority.

        Section 4.10    Ownership of Company Shares.     None of Parent, Holdco, Merger Sub or any of their Affiliates beneficially owns (within the meaning of Section 13 of the Exchange Act), or will prior to the Closing Date beneficially own, any Company Shares, or is a party, or will prior to the Closing Date become a party, to any Contract, other arrangement or understanding (whether written or oral) (other than this Agreement and the Voting Agreement) for the purpose of acquiring, holding, voting or disposing of any Company Shares.

        Section 4.11    No Other Representations or Warranties.

          (a)   Except for the representations and warranties made by Parent, Holdco and Merger Sub in this Article IV, neither Parent, Holdco, Merger Sub nor any other Person makes any other express or implied representation or warranty with respect to Parent, Holdco or Merger Sub or any of their Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Company or any of its Representatives or Affiliates of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Company acknowledges the foregoing.

          (b)   Except for the representations and warranties expressly set forth in Article III, Parent, Holdco and Merger Sub hereby agree and acknowledge that neither the Company nor any of its Subsidiaries, nor any other Person, has made or is making, and Parent, Holdco and Merger Sub are not relying on, any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information made available to Parent, Holdco, Merger Sub or any of their respective Representatives or Affiliates (including with respect to any judgment based on actuarial principles, practices or analyses by any Person or as to the future satisfaction or outcome of any assumption) or any information developed by Parent, Holdco, Merger Sub or any of their respective Representatives or Affiliates.

 ARTICLE V

ADDITIONAL COVENANTS AND AGREEMENTS

        Section 5.01    Conduct of Business.

          (a)   Except as required by applicable Law, as expressly contemplated or required by this Agreement or as described in Section 5.01(a) of the Company Disclosure Letter, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement may be terminated pursuant to Section 7.01), unless Parent otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause each of its Subsidiaries to, carry on its business in all material respects in the ordinary course of business consistent with past practice. To the extent consistent with the foregoing, the Company shall, and shall cause its Subsidiaries to, use its and their commercially reasonable efforts to preserve its and each of its Subsidiaries' business organizations substantially intact and preserve existing relations with key customers, reinsurance providers and other Persons with whom the Company or its Subsidiaries have significant business relationships, in each case, consistent with past practice. Without limiting the generality of the foregoing, and except as required by applicable Law, as contemplated, required or permitted by this Agreement or as described in the corresponding subsection of Section 5.01(a) of the Company Disclosure Letter, during such period, unless Parent otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed with respect to the matters set forth in clauses (ii), (iv), (vi),(viii), (xiv), (xv), (xvii) and (xix) of this Section 5.01(a)), the Company shall not, and shall not permit any of its Subsidiaries to:

              (i)  (A) issue, sell or grant any Company Shares or other equity or voting interests of the Company, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any Company Shares or other equity or voting interests of the Company or any of its Subsidiaries, or any options, rights, warrants or other commitments or agreements to acquire from the Company or any of its Subsidiaries, or that obligate the Company or any of its Subsidiaries to issue, any share capital of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of, or other equity or voting interests in, the Company or any of its Subsidiaries; provided that the Company may issue Company Shares or other securities (x) under the Company Share Plans as set forth in Section 5.01(a)(i) of the Company Disclosure Letter or (y) as required pursuant to the vesting, settlement or exercise of Company Awards or other equity awards or Company Rights (1) outstanding on the date of this Agreement in accordance with the terms of the applicable Company Award, other equity award or Company Right in effect on the date of this Agreement or (2) granted after the date of this Agreement in accordance with this Agreement; provided further that the Subsidiaries of the Company may make any such issuances, sales or grants to the Company or a direct or indirect wholly owned Subsidiary of the Company, (B) redeem, purchase or otherwise acquire any outstanding Company Shares or other equity or voting interests of the Company or any rights, warrants or options to acquire any Company Shares or other equity or voting interests of the Company, except (x) as required pursuant to the terms of Company Awards or other equity awards or Company Rights (1) outstanding on the date of this Agreement in accordance with the terms of the applicable Company Award, other equity award or Company Right in effect on the date of this Agreement or (2) granted after the date of this Agreement in accordance with this Agreement (including, for the avoidance of doubt, repurchase at par value of any Company Restricted Share that fails to vest in accordance with its terms), or (y) in connection with the satisfaction of Tax withholding obligations with respect to Company Awards or other equity awards, (C) establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any Company Shares or other equity or voting interests, other than (1) dividends or distributions made by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company and (2), in the case of the Company, distributions not to exceed $0.21 per Company Share per quarter as of the specified record dates and on the payment dates set forth on Section 5.01(a)(i) of the Company Disclosure Letter and corresponding equivalents in respect of each Company Fixed RSU Award or Company Performance Share Award (1) outstanding on the date of this Agreement to the extent permitted under the applicable award agreement in effect on the date of this Agreement or (2) granted after the date of this Agreement in accordance with this Agreement or (D) split, combine, subdivide or reclassify any Company Shares or other equity or voting interests of the Company;

             (ii)  (A) incur any indebtedness for borrowed money, issue or sell any bonds, debentures or other debt securities or warrants or other rights to acquire any bonds, debentures or other debt securities of the Company or any of its Subsidiaries, guarantee any such indebtedness or any debt securities of another Person or enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (collectively, "Indebtedness"), except for (v) intercompany guarantees or intercompany "keep well" or other agreements to maintain any financial statement condition of the Company or any of its wholly owned Subsidiaries, (w) letters of credit issued in the ordinary course of business consistent with past practice, (x) borrowings under the Existing Credit Facility not in excess of $65 million, (y) any other Indebtedness having an aggregate principal amount outstanding that is not in excess of $5 million and (z) Indebtedness incurred in connection with the refinancing of any Indebtedness existing on the date of this Agreement or permitted to be incurred, assumed or otherwise entered into hereunder or (B) enter into any swap or hedging transaction or other derivative agreements other than in the ordinary course of business consistent with past practice and in compliance with the Investment Guidelines;

            (iii)  sell or lease to any Person, in a single transaction or series of related transactions, any of its owned properties or assets whose value or purchase price exceeds $2.5 million, except (A) dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, (B) transfers among the Company and its wholly owned Subsidiaries, (C) leases and subleases of real property owned by the Company or its Subsidiaries, (D) as permitted by Section 5.01(a)(xix), or (E) transactions in compliance with the Investment Guidelines;

            (iv)  (A) make or authorize capital expenditures outside the ordinary course of business consistent with past practice, except as budgeted in the Company's current plan presented to the Company Board that was made available to Parent or (B) make any loans or advances to, or, except as permitted by the Investment Guidelines, any investments in, any other Person other than a wholly owned Subsidiary of the Company in a manner that complies with clause (A) above;

             (v)  except as permitted under Section 5.01(a)(iv) or Section 5.01(a)(xix), make any acquisition (including by merger or amalgamation) of the share capital or capital stock or, except in the ordinary course of business consistent with past practice, a material portion of the assets of any other Person, in each case for consideration in excess of $5 million;

            (vi)  except as required pursuant to the terms of any Company Plan or Contract, in each case, in effect on the date of this Agreement and made available to Parent prior to the execution of this Agreement, (A) grant to any director or officer of the Company or any of its Subsidiaries or any employee of the Company or any of its Subsidiaries whose annual base salary rate exceeds $200,000 (each such director, officer or employee, a "Participant") any increase in salary or bonus compensation opportunity, (B) grant to any Participant any material increase in severance, retention or termination pay, (C) establish, adopt, enter into or amend any Company Plan or collective bargaining agreement or (D) enter into any employment, consulting, severance or termination agreement with any Person for the position of Chief Executive Officer of the Company or Executive Vice President of the Company, any direct report to the Chief Executive Officer or any Executive Vice President, or any group head of any business line of the Company; provided, however, that the foregoing shall not restrict the Company or any of its Subsidiaries from (1) entering into or making available to newly hired employees or to employees in the context of promotions based on job performance or workplace requirements, in each case, in the ordinary course of business consistent with past practice, plans, agreements, benefits and compensation arrangements (including equity-based and cash-based incentive grants) that have a value that is consistent with the past practice of making compensation and benefits available to newly hired or promoted employees in similar positions, or consistent with the compensation and benefits of the then-current employee whom such newly hired or promoted employee is engaged to replace or succeed, (2) establishing or adopting a retention plan or arrangement in accordance with the terms set forth in Section 5.01(a)(vi) of the Company Disclosure Letter, (3) taking any of the foregoing actions to comply with, satisfy Tax-qualification requirements under, or avoid the imposition of Tax under, the Code and any applicable guidance thereunder, or other applicable Law or (4) making immaterial changes in the ordinary course of business to nondiscriminatory health and welfare plans available to all employees generally;

           (vii)  make any material changes in financial accounting methods, principles or practices materially affecting the consolidated assets, liabilities or results of operations of the Company and its Subsidiaries, except insofar as may be required by (A) GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the FASB or any similar organization, (B) Applicable SAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the National Association of Insurance Commissioners or any similar organization or (C) any applicable Laws, including Regulation S-X under the Securities Act;

          (viii)  except as may be required by (or, in the reasonable good faith judgment of the Company, advisable under) (A) GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the FASB or any similar organization, (B) Applicable SAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the National Association of Insurance Commissioners or any similar organization or (C) any applicable Laws, alter or amend in any material respect any existing underwriting, reserving, claim handling, loss control or actuarial practice guideline or policy of the Company or any Company Insurance Subsidiary or any material assumption underlying any reserves or actuarial practice or policy;

            (ix)  reduce or strengthen any reserves, provisions for losses or other liability amounts in respect of insurance Contracts and assumed reinsurance Contracts except (i) as may be required by (or, in the reasonable good faith judgment of the Company, advisable under) applicable SAP (disregarding any changes to applicable SAP that are not yet required to be implemented) or GAAP, as applicable or (ii) as a result of loss or exposure payments to other parties in accordance with the terms of insurance Contracts and assumed reinsurance Contracts;

             (x)  (A) amend the Company Organizational Documents, (B) amend in any material respect the comparable organizational documents of any of the Subsidiaries of the Company, in the case of clauses (A) or (B), in a manner that would reasonably be expected to prevent or to impede, interfere with, hinder or delay in any material respect the consummation of the Transactions or (C) adopt or implement any shareholder rights plan or similar arrangement;

            (xi)  adopt a plan or agreement of complete or partial liquidation or dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than dormant Subsidiaries or, with respect to any merger, amalgamation or consolidation, other than among the Company and any wholly owned Subsidiary of the Company or among wholly owned Subsidiaries of the Company);

           (xii)  grant any Lien (other than Permitted Liens) in any of its material assets other than to secure Indebtedness permitted under Section 5.01(a)(ii);

          (xiii)  (A) make any material Tax election, other than in the ordinary course of business consistent with past practice (except when the filing of the election would directly and materially increase the amount of Tax payable), (B) settle or compromise any audit or other proceeding relating to a material amount of Tax, (C) file any material amended Tax Return, (D) extend or waive the application of any statute of limitations regarding the assessment or collection of any material Tax, other than in the ordinary course of business consistent with past practice, (E) enter into any Tax indemnification, sharing, allocation or reimbursement agreement or similar agreements, arrangements or understandings (other than any commercial contract entered into in the ordinary course of business that does not relate principally to Taxes) or (F) except as required by GAAP, make any material change to any Tax accounting principles, methods or practices;

          (xiv)  (A) settle any Action, in each case made or pending against the Company or any of its Subsidiaries, or any of their officers and directors in their capacities as such, other than the settlement of Actions (1) solely for monetary damages for an amount not to exceed $500,000 for any such settlement individually or $1.5 million in the aggregate, or (2) for claims under Contracts of insurance issued by the Company or any of its Subsidiaries within applicable policy or contractual limits in the ordinary course consistent with past practice or (B) cancel any material Indebtedness or waive any material claims or rights under any Material Contract;

           (xv)  (A) enter into, materially modify or terminate any Material Contract, other than in the ordinary course of business consistent with past practice or (B) enter into or materially modify any Contract constituting a Related Party Transaction;

          (xvi)  in relation to the Company and any Subsidiary incorporated in Bermuda, discontinue to a jurisdiction outside of Bermuda;

         (xvii)  voluntarily abandon, dispose of, or permit to lapse any right to Intellectual Property material to the Company and its Subsidiaries, taken as a whole, that is owned by the Company or its Subsidiaries, other than in the ordinary course of business consistent with past practice;

        (xviii)  voluntarily abandon, dispose of, or permit to lapse any Permit material to the business of the Company and of its Subsidiaries, taken as a whole, other than (A) in the ordinary course of business consistent with past practice or (B) as required by applicable Law;

          (xix)  (A) acquire or dispose of any Investment Assets in any manner not in compliance with the Investment Guidelines (provided, however, that in no event shall the Company acquire any interest in any limited partnership, hedge fund, private equity fund or debt issuances (other than debt securities registered in accordance with the Securities Act and debt securities offered pursuant to Rule 144A promulgated under the Securities Act), or any equity securities of any Person not listed on a United States or Canadian national securities exchange, or the London Stock Exchange; provided that investments in investment affiliates investing in Investment Assets in compliance with the above clause (A) in the ordinary course shall be permitted), or (B) retain or engage any external investment manager that had not been retained or engaged prior to the date of this Agreement;

           (xx)  amend, modify or otherwise change the Investment Guidelines in any material respect;

          (xxi)  enter into any new lines of business or withdraw from, or put into "run off", any existing lines of business; or

         (xxii)  authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

          (b)   Neither Parent, Holdco nor Merger Sub shall knowingly take or permit any of their respective Affiliates to take any action that could reasonably be expected to result in any of the conditions precedent to the consummation of the Merger and the other Transactions contemplated hereby not being satisfied.

          (c)   Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent's or its Subsidiaries' operations. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

        Section 5.02    No Solicitation by the Company; Change in Recommendation.

          (a)   Except as permitted by this Section 5.02, the Company shall and shall cause each of its Subsidiaries, and its and their respective officers, directors and employees to, and shall use its reasonable best efforts to cause its other Representatives (including by providing written direction to its financial advisors informing each of them of the obligations set forth in clauses (i) and (iii) of this Section 5.02(a)), as applicable, to, (i) immediately cease any solicitation, encouragement, discussions or negotiations of or with any Persons that may be ongoing with respect to a Takeover Proposal, (ii) promptly take all steps necessary (to the extent reasonably possible) to terminate any waiver of any "standstill" or similar obligation of any Person under any Existing Confidentiality Agreement that may have been heretofore given by the Company to any Person to make a Takeover Proposal and (iii) until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, not, directly or indirectly, (A) solicit, encourage, initiate or take any action to knowingly facilitate the submission of any inquiry or the making of any proposal, in each case, that constitutes, or would reasonably be expected to lead to, a Takeover Proposal, (B) amend, waive or fail to enforce (to the extent permitted under applicable Law) any "standstill" or similar obligation of any Person under any Existing Confidentiality Agreement, (C) engage in or otherwise participate in any discussions (except to notify a Person of the existence of the provisions of this Section 5.02) or negotiations regarding, or furnish to any other Person any material non-public information for the purpose of encouraging or facilitating, a Takeover Proposal or (D) enter into any letter of intent, agreement or agreement in principle with respect to a Takeover Proposal. Promptly following the execution of this Agreement, the Company shall, to the extent it had not previously done so prior to the date of this Agreement, deliver a request to each Person that has executed a confidentiality agreement with the Company during the eighteen (18) months prior to the date of this Agreement in connection with considering or making a Takeover Proposal (an "Existing Confidentiality Agreement") to promptly return or destroy any non-public information previously furnished or made available to such Person or any of its Representatives on behalf of the Company or its Representatives.

          (b)   Notwithstanding anything contained in Section 5.02(a) or any other provision of this Agreement to the contrary, if at any time prior to obtaining the Required Shareholder Approvals the Company receives a bona fide Takeover Proposal after the date of this Agreement which Takeover Proposal did not result from any breach of this Section 5.02 (provided that, solely for purposes of determining whether a breach of the first sentence of Section 5.02(a) has occurred for purposes of this Section 5.02(b), the Company's obligation to use its reasonable best efforts to cause its Representatives to comply with the first sentence of Section 5.02(a) shall be a covenant (without qualification of reasonable best efforts) to cause its Representatives to comply with clauses (i) and (iii) of Section 5.02(a)), then (i) the Company and its Representatives may contact such Person or group of Persons making the Takeover Proposal solely to clarify the terms and conditions thereof or to request that any Takeover Proposal made orally be made in writing and (ii) if the Company Board determines in good faith after consultation with the Company's financial advisors and outside legal counsel that such Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, then the Company and its Representatives may (x) negotiate and enter into an Acceptable Confidentiality Agreement with the Person or group of Persons making the Takeover Proposal and furnish pursuant thereto information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Takeover Proposal; provided that the Company shall promptly provide to Parent copies of such Acceptable Confidentiality Agreement; provided further that the Company shall promptly provide to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided to any Person given such access that was not previously provided to Parent or its Representatives and (y) after entering into an Acceptable Confidentiality Agreement, engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Takeover Proposal.

          (c)   The Company shall promptly (and in any event within twenty-four (24) hours after receipt) notify Parent in the event that the Company or any of its Subsidiaries or its or their Representatives receives a Takeover Proposal and shall disclose to Parent the material terms and conditions of any such Takeover Proposal and the identity of the Person or group of Persons making such Takeover Proposal and unredacted copies of all material correspondence or other material written documentation with respect thereto (and written summaries of any material oral communications). The Company shall keep Parent reasonably informed on a prompt basis of any material developments with respect to any such Takeover Proposal (including any material changes thereto and provide copies of material correspondence and summaries of material oral communications as contemplated above). The Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that prohibits the Company from providing any information to Parent in accordance with this Section 5.02(c). For the avoidance of doubt, all information provided to Parent pursuant to this Section 5.02 will be subject to the terms of the Confidentiality Agreement.

          (d)   Neither the Company Board nor any committee thereof shall (1)(A) withhold or withdraw the Company Board Recommendation, (B) modify, qualify or amend the Company Board Recommendation in a manner adverse to Parent, (C) fail to include the Company Board Recommendation in the Proxy Statement, (D) approve or publicly endorse or recommend any Takeover Proposal, or refrain from recommending against any Takeover Proposal that is a tender offer or exchange offer, within ten (10) business days after the commencement of such tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act, or (E) fail to publicly reaffirm the Company Board Recommendation within ten (10) business days after receipt of a written request by Parent to make such public reaffirmation following the receipt by the Company of a public Takeover Proposal (other than in the case of a Takeover Proposal in the form of a tender offer or exchange offer covered by clause (D)) that has not been withdrawn; provided that Parent may make any such request only once in any ten (10) business day period and only once for each such public Takeover Proposal and once for each public material amendment to such Takeover Proposal (any action described in this clause (1) being referred to as an "Adverse Recommendation Change", it being understood that a customary "stop, look or listen" communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall not be prohibited and shall not, in and of itself, constitute an Adverse Recommendation Change) or (2) authorize, cause or permit the Company or any of its Subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, amalgamation agreement or other similar agreement related to any Takeover Proposal, other than any Acceptable Confidentiality Agreement pursuant to Section 5.02(b) (each, a "Company Acquisition Agreement"). Notwithstanding the foregoing or any other provision of this Agreement to the contrary, prior to the time the Required Shareholder Approvals are obtained, the Company Board may, so long as the Company and its Subsidiaries and Representatives have not breached this Section 5.02 (provided that, solely for purposes of determining whether a breach of the first sentence of Section 5.02(a) has occurred for purposes of this Section 5.02(d), the Company's obligation to use its reasonable best efforts to cause its Representatives to comply with the first sentence of Section 5.02(a) shall be a covenant (without qualification of reasonable best efforts) to cause its Representatives to comply with clauses (i) and (iii) of Section 5.02(a)):

              (i)  in response to an Intervening Event, if the Company Board, acting with the affirmative vote of a majority of the Designated Directors, has determined in good faith, after consultation with the Company's outside legal counsel, that failure to take such action would violate the directors' fiduciary duties under applicable Law, make an Adverse Recommendation Change; and

             (ii)  in response to a Superior Proposal, if the Company Board, acting with the affirmative vote of a majority of the Designated Directors, has determined in good faith, after consultation with the Company's financial advisors and outside legal counsel, that failure to take such action would violate the directors' fiduciary duties under applicable Law, (A) make an Adverse Recommendation Change or (B) cause the Company to terminate this Agreement pursuant to Section 7.01(d)(ii), pay the Company Termination Fee and enter into a Company Acquisition Agreement with respect to such Superior Proposal;

  provided that the Company and the Company Board shall not take any such action unless the Company has given Parent at least four (4) business days' prior written notice (a "Company Notice") of its intention to take any such action, which notice (A) in the case of an Intervening Event, specifies material changes, developments, effects, circumstances, states of facts or events comprising such Intervening Event and (B) in the case of a Superior Proposal, discloses (I) the material terms and conditions of such Superior Proposal and the identity of the Person or group of Persons making such Superior Proposal and its or their financing sources (if applicable), and (II) a copy of the most current version of the Company Acquisition Agreement (if any) with respect to such Superior Proposal and any agreement in the Company's possession relating to the financing of such Superior Proposal; provided, further, that during such four (4) business day period (it being understood and agreed that any change to the financial or other material terms and conditions of a Superior Proposal shall require an additional Company Notice to Parent of two (2) business days running from the date of such notice), (X) the Company shall have, and shall have caused its Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such commercially reasonable adjustments to the terms and conditions of this Agreement as would enable the Company Board to no longer make an Adverse Recommendation Change or determination that a Takeover Proposal constitutes a Superior Proposal and (Y) the Company Board shall have determined following the end of such period, after considering the results of such negotiations and the revised proposals made by Parent, if any, after consultation with the Company's financial advisors and outside legal counsel, (i) that the Superior Proposal giving rise to such Company Notice continues to be a Superior Proposal or (ii) that failure to make an Adverse Recommendation Change in respect of the applicable Intervening Event would violate the directors' fiduciary duties under applicable Law.

          (e)   Nothing contained in this Section 5.02 or elsewhere in this Agreement shall prohibit the Company or the Company Board or any committee thereof from (i) taking and disclosing to shareholders of the Company a position or communication contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure or communication to shareholders of the Company that the Company Board determines in good faith, after consultation with the Company's financial advisors and outside legal counsel, is required by the directors' fiduciary duties or applicable Law; provided that if any such public disclosure by the Company or the Company Board contemplated by clause (i) or (ii) above relating to a Takeover Proposal has the substantive effect of withdrawing, withholding or adversely modifying, qualifying or amending the Company Board Recommendation or approving or endorsing a Takeover Proposal and meets the requirements set forth in Section 5.02(d)(1), such disclosure shall be deemed to be an Adverse Recommendation Change unless the Company Board reaffirms the Company Board Recommendation in such disclosure (it being understood that any "stop, look or listen" communication pursuant to Rule 14d-9(f) shall not, in and of itself, be deemed to be an Adverse Recommendation Change).

          (f)    As used in this Agreement, "Acceptable Confidentiality Agreement" shall mean any confidentiality agreement entered into by the Company that contains provisions that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement.

          (g)   As used in this Agreement, "Takeover Proposal" shall mean any inquiry, proposal (whether or not in writing) or offer from any Person or group (other than Parent and its Subsidiaries) relating to, in a single transaction or series of related transactions, any direct or indirect (i) acquisition, including by means of bulk (or similar non-ordinary course) reinsurance of in-force business consisting of a single transaction or a series of related transactions, that if consummated would result in any Person or group owning 15% or more of the consolidated assets (based on the fair market value thereof, as determined in good faith by the Company Board), revenues or net income of the Company and its Subsidiaries, or, solely with respect to any such bulk (or similar non-ordinary course) reinsurance transaction, net exposure to insured liabilities, (ii) acquisition of Company Shares representing 15% or more of the outstanding Company Shares, (iii) tender offer or exchange offer that if consummated would result in any Person or group having beneficial ownership of Company Shares representing 15% or more of the outstanding Company Shares, (iv) merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which such Person or group (or the shareholders of any Person) would acquire, directly or indirectly, 15% or more of the aggregate voting power of the Company (without taking into account the voting cutback provisions in the Company Bye-Laws) or of the surviving entity in a merger or amalgamation involving the Company or the resulting direct or indirect parent of the Company or such surviving entity or (v) combination of the foregoing, in each case, other than (A) the Transactions or (B) any transaction with respect to securities of WTM that (1) does not require termination or breach of the Voting Agreement by any Subsidiaries of WTM party thereto and (2) results in all Company Shares directly or indirectly owned by WTM as of the date hereof continuing to be bound by the Voting Agreement; provided that the ownership of the Company Shares by the Existing Shareholder Group shall not constitute a Takeover Proposal under any of the foregoing clauses (i) to (v); provided further, that neither (I) the renewal or amendment of any currently in-force reinsurance arrangement or any replacement thereof, nor (II) any reinsurance arrangement entered into in the ordinary course of business shall constitute a Takeover Proposal.

          (h)   As used in this Agreement, "Superior Proposal" shall mean any bona fide written Takeover Proposal received after the date of this Agreement which did not result from any breach of this Section 5.02 (provided that, solely for purposes of determining whether a breach of the first sentence of Section 5.02(a) has occurred for purposes of this Section 5.02(h), the Company's obligation to use its reasonable best efforts to cause its Representatives to comply with the first sentence of Section 5.02(a) shall be a covenant (without qualification of reasonable best efforts) to cause its Representatives to comply with clauses (i) and (iii) of Section 5.02(a)) that the Company Board, acting with the affirmative vote of a majority of the Designated Directors, has determined in its good faith judgment, after consultation with the Company's financial advisors and outside legal counsel, (a) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the identity of the Person making the proposal (including any conditions relating to financing, regulatory approvals or other events or circumstances beyond the control of the party invoking the condition), and (b) if consummated, would be more favorable from a financial point of view to all of the shareholders of the Company than the Merger; provided that for purposes of the definition of "Superior Proposal", the references to "15%" in the definition of Takeover Proposal shall be deemed to be references to "50%".

          (i)    As used in this Section 5.02, "group" has the meaning ascribed to it in Rule 13d-5 promulgated under the Exchange Act.

          (j)    As used in this Agreement, "Intervening Event" shall mean a material event, change, development, effect, occurrence or state of facts relating to the Company and its Subsidiaries (i) that was not known to the Company Board on the date of this Agreement, or (ii) arising or occurring after the date of this Agreement, in the case of (i) and (ii), that is not related to the receipt, existence of or terms of a Takeover Proposal or any inquiry relating thereto, it being agreed that no event, change, development, effect, occurrence or state of facts to the extent relating to WTM or its Subsidiaries other than the Company and its Subsidiaries shall constitute an Intervening Event.

        Section 5.03    Preparation of the Proxy Statement; Shareholders Meeting.

          (a)   As promptly as reasonably practicable after the execution of this Agreement, the Company (with the assistance and cooperation of Parent as reasonably requested by the Company) shall prepare the Proxy Statement and file it with the SEC. The Company shall use its reasonable best efforts to make such filing no later than twenty (20) days following the date of this Agreement. Subject to Section 5.02, the Company Board shall make the Company Board Recommendation to the holders of Company Shares and shall include such recommendation in the Proxy Statement and shall use reasonable best efforts to secure the Required Shareholder Approvals. Parent shall provide to the Company all information concerning Parent, Holdco and Merger Sub as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC. Each of the Company, Parent, Holdco and Merger Sub shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent such information shall have become false or misleading in any material respect. The Company shall notify Parent promptly in writing upon the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all written correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. The Company shall (and Parent shall assist and cooperate with the Company to) promptly respond to any comments received from the SEC concerning the Proxy Statement and to resolve such comments with the SEC, and the Company shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to its shareholders as promptly as reasonably practicable after the resolution of any such comments. To the extent required by applicable Law, the Company shall promptly file and disseminate to the Company shareholders any supplement or amendment to the Proxy Statement. Prior to the filing of the Proxy Statement (or any amendment or supplement thereto) or any dissemination thereof to the holders of Company Shares, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and to propose comments on such document or response, which the Company shall consider in good faith.

          (b)   The Company shall take all necessary actions to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the Required Shareholder Approvals (the "Company Shareholders Meeting") as promptly as reasonably practicable, and in any event within sixty (60) days following the date the SEC confirms that it has no further comments on the Proxy Statement. Subject to Section 5.02, the Company shall use its reasonable best efforts to solicit and secure the Required Shareholder Approvals. The Company Shareholders Meeting and the record date therefor shall be set in consultation with Parent and shall be reasonably satisfactory to Parent. The Company shall not postpone or adjourn the Company Shareholders Meeting except to the extent any such postponement or adjournment is (i) required by Law or a court or other Governmental Authority of competent jurisdiction in connection with any Actions in connection with this Agreement or the Transactions or has been requested by the SEC or its staff or (ii) requested by Parent (in Parent's sole discretion) to permit additional time to solicit the Required Shareholder Approvals. The Company shall keep Parent updated with respect to proxy solicitation results as reasonably requested by Parent, Holdco or Merger Sub.

          (c)   The Company agrees not to recognize, register or give effect to any transfer of Company Shares made in violation of Section 4.02 of the Voting Agreement.

        Section 5.04    Reasonable Best Efforts.

          (a)   Subject to the terms and conditions of this Agreement, each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions, including (A) taking all such actions contemplated by the terms of the Statutory Merger Agreement, (B) otherwise preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (C) executing and delivering any additional instruments necessary to consummate the Transactions, (ii) obtain all Consents from any Governmental Authority or third party (assuming the accuracy of the representations and warranties made in Section 3.04(g)) necessary, proper or advisable to consummate the Transactions, including any such Consents required with respect to the Company Insurance Approvals, the Parent Insurance Approvals and under applicable Antitrust Laws, (iii) take all steps that are necessary, proper or advisable to avoid any Actions by any Governmental Authorities with respect to this Agreement or the Transactions and (iv) defend or contest in good faith any Action by any third party, whether judicial or administrative, challenging this Agreement or that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the Transactions; provided that in no event shall Parent, Holdco or Merger Sub be required to commence any litigation against any Governmental Authority.

          (b)   Subject to the terms and conditions of this Agreement, the Company and Parent shall each use its reasonable best efforts to (i) take all action necessary to ensure that no Takeover Law is or becomes applicable to any of the Transactions and refrain from taking any actions that would cause the applicability of such Laws and (ii) if the restrictions of any Takeover Law become applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise lawfully minimize the effect of such Takeover Law on the Transactions.

          (c)   Without limiting the general applicability of Section 5.04(a), each of the Company and Parent shall, in consultation and cooperation with the other and as promptly as practicable and in no event later than fifteen (15) business days following the date of this Agreement, file (i) with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice the notification and report form, if any, required under the HSR Act with respect to the Transactions, (ii) all appropriate documents, forms, filings or submissions required under any non-U.S. Antitrust Laws and (iii) with applicable Insurance Regulators, all documents, forms, filings or other submissions required under applicable Insurance Laws with respect to the Transactions. Any such filings shall be in material compliance with the requirements of applicable Law. Each of the parties shall, in connection with the efforts referenced in Section 5.04(a), (i) furnish to the other party such necessary information and reasonable assistance as the other party may request in connection with its preparation of any documents, forms, filings or submissions contemplated by the first sentence of this Section 5.04(c) , (ii) give the other party reasonable prior notice of any such filings or submissions and, to the extent reasonably practicable, of any communication with, and any inquiries or requests for additional information from, any Governmental Authority regarding the Transactions, and permit the other party to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other party in connection with, any such filings, submissions, communications, inquiries or requests, (iii) unless prohibited by applicable Law or by the applicable Governmental Authority, and to the extent reasonably practicable, (A) not participate in or attend any meeting, or engage in any substantive conversation, with any Governmental Authority in respect of the Transactions without the other party, (B) give the other party reasonable prior notice of any such meeting or substantive conversation, (C) in the event one party is prohibited by applicable Law or by the applicable Governmental Authority from participating in or attending any such meeting or engaging in any such substantive conversation, to the extent permitted by applicable Law or such Governmental Authority, keep such party apprised with respect thereto, (D) cooperate in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement or any of the Transactions, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Authority and (E) furnish the other party with copies of all filings, submissions, substantive correspondence and substantive communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives, on the one hand, and any Governmental Authority or members of any Governmental Authority's staff, on the other hand, with respect to this Agreement and the Transactions (excluding any personally sensitive information) and (iv) comply with any inquiry or request from any Governmental Authority as promptly as reasonably practicable with respect to this Agreement and the Transactions. The parties agree not to extend, directly or indirectly, any waiting period under any applicable Antitrust Law or enter into any agreement with a Governmental Authority to materially delay or not to consummate the Merger or any of the other Transactions, except with the prior written consent of the other parties hereto, which shall not be unreasonably withheld, conditioned or delayed in the context of seeking such a delay.

        Section 5.05    Transfer Taxes.     All share transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the Transactions shall be paid by Parent or the Surviving Company, and, prior to the Effective Time, the Company shall cooperate with Parent in preparing, executing and filing any applicable Tax Returns with respect to such Transfer Taxes.

        Section 5.06    Public Announcements; Other Communications.     Parent and the Company shall consult with each other before issuing, and give each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and shall not (and shall not cause or permit their respective Subsidiaries or Representatives to) issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or the rules and regulations of any national securities exchange or national securities quotation system and in connection with any Adverse Recommendation Change in accordance with Section 5.02. The parties hereto agree that the initial press releases to be issued with respect to the Transactions following execution of this Agreement shall be in the form heretofore agreed to by the parties hereto. Notwithstanding the foregoing, the parties shall have no consultation or other obligation pursuant to this Section 5.06 with respect to any press release or other public statements related to any actual or contemplated litigation between or among the parties to this Agreement. The Company will consult with Parent prior to making any substantive internal announcements or other substantive communications to its employees or other constituents with respect to this Agreement or the Transactions and will give good faith consideration to reasonable comments proposed by Parent; provided that the Company shall not be required to consult with Parent prior to making any such announcements or communications if the substance thereof was publicly disclosed and previously subject to the foregoing requirements.

        Section 5.07    Access to Information; Confidentiality.     Subject to applicable Law, upon reasonable notice, the Company shall afford to Parent and Parent's Representatives reasonable access during normal business hours to the Company's officers, employees, agents, properties, books, Contracts and records and the Company shall furnish promptly to Parent and Parent's Representatives such information concerning its business, personnel, assets, liabilities and properties as Parent may reasonably request; provided that Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company; provided further, however, that the Company shall not be obligated to provide such access or information if the Company determines, in its reasonable judgment, that doing so would violate applicable Law or a Contract or obligation of confidentiality owing to a third party, waive the protection of an attorney-client privilege or other legal privilege or expose the Company to risk of liability for disclosure of sensitive or personal information. Without limiting the foregoing, in the event that the Company does not provide access or information in reliance on the immediately preceding sentence, it shall provide notice to Parent that it is withholding such access or information and shall use its reasonable best efforts to communicate, to the extent feasible, the applicable information in a way that would not violate the applicable Law, Contract or obligation or risk waiver of such privilege. All requests for information made pursuant to this Section 5.07 shall be directed to the Person designated by the Company. Until the Effective Time, the information provided will be subject to the terms of the non-disclosure agreement dated as of December 19, 2016, by and among the Company and Parent (as may in the future be amended from time to time, the "Confidentiality Agreement").

        Section 5.08    Indemnification and Insurance.

          (a)   From and after the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, (i) indemnify and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of a Subsidiary of the Company (each, together with such Person's heirs, executors and administrators, an "Indemnitee" and, collectively, the "Indemnitees") with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any Action (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (A) the fact that an Indemnitee was a director or officer of the Company or such Subsidiary or (B) acts or omissions by an Indemnitee in the Indemnitee's capacity as a director, officer, employee or agent of the Company or such Subsidiary or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan)), in each case under clause (A) or (B), at, or at any time prior to, the Effective Time (including any Action relating in whole or in part to the Transactions or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnitee), to the fullest extent permitted under applicable Law; provided that no Indemnitee shall be indemnified against any liability which by virtue of any rule of law attaches to such Indemnitee in respect of any fraud or dishonesty of which such Indemnitee has been finally determined by a court of competent jurisdiction to be guilty of in relation to the Company, and (ii) assume all obligations of the Company and such Subsidiaries to the Indemnitees in respect of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in the Company Organizational Documents and the organizational documents of such Subsidiaries as in effect on the date of this Agreement or in any agreement in existence as of the date of this Agreement providing for indemnification between the Company and any Indemnitee. Without limiting the foregoing, Parent, from and after the Effective Time, shall cause, unless otherwise required by applicable Law, the memorandum of association and bye-laws of the Surviving Company to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities of directors and officers and indemnification than are set forth as of the date of this Agreement in the Company Organizational Documents, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees. In addition, from the Effective Time, Parent shall cause the Surviving Company to, advance any expenses (including fees and expenses of legal counsel) of any Indemnitee under this Section 5.08 (including in connection with enforcing the indemnity and other obligations referred to in this Section 5.08) as incurred to the fullest extent permitted under applicable Law; provided that the individual to whom expenses are advanced provides an undertaking to repay such advances if it shall be finally determined by a court of competent jurisdiction that such Person is not entitled to be indemnified pursuant to this Section 5.08(a).

          (b)   None of Parent or the Surviving Company shall settle, compromise or consent to the entry of any judgment in any threatened or actual litigation, claim or proceeding relating to any acts or omissions covered under this Section 5.08 (each, a "Claim") for which indemnification has been sought by an Indemnitee hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnitee from all liability arising out of such Claim or such Indemnitee otherwise consents in writing to such settlement, compromise or consent. Each of Parent, the Surviving Company and the Indemnitees shall cooperate in the defense of any Claim and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

          (c)   For the six-year period commencing immediately after the Effective Time, the Surviving Company shall substitute the current directors' and officers' liability insurance of the Company and its Subsidiaries covering acts or omissions occurring at or prior to the Effective Time with respect to those individuals who are currently (and any additional individuals who prior to the Effective Time become) covered by the directors' and officers' liability insurance policies of the Company and its Subsidiaries with a "tail" policy, issued by reputable insurers, on terms and scope with respect to such coverage, and in amount, no less favorable to such individuals than those of such policies in effect on the date of this Agreement; provided, however, that, if the annual premium for such insurance shall exceed 300% of the current annual premium (such 300% threshold, the "Maximum Premium"), then Parent shall provide or cause to be provided a policy for the applicable individuals with the best coverage as shall then be available at an annual premium not in excess of the Maximum Premium. The Company may prior to the Effective Time purchase, for an aggregate amount not to exceed the aggregate Maximum Premium for six (6) years, a six-year prepaid "tail" policy on terms and conditions providing at least substantially equivalent benefits as the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries with respect to matters existing or occurring prior to the Effective Time, covering without limitation the Transactions. If such prepaid "tail" policy has been obtained by the Company, it shall be deemed to satisfy all obligations to obtain insurance pursuant to this Section 5.08(c) and the Surviving Company shall use its reasonable best efforts to cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder.

          (d)   The provisions of this Section 5.08 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company Organizational Documents, by contract or otherwise. The obligations of Parent and the Surviving Company under this Section 5.08 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.08 applies unless (x) such termination or modification is required by applicable Law or (y) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.08 applies shall be third-party beneficiaries of this Section 5.08).

          (e)   In the event that Parent, the Surviving Company or any of their respective successors or assigns (i) consolidates or amalgamates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation, amalgamation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company shall assume all of the obligations thereof set forth in this Section 5.08.

          (f)    Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 5.08 is not prior to or in substitution for any such claims under such policies.

        Section 5.09    Rule 16b-3.     Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 5.10    Employee Matters.

          (a)   For a period beginning at the Effective Time and ending on the latest of (x) the one (1) year anniversary of the Effective Time, (y) December 31, 2018 and (z) the time required by applicable Law (the "Continuation Period"), Parent shall provide, or shall cause the Surviving Company to provide, each individual who continues to be employed by the Company or any of its Subsidiaries following the Effective Time (each, a "Company Employee") with (i) salary and target annual cash incentive opportunities that are each no less favorable than the salary and target annual cash incentive opportunities provided to such Company Employee by the Company and any of its Subsidiaries immediately prior to the Effective Time and (ii) employee benefits that are substantially comparable in the aggregate than those provided to such Company Employee by the Company and any of its Subsidiaries immediately prior to the Effective Time.

          (b)   Without limiting the generality of Section 5.10(a), from and after the Effective Time, Parent shall, or shall cause the Surviving Company to, assume, honor and, during the Continuation Period or, if later, until all obligations thereunder have been satisfied, continue without any amendment or modification (other than any amendment or modification required to comply with applicable Law), the Company's employment, severance (including, for the avoidance of doubt, the severance plan described in Section 5.01(a)(iv) of the Company Disclosure Letter), retention, termination and change-in-control plans, policies, programs, agreements and arrangements maintained by the Company or any of its Subsidiaries, in each case, as in effect at the Effective Time and listed on Section 3.10(a) of the Company Disclosure Letter, including with respect to any payments, benefits or rights arising as a result of the Transactions (either alone or in combination with any other event) and specifically the "double-trigger" vesting protections as set forth in the applicable Company Share Plan, as referenced in Section 2.03(b). Further, the amounts of any such severance, retention, termination and change-in-control payments shall be no less favorable than those as calculated using the salary or hourly wage rate or other compensation, as applicable, provided to such Company Employee immediately prior to the Effective Time.

          (c)   With respect to any accrued but unused paid time off to which any Company Employee is entitled pursuant to the paid time off policy or individual agreement or other arrangement applicable to such Company Employee immediately prior to the Effective Time (the "Paid Time Off Policy"), Parent shall cause the Surviving Company to (i) allow such Company Employee to use such accrued paid time off consistent with the generally applicable policies of the Surviving Company for use of paid time off and (ii) if any Company Employee's employment terminates during the Continuation Period, pay the Company Employee, in cash, an amount equal to the value of the accrued paid time off to the same extent that the Company Employee would have received a cash payment therefor under the Paid Time Off Policy as in effect as of immediately prior to the Effective Time.

          (d)   With respect to all employee benefit plans of Parent, the Surviving Company and their respective Affiliates providing any benefits to any Company Employee after the Effective Time, including any "employee benefit plan" (as defined in Section 3(3) of ERISA) (including any paid time off and severance plans), for purposes of determining eligibility to participate, level of benefits, and vesting (and excluding benefit accruals and early retirement subsidies under any defined benefit pension plan (other than any Company Plan in effect as of the Effective Time and listed on Section 3.10(a) of the Company Disclosure Letter)), each Company Employee's service with the Company or any of its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary, to the extent service with the predecessor employer was recognized by the Company or such Subsidiary) shall be treated as service with the Surviving Company or any of its Subsidiaries; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service.

          (e)   Parent shall, or shall cause the Surviving Company to use commercially reasonable efforts to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by the Surviving Company or any of its Subsidiaries in which Company Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Plan immediately prior to the Effective Time. Parent shall, or shall cause the Surviving Company to use commercially reasonable efforts to, recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each Company Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year's deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time.

          (f)    For purposes of any Company Plan containing a definition of "change in control" or "change of control" (or term of similar import), the occurrence of the Closing shall be deemed to constitute a "change in control" or "change of control" (or such term of similar import) under such Company Plan. Any definition of "Constructive Termination" in any Company Plan (including the Company's Long-Term Cash Plan) shall be deemed modified to include relocation of a participant's principal place of employment by more than 35 miles from their principal place of performance immediately prior to the Effective Time.

          (g)   Parent shall, or shall cause the Surviving Company to, provide (i) each Company Employee who participates in the Company's Management Incentive Plan in respect of the Company's fiscal year 2017, a payment with respect to such Company Employee's annual bonus under such plan in accordance with the terms set forth in Section 5.10(g)(i) of the Company Disclosure Letter, (ii) each Company Employee who participates in the Company's long-term cash plan in respect of the 2015-2017 and/or 2016-2018 performance cycles, a payment with respect to such Company Employee's award under such plan in accordance with the terms set forth in Section 5.10(g)(ii) of the Company Disclosure Letter and (iii) the payments described in Section 5.10(g)(iii) of the Company Disclosure Letter.

          (h)   The provisions of this Section 5.10 are solely for the benefit of the parties to this Agreement, and no provision of this Section 5.10 is intended to, or shall, constitute the establishment or adoption of or, except as provided in Section 5.10(f), an amendment to any employee benefit plan for purposes of ERISA or otherwise and, except as provided in Section 2.03(c), no current or former employee or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of this Agreement or have the right to enforce the provisions hereof.

        Section 5.11    Notification of Certain Matters; Shareholder Litigation.     Prior to the Effective Time, Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of any Actions commenced or, to such party's Knowledge, threatened against such party which relates to this Agreement or the Transactions. Subject to applicable Law, each party shall give the other party the opportunity to participate, at such other party's sole cost and expense, in the defense and settlement of any litigation by any shareholder of the Company against the first party or its directors relating to this Agreement or the Transactions, and no such settlement shall be agreed to without such other party's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

        Section 5.12    Existing Company Indebtedness.

          (a)   Concurrently with the Closing, Parent shall cause the Surviving Company to (i) issue and cause to be executed by the requisite parties a supplemental indenture pursuant to Section 803 of that certain indenture, dated as of November 9, 2012, between the Company, OneBeacon U.S. Holdings, Inc. and The Bank of New York Mellon Trust Company, National Association, as supplemented by the First Supplemental Indenture, dated as of November 9, 2012, among OneBeacon U.S. Holdings, Inc., as issuer, the Company, as guarantor, and The Bank of New York Mellon Trust Company, National Association, as trustee (the "Notes Indenture") and (ii) comply with the applicable provisions of the Notes Indenture, including the delivery of any officers' certificate and opinion of counsel required thereunder. For the avoidance of doubt, the term "Transactions" shall include the execution of such supplemental indenture.

          (b)   If requested by Parent, the Company shall provide reasonable cooperation to Parent, Holdco and Merger Sub in arranging for, at the Closing, the termination of existing Indebtedness (including of the Existing Credit Facility) of the Company and its Subsidiaries and, if applicable, the procurement of customary payoff letters in connection therewith. In the event that Parent determines in its reasonable discretion that it is necessary or desirable to arrange for, on or prior to the Closing Date, (i) the amendment, restructuring or refinancing of any existing Indebtedness (including of the Existing Credit Facility) of the Company and its Subsidiaries or (ii) new Indebtedness of the Company and its Subsidiaries, in each case in order to, among other things, permit the consummation of the Transactions ((i) and (ii) together, the "Financing"), then, subject to Section 5.12(c), the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to cooperate, and to cause its Representatives to cooperate, with Parent in connection with such Financing. Notwithstanding anything contained in this Section 5.12(b), Parent agrees that (A) such requested cooperation shall not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries prior to the Closing Date, (B) the Company shall not be required to incur or commit to any obligation or liability in connection with any such Financing prior to the Closing Date unless contingent upon the occurrence of the Closing, (C) such requested cooperation shall not be required to the extent that it would result in a significant modification within the meaning of Treasury Regulations Section 1.1001-3 unless contingent upon the occurrence of the Closing, and (D) the Closing shall in no event be conditioned or contingent upon any such Financing and (E) the Company shall not be obligated to cooperate with respect to, any such Financing to the extent that such Financing would reasonably be expected to prevent, or impede, interfere with, hinder or delay in any material respect the consummation of the Transactions.

          (c)   The Company shall cooperate with and provide commercially reasonable assistance to Parent in connection with this Section 5.12, including executing and delivering, at the Closing, any officer's certificates of the Company reasonably requested by Parent. Parent shall indemnify and hold harmless the Company and each of its Subsidiaries and their respective Representatives with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of outside legal counsel) in connection with any and all of the matters contemplated by Section 5.12(b) and this Section 5.12(c) (other than arising from fraud or dishonesty on the part of the Company or its Subsidiaries), whether or not the Transactions are consummated or this Agreement is terminated. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out of pocket costs (including reasonable attorneys' fees) incurred by the Company or its Subsidiaries in connection with Section 5.12(b) and this Section 5.12(c) whether or not the Transactions are consummated or this Agreement is terminated.

        Section 5.13    Merger Sub Shareholder Approval.     Immediately following the execution of this Agreement, Holdco shall execute and deliver, in accordance with Section 106 of the Bermuda Companies Act and in its capacity as the sole shareholder of Merger Sub, a written consent approving this Agreement, the Statutory Merger Agreement and the Transactions (the "Merger Sub Shareholder Approval").

        Section 5.14    Stock Exchange De-listing.     Parent and the Company shall use their respective reasonable best efforts to cause the Company's securities to be de-listed from the New York Stock Exchange and de-registered under the Exchange Act as soon as reasonably practicable following the Effective Time.

        Section 5.15    Actions with Respect to Certain Company Arrangements.

          (a)   Concurrently with the Closing, the Company shall cause the Transition Services Agreement and the Investment Management Agreement to be duly executed by the parties thereto.

          (b)   Prior to the Effective Time, the Company shall use its reasonable best efforts to cause the Registration Rights Agreement and the Separation Agreement to be terminated as of the Effective Time such that, in the case of the Registration Rights Agreement, following the Effective Time, Parent, the Company and their respective Affiliates shall not have any further liability or obligation whatsoever thereunder.

ARTICLE VI

CONDITIONS PRECEDENT

        Section 6.01    Conditions to Each Party's Obligation To Effect the Merger.     The respective obligations of the Company, Parent, Holdco and Merger Sub to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) at or prior to the Closing of the following conditions:

          (a)    Required Shareholder Approvals.    The Required Shareholder Approvals shall have been obtained.

          (b)    Other Approvals.    (i) Any waiting period (or extension thereof) applicable to the Transactions under the HSR Act shall have been terminated or shall have expired and (ii) the Consents of, or declarations, notifications or filings with, and the other terminations or expirations of waiting periods required from, the Governmental Authorities set forth in Section 6.01(b) of the Company Disclosure Letter shall have been filed, have occurred or been obtained (clauses (i) and (ii), collectively, the "Required Regulatory Approvals"), and all such Required Regulatory Approvals shall be in full force and effect.

          (c)    No Injunctions or Restraints.    No injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (in each case, if with respect to any Antitrust Laws or Insurance Laws, solely with respect to the Required Regulatory Approvals) (collectively, "Restraints") shall be in effect enjoining, restraining or otherwise making illegal or prohibiting consummation of the Merger.

        Section 6.02    Conditions to Obligations of Parent, Holdco and Merger Sub.     The obligations of Parent, Holdco and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company (i) set forth in Section 3.06(b) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, (ii) set forth in Section 3.02(a) shall be true and correct in all respects other than de minimis inaccuracies therein, (iii) set forth in Section 3.02(b), Section 3.03(a), Section 3.03(b), Section 3.03(d), Section 3.14 and Section 3.24 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iv) set forth in this Agreement, other than those Sections specifically identified in clause (i), (ii) or (iii) of this

  Section 6.02(a), shall be true and correct (disregarding all qualifications or limitations as to "materiality", "Material Adverse Effect" and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iv), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

          (b)    Performance of Obligations and Agreements of the Company.    The Company shall have performed or complied in all material respects with the obligations and agreements required to be performed or complied with by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

        Section 6.03    Conditions to Obligations of the Company.     The obligations of the Company to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent, Holdco and Merger Sub (i) set forth in Section 4.02(a), Section 4.02(b) and Section 4.02(d) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) set forth in this Agreement, other than those Sections specifically identified in clause (i) of this Section 6.03(a), shall be true and correct (disregarding all qualifications or limitations as to "materiality", "Parent Material Adverse Effect" and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent, Holdco and Merger Sub by an executive officer of Parent to such effect.

          (b)    Performance of Obligations and Agreements of Parent, Holdco and Merger Sub.    Parent, Holdco and Merger Sub shall have performed or complied in all material respects with the obligations and agreements required to be performed or complied with by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent, Holdco and Merger Sub by an executive officer of Parent to such effect.

        Section 6.04    Frustration of Closing Conditions.     The Company may not rely on the failure of any condition set forth in Section 6.01 or Section 6.03 to be satisfied if the failure of the Company to perform in all material respects any of its obligations under this Agreement, including to use its reasonable best efforts to consummate the Transactions as required by and subject to the terms and conditions of this Agreement, was a principal cause of or resulted in the failure of such condition to be satisfied. Neither Parent, Holdco nor Merger Sub may rely on the failure of any condition set forth in Section 6.01 or Section 6.02 to be satisfied if the failure of Parent, Holdco or Merger Sub to perform in all material respects any of its obligations under this Agreement, including to use its reasonable best efforts to consummate the Transactions as required by and subject to the terms and conditions of this Agreement, was a principal cause of or resulted in the failure of such condition to be satisfied.

 ARTICLE VII

TERMINATION

        Section 7.01    Termination.     This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, whether before or after receipt of the Required Shareholder Approvals (except as otherwise expressly noted):

          (a)   by the mutual written consent of the Company and Parent duly authorized by each of the Company Board and the Parent Board;

          (b)   by either of the Company or Parent:

              (i)  if the Merger shall not have been consummated on or before January 2, 2018 (as such date may be extended pursuant the first proviso to this Section 7.01(b)(i) and, if applicable, Section 8.08, the "Walk-Away Date"); provided, however, that if on such date the condition precedent to the consummation of the Merger and the other Transactions contemplated hereby set forth in Section 6.01(b) shall not have been satisfied but all other conditions precedent to the consummation of the Merger and the other Transactions contemplated hereby have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing are capable of being satisfied on that date), then the Walk-Away Date shall automatically be extended to March 2, 2018; provided, further, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party if the breach in any material respect by such party of its representations and warranties set forth in this Agreement or the failure in any material respect of such party to perform any of its obligations under this Agreement, including to use its reasonable best efforts to consummate the Transactions as required by and subject to the terms and conditions of this Agreement, has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date (it being understood that Parent, Holdco and Merger Sub shall be deemed a single party for purposes of the foregoing proviso);

             (ii)  if any Restraint having the effect set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(ii) shall have performed in all material respects its obligations under this Agreement, including to use its reasonable best efforts to prevent the entry of and to remove such Restraint in accordance with its obligations under this Agreement; or

            (iii)  if the Required Shareholder Approvals shall not have been obtained at the Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

          (c)   by Parent:

              (i)  if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement (other than as addressed in Section 7.01(c)(ii)), which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (B) is incapable of being cured prior to the Walk-Away Date, or if capable of being cured, has not been cured by the Company within thirty (30) days after the Company's receipt of written notice of such breach or failure to perform from Parent stating Parent's intention to terminate this Agreement pursuant to this Section 7.01(c)(i) and the basis for such termination (or in any event has not been cured by the Walk-Away Date); provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.01(c)(i) if Parent, Holdco or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

             (ii)  prior to receipt of the Required Shareholder Approvals, if (A) the Company Board makes or publicly proposes to make an Adverse Recommendation Change or (B) there shall have occurred any material Willful Breach of Section 5.02 or Section 5.03 (provided that, for purposes of this Section 7.01(c)(ii)(B), a material Willful Breach by any Representative of the Company of clauses (i) and (iii) of Section 5.02(a) (assuming each such Representative was bound to such covenant in the same manner as the Company as a direct party thereto) shall be deemed to be a material Willful Breach of the Company); or

          (d)   by the Company:

              (i)  if Parent, Holdco or Merger Sub shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (B) is incapable of being cured prior to the Walk-Away Date, or if capable of being cured, has not been cured by Parent, Holdco or Merger Sub within thirty (30) days after Parent's receipt of written notice of such breach or failure to perform from the Company stating the Company's intention to terminate this Agreement pursuant to this Section 7.01(d)(i) and the basis for such termination (or in any event has not been cured by the Walk-Away Date); provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(d)(i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

             (ii)  prior to receipt of the Required Shareholder Approvals, in connection with entering into a Company Acquisition Agreement in accordance with clause (ii) of the second sentence of Section 5.02(d); provided that prior to or simultaneously with such termination the Company pays the amounts due under Section 7.03 in accordance with the terms thereof.

        Section 7.02    Effect of Termination.     In the event of the termination of this Agreement as provided in Section 7.01, written notice thereof shall be given to the other party or parties hereto, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Section 5.12(c), this Section 7.02, Section 7.03, Article VIII, the Confidentiality Agreement and the last sentence of Section 5.07, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Holdco, Merger Sub, the Company or their respective directors, officers and Affiliates, except (a) as liability may exist pursuant to the provisions specified in the immediately preceding parenthetical that survive such termination and (b) that no such termination shall relieve any party from liability for any Willful Breach by such party of any representation, warranty, covenant or agreement set forth in this Agreement or fraud; provided that if either party receives any payments for damages pursuant to this Section 7.02 from another party in respect of any such Willful Breach and also receives any payment pursuant to Section 7.03, the amount of such payments for damages made by the applicable party in respect of any such Willful Breach shall be reduced by the amount of such payment pursuant to Section 7.03.

        Section 7.03    Termination Fee.

          (a)   In the event that:

              (i)  (A) a bona fide Takeover Proposal shall have been publicly made or proposed after the date of this Agreement and not withdrawn at least three (3) business days prior to the Company Shareholders Meeting or termination date, as applicable, (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by the Company or Parent pursuant to Section 7.01(b)(iii) or by Parent pursuant to Section 7.01(c)(i) and (C) within twelve (12) months of the date this Agreement is terminated, the Company consummates any Takeover Proposal or enters into a definitive agreement with respect to any Takeover Proposal that is thereafter consummated; provided that for purposes of clause (C) of this Section 7.03(a)(i), the references to "15%" in the definition of Takeover Proposal shall be deemed to be references to "50%";

             (ii)  this Agreement is terminated by the Company pursuant to Section 7.01(d)(ii); or

            (iii)  this Agreement is terminated by Parent pursuant to Section 7.01(c)(ii);

  then, in any such event under clause (i), (ii) or (iii) of this Section 7.03(a), the Company shall pay the Company Termination Fee to Parent or its designee by wire transfer of same-day funds (x) in the case of Section 7.03(a)(iii), within two (2) business days after such termination, (y) in the case of Section 7.03(a)(ii), prior to or simultaneously with such termination or (z) in the case of Section 7.03(a)(i), two (2) business days after the consummation of such Takeover Proposal; it being understood that in no event shall the Company be required to pay the Company Termination Fee more than once. As used herein, "Company Termination Fee" shall mean a cash amount equal to $85,100,000. Subject to Section 7.02 and Section 7.03(e) in the event that Parent or its designee shall receive full payment of the Company Termination Fee pursuant to this Section 7.03(a), together with any reimbursement of applicable expenses pursuant to Section 7.03(b) and Section 7.03(c), the receipt of the applicable Company Termination Fee and the expenses referred to in Section 7.03(b) and Section 7.03(c) shall be the sole and exclusive remedy for any and all losses or damages suffered or incurred by Parent, Holdco, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Holdco, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any Action against the Company or any of its Subsidiaries or any of their respective former, current or future officers, directors, partners, shareholders, managers, members or Affiliates arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination.

          (b)   In the event that this Agreement is terminated by (i) the Company or Parent pursuant to Section 7.01(b)(iii) or (ii) the Company pursuant to Section 7.01(d)(ii) , then the Company shall pay to Parent Parent's Expenses by wire transfer of same-day funds within two (2) business days after such termination, it being understood that in no event shall the payment for Expenses under this Section 7.03(b) exceed $17,000,000 (the "Parent Expense Cap Amount").

          (c)   In the event that this Agreement is terminated by (i) the Company or Parent pursuant to Section 7.01(b)(iii), (ii) the Company pursuant to Section 7.01(d)(ii) or (iii) by Parent pursuant to Section 7.01(c)(ii)(B), then the Company shall pay to Parent all reasonable and documented out-of-pocket expenses (including fees and expenses of counsel, accountants, investment bankers, experts and consultants to Parent and its Affiliates) incurred by Parent in connection with hedging transactions entered into in connection with the Transactions by wire transfer of same-day funds within two (2) business days after such termination, it being understood that in no event shall the payment of such documented out-of-pocket expenses exceed $5,000,000 (the "Hedging Expense Cap Amount").

          (d)   Each of the parties hereto acknowledges that in no event shall the Company be required to pay an aggregate amount in excess of the Company Termination Fee plus the Hedging Expense Cap Amount plus, in the case of a termination pursuant to Section 7.01(b)(iii) or Section 7.01(d)(ii), the Parent Expense Cap Amount, whether or not each such amount may be payable under the applicable provisions of this Agreement at the same time or at different times and upon the occurrence of different events. Each of the parties hereto also acknowledges that in no event shall the Company be required to pay amounts pursuant to both Section 7.03(b) and Section 7.03(c) in respect of the same expenses incurred by the Parent.

          (e)   Each of the parties hereto acknowledges that the agreements contained in this Section 7.03 are an integral part of the Transactions, and that without these agreements, the other parties hereto would not enter into this Agreement; accordingly, if the Company or Parent, as applicable fails to timely pay any amount due pursuant to this Section 7.03, and, in order to obtain the payment, the other party commences an Action which results in a judgment against the first party for the payment set forth in this Section 7.03, the first party shall pay the other party for its reasonable and documented costs and expenses (including reasonable and documented attorneys' fees) in connection with such Action, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.

ARTICLE VIII

MISCELLANEOUS

        Section 8.01    No Survival of Representations and Warranties.     This Article VIII and the agreements of the Company, Parent, Holdco and Merger Sub contained in Article II and in Section 5.08 and Section 5.10 shall survive the Effective Time. No other representations, warranties, obligations or agreements in this Agreement shall survive the Effective Time.

        Section 8.02    Amendment or Supplement.     At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Required Shareholder Approvals, only by written agreement of the parties hereto, by action taken by the Parent Board and the Company Board; provided, however, that following receipt of the Required Shareholder Approvals, there shall be no amendment or change to the provisions hereof which by applicable Law would require further approval by the holders of Company Shares without such approval.

        Section 8.03    Extension of Time, Waiver, Etc.     At any time prior to the Effective Time, Parent and the Company may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) subject to the requirements of applicable Law, waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party's conditions (it being understood that Parent, Holdco and Merger Sub shall be deemed a single party for purposes of the foregoing). Notwithstanding the foregoing, no failure or delay by the Company, Parent, Holdco or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        Section 8.04    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.04 shall be null and void.

        Section 8.05    Counterparts.     This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

        Section 8.06    Entire Agreement; No Third-Party Beneficiaries.     This Agreement, together with the Exhibits and Schedules attached hereto, the Company Disclosure Letter, the Parent Disclosure Letter, the Confidentiality Agreement and the Voting Agreement, (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties hereto and their Affiliates, or any of them, with respect to the subject matter hereof and thereof and (b) except for: (i) if the Effective Time occurs, (A) the right of the holders of Company Shares to receive the Merger Consideration payable in accordance with Section 2.01 and Section 2.02 and (B) the right of the holders of Company Awards as set forth in Section 2.03 and Section 2.04, and (ii) the provisions set forth in Section 5.08 of this Agreement are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder. Notwithstanding the foregoing, the Company shall have the right to seek on behalf of the holders of Company Shares and Company Awards, through an Action brought by the Company, damages from Parent in the event of a breach of this Agreement by Parent in respect of amounts that would have been recoverable by such holders under the circumstances of the applicable breach if all such holders brought an action against Parent and were recognized as third party beneficiaries hereunder. The representations and warranties in this Agreement are the product of negotiations among the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties in accordance with Section 8.03 without notice or liability to any other Person. Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 8.07    Governing Law; Jurisdiction.

          (a)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that state, regardless of the laws that might otherwise govern under any applicable conflict of laws principles, except to the extent the provisions of the laws of Bermuda are mandatorily applicable to the Merger.

          (b)   All Actions arising out of or relating to the interpretation and enforcement of the provisions of this Agreement and in respect of the Transactions (except to the extent any such proceeding mandatorily must be brought in Bermuda) shall be heard and determined in the Delaware Court of Chancery, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom. The parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Actions and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 8.07(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.11 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing contained in the foregoing shall restrict any party's rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

        Section 8.08    Specific Enforcement.     The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement, subject to the terms and conditions of this Agreement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including, for the avoidance of doubt, the right of the Company to cause the Merger to be consummated on the terms and subject to the conditions set forth in this Agreement) in the courts described in Section 8.07(b) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.08 shall not be required to provide any bond or other security in connection with any such order or injunction. If, prior to the Walk-Away Date, any party hereto brings any action, in each case, in accordance with this Section 8.08, to enforce specifically the performance of the terms and provisions hereof by any other party, the Walk-Away Date shall automatically be extended (x) for the period during which such action is pending, plus ten (10) business days or (y) by such other time period established by the court presiding over such action, as the case may be.

        Section 8.09    WAIVER OF JURY TRIAL.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.09.

        Section 8.10    Remedies.     Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy.

        Section 8.11    Notices.     All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed), emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

  If to Parent, to:

Intact Financial Corporation 2020, boul. Robert-Bourassa, 6e étage Montréal, Québec H3A 2A5
Attention:	Frédéric Cotnoir
Facsimile:	(514) 842-6958
Email:	frederic.cotnoir@intact.net
Attention:	Don Fox
Facsimile:	(514) 842-6958
Email:	don.fox@intact.net

    with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036
Attention:	Jon A. Hlafter
Facsimile:	212-735-2000
Email:	jon.hlafter@skadden.com
Attention:	Todd E. Freed
Facsimile:	212-735-2000
Email:	todd.freed@skadden.com

  If to Holdco or Merger Sub, to:

c/o ASW Law Limited Crawford House 50 Cedar Avenue Hamilton HM11 Bermuda
Attention:	Frédéric Cotnoir
Facsimile:	(514) 842-6958
Email:	frederic.cotnoir@intact.net
Attention:	Don Fox
Facsimile:	(514) 842-6958
Email:	don.fox@intact.net

    with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036
Attention:	Jon A. Hlafter
Facsimile:	212-735-2000
Email:	jon.hlafter@skadden.com
Attention:	Todd E. Freed
Facsimile:	212-735-2000
Email:	todd.freed@skadden.com

  If to the Company, to:

OneBeacon Insurance Group, Ltd. 605 Waterford Park 605 Highway 169 North Suite 800 Plymouth, Minnesota 55441
Attention:	Maureen A. Phillips
Facsimile:	888-353-6247
Email: MPhillips@OneBeacon.com

    with copies (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019
Attention:	Philip A. Gelston
Facsimile:	212-474-3700
Email: pgelston@cravath.com
Attention:	Ting S. Chen
Facsimile:	212-474-3700
Email: tchen@cravath.com
and
White Mountains Insurance Group, Ltd. 80 South Main Street Hanover, NH 03755
Attention: Robert Seelig, General Counsel
Facsimile: 603-643-4592
Email: rseelig@whitemountains.com
and
White Mountains Insurance Group, Ltd. 26 Reid Street Hamilton, HM11 Bermuda
Attention: Robert Seelig, General Counsel
Facsimile: 603-643-4592
Email: rseelig@whitemountains.com

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

        Section 8.12    Severability.     If any term, condition or other provision of this Agreement is finally determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party or such party waives its rights under this Section 8.12 with respect thereto. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate to attempt to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

        Section 8.13    Definitions.

          (a)   As used in this Agreement, the following terms have the meanings ascribed thereto below:

          "Action" means legal actions, causes of action, claims, demands, controversies, disputes, arbitrations, hearings, charges, complaints, investigations, examinations, indictments, litigations, suits or other civil, criminal, administrative or investigative proceedings.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

          "Antitrust Laws" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable non-U.S. antitrust Laws and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

          "Applicable SAP" means, with respect to any Company Insurance Subsidiary, the applicable statutory accounting principles (or local equivalents in the applicable jurisdiction) prescribed or permitted by the applicable Insurance Regulator under the Insurance Law of such Company Insurance Subsidiary's domiciliary jurisdiction.

          "business day" means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York or Bermuda are authorized or required by Law to be closed.

          "Company Award" means a Company Restricted Share, Company Fixed RSU Award, Company Performance Share Award or Company Performance Unit Award, as applicable.

          "Company Bye-Laws" means the Company's Amended and Restated Bye-Laws, as amended to the date of this Agreement.

          "Company Charter" means the Company's Memorandum of Association, as amended to the date of this Agreement.

          "Company Organizational Documents" means the Company Charter and the Company Bye-Laws.

          "Company Lease" means any lease, sublease, sub-sublease, license and other agreement under which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property.

          "Company Pension Plan" means a Company Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA.

          "Company Plan" means each plan, program, policy, agreement or other arrangement that is (i) an employee welfare plan within the meaning of Section 3(1) of ERISA, (ii) an employee pension benefit plan within the meaning of Section 3(2) of ERISA, (iii) a share option, share purchase, share appreciation right or other share-based compensation agreement, program or plan, (iv) an individual employment, consulting, severance, retention, change-in-control or other similar agreement between such Person and the Company or any of its Subsidiaries or (v) a bonus, incentive, deferred compensation, profit-sharing, retirement, post-retirement, paid time off, severance or termination pay, benefit or fringe-benefit plan, program, policy, agreement or other arrangement, in each case, that is (A) sponsored, maintained or contributed to by the Company or any of its Subsidiaries (or to which the Company or any of its Subsidiaries contributes or is obligated to contribute to) or with respect to which the Company or any of its Subsidiaries has any actual or contingent liability and (B) for the benefit of current or former directors, officers, employees or independent contractors of the Company or any of its Subsidiaries, but excluding in each case, any such plan, program, policy, agreement or other arrangement required by applicable Law, sponsored by a Governmental Authority, or that is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA).

          "Company Share Plans" means the OneBeacon Long-Term Incentive Plan (2007) and the OneBeacon 2017 Long-Term Incentive Plan, as applicable, in each case as may be amended or restated from time to time.

          "Consent" means any consent, waiver, approval, license, Permit, order, non-objection or authorization.

          "Contract" means any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, sublease, license, contract or other agreement.

          "Designated Directors" means the members of the Company Board that are not members of the management of WTM or its Subsidiaries or members of the Board of Directors of WTM.

          "Dissenting Shares" means Company Shares held by a holder of Company Shares who (a) did not vote in favor of the Merger, (b) complied with all of the provisions of the Bermuda Companies Act concerning the right of holders of Company Shares to require appraisal of their Company Shares pursuant to the Bermuda Companies Act and (c) did not fail to exercise such right to appraisal or deliver an Appraisal Withdrawal.

          "Environmental Law" means any Law regulating or relating to the protection of human health from exposure to any "hazardous substance", natural resource damages or the protection of the environment, including laws relating to the protection of wetlands, pollution or the use, generation, management, handling, "transport", "treatment", "disposal", "storage", or "release" of hazardous substances (as those terms are defined in CERCLA).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Existing Credit Facility" means that certain Credit Agreement, dated as of September 29, 2015, among the Company, OneBeacon U.S. Holdings, Inc., the Lenders party thereto, and U.S. Bank National Association.

          "Expenses" means, with respect to any Person, all reasonable and documented out-of-pocket expenses (including fees and expenses of counsel, accountants, investment bankers, experts and consultants to such Person and its Affiliates) incurred by such Person or on its behalf in connection with or related to the evaluation, authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Merger, the solicitation of shareholder approvals, the filing of any required notices under the HSR Act or other Antitrust Laws or Insurance Laws, any filing with, and obtaining of any necessary action or non-action, consent or approval from any Governmental Authority, engaging the services of the Paying Agent, obtaining third party consents, any other filings with the SEC and all other matters, in each case, in connection with the Merger and the other Transactions.

          "FASB" means the Financial Accounting Standards Board.

          "GAAP" means generally accepted accounting principles in the United States, consistently applied.

          "Governmental Authority" means any government, court, regulatory or administrative agency, arbitral body or self-regulated entity, tribunal, commission or authority or other legislative, executive or judicial governmental entity, whether federal, national, provincial, state, local, foreign or multinational.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Insurance Law" means all Laws applicable to the business of insurance or reinsurance or the regulation of insurance or reinsurance companies, whether federal, national, provincial, state, local, foreign or multinational, and all applicable orders, directives of, and market conduct recommendations resulting from market conduct examinations of, Insurance Regulators.

          "Insurance Regulators" means all Governmental Authorities regulating the business of insurance or reinsurance, or regulating insurance or reinsurance companies, under Insurance Laws.

          "Intellectual Property" means all intellectual property and other similar rights in any jurisdiction, whether registered or unregistered, including such rights in and to any: (i) patent (including all reissues, divisions, continuations, continuations-in-part, re-examinations, substitutions and extensions thereof) and invention disclosure; (ii) trademark, servicemark, trade name, business name, brand name, domain name, social media identifier, logo, slogan, trade dress, design right and other similar designations of source or origin, including any and all goodwill associated therewith; (iii) copyright and copyrightable subject matter and database rights; and (iv) trade secret, know-how and other information of a confidential nature, in each case, together with any registrations or applications to register any of the foregoing.

          "Investment Management Agreement" means the Second Amended and Restated Investment Management Agreement substantially in the form attached hereto as Exhibit C, with such changes as may be consented to by the Company and Parent (such consent not to be unreasonably withheld, conditioned or delayed), to be executed and delivered by the Company, certain Subsidiaries of the Company and White Mountains Advisors LLC, as provided by the terms hereof.

          "IRS" means the U.S. Internal Revenue Service.

          "Knowledge" means, (i) with respect to the Company, the actual knowledge, as of the date of this Agreement, of the individuals listed on Section 8.13 of the Company Disclosure Letter and (ii) with respect to Parent, Holdco or Merger Sub, the actual knowledge, as of the date of this Agreement, of the individuals listed on Section 8.13 of the Parent Disclosure Letter.

          "Liens" means any pledges, liens, claims, options, charges, mortgages, encumbrances, leases, licenses, hypothecations or security interests of any kind or nature.

          "Material Adverse Effect" means any effect, change, event, circumstance, development or occurrence that, individually or in the aggregate with all other events, circumstances, developments, changes and effects, (a) has a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and its

  Subsidiaries, taken as a whole, or (b) would prevent or materially impair or delay the ability of the Company to consummate the Merger or perform its obligations hereunder; provided, however, that, for purposes of clause (a) only, none of the following, and no effect, change, event, circumstance, development or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account, individually or in the aggregate, in determining whether a Material Adverse Effect has occurred or may occur: any effect, change, event, circumstance, development or occurrence that results from (i) changes, events or conditions generally affecting the insurance or risk management industries in the geographic regions or product markets in which the Company and its Subsidiaries operate or underwrite insurance or reinsurance or manage risk, (ii) general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions in any jurisdiction, (iii) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period, (iv) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism (including cyber-terrorism) or man-made disaster, or any escalation or worsening of any such hostilities, acts of war (whether or not declared), sabotage, terrorism or man-made disaster, (v) any volcano, tsunami, pandemic, hurricane, tornado, windstorm, flood, earthquake or other natural disaster or any conditions resulting from such natural disasters (including increases in liabilities under or in connection with insurance Contracts to which the Company or any of its Subsidiaries is a party arising from such a disaster), (vi) the execution and delivery of this Agreement or the public announcement, pendency or performance of the Transactions, including any Action with respect to the Transactions and including the impact thereof on the relationships of the Company or any of its Subsidiaries with employees, customers, insureds, policyholders, brokers, agents, financing sources, business partners, service providers, Governmental Authorities or reinsurance providers (but taking into account any action by any such Person not arising from such execution, delivery, announcement, pendency or performance), (vii) any change or announcement of a potential change, in and of itself, in the Company's or any of its Subsidiaries' credit, financial strength or claims paying ratings or the ratings of any of the Company's or its Subsidiaries' businesses, (viii) any change, in and of itself, in the market price, credit ratings or trading volume of the Company's or any of its Subsidiaries' securities, (ix) any change in applicable Law, regulation, GAAP (or authoritative interpretation or enforcement thereof) or in Applicable SAP, including accounting and financial reporting pronouncements by the SEC, the National Association of Insurance Commissioners, any Insurance Regulator and the FASB or (x) any action expressly required to be taken by the Company, or that the Company is expressly required to cause one of its Subsidiaries to take, pursuant to, or any failure of the Company or any of its Subsidiaries to take an action expressly prohibited by, the terms of this Agreement (it being understood that the exceptions in clauses (iii), (vii) and (viii) shall not prevent or otherwise affect a determination that the underlying cause of any such failure or change referred to therein (to the extent not otherwise falling within any of the exceptions provided by clauses (i) through (x) hereof) is a Material Adverse Effect); provided further, however, that any effect, change, event, circumstance, development or occurrence referred to in clauses (i), (ii), (iv), (v) or (ix) (other than, with respect to clause (ix), any changes in Laws with respect to Taxes) may be taken into account in determining whether or not there has been a Material Adverse Effect to the extent such effect, change, event, circumstance, development or occurrence has a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other participants engaged primarily in the insurance or risk management industries in the geographic regions or product markets in which the Company and its Subsidiaries operate or underwrite insurance or reinsurance or manage risk (in which case the disproportionate effect or effects may be taken into account in determining whether or not a Material Adverse Effect has occurred).

          "Parent Disclosure Letter" means the disclosure letter delivered by Parent, Holdco and Merger Sub to the Company on the date of this Agreement.

          "Parent Material Adverse Effect" means any effect, change, event, circumstance, development or occurrence that would, individually or in the aggregate, prevent or materially impair or delay the ability of Parent, Holdco or Merger Sub to consummate the Merger or perform its obligations hereunder.

          "Permitted Liens" means (i) statutory Liens for Taxes, assessments or other charges by Governmental Authorities not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings and in either case for which adequate reserves have been maintained in accordance with GAAP and Applicable SAP, (ii) mechanics', materialmen's, carriers', workmen's, warehouseman's, repairmen's, landlords' and similar Liens granted or which arise in the ordinary course of business, (iii) Liens securing payment, or any obligation, of the Company or its Subsidiaries with respect to outstanding Indebtedness so long as there is no default under such Indebtedness, (iv) Liens granted in connection with the insurance or reinsurance business of the Company or its Subsidiaries on cash and cash equivalent instruments or other investments, including Liens granted (A) in connection with (1) pledges of such instruments or investments to collateralize letters of credit delivered by the Company or its Subsidiaries, (2) the creation of trust funds for the benefit of ceding companies, (3) underwriting activities of the Company or its Subsidiaries, (4) deposit liabilities, (5) statutory deposits, (6) ordinary-course securities lending and short-sale transactions and (B) with respect to investment securities held in the name of a nominee, custodian or other record owner, (v) pledges or deposits by the Company or any of its Subsidiaries under workmen's compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts (other than for the payment of Indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business, (vi) gaps in the chain of title evident from the records of the relevant Governmental Authority maintaining such records, (vii) licenses granted to third parties in the ordinary course of business by the Company or its Subsidiaries, (viii) Liens created by or through the actions of Parent or any of its Affiliates, (ix) Liens discharged at or prior to the Effective Time, (x) transfer restrictions imposed by Law and (xi) such other Liens or imperfections that are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfection.

          "Per Share Accrued Dividends" means (i) with respect to any Company Restricted Share, an amount in cash equal to the value of any dividends accrued (including, for the avoidance of doubt, in respect of any extraordinary cash dividends) pursuant to the applicable Company Restricted Share award agreement or any action taken by the Company Board under the applicable Company Share Plan, which remain unpaid as of immediately prior to the Effective Time and (ii) with respect to each Company Share underlying any Company Fixed RSU Award or Company Performance Share Award, an amount in cash equal to the value of any dividend equivalent payments thereto accrued (including, for the avoidance of doubt, in respect of any extraordinary cash dividends) pursuant to the applicable Company Fixed RSU Award or Company Performance Share Award agreement or any action taken by the Company Board under the applicable Company Share Plan, which remain unpaid as of immediately prior to the Effective Time.

          "Person" means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

          "Registration Rights Agreement" means the Registration Rights Agreement dated as of November 14, 2007 between the Company and White Mountains Insurance Group, Ltd., as amended or supplemented from time to time.

          "Representatives" means, with respect to any Person, its officers, directors, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants and other advisors, and other representatives.

          "Separation Agreement" means the Separation Agreement, dated as of November 14, 2006 between the Company and White Mountains Insurance Group, Ltd., as amended or supplemented from time to time.

          "Statutory Merger Agreement" means the Statutory Merger Agreement in the form attached hereto as Exhibit A to be executed and delivered by the Company, Holdco and Merger Sub as provided by the terms hereof.

          "Subsidiary" when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

          "Tax" means all U.S. and non-U.S. federal, national, provincial, state or local taxes, charges, fees, levies, duties, customs, tariffs, imposts, or other similar assessments or liabilities in the nature of taxes, including income, gross receipts, premium, capital, ad valorem, value-added, excise, real property, personal property, sales, use, severance, stamp, transfer, withholding, employment, payroll, occupation, social security, unemployment, inventory, capital stock, license, estimated and franchise taxes imposed by a Governmental Authority, together with any interest, penalties, fines, assessments or additions to tax imposed with respect to such amounts.

          "Tax Returns" means all reports, returns, declarations, statements, questionnaire, certificate, report, bill, claim for refund or other information supplied or required to be supplied to a Governmental Authority relating to Taxes or any election, declaration, schedule or attachment thereto, or any amendment thereof.

          "Transactions" means, collectively, the transactions contemplated by this Agreement, the Statutory Merger Agreement and the Voting Agreement, including the Merger.

          "Transition Services Agreement" means the Transition Services Agreement substantially in the form attached hereto as Exhibit B, with such changes as may be consented to by the Company and Parent (such consent not to be unreasonably withheld, conditioned or delayed), to be executed and delivered by the Company and WTM as provided by the terms hereof.

          "WTM" means White Mountains Insurance Group, Ltd., a Bermuda exempted limited liability company.

          "Willful Breach" shall mean a material breach that is caused by an action or omission to act where both of the following conditions exist: (a) the action or omission to act was itself deliberate; and (b) such deliberate action or omission to act was taken or omitted to be taken by a Person with knowledge that such act or omission to act would constitute a breach of this Agreement.

          (b)   The following terms are defined in the section of this Agreement set forth after such term below:

Terms Not Defined in Section 8.13(a)	Section
Acceptable Confidentiality Agreement	Section 5.02(f)
Adverse Recommendation Change	Section 5.02(d)
Agreement	Preamble
Appraisal Withdrawal	Section 2.05(b)
Appraised Fair Value	Section 2.05(a)
Bankruptcy and Equity Exception	Section 3.03(a)
Bermuda Companies Act	Section 1.01
Book-Entry Share	Section 2.01(c)
Capitalization Date	Section 3.02(a)
CERCLA	Section 3.26
Certificate	Section 2.01(c)
Certificate of Merger	Section 1.02
Claim	Section 5.08(b)
Class A Book-Entry Shares	Section 2.02(b)
Class A Certificates	Section 2.02(b)
Class A Shares	Section 2.01
Class B Certificates	Section 2.02(e)
Class B Shareholder Approval	Section 3.03(d)
Class B Shares	Section 2.01
Closing	Section 1.06
Closing Date	Section 1.06
Code	Section 2.02(h)
Company	Preamble
Company Acquisition Agreement	Section 5.02(d)
Company Board	Recitals
Company Board Recommendation	Section 3.03(b)
Company Disclosure Letter	Article III
Company Employee	Section 5.10(a)
Company Fixed RSU Award	Section 2.03(a)(ii)
Company Insurance Approvals	Section 3.04
Company Insurance Subsidiary	Section 3.17
Company Notice	Section 5.02(d)(ii)
Company Performance Share Award	Section 2.03(a)(iii)
Company Performance Unit Award	Section 2.03(a)(iv)
Company Preference Shares	Section 3.02(a)
Company Reinsurance Contracts	Section 3.20
Company Restricted Share	Section 2.03(a)(i)
Company Rights	Section 3.02(b)
Company SEC Documents	Section 3.05(a)
Company Securities	Section 3.02(b)
Company Shareholder Approval	Section 3.03(d)
Company Shareholders Meeting	Section 5.03(b)
Company Shares	Section 2.01
Company Statutory Statements	Section 3.18(a)
Company Termination Fee	Section 7.03(a)(iii)
Confidentiality Agreement	Section 5.07
Continuation Period	Section 5.10(a)

Terms Not Defined in Section 8.13(a)	Section
Credit Suisse	Section 3.23
Effective Time	Section 1.02
ERISA Affiliate	Section 3.10(c)
Exchange Act	Section 3.02(b)
Exchange Fund	Section 2.02(a)
Existing Confidentiality Agreement	Section 5.02(a)
Existing Shareholder Group	Recitals
Filed SEC Documents	Article III
Hedging Expense Cap Amount	Section 7.03(c)
Holdco	Preamble
Holdco Board	Recitals
Indebtedness	Section 5.01(a)(ii)
Indemnitee	Section 5.08(a)
Indemnitees	Section 5.08(a)
Intervening Event	Section 5.02(j)
Investment Assets	Section 3.12(a)
Investment Guidelines	Section 3.12(a)
Laws	Section 3.08
Material Contract	Section 3.16(a)
Maximum Premium	Section 5.08(c)
Merger	Recitals
Merger Application	Section 1.02
Merger Consideration	Section 2.01(c)
Merger Sub	Preamble
Merger Sub Board	Recitals
Merger Sub Shareholder Approval	Section 5.13
Merger Sub Shares	Section 2.01
Notes Indenture	Section 5.12(a)
Paid Time Off Policy	Section 5.10(c)
Parent	Preamble
Parent Board	Recitals
Parent Expense Cap Amount	Section 7.03(b)
Parent Insurance Approvals	Section 4.03
Participant	Section 5.01(a)(vi)
Paying Agent	Section 2.02(a)
Performance Percentage	Section 2.03(a)(iii)
Performance Shares	Section 2.03(a)(iii)
Performance Units	Section 2.03(a)(iv)
Permits	Section 3.08
Proxy Statement	Section 3.04
Registrar	Section 1.02
Related Party Transaction	Section 3.25
Required Regulatory Approvals	Section 6.01(b)
Required Shareholder Approvals	Section 3.03(d)
Restraints	Section 6.01(c)
Sarbanes-Oxley Act	Section 3.05(d)
SEC	Section 3.04
Securities Act	Section 3.02(c)
Superior Proposal	Section 5.02(h)
Surviving Company	Section 1.01

Terms Not Defined in Section 8.13(a)	Section
Takeover Law	Section 3.14
Takeover Proposal	Section 5.02(g)
Transfer Taxes	Section 5.05
Voting Agreement	Recitals
Walk-Away Date	Section 7.01(b)(i)

        Section 8.14    Fees and Expenses.     Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger, this Agreement, the Voting Agreement and the other Transactions shall be paid by the party incurring or required to incur such fees or expenses, except as otherwise set forth in this Agreement.

        Section 8.15    Interpretation.

          (a)   When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms "or", "any" and "either" are not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The word "will" shall be construed to have the same meaning and effect as the word "shall". All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to "dollars" or "$" shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors.

          (b)   The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

ONEBEACON INSURANCE GROUP, LTD.
By:	/s/ T. MICHAEL MILLER
	Name:	T. Michael Miller
	Title:	President and Chief Executive Officer
INTACT FINANCIAL CORPORATION
By:	/s/ CHARLES BRINDAMOUR
	Name:	Charles Brindamour
	Title:	Chief Executive Officer
By:	/s/ DON FOX
	Name:	Don Fox
	Title:	Executive Vice President
INTACT BERMUDA HOLDINGS LTD.
By:	/s/ CHARLES BRINDAMOUR
	Name:	Charles Brindamour
	Title:	Authorized Signatory
By:	/s/ DON FOX
	Name:	Don Fox
	Title:	Authorized Signatory
INTACT ACQUISITION CO. LTD.
By:	/s/ CHARLES BRINDAMOUR
	Name:	Charles Brindamour
	Title:	Authorized Signatory
By:	/s/ DON FOX
	Name:	Don Fox
	Title:	Authorized Signatory

[Signature Page to Agreement and Plan of Merger]

 Exhibit A

THIS STATUTORY MERGER AGREEMENT is dated May 2, 2017 (this "Agreement").

BETWEEN:

(1)
ONEBEACON INSURANCE GROUP, LTD., an exempted limited liability company incorporated under the laws of Bermuda having its registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda (hereinafter called the "Company");

(2)
INTACT BERMUDA HOLDINGS LTD., an exempted limited liability company incorporated under the laws of Bermuda having its registered office at Crawford House 50 Cedar Avenue, Hamilton HM11, Bermuda (hereinafter called "Holdco"); and

(3)
INTACT ACQUISITION CO. LTD., an exempted limited liability company incorporated under the laws of Bermuda having its registered office at Crawford House 50 Cedar Avenue, Hamilton HM11, Bermuda (hereinafter called "Merger Sub").

WHEREAS:

(A)
Merger Sub is a direct wholly owned subsidiary of Holdco;

  This Agreement is the Statutory Merger Agreement referred to in the Agreement and Plan of Merger among Intact Financial Corporation, a Canadian corporation having its principal office at 2020, boul. Robert-Bourassa, 6e étage, Montréal, Québec H3A 2A5 ("Parent"), Holdco, Merger Sub and the Company, dated May 2, 2017 (the "Agreement and Plan of Merger"); and

(B)
Parent, Holdco, Merger Sub and the Company have agreed that Merger Sub will, subject to the terms and conditions set forth herein and in the Agreement and Plan of Merger, merge with and into the Company, with the Company continuing as the Surviving Company, in accordance with the provisions of the Companies Act 1981 of Bermuda, as amended (the "Companies Act").

NOW THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:

1.     DEFINITIONS

        Unless otherwise defined herein, capitalized terms have the same meaning as used and defined in the Agreement and Plan of Merger.

2.     EFFECTIVENESS OF MERGER

(a)
The parties to this Agreement agree that, on the terms and subject to the conditions of this Agreement and the Agreement and Plan of Merger and in accordance with the Companies Act, at the Effective Time, Merger Sub shall be merged with and into the Company, with the Company surviving such Merger and continuing as the Surviving Company.

(b)
The Surviving Company will continue to be a Bermuda exempted limited liability company under the conditions of this Agreement and the Agreement and Plan of Merger.

(c)
The Merger shall be conditional on the satisfaction on or prior to the Closing Date of each of the conditions to the Merger identified in Article VI of the Agreement and Plan of Merger.

(d)
The Merger shall become effective at the time on the Closing Date shown on the Certificate of Merger.

3.     NAME OF SURVIVING COMPANY

        The Surviving Company shall be OneBeacon Insurance Group, Ltd.

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4.     MEMORANDUM OF ASSOCIATION

        The memorandum of association of the Surviving Company shall be the memorandum of association of Merger Sub immediately prior to the Effective Time.

5.     BYE-LAWS

        The bye-laws of the Surviving Company shall be the bye-laws of Merger Sub immediately prior to the Effective Time.

6.     DIRECTORS AND OFFICERS

        The directors of Merger Sub in office immediately prior to the Effective Time shall be the directors of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company in office immediately prior to the Effective Time shall be the officers of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

7.     CONVERSION OF SECURITIES

        At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Holdco, Merger Sub, the Company or the holder of any share capital of Merger Sub or the Company:

  (a)
  each common share, par value $1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time and owned by Holdco immediately prior to the Effective Time shall automatically be canceled in consideration, together with the Merger Consideration paid by one of Parent's Subsidiaries organized in Bermuda (including Holdco) pursuant to Section 7(c), for the Company Shares transferred to Holdco pursuant to section 7(c) and shall cease to exist and be outstanding;

  (b)
  all Company Shares that are owned by Merger Sub immediately prior to the Effective Time shall automatically be canceled and shall cease to exist and be outstanding and no consideration shall be delivered in exchange therefor;

  (c)
  subject to paragraphs (b) and (d), each Company Share that is issued and outstanding immediately prior to the Effective Time, other than any Company Share that is subject to any Company Award, shall as a result of the Merger automatically be transferred by the holders thereof to Holdco in exchange for the right to receive the Merger Consideration; and each holder of a Certificate or a Book-Entry Share shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and other payments as set out in the Agreement and Plan of Merger;; and

  (d)
  notwithstanding anything in this Agreement to the contrary, any Dissenting Shares shall automatically be transferred by the holders thereof to Holdco in exchange for, unless otherwise required by applicable Law, the right to receive the Merger Consideration as set out in the Agreement and Plan of Merger and, in the event that the fair value of a Dissenting Share as appraised by the Supreme Court of Bermuda under Section 106(6) of the Companies Act is greater than the Merger Consideration, any holder of Dissenting Shares shall be entitled to receive such difference from the Surviving Company by payment made within thirty (30) days after such fair value is finally determined pursuant to such appraisal procedure.

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8.     EXECUTION IN COUNTERPARTS

        This Agreement may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

9.     NOTICES

        All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed), emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

  IF TO PARENT, TO:

  Intact Financial Corporation
  2020, boul. Robert-Bourassa, 6e étage
  Montréal, Québec H3A 2A5
  Attention:    Frédéric Cotnoir
  Facsimile:    (514) 842-6958
  Email:           frederic.cotnoir@intact.net
  Attention:    Don Fox
  Facsimile:    (514) 842-6958
  Email:           don.fox@intact.net

  with copies to:

  Skadden, Arps, Slate, Meagher & Flom LLP
  Four Times Square
  New York, New York 10036
  Attention:    Jon A. Hlafter
  Facsimile:     212-735-2000
  Email:           jon.hlafter@skadden.com

  Attention:    Todd E. Freed
  Facsimile:     212-735-2000
  Email:           todd.freed@skadden.com

  IF TO HOLDCO OR MERGER SUB, TO:

  c/o ASW Law Limited
  Crawford House
  50 Cedar Avenue
  Hamilton HM11
  Bermuda
  Attention:    Frédéric Cotnoir
  Facsimile:    (514) 842-6958
  Email:           frederic.cotnoir@intact.net
  Attention:    Don Fox
  Facsimile:    (514) 842-6958
  Email:           don.fox@intact.net

  with copies to:

  Skadden, Arps, Slate, Meagher & Flom LLP
  Four Times Square
  New York, New York 10036
  Attention:    Jon A. Hlafter
  Facsimile:     212-735-2000
  Email:           Jon.Hlafter@skadden.com

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  Attention:    Todd E. Freed
  Facsimile:     212-735-2000
  Email:           Todd.Freed@skadden.com

  IF TO COMPANY, TO:

  OneBeacon Insurance Group, Ltd.
  605 Waterford Park
  605 Highway 169 North
  Suite 800
  Plymouth, Minnesota 55441
  Attention:    Maureen A. Phillips
  Facsimile:     888-353-6247
  Email: MPhillips@OneBeacon.com

  with copies to:

  Cravath, Swaine & Moore LLP
  Worldwide Plaza
  825 Eighth Avenue
  New York, NY 10019

  Attention:    Philip A. Gelston
  Facsimile:     212-474-3700
  Email: pgelston@cravath.com

  Attention:    Ting S. Chen
  Facsimile:     212-474-3700
  Email: tchen@cravath.com

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

10.   GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the laws of Bermuda and the parties hereto submit to the exclusive jurisdiction of the courts of Bermuda.

Signature Page Follows

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        IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first written above.

SIGNED for and on behalf of INTACT BERMUDA HOLDINGS LTD.
By:
Name:
Title:
SIGNED for and on behalf of INTACT ACQUISITION CO. LTD.
By:
Name:
Title:
SIGNED for and on behalf of ONEBEACON INSURANCE GROUP, LTD.
By:
Name:
Title:

5

 Exhibit B

FORM OF TRANSITION SERVICES AGREEMENT

        This Transition Services Agreement ("Agreement") is made and entered into as of                  , by and among White Mountains Insurance Group, Ltd., a Bermuda exempted limited liability company ("White Mountains"), and OneBeacon Insurance Group, Ltd., a Bermuda exempted limited liability company ("OneBeacon").

RECITALS

        A.    On May 2, 2017, OneBeacon entered into an Agreement and Plan of Merger (the "Merger Agreement") with Intact Financial Corporation, a Canadian corporation ("Parent"), Intact Bermuda Holdings Ltd., a Bermuda exempted limited liability company and a wholly owned subsidiary of Parent ("Holdco"), and Intact Acquisition Co. Ltd., a Bermuda exempted limited liability company and a direct wholly owned subsidiary of Holdco ("Merger Sub"). The Merger Agreement provides for, subject to the satisfaction or waiver of specified conditions, the merger of Merger Sub with and into OneBeacon (the "Merger"), with OneBeacon surviving the Merger as a direct wholly owned subsidiary of Holdco and an indirect wholly owned subsidiary of Parent.

        As of the effective time of the Merger, OneBeacon will cease to be a subsidiary of White Mountains and will become a wholly owned subsidiary of Parent.

        B.    White Mountains and OneBeacon, through their respective subsidiaries, have provided certain services to each other prior to the date hereof pursuant to that certain Separation Agreement, dated as of November 14, 2006 (the "Separation Agreement"), by and between White Mountains and OneBeacon. The Separation Agreement shall terminate upon the execution of this Agreement.

        C.    To the extent that other arrangements reasonably satisfactory to the recipient of certain services contemplated to be provided hereunder have not been made as of the date of this Agreement, White Mountains and OneBeacon have agreed to continue the provision of such services after the effective time of the Merger for a limited period of time in accordance with the terms and conditions of this Agreement as set forth herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, White Mountains and OneBeacon, intending to be legally bound, agree as follows:

1.     Transition Services

        1.1    Basic Services.     To facilitate the continued and uninterrupted operation of the parties' respective businesses following the effective date of the Merger (the "Effective Date"):

          (a)   Subject to Article 4, White Mountains shall cause its subsidiaries to provide, to the extent requested, to OneBeacon those services identified on Schedule A, as amended from time to time in accordance with this Agreement. Such services are referred to herein as the "White Mountains Services". The White Mountains Services will be provided in a manner and at a level of service consistent in all material respects with that provided by the White Mountains subsidiaries immediately preceding the date of this Agreement under the terms of the Separation Agreement and, in any event, in a commercially reasonable manner and at a commercially reasonable service level. To the extent White Mountains uses subcontractors to provide any requested Services as of the Effective Date, White Mountains may continue to use such subcontractors to provide the White Mountains Services to OneBeacon.

          (b)   Subject to Article 4, OneBeacon shall cause its subsidiaries to provide, to the extent requested, to White Mountains those services identified on Schedule B, as amended from time to time in accordance with this Agreement. Such services are referred to herein as the "OneBeacon

  Services", and, together with the White Mountains Services, the "Services". The OneBeacon Services will be provided in a manner and at a level of service consistent in all material respects with that provided by the OneBeacon subsidiaries immediately preceding the date of this Agreement under the terms of the Separation Agreement and, in any event, in a commercially reasonable manner and at a commercially reasonable service level. To the extent OneBeacon uses subcontractors to provide any requested Services as of the Effective Date, OneBeacon may continue to use such subcontractors to provide the OneBeacon Services to White Mountains.

          (c)   Any use of subcontractors to provide any requested Services, other than as provided as of the Effective Date, shall be subject to each party's prior, written consent.

        1.2    Mutually Agreed Additional Services.     Each party shall provide additional services that are not set forth on the Schedules which are reasonably requested by the other party and its subsidiaries, provided that such services (A) were received by the requesting party in whole or in part from the other party or its subsidiaries in the ordinary course prior to the Effective Date, (B) are identified in writing by the requesting party to the other party not later than two (2) months following the Effective Date and (C) are reasonably necessary in order to conduct the operations of the requesting party, provided, however, that such additional services shall be charged out at the recipient's pro rata share of Cost. If a party requests additional services, such services shall be set forth on an amendment to Schedule A or Schedule B, as appropriate, and shall thereafter be "Services" under this Agreement.

        1.3    Service Fees.     In consideration of the Services provided by each party to the other during the term of this Agreement, each party receiving Services shall pay to the party providing the Services the fees applicable to such Services, computed as provided in the second columns of Schedule A and Schedule B, as applicable ("Service Fees"). For any partial billing interval of Services which are charged on a periodic basis, the party charged shall pay a pro rata amount of the applicable Service Fees, based on the total number of days in such billing interval.

        As used in the Agreement and in the Schedules hereto, a party's "Cost" for providing a service means all direct costs incurred in rendering the services, providing resources or providing the use of facilities, including all costs of personnel travel and all expenses paid to third-parties; provided, however, that no allocation of overhead expenses shall be included in "Cost". Unless otherwise indicated on Schedule A or Schedule B, allocations of Cost will be based on time utilized.

        Each party receiving Services shall pay any and all sales, goods or services, excise, privilege, value added, lease, use, transfer, consumption or similar gross receipts based taxes on the sale of Services provided by the other party, and any and all taxes otherwise imposed on, sustained or incurred with respect to, or applicable to, the Services provided by such other party.

        Each party shall pay and be responsible for its own personal property taxes and taxes based on its own income, profits or assets. Payments for Services or other amounts under this Agreement shall be made net of withholding taxes. Each party shall provide to the other any certifications or other documents reasonably request by the other party to reduce or eliminate any withholding of tax.

        1.4    No Extraordinary Capital Expenditures.     Notwithstanding anything herein to the contrary, neither party shall be required to incur any extraordinary capital expenses in providing Services to the other party.

        1.5    No Representation or Warranty.     Nothing herein shall be construed as a representation or warranty by any party that all or any portion of the Services provided by it will be suitable or adequate for the other party's operations or business.

        1.6    Currency.     All financial obligations originating from the terms and conditions of this Agreement shall be denominated in U.S. dollars.

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        1.7    Services Not Permitted by Applicable Law.     Nothing herein should be construed as requiring any party to provide to the other party any services not permitted by applicable law. Notwithstanding the foregoing, prior to ceasing or modifying any of the Services on the grounds set forth in this Section 1.7, the party providing the Services shall notify the other party in writing and the parties shall work in good faith to develop a workaround that enables the continued provision of the Services in accordance with applicable law.

        1.8    Third Party Consents.     If a party's provision of any Service requires any license or services provided by a third party of a Service included in the then-current White Mountains Services or OneBeacon Services, as applicable, and such party's contract with the applicable third party for the Service does not permit such third party's license or service to be provided by or passed through such party (as a non-affiliate service provider) to the other party, then the providing party will use commercially reasonable efforts to secure the consent of such third party to provide the receiving party with access to such third party license or Service, as applicable, in accordance with the terms and conditions of this Agreement. If a party is unable to secure the consent of the applicable third party vendor using its commercially reasonable efforts, then, notwithstanding any provision of this Agreement to the contrary, that party shall have no obligation to provide the impacted Service(s) to the other party. The parties shall each bear one half of any consent fees charged by such third parties.

2.     Access

        2.1   During the term of this Agreement, each party shall on a timely basis make available to the other party and its subsidiaries all information and materials reasonably requested by such party to enable them to provide the Services hereunder.

        2.2   Upon reasonable notice, each party shall give the other party and its subsidiaries reasonable access to its premises during normal business hours and at such other times as are reasonably required for the purpose of providing the Services hereunder.

        2.3   Until the later of (i) the termination of this Agreement pursuant to Article 4 hereunder, or (ii) the date upon which White Mountains has filed all necessary reports or filings with any applicable governmental or regulatory body as required by applicable law relating to the treatment of OneBeacon as a "discontinued operation" as such term is defined under Accounting Standards Update No. 2014-08 issued by the Financial Accounting Standards Board:

          (a)   OneBeacon shall provide White Mountains and its representatives with reasonable access to OneBeacon's books and records, and its finance and accounting personnel, for such reporting purposes, and

          (b)   as requested, OneBeacon shall provide on a timely basis such of its financial books and records and financial statements, prepared in accordance with generally accepted accounting principles in the United States ("US GAAP"), to White Mountains as are required for White Mountains to satisfy its public financial statement filing requirements.

        2.4   During the term of this Agreement, each party will permit the other party to access its software and information technology systems, applications and platforms reasonably required by such party for use in connection with the performance of Services ("Host Systems"), in each case for the sole purpose of receiving the Services in accordance with the terms and conditions expressly stated in this Agreement. Neither party shall have any other obligation to provide the other party with any other access to or use of its information technology systems, information technology, platforms, networks, applications, software databases or computer hardware, except as otherwise expressly required by this Agreement.

          (a)   In no case shall any party introduce or otherwise expose the other party's Host System to (a) computer code or instructions (e.g., malicious code or viruses) that may disrupt, damage, or

3

  interfere with the Host System or other software or firmware stored or operated thereon, (b) any device that is capable of automatically or remotely stopping any Host System from operating, in whole or in part (e.g., passwords, fuses or time bombs), (c) "back doors" or "trap doors" which allow for any access or bypassing of any security feature of the Host System, or (d) any barriers designed for, or having the effect of, preventing Service Provider from accessing all or any portion of its systems, software or data.

          (b)   The party receiving the relevant Services shall, at its sole expense (i) provide all network connectivity necessary for each of its representatives to connect to the Host Systems and (ii) comply, and cause each of its representatives to comply, with all information security policies and procedures of the party providing the relevant Services in connection with their access to the Host Systems and receipt and use of the Services.

3.     Billing/Payment

        3.1    Payments.

          (a)   On or before the thirtieth (30th) day after the end of each calendar quarter during the term of this Agreement or, if this Agreement terminates prior to the end of a calendar quarter, the immediately succeeding calendar quarter end, each party shall prepare and deliver to the other party's Representative, an invoice describing in reasonable itemized detail the Services provided and the Service Fees incurred during such quarter.

          (b)   Each such invoice delivered pursuant to this Section 3.1 shall be payable within fourteen (14) days after receipt thereof (the "Payment Date").

        3.2    Late Payment.     Payments not made in full by the Payment Date shall bear interest until payment at a per annum rate of interest equal to the "prime rate" for the relevant period(s) as shown in the Wall Street Journal on the date such payment was due.

        3.3    Return of Advance Payments.

          (a)   If any Service Fees are paid in advance, and the related Services are terminated prior to the end of the period for which early payment was made, an amount equal to the unused portion of the Service Fees (determined on a pro rata basis based on days in the period for which the Service was active), plus interest on such amount at the prime rate from the date the Service was terminated to the date of return, shall be returned to the early-paying party in the next billing cycle (or credited against current Service Fees owed) or, if earlier, upon termination of this Agreement.

          (b)   If any payments are made in advance, directly or indirectly, in connection with any arrangements or agreements relating to the receipt of services by both OneBeacon and White Mountains, and the related services are terminated prior to the end of the period for which such pre-payment was made, any refund or rebate due to the parties shall be allocated between the parties on a pro rata basis based on the amount of payment made, directly or indirectly, in advance in respect of such services by OneBeacon and White Mountains, respectively; provided, however, that if the cessation of such services to one party is the sole reason for any portion of such refund or rebate, such portion shall be granted solely to such party to the extent such party has, directly or indirectly, paid in advance for such services. All payments allocated pursuant to this Section 3.3(b) shall be made within 14 days of receipt thereof.

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4.     Term of Agreement

        4.1   This Agreement, commencing on the date hereof, shall continue until the later to occur of (i) the termination of all Services to be provided hereunder according to Section 4.2 below and (ii) [    •    ]1.

        4.2   The obligation of a party to provide any particular service shall terminate upon the earliest to occur of (i) the time period for expiration set forth in such Service's individual description on Schedule A or Schedule B, as applicable, (ii) the mutual agreement to terminate such Service by the parties and (iii) the termination of this Agreement pursuant to Section 4.1 above.

        4.3   If a party fails to pay any Service Fees within sixty (60) days following receipt of notice of non-payment, the noticing party shall have the right to terminate this Agreement while such amounts remain unpaid, except with respect to amounts which are being contested in good faith by the noticed party.

        4.4   Any termination of this Agreement shall in no way be deemed to release a party from its obligations to pay the other party for all Service Fees due.

5.     Representative

        5.1   Each party shall designate an individual (a "Representative") who shall be vested with all requisite power and authority to act on behalf of such party under this Agreement. As of the Effective Date, White Mountains' Representative shall be [    •    ] (the "White Mountains Representative") and OneBeacon's Representative shall be [    •    ] (the "OneBeacon Representative").

        5.2   Each party agrees to make its Representative reasonably available to the other for consultation regarding any matters for which he or she has responsibility under this Agreement. The identity of a party's Representative may be changed by a party from time to time upon not less than two (2) days' prior written notice to the other party.

6.     Indemnification; Limitations of Liability

        6.1   Each party hereby agrees to indemnify, defend and hold harmless the other party and its officers, directors, agents, employees and affiliates from and against any and all losses arising out of, relating to or resulting from third party claims relating to (i) such party's gross negligence or willful misconduct relating to this Agreement, (ii) such party's breach of this Agreement, or (iii) the provision of Services by such party that infringes, violates or misappropriates a valid third party patent, copyright or other proprietary right.

        6.2   Except for claims arising as a result of a party's indemnification obligations under Section 6.1, no party shall be liable, whether in contract, in tort (including negligence and strict liability), or otherwise, for consequential or punitive damages, which in any way arise out of, relate to, or are a consequence of, its performance or nonperformance hereunder, or, the provision of, or failure to provide, any of the Services hereunder, including but not limited to loss of profits, business interruptions and claims of customers or employees.

        6.3   The parties hereto agree that no party nor its subsidiaries shall be liable for (a) any delay or failure to perform by it under this Agreement that arises from forces beyond its reasonable control as specified in Section 9 (Force Majeure) of this Agreement, or (b) any delay or failure to perform by a party or its subsidiaries under this Agreement that arises from a delay or failure to perform by such party's subcontractor, provided that such delay or failure to perform on the part of the subcontractor does not arise from a breach by the party of any of its obligations to the subcontractor or from such

1
Note to Draft: Date to be the end of the first full fiscal quarter commencing after the date of this Agreement.

5

party's gross negligence or (c) any delay or failure to perform by a party under this Agreement that arises from (i) any action, or inaction taken or omitted to be taken by it pursuant to, and in accordance with, instructions received from the other party's Representative, or (ii) any inaction by it as a result of any failure of a party to provide instructions to the other party on a timely basis.

        6.4   A party may rely upon any written notice from the Representative of the other party (including, but not limited to, email or facsimile correspondence).

7.     Attorneys' Fees

        If any lawsuit arises with respect to the Services, the non-prevailing party therein shall pay the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein which costs and expenses shall be included in any judgment entered in such action.

8.     Records

        Each party shall maintain its business books and records with respect to the Services provided by it for a period of not less than two (2) years following the end of the year in which the Services were provided or any longer period as mandated by applicable law. Upon reasonable prior written notice and during normal business hours, through its subsidiaries, employees and/or representatives, a party shall have the right to (i) examine and make copies, at its own expense, of such records retained by the other party and its subsidiaries and (ii) reasonable access to any of such other party's and its subsidiaries' employees, for the review of the records relating to the Services; provided that confidential information may be redacted from any such records to the extent not related to the Services.

9.     Force Majeure

        Neither OneBeacon nor White Mountains shall be considered in default in the performance of its obligations under this Agreement to the extent that its performance of such obligations is prevented or delayed by any cause beyond its control, including but not limited to strikes, labor disputes, civil disturbances, rebellion, invasion, epidemic, hostilities, war, acts of terrorism, embargo, natural disaster, acts of God, fire, sabotage, loss and destruction of property, other events or situations which such party was unable to prevent or overcome despite its exercise of reasonable care. The party which is rendered unable to perform its obligations as a result of the foregoing shall notify the other party within five (5) business days to discuss the circumstances and potential solutions to such event, including reasonable efforts as to mitigation of such event and the provision of substitute services by a third party, and the parties hereto shall reasonably cooperate with respect thereto.

10.   General

        10.1    Amendment and Modification.

        This Agreement may be amended, modified or supplemented, only by a written agreement signed by each of the parties hereto.

        10.2    Waiver of Compliance; Consents.

        Any failure of White Mountains, on the one hand, or OneBeacon, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by OneBeacon or White Mountains, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.2.

6

        10.3    Notices.

        Unless otherwise stated in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopier (with a confirmed receipt thereof) or by registered or certified mail (postage prepaid, return receipt requested), and on the next business day when sent by overnight courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a)    if to White Mountains, to:

      White Mountains Insurance Group, Ltd.
      80 South Main Street
      Hanover, NH 03755
      Attention: Robert Seelig, General Counsel
      Facsimile: (603) 643-4592

    with a copy (which shall not constitute notice) to:

      White Mountains Insurance Group, Ltd.
      26 Reid Street
      Hamilton, HM11
      Bermuda
      Attention: Robert Seelig, General Counsel
      Facsimile: (603) 643-4592

    (b)    if to OneBeacon, to:

      OneBeacon Insurance Group LLC
      605 North Highway 169
      Suite 800
      Plymouth, Minnesota 55441
      Attention: Maureen A. Phillips
      Facsimile: (888) 353-6247

    with a copy (which shall not constitute notice) to:

      Intact Financial Corporation
      2020, boul. Robert-Bourassa, 6e étage
      Montréal, Québec H3A 2A5
      Attention: Frédéric Cotnoir
      Facsimile: (514) 842-6958
      Email: frederic.cotnoir@intact.net
      Attention: Don Fox
      Facsimile: (514) 842-6958
      Email: don.fox@intact.net

        10.4    Assignment.

        Neither this Agreement nor any rights or obligations under it are assignable except; provided, however, that a party may delegate its duties and obligations under this Agreement to any of its subsidiaries or, consistent with past practices, to a third-party service provider; provided, however, that such delegation shall not relieve a party of its duties or obligations hereunder. Any reference to a party shall include any such person to which that party has assigned its rights or delegated its duties or obligations hereunder.

7

        10.5    Governing Law.

        This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the choice of law principles thereof.

        10.6    Counterparts.

        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        10.7    Interpretation.

        The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. The parties are sophisticated, represented by counsel and jointly have participated in the negotiation and drafting of this Agreement and there shall be no presumption or burden of proof favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

        10.8    Entire Agreement; Termination of Separation Agreement

        This Agreement (including the Schedules attached hereto) embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof and thereof. Upon execution of this Agreement, the Separation Agreement shall be deemed terminated in all respects, except as set forth therein.

        Notwithstanding anything herein to the contrary, nothing herein shall be construed to extinguish either party's obligation, without duplication of any other amounts set forth herein, to pay any accrued but unpaid amounts owed under the Separation Agreement or any other arrangement between the parties prior to the date hereof.

        10.9    No Third Party Beneficiary.

        This Agreement is not intended to, and does not, create any rights or benefits of any party other than the parties hereto.

        10.10    Severability.

        If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transaction contemplated hereby is fulfilled to the fullest extent possible.

        10.11    Consent to Jurisdiction.

        Each party irrevocably submits to the exclusive jurisdiction of any federal court within the State of Delaware, or, if the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of White Mountains and OneBeacon further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in the

8

State of Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 10.11. Each of White Mountains and OneBeacon irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any such court as provided in this Section 10.11, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        10.12    Waiver of Jury Trial.

        EACH PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY SCHEDULE HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENT (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

        10.13    Independent Contractors.

        The relationship between OneBeacon and White Mountains under this Agreement is that of independent contractors. This Agreement is not intended to create and shall not be construed as creating between OneBeacon, or any of its subsidiaries, and White Mountains, or any of its subsidiaries the relationship of affiliate, principal and agent, joint venture, partnership, or any other similar relationship, the existence of which is hereby expressly denied.

        10.14    Confidentiality.

        The parties acknowledge that as a result of the provision of the Services contemplated hereunder, they may receive nonpublic and/or personal information regarding customers and employees and information that has been created, discovered or developed by the other parties or their respective subsidiaries and/or in which property rights have been assigned or otherwise conveyed to such other parties or their respective subsidiaries, which information has commercial value to such other parties or their respective subsidiaries and is not in the public domain ("Confidential Information"). Confidential Information will be and will remain the sole property of such other parties and their respective assigns. Each party hereby agrees that it will use the same degree of care which it would normally use to protect its own proprietary information to prevent disclosing to third parties Confidential Information. Each party will not make any use, and will cause its subsidiaries not to make any use, of the Confidential Information, except (i) as contemplated or required by the terms of this Agreement (including the annexes referred to herein), (ii) to the extent such Confidential Information is requested by a third party providing Services hereunder and (iii) as required by applicable law (whether by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) or regulation.

        10.15    Survival.

        The provisions of Sections 1.5, 2.3 and 4.4 and Articles 6, 7, 8 and 10 shall survive termination of this Agreement.

(The remainder of this page has been left blank intentionally.)

9

        IN WITNESS WHEREOF, the parties have caused this Transition Services Agreement to be executed as of the date first above written

WHITE MOUNTAINS INSURANCE GROUP, LTD.:
By:
Name:
Title:
ONEBEACON INSURANCE GROUP, LTD.:
By:
Name:
Title:

 -SCHEDULE A-

Services—White Mountains to OneBeacon	Charge methodology
Employee and Office Services

Until [•][2], White Mountains will cause Bridge Holdings (Bermuda) Ltd. to continue to provide or cause to be provided all services listed in Exhibit A of the Services Agreement dated January 1, 2017, by and between Split Rock Insurance, Ltd. and Bridge Holdings (Bermuda) Ltd. and Exhibit A of the Services Agreement dated January 1, 2017, by and between OneBeacon and Bridge Holdings (Bermuda) Ltd.	Services will be charged out as set forth in Section 4.0 of the applicable Services Agreement.

2
Note to Draft: Date to be the end of the first full fiscal quarter commencing after the date of this Agreement.

A-1

 -SCHEDULE B-

Services—OneBeacon to White Mountains	Charge methodology
Software
Until [•][3], OneBeacon will provide maintenance, hosting and technical support and disaster recovery services for White Mountains' use of PeopleSoft software.	Services will be charged out at the recipient's pro rata share of Cost.
Payroll and Payroll Tax Reporting

Until the later to occur of (i) the completion of the first two (2) payroll cycles following the date of this Agreement or (ii) December 31, 2017, OneBeacon will manage and process all aspects of payroll for White Mountains employees.
OneBeacon will manage and process all aspects of payroll-related tax reporting for White Mountains employees, including issuing Form W-2s through the period such payroll services are provided.
Services will be charged out at the recipient's pro rata share of Cost.
For the avoidance of doubt, actual payroll expense will be reimbursed 100% to OneBeacon to the extent fronted for White Mountains employees.
Benefits

(1) OneBeacon shall cause COBRA continuation coverage to be provided to all White Mountains employees who elect such coverage (and where applicable, to such employee's spouse and eligible dependents) with respect to OneBeacon's medical, dental, vision, prescription drugs, flexible spending and any other plans subject to COBRA, in accordance with the terms of the applicable plan documents and applicable law.
White Mountains employees will be required to pay the applicable premiums to the plan provider. Any administrative costs (capped at applicable COBRA limits) will be charged out at White Mountains' pro rata share of Cost.

(2) Until [•][4], OneBeacon will include all requested White Mountains employees in its (i) short-term disability plan, (ii) long-term disability, life and accidental death and dismemberment insurance plans and (iii) commuter/pre-tax transit plans.	Services will be charged out at the recipient's pro rata share of Cost.

3
Note to Draft: Date to be the end of the first full fiscal quarter commencing after the date of this Agreement.

4
Note to Draft: Date to be the end of the first full fiscal quarter commencing after the date of this Agreement.

B-1

Services—OneBeacon to White Mountains	Charge methodology
(3) With respect to OneBeacon's nonqualified deferred compensation plans in which current or former White Mountains employees participate, unless such plan is terminated prior to the date of this Agreement or a new plan is adopted by White Mountains and the accounts of such employees have been rolled over into such new plans prior to the date of this Agreement, OneBeacon will maintain and administer such accounts of such employees under such OneBeacon deferred compensation plans, as requested (but no new deferrals or accruals will be made on behalf of White Mountains' employees after the date of this Agreement).	Services will be charged out at the recipient's pro rata share of Cost (provided, for the avoidance doubt, that "Cost" does not include any plan liabilities).

(4) To the extent that White Mountains adopts a defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), OneBeacon shall permit each current or former White Mountains employee participating in the 401(k) Savings Plan and Employee Stock Ownership Plan (the "KSOP") to effect a "direct rollover" (within the meaning of Section 401(a)(31) of the Code) of his or her account balances (whether in cash or in kind (e.g., White Mountains securities)) (including earnings thereon through the date of transfer, and promissory notes evidencing all outstanding loans) under the KSOP; provided, that such rollover is elected in accordance with applicable law by such White Mountains employee and the White Mountains defined contribution plan accepts such rollover.	N/A

(5) OneBeacon will continue to assist in facilitating transfers of White Mountains employees' participation in benefit plans as soon as practicable following the date of this Agreement, including selecting and managing brokers and other third-party contractors and the like, as necessary to handle plan design and eligibility, and engaging and negotiating with third party administrators and other third-party contractors to establish White Mountains replacement benefit plans.	Services will be charged out at the recipient's pro rata share of Cost.

B-2

Services—OneBeacon to White Mountains	Charge methodology
Information and Reporting Assistance

(1) No later than February 1, [•][5] with respect to the year ending December 31, [•][6], OneBeacon will provide or cause to be provided disclosures related to preliminary unaudited financial results for OneBeacon for the period from January 1, [•][7] through the Effective Date. OneBeacon shall cause its employees or agents to provide such information in a manner and format consistent with past practice.	Services will be charged out at the recipient's pro rata share of Cost, including (for the avoidance of doubt) the Cost of any third-party consultants or agents.

(2) No later than [•][8] with respect to the quarter ending [•][9], OneBeacon will provide or cause to be provided preliminary unaudited (i) financial results for OneBeacon for the period from [•][10] through the Effective Date and (ii) related disclosures. OneBeacon shall cause its employees or agents to provide such information in a manner and format consistent with past practice.	Services will be charged out at the recipient's pro rata share of Cost, including (for the avoidance of doubt) the Cost of any third-party consultants or agents.

[(3) No later than [•][11], OneBeacon will provide or cause to be provided preliminary unaudited (i) financial results for OneBeacon for the period from January 1, [•][12] through [•][13] and (ii) related disclosures. OneBeacon shall cause its employees or agents to provide such information in a manner and format consistent with past practice.][14]	Services will be charged out at the recipient's pro rata share of Cost, including (for the avoidance of doubt) the Cost of any third-party consultants or agents.

5
Note to Draft: Fiscal year after the closing.

6
Note to Draft: Fiscal year of the closing.

7
Note to Draft: Fiscal year of the closing.

8
Note to Draft: Date of the twelfth calendar day of the first month after the end of the fiscal quarter of the closing.

9
Note to Draft: Date of the end of the fiscal quarter of the closing.

10
Note to Draft: Date of the first day of the fiscal quarter of the closing.

11
Note to Draft: Date of the twelfth calendar day of the first month after the end of the fiscal quarter prior to the closing.

12
Note to Draft: Fiscal year of the closing.

13
Note to Draft: Date of the end of the fiscal quarter prior to the closing.

14
Note to Draft: Only applicable if the closing date is between the first and twelfth calendar days of the fiscal quarter.

B-3

Services—OneBeacon to White Mountains	Charge methodology
(4) No later than March 1, [•], OneBeacon will provide or cause to be provided all information reasonably requested by White Mountains for the purposes of preparing and filing its preliminary and definitive proxy statement, including, but not limited to, annual compensation and pay ratio information for all applicable current or former employees of OneBeacon. OneBeacon shall provide White Mountains with such information reasonably requested by White Mountains in a format to be chosen at White Mountains' reasonable discretion.	Services will be charged out at the recipient's pro rata share of Cost, including (for the avoidance of doubt) the Cost of any third-party consultants or agents.

(5) As reasonably requested, OneBeacon will provide or cause to be provided beneficial ownership information for all applicable current or former employees of OneBeacon that are Named Executive Officers of White Mountains for the purposes of preparing and filing White Mountains' preliminary and definitive proxy statement. OneBeacon shall provide White Mountains with such information reasonably requested by White Mountains in a format to be chosen at White Mountains' reasonable discretion.	Services will be charged out at the recipient's pro rata share of Cost, including (for the avoidance of doubt) the Cost of any third-party consultants or agents.

(6) Promptly after January 1, [•], OneBeacon will provide or cause to be provided any other information or financial results, including country-by-country information and financial results, that White Mountains is required to report by applicable law and that OneBeacon has provided White Mountains in prior periods, in a manner consistent with past practice.	Services will be charged out at the recipient's pro rata share of Cost, including (for the avoidance of doubt) the Cost of any third-party consultants or agents.

OneBeacon shall certify in a manner consistent with past practice that the financial information entered into the PeopleSoft software by White Mountains, reflecting any customary or reasonable adjustments, restatements or reclassifications of the information provided by OneBeacon pursuant to Items (1) through (6) above made by White Mountains or its employees or agents, are consistent with and match the books and records of OneBeacon.
All financial information provided pursuant to Items (1) through (6) above shall be provided in accordance with US GAAP.

B-4

Services—OneBeacon to White Mountains	Charge methodology
Business Insurance Policies

White Mountains and OneBeacon will cooperate in the settlement or allocation of any refunds, rebates, returned premiums or any other such payments received from third parties in connection with jointly purchased business insurance policies from third parties in effect on the date of this Agreement (including, without limitation, director and officer coverage and errors and omissions coverage).	Allocations of any refunds, rebates, returned premiums or any other such payments between the parties shall be made pursuant to Section 3.3(b) of the Agreement.
Payment Agent Services[15]
[•]
Insurance Consulting Services
OneBeacon and Roy Dorval shall continue to provide corporate insurance administration services to White Mountains consistent with past practice.	Services will be charged out at the recipient's pro rata share of Cost.

15
Note to Draft: To be updated. Parties will employ payment agent services to ensure that payments to third-parties that OneBeacon currently makes on behalf of White Mountains will be reimbursed during transitional period.

B-5

 Exhibit C

FORM OF SECOND AMENDED AND RESTATED
INVESTMENT MANAGEMENT AGREEMENT

        WHITE MOUNTAINS ADVISORS LLC, a Delaware limited liability company (the "Advisor"), having an address at 200 Hubbard Road, Guilford, Connecticut 06437, and OneBeacon Insurance Group, Ltd., an exempted limited liability company organized under the laws of Bermuda (the "Client"), having an address at 605 North Highway 169, Plymouth, Minnesota 55441, and each affiliate company of the Client listed on Schedule B, and each having an address of 605 North Highway 169, Plymouth, Minnesota 55441, or which hereinafter becomes a party to this Agreement (each, an "Affiliated Company", and collectively, the "Affiliated Companies"), hereby enter into this Second Amended and Restated Investment Management Agreement (this "Agreement"), dated as of [    •    ], 20[    •    ], and hereby amend and restate in its entirety the Amended and Restated Investment Management Agreement, dated December 23, 2014. The parties hereby agree that the Advisor shall act as discretionary advisor with respect to certain assets of the Client and the Affiliated Companies described below (the "Investment Account") on the following terms and conditions:

        1.    Investment Account.     The Investment Account shall consist of the cash and securities of the Client and the Affiliated Companies managed by the Advisor pursuant to this Agreement.

        2.    Authority.     The Client and each Affiliated Company hereby appoint the Advisor as advisor for the portion of the Investment Account comprised of its investment assets. Except as may be separately agreed in writing among the Advisor, the Client and any Affiliated Company from time to time, the Advisor hereby agrees to direct the investments in the Investment Account in accordance with the investment guidelines agreed upon by the Client, each Affiliated Company and the Advisor from time to time (the "Standard Guidelines"). Any other agreement by the Advisor, and the Client or an Affiliated Company to manage investment assets in a manner deviating from the Standard Guidelines shall be in writing. The board of directors (or other similar governing body) of the Client and each Affiliated Company shall oversee the activities of the Advisor pursuant to this Agreement and shall retain ultimate authority over the Investment Account, in each case, in relation to their respective investment assets and shall monitor services annually for quality assurance. In addition, the Advisor agrees to provide treasury management advisory services specific to the Investment Account ("Treasury Management Services"), as directed by the Client or any Affiliated Company. The Treasury Management Services include, without limitation, (i) executing investment transactions to support short-term treasury cash requirements, (ii) settling inter-company and dividend treasury transactions with cash and securities, (iii) settling quarterly tax liability payments from the Investment Account, (iv) providing preliminary valuation for securities supporting treasury transactions, (v) assisting the Client or any Affiliated Company in evaluating securities lending programs administered by custodians designated by the Client or such Affiliated Company and acceptable to the Advisor, and (vi) collaborating with the Client or any Affiliated Company to provide treasury transaction support to custodians and accounting servicing providers designated by the Client or such Affiliated Company and acceptable to the Advisor.

        3.    Advisor's Discretionary Authority.     Subject to Section 2, the Advisor shall have full discretion and authority as agent and attorney-in-fact for the Client and each Affiliated Company: (a) to make all investment decisions in respect of the Investment Account on behalf of the Client and the Affiliated Companies and, except as otherwise provided in this Agreement, at the sole risk of the Client and the Affiliated Companies; (b) to buy, sell, exchange, convert, liquidate or otherwise trade in respect of the Investment Account in any stock, bond or other security or investment, including without limitation private investment funds, hedge funds, and other pooled investment vehicles (such private investment funds, hedge funds, and other pooled investment vehicles collectively referred to as "Funds"); (c) to facilitate the subscription for, redemption or transfer of interests in Funds (including but not limited to performing such acts and executing such documents as may be necessary to subscribe or redeem interests in Funds); and (d) in furtherance of the foregoing, to do anything which the Advisor shall deem requisite, appropriate or advisable in connection therewith, including, without limitation, the placing of orders with respect to, and arrangement for, any of the foregoing, and the selection of such brokers, dealers, sub-advisors and others as the Advisor shall determine in its absolute discretion. The Advisor will be responsible for engaging, contracting with, monitoring and terminating sub-advisors; however no sub-advisor shall be given discretionary authority over the Investment Account without the prior approval of the Client, and to the extent affecting the investment assets of any Affiliated Company, such Affiliated Company.

        4.    Liability.     In the performance of its services, the Advisor will not be liable for any error in judgment or any acts or failures to act except those resulting from the Advisor's gross negligence, willful misconduct or malfeasance. Nothing herein shall in any way constitute a waiver or limitation of any right of any person under any applicable U.S. federal or state securities laws. The Advisor shall have no responsibility or liability or whatsoever in respect of assets outside the Investment Account.

        5.    Custody.     Investment Account assets shall be held in one or more separately identified accounts in the custody of one or more banks, trust companies, brokerage firms or other entities designated by the Client and each Affiliated Company, and acceptable to the Advisor. The Advisor will communicate its investment purchase, sale and delivery instructions directly with the appropriate custodian or other qualified depository. The Client and each Affiliated Company shall be responsible for its respective custodial arrangements and the payment of all related custodial charges and fees, and the Advisor shall have no responsibility or liability with respect to custody arrangements or the acts, omissions or other conduct of the custodians.

        6.    Brokerage.     When placing orders for the execution of transactions for the Investment Account, the Advisor may allocate all transactions to such brokers or dealers, for execution on such markets, at such prices and commission rates, as are selected by the Advisor in its sole discretion. In selecting brokers or dealers to execute transactions, the Advisor need not solicit competitive bids and does not have an obligation to seek the lowest available commission cost. It is not the Advisor's practice to negotiate "execution only" commission rates, and, in negotiating commission rates, the Advisor shall take into account the financial stability and reputation of brokerage firms and brokerage and research services provided by such brokers. The Client or any Affiliated Company may be deemed to be paying for research provided or paid for by the broker which is included in the commission rate although the Client or such Affiliated Company may not, in any particular instance, be the direct or indirect beneficiary of the research services provided. Research furnished by brokers may include, but is not limited to, written information and analyses concerning specific securities, companies or sectors, market, finance and economic studies and forecasts, certain financial publications, statistics and pricing services, discussions with research personnel, and certain software and data bases utilized in the investment management process. The Client and each Affiliated Company acknowledge that since commission rates are generally negotiable, selecting brokers on the basis of considerations which are not limited to applicable commission rates may at times result in higher transaction costs than would otherwise be obtainable.

        The Advisor is hereby authorized to, and the Client and each Affiliated Company acknowledges that the Advisor may, aggregate orders on behalf of the Investment Account with orders on behalf of other clients of the Advisor. In such event, the allocation of the securities purchased or sold and the expenses incurred in the transaction shall be made in a manner that the Advisor considers to be fair and equitable to all of its clients, including the Client and the Affiliated Companies, and that is consistent with the allocation policies and procedures adopted and implemented by the Advisor, copies of which will be made available to clients upon request.

        7.    Representations and Warranties.

          (a)   The Client and each Affiliated Company represents, warrants and agrees that:

              (i)  it has full legal power and authority to enter into this Agreement;

2

             (ii)  the appointment of the Advisor hereunder is permitted by the Client's or such Affiliated Company's governing documents and has been duly authorized by all necessary corporate or other action;

            (iii)  it will indemnify the Advisor and hold it harmless against any and all losses, costs, claims and liabilities which the Advisor may suffer or incur arising out of any material breach of its representations and warranties in this Section 7(a);

            (iv)  it is not (a) an employee benefit plan, (b) an IRA, (c) a "benefit plan investor" subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or (d) an entity in which the participation by benefit plan investors is "significant", as those terms are defined in regulations issued by the U.S. Department of Labor; and

             (v)  it understands that the Advisor will be relying upon the representations and information provided herein or in connection herewith by the Client and/or the Affiliated Companies in completing and entering into subscription agreements on behalf of the Investment Account.

          (b)   The Advisor represents, warrants and agrees that:

              (i)  it has full legal power and authority to enter into this Agreement;

             (ii)  it is registered as an investment adviser with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940, as amended (the "Advisers Act");

            (iii)  entering into this Agreement is permitted by the Advisor's governing documents and has been duly authorized by all necessary corporate or other action;

            (iv)  it will indemnify the Client and each Affiliated Company and hold it harmless against any and all losses, costs, claims, and liabilities which the Client and/or such Affiliated Company may suffer or incur arising out of any material breach of any representations and warranties of the Advisor in this Section 7(b);

             (v)  it has established Anti-Money Laundering Policy & Procedures pursuant to Section 352 of the USA Patriot Act; and

            (vi)  it endeavors to value all securities at fair market value in a manner determined by the Advisor to be consistent with (1) its Valuations Policies and Procedures, as may be amended from time to time, and (2) industry practice. A copy of these policies and procedures is available to clients upon request. The Advisor will not serve as the official pricing agent with respect to the Investment Account but may provide recommendations regarding fair valuation, if the Client or an Affiliated Company so requests.

        8.    Reports.     The Advisor shall provide the Client and each Affiliated Company with reports on the status of the Investment Account on a monthly basis. The books and records of the Client and the Affiliated Companies shall include those books and records developed or maintained under or related to this Agreement. All such records maintained pursuant to this Agreement shall be subject to examination by the Client and, as it relates to its own investment assets, each Affiliated Company, and by persons authorized by it, or by appropriate governmental authorities, at all times upon reasonable notice. The Advisor shall provide copies of trade tickets, custodial reports and other records that the Client and/or any Affiliated Company shall reasonably require for accounting or tax purposes.

3

        9.    Management Fee, Treasury Management Fee and Expenses.

          (a)   The Advisor will be paid a quarterly management fee and Treasury Management Fee (the "Management Fee") for its investment advisory services and Treasury Management Services provided hereunder, determined in accordance with Schedule A to this Agreement. For purposes of Schedule A, the Management Fee shall be calculated treating the Investment Account as a single pool. The Management Fee shall be borne by the Client and the Affiliated Companies pro rata based on their respective Investment Account assets. During the term of this Agreement, the Management Fee shall be calculated in compliance with the NAIC Accounting Practices and Procedures Manual and billed and payable in arrears on a quarterly basis within sixty (60) days after the last day of each calendar quarter based upon the value of the Investment Account as of the last day of the said calendar quarter. The Management Fee shall be pro-rated for any partial quarter. Capital inflows and outflows will be time-weighted so that the Management Fee will be charged for only the period of time such assets are actually managed by the Advisor. In the event that the Management Fee is to be paid by the custodian out of the Investment Account, the Client and/or the relevant Affiliated Company will provide written authorization to the custodian.

          (b)   The Client or an Affiliated Company shall be responsible for all expenses incurred directly in connection with transactions effected on behalf of the Client or such Affiliated Company pursuant to this Agreement. These expenses shall include but are not limited to (i) custodial fees; (ii) PAM accounting service fees, (iii) Charles River (or other) compliance service fees, (iv) investment expenses such as commissions, and (v) other expenses reasonably related to the purchase, sale or transmittal of Investment Account assets, provided that the Advisor shall be responsible for research fees and expenses. The Client is prohibited from advancing funds to the Advisor except to pay for services defined in this Agreement.

          (c)   Sub-advisory management or performance fees ("Sub-advisor Fees"), if any, will be borne by the Client and/or the affected Affiliated Companies, as appropriate, provided that said fees have been approved in advance by the Client and/or the affected Affiliated Company. No Management Fee shall accrue on any assets with respect to which Sub-advisor Fees are paid. At the Advisor's discretion, Sub-advisor Fees may be structured to be paid directly to the sub-advisor by the Client or Affiliated Companies or be paid by the Advisor and reimbursed by the Client or Affiliated Companies without any markup. Any Management Fees incurred in connection with transactions conducted by the Advisor with regard to interests in Funds will be borne by the Client or the affected Affiliated Companies.

        10.    Confidential Relationship.     All information and advice furnished by any party to another party pursuant to this Agreement shall be treated by the receiving party as confidential and shall not be disclosed to third-parties except as required by law.

        11.    Assignment.     This Agreement may not be assigned (within the meaning of the Advisers Act) by any party without the written consent of the other party, and any assignment without such consent shall automatically cause the termination hereof.

        12.    Directions to the Advisor.     All directions by or on behalf of the Client or an Affiliated Company to the Advisor shall be in writing and may be delivered in any manner permitted by Section 16. The Advisor (i) shall be fully protected in relying upon any such writing that the Advisor believes to be genuine and to be signed or presented or sent by the proper person or persons (ii) shall be under no duty to make any investigation or inquiry as to any statement contained therein and (iii) may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

        13.    Services to Other Clients.     It is understood that the Advisor acts as investment advisor to other clients and may give advice and take action with respect to such clients that differs from the

4

advice given or the action taken with respect to the Investment Account. Nothing in this Agreement shall restrict the right of the Advisor, its members, managers, officers, employees or affiliates to perform investment management or advisory services for any other person or entity, and the performance of such service for others shall not be deemed to violate or give rise to any duty or obligation to the Client and/or the Affiliated Companies.

        14.    Investment by the Advisor for Its Own Account.     Nothing in this Agreement shall limit or restrict the Advisor or any of its members, managers, officers, employees or affiliates from buying, selling or trading any securities for its or their own account or accounts. The Client and each Affiliated Company acknowledges that the Advisor and its members, managers, officers employees, affiliates and other clients may at any time have, acquire, increase, decrease or dispose of securities which are at or about the same time acquired or disposed of for the account of the Client or an Affiliated Company. The Advisor shall have no obligation to purchase or sell for the Investment Account or to recommend for purchase or sale by the Investment Account any security that the Advisor or its members, managers, officers, employees or affiliates may purchase or sell for itself or themselves or for any other client.

        15.    Proxies.     Subject to any other written instructions of the Client or any Affiliated Company, the Advisor is hereby appointed as the agent and attorney-in-fact of the Client and each Affiliated Company in its discretion to vote, convert or tender in an exchange or tender offer any securities in the Investment Account, to execute proxies, waivers, consents and other instruments with respect to such securities, to endorse, transfer or deliver such securities and to participate in or consent to any plan of reorganization, merger, combination, consolidation, liquidation or similar plan with reference to such securities. The Advisor shall not incur any liability to the Client or any Company Affiliate by reason of any exercise of, or failure to exercise, any such discretion.

        16.    Notices.     All notices and instructions with respect to securities transactions or any other matters contemplated by this Agreement shall be deemed duly given when actually received by the intended party in writing, via facsimile, or e-mail or by first-class mail to the following addresses: (a) if to the Advisor, at its address set forth above, Attention Chief Financial Officer, if by facsimile to 203.458.0754 and if by e-mail, mplourde@whitemountainsadvisors.com or (b) if to the Client or any Affiliated Company, at its address set forth above, attention Chief Financial Officer, if by facsimile to 888.340.6383, and if by email, pmcdonough@onebeacon.com. A copy of any notice sent to the Client pertaining to the amendment or termination of this Agreement shall be sent to 2020 Robert-Bourassa Boulevard, 6th floor, Montreal, Quebec, Canada, H3A 2A5, Attention: Frédéric Cotnoir, Senior Vice President, Legal and Corporate Services, if by facsimile to 514-842-6958 and if by e-mail, frederic.cotnoir@intact.net. Any of the Advisor, the Client or an Affiliated Company may change its physical address, facsimile number or e-mail address or specify a different manner of addressing itself by giving notice of such change in writing to the other party.

        17.    Joining and Severing Affiliated Companies.     From time to time while this Agreement remains in effect, the Client may cause any other of its affiliates to become an Affiliated Company hereunder by executing a written agreement among the Client, the Advisor and such affiliate in a form reasonably acceptable to each of them, after which the affiliate shall, for all purposes, be treated as an "Affiliated Company" hereunder, including, without limitation, granting the authorities, making the representations and warranties and accepting the obligations of an Affiliated Company in this Agreement. From time to time, the Client and/or the Advisor may sever any Affiliated Company from this Agreement by executing a written agreement among the Client, the Advisor and such Affiliated Company in a form reasonably acceptable to each of them, after which the Affiliated Company shall no longer be treated as being party to this Agreement. The Advisor will periodically update Schedule B to reflect the addition or removal of Affiliated Companies.

        18.    Entire Agreement, Amendment.     This Agreement sets forth the entire agreement of the parties with respect to management of the Investment Account, supersedes any previous Investment

5

Management Agreement between the Advisor and the Client or any Affiliated Company and shall not be amended except by an instrument in writing signed by the parties hereto.

        19.    Arbitration.     Any controversy or claim arising out of or relating to this Agreement or the breach of the same, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. All arbitration expenses shall be borne equally by the Advisor, on the one hand, and the Client and any affected Affiliated Company, on the other hand. Any arbitration proceeding arising under this Agreement will be conducted in the County of New York in the State of New York or such other location as the parties mutually agree.

        20.    Termination.     This Agreement shall terminate in its entirety on January 31, 2018 or earlier by the Client upon thirty (30) days' prior written notice to the Advisor, provided that the Client shall honor any trades executed but not settled before the date of any such termination. Upon termination of this Agreement, (i) any accrued and unpaid Management Fee hereunder, (ii) accrued reimbursable expenses and (iii) any reasonable additional expenses incurred in closing out the Account shall be paid by the Client or the relevant Affiliated Company to the Advisor. Termination of this Agreement will not affect any accrued rights, indemnities, existing commitments or any contractual provisions intended to survive termination. The Advisor may direct the custodian to retain in the Investment Account to settle committed transactions.

        21.    Receivership.     If an Affiliated Company is placed in receivership under a state's receivership law: (i) the rights of the Affiliated Company under the agreement extend to the receiver or the chief state insurance department official; and (ii) the books and records shall be subject to examination of the receiver or the chief state insurance department official immediately upon the receiver or the chief state insurance department official's request. The Advisor does not have an automatic right to terminate the agreement if an Affiliated Company is placed in receivership under a state's receivership law. The Advisor will continue to maintain systems, programs, or other infrastructure notwithstanding a seizure by the chief state insurance department official under a state's receivership law and shall make them available to the receiver for as long as the Advisor continues to receive timely payment for the services rendered.

        22.    Severability.     If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) of the application of such provision to any other persons or circumstances.

        23.    Governing Law.     To the extent that the interpretation or effect of this Agreement shall depend on state law, this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        24.    Effective Date.     This Agreement shall become effective on the first date written above.

        25.    Receipt of Disclosure Statement.     The Client and each Affiliated Company acknowledges receipt of a copy of Part II of the Advisor's Form ADV in compliance with Rule 204-3(b) under the Advisers Act, more than 48 hours prior to the date of execution of this Agreement. The Advisor shall annually and without charge, upon request by the Client, deliver to the Client the current version of such form or a written document containing the information then required to be contained in such form.

        26.    Counterparts.     This Agreement may be executed in two counterparts, each one of which shall be deemed to be an original.

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        IN WITNESS HEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the date first written above.

ADVISOR: WHITE MOUNTAINS ADVISORS LLC		CLIENT: ONEBEACON INSURANCE GROUP, LTD.
By:		By:
	Print:		Print:
	Title:		Title:

7

AFFILIATED COMPANIES:
MILL SHARES HOLDINGS (BERMUDA) LTD.
By:
Print:
Title:

WM BELVAUX (LUXEMBOURG) S.À R.L.
By:
Print:
Title:

ONEBEACON INSURANCE GROUP LLC
By:
Print:
Title:

ONEBEACON U.S. ENTERPRISES HOLDINGS, INC.
By:
Print:
Title:

ONEBEACON U.S. FINANCIAL SERVICES, INC.
By:
Print:
Title:

ONEBEACON U.S. HOLDINGS, INC.
By:
Print:
Title:

8

ATLANTIC SPECIALTY INSURANCE COMPANY
By:
Print:
Title:

HOMELAND INSURANCE COMPANY OF DELAWARE
By:
Print:
Title:

HOMELAND INSURANCE COMPANY OF NEW YORK
By:
Print:
Title:

OBI NATIONAL INSURANCE COMPANY
By:
Print:
Title:

OBI AMERICA INSURANCE COMPANY
By:
Print:
Title:

ONEBEACON SELECT INSURANCE COMPANY
By:
Print:
Title:

9

ONEBEACON SPECIALTY INSURANCE COMPANY
By:
Print:
Title:

SPLIT ROCK INSURANCE, LTD.
By:
Print:
Title:

10

 SCHEDULE A

FEE SCHEDULE

1.     Investment Account

Assets Under Management	Annual Fee	Quarterly Fee
Investment Grade Fixed Income:
Up to $1 billion	10 bps	2.5 bps
$1 billion - $2 billion	8.5 bps	2.125 bps
$2 billion - $5 billion	7.5 bps	1.875 bps
Greater than $5 billion	2.5 bps	0.625 bps
Equities	100 bps	25 bps
Exchange Traded Funds (ETFs)	10 bps	2.5 bps
Hedge Funds	100 bps	25 bps
Private Equities:
First 2 Years of Fund's Life (Committed)	100 bps	25 bps
Thereafter (Fair Value)	100 bps	25 bps
Affordable Housing Tax Credit Funds
First Year of Fund's Life (Committed)	100 bps	25 bps
Thereafter (Fair Value)	10 bps	2.5 bps
2.
Treasury Management Services.    The Advisor will be paid a quarterly fee for the treasury management services computed at the annual rate of 1.75 basis points (0.0175%) of the aggregate value of the net assets of the Client's Investment Account.

 SCHEDULE B

AFFILIATED COMPANIES

MILL SHARES HOLDINGS (BERMUDA) LTD.
WM BELVAUX (LUXEMBOURG) S.À R.L.
ONEBEACON INSURANCE GROUP LLC
ONEBEACON U.S. ENTERPRISES HOLDINGS, INC.
ONEBEACON U.S. FINANCIAL SERVICES, INC.
ONEBEACON U.S. HOLDINGS, INC.
ATLANTIC SPECIALTY INSURANCE COMPANY
HOMELAND INSURANCE COMPANY OF DELAWARE
HOMELAND INSURANCE COMPANY OF NEW YORK
OBI NATIONAL INSURANCE COMPANY
OBI AMERICA INSURANCE COMPANY
ONEBEACON SELECT INSURANCE COMPANY
ONEBEACON SPECIALTY INSURANCE COMPANY
SPLIT ROCK INSURANCE, LTD.

2

 Annex B

EXECUTION VERSION

VOTING AGREEMENT

        THIS VOTING AGREEMENT (this "Agreement"), dated as of May 2, 2017, among Intact Financial Corporation, a Canadian corporation ("Parent"), the Persons executing this Agreement as "Shareholders" on the signature page hereto (each a "Shareholder" and collectively, the "Shareholders"), and, solely for purposes of Section 5.11, White Mountains Insurance Group, Ltd. ("WTM"), a Bermuda exempted limited liability company.

        WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Intact Bermuda Holdings Ltd., a Bermuda exempted limited liability company and a wholly owned Subsidiary of Parent ("Holdco"), Intact Acquisition Co. Ltd., a Bermuda exempted limited liability company and a direct wholly owned Subsidiary of Holdco ("Merger Sub"), and OneBeacon Insurance Group, Ltd., a Bermuda exempted limited liability company (the "Company"), are entering into an Agreement and Plan of Merger (as the same may be amended or supplemented from time to time, the "Merger Agreement"), providing for, among other things, the merger of Merger Sub with and into the Company, with the Company surviving such merger (the "Merger"), so that immediately following the Merger, the Company will be a direct wholly owned Subsidiary of Holdco and an indirect wholly owned Subsidiary of Parent, on the terms and subject to the conditions set forth in the Merger Agreement;

        WHEREAS, as of the date hereof, each Shareholder is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act")) of and is entitled to dispose and vote the number of Class A common shares, par value $0.01 per share, of the Company ("Class A Shares") and Class B common shares, par value $0.01 per share, of the Company ("Class B Shares" and, together with Class A Shares, "Company Shares") set forth on Schedule A hereto (with respect to such Shareholder and until disposed of by such Shareholder in accordance with Section 4.02, the "Owned Shares" and, together with any additional Company Shares of which such Shareholder becomes the "beneficial owner" after the date hereof and during the term of this Agreement, the "Subject Shares"); and

        WHEREAS, in connection with the execution and delivery of the Merger Agreement, Parent, each Shareholder and WTM desire to enter into this Agreement.

        NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

Definitions; Interpretation

        Section 1.01    Definitions.     Capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement.

        Section 1.02    Interpretation.     (a) When a reference is made in this Agreement to a Schedule, such reference shall be to a Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms "or", "any" and "either" are not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The word "will" shall be construed to have the same meaning and effect as the word

"shall". All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to "dollars" or "$" shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors.

        (b)   The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

ARTICLE II

Representations and Warranties of Each Shareholder

        Each Shareholder hereby represents and warrants, severally and not jointly, to Parent that:

        Section 2.01    Organization.     Such Shareholder is duly incorporated or organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its incorporation or organization.

        Section 2.02    Ownership of Owned Shares.     Such Shareholder is the beneficial owner of, and has good and marketable title to, the Owned Shares, free and clear of all Liens, except for any Liens created by this Agreement or those imposed by applicable securities Laws. As of the date of this Agreement, the Shareholder does not beneficially own (within the meaning of Section 13 of the Exchange Act) any Company Shares other than the Owned Shares. Such Shareholder has the sole right to vote the Owned Shares, and, except as contemplated by this Agreement, none of the Owned Shares are subject to any voting trust or other agreement with respect to the voting of the Owned Shares. Such Shareholder has the sole right to dispose of the Owned Shares with no restrictions, subject to applicable securities Laws on its rights of disposition of the Owned Shares. As of the date of this Agreement, except as contemplated by this Agreement, (i) there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Shareholder to sell, transfer, pledge, assign, exchange, encumber or otherwise dispose of (collectively, "Transfer") or cause to be Transferred any Owned Shares or otherwise relating to the Transfer of any Owned Shares and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Owned Shares.

        Section 2.03    Authority; Execution and Delivery; Enforceability.     Such Shareholder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Shareholder of this Agreement and the performance by the Shareholder of its obligations hereunder have been duly authorized and approved by all requisite action, and no other action on the part of the Shareholder is necessary to authorize the execution and delivery of this Agreement or the performance by the Shareholder of its obligations hereunder. This Agreement has been duly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery hereof by Parent, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, rehabilitation, conservatorship, liquidation, receivership and other similar Laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the "Bankruptcy and Equity Exception").

        Section 2.04    No Conflicts; Governmental Approvals.

          (a)   Neither the execution and delivery of this Agreement by such Shareholder, nor the performance or compliance by such Shareholder with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the organizational documents of the Shareholder or (ii) assuming (A) compliance with the matters set forth in Section 3.03(a) and (B) that the actions described in Section 2.04(b) have been completed prior to or promptly after the Effective Time, (x) violate any Law applicable to the Shareholder, (y) violate or constitute a default under any of the terms, conditions or provisions of any Contract to which the Shareholder is a party or accelerate the Shareholder's obligations under any such Contract or (z) result in the creation of any Lien on any properties or assets of the Shareholder (including the Owned Shares), except, in the case of clause (ii), as would not reasonably be expected to have a material adverse effect on the ability of the Shareholder to perform its obligations hereunder.

          (b)   No Consent of, or filing, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by such Shareholder or the performance by the Shareholder of its obligations hereunder, other than as set forth in Section 3.04 of the Merger Agreement and filings with the SEC under the Exchange Act and such reports under, and such other compliance with, the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement.

        Section 2.05    Litigation.     As of the date of this Agreement, there is no pending or, to the knowledge of the Shareholder, threatened in writing, legal or administrative proceeding, suit, arbitration, action or, to the knowledge of the Shareholder, investigation against the Shareholder, that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of the Shareholder to perform its obligations hereunder. As of the date of this Agreement, there is no outstanding injunction, order, judgment, ruling, decree or writ imposed upon the Shareholder that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of the Shareholder to perform its obligations hereunder.

ARTICLE III

Representations and Warranties of Parent

        Parent hereby represents and warrants to the Shareholders that:

        Section 3.01    Organization.     Parent is a corporation duly organized, validly existing and in good standing under the Laws of Canada.

        Section 3.02    Authority; Execution and Delivery; Enforceability.     Parent has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Parent of this Agreement and the performance by Parent of its obligations hereunder have been duly authorized and approved by all requisite action, and no other action on the part of Parent is necessary to authorize the execution and delivery of this Agreement or the performance by Parent of its obligations hereunder. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery hereof by the Shareholders, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that such enforceability may be limited by and is subject to the Bankruptcy and Equity Exception.

        Section 3.03    No Conflicts; Governmental Approvals.

          (a)   Neither the execution and delivery of this Agreement by Parent, nor the performance or compliance by Parent with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the organizational documents of Parent or (ii) assuming (A) compliance with the matters set forth in 2.04(a) and (B) that the actions described in Section 3.03(b) have been completed prior to or promptly after the Effective Time, (x) violate any Law applicable to Parent, (y) violate or constitute a default under any of the terms, conditions or provisions of any Contract to which Parent is a party or accelerate Parent's obligations under any such Contract or (z) result in the creation of any Lien on any properties or assets of Parent, except, in the case of clause (ii), as would not reasonably be expected to have a material adverse effect on the ability of Parent to perform its obligations hereunder.

          (b)   Except as set forth in Section 4.03 of the Merger Agreement, no Consent of, or filing, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent or the performance by Parent of its obligations hereunder.

ARTICLE IV

Covenants of Shareholders

        Section 4.01    Agreement to Vote.

          (a)   Each Shareholder agrees that at the Company Shareholders Meeting or at any other meeting of the holders of Company Shares at which a vote contemplated below is taken, (i) when such meeting of the holders of Company Shares is held, such Shareholder shall appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for the purpose of establishing a quorum and (ii) such Shareholder shall vote or cause to be voted at any such meeting any Subject Shares (A) in favor of adopting the Merger Agreement and any other actions contemplated by the Merger Agreement in respect of which shareholder approval is requested; (B) at the request of Parent, in favor of adoption of any proposal in respect of which the Company Board has (1) determined is reasonably necessary to facilitate the Transactions in accordance with the terms of the Merger Agreement, (2) disclosed the determination described in clause (1) in the Proxy Statement or other written materials disseminated to the shareholders of the Company and (3) recommended to be adopted or approved by the shareholders of the Company (provided, in each case, that the Merger Agreement shall not have been amended or otherwise modified in a manner materially adverse to such Stockholder); and (C) against any Takeover Proposal or change in any manner the voting rights of any class of Company Shares (including any amendments to the Company Bye-Laws providing for such a change).

          (b)   For the avoidance of doubt, each Shareholder shall retain at all times the right to vote any Subject Shares in such Shareholder's sole discretion, and without any other limitation, on any matters other than those explicitly set forth in this Section 4.01 that are at any time or from time to time presented for consideration to the holders of Company Shares.

          (c)   Each Shareholder hereby covenants and agrees that it shall not enter into any agreement or undertaking, and shall not commit or agree to take any action, that would restrict or interfere with such Shareholder's obligations pursuant to this Agreement.

          (d)   Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Shareholders.

        Section 4.02    Transfer and Other Restrictions.     Subject to Section 4.07, prior to obtaining the Required Shareholder Approvals, the Shareholders shall not, directly or indirectly, (i) Transfer, or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of, any Subject Shares to any Person or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, or grant a proxy or power of attorney with respect to any Subject Shares, or deposit any Subject Shares into a voting trust, in each case, that would restrict or interfere with the Shareholders' obligations pursuant to this Agreement. Any attempted Transfer of Subject Shares or any interest therein in violation of this Section 4.02 shall be null and void.

        Section 4.03    No-Solicitation.     Subject to Section 4.07, until the Effective Time or, if earlier, the termination of this Agreement or the Merger Agreement in accordance with their respective terms, the Shareholders shall not, and shall use their reasonable best efforts to cause their Representatives not to, directly or indirectly, (A) solicit, initiate or take any action to knowingly facilitate the making of any proposal that constitutes, or would reasonably be expected to lead to, a Takeover Proposal, (B) engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any material non-public information for the purpose of facilitating, a Takeover Proposal or (C) enter into any letter of intent, agreement or agreement in principle with respect to a Takeover Proposal. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Shareholders, their Affiliates and their respective Representatives may furnish information to, and engage and participate in discussions or negotiations with, a Person or group of Persons making a Takeover Proposal to the same extent that the Company is permitted to do so pursuant to Section 5.02 of the Merger Agreement.

        Section 4.04    Stock Dividends, etc.     If between the date of this Agreement and the Effective Time the issued and outstanding Company Shares shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the terms "Owned Shares" and "Subject Shares" shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

        Section 4.05    Waiver of Appraisal Rights.     Each Shareholder hereby waives, and shall cause to be waived, any rights of appraisal or rights to dissent from the Merger or the other transactions contemplated by the Merger that such Shareholder may have under applicable Law.

        Section 4.06    Disclosure.     The Shareholders hereby authorize the Company, Parent, Holdco and Merger Sub to publish and disclose in any announcement or disclosure required by the SEC or Canadian securities Laws and in the Proxy Statement and the filings required for the Company Insurance Approvals and the Parent Insurance Approvals, each Shareholder's identity and ownership of the Subject Shares and the nature of each Shareholder's obligations under this Agreement. Parent hereby authorizes each Shareholder to disclose in any disclosure required by any Governmental Authority Parent's identity and the nature of Parent's obligations under this Agreement.

        Section 4.07    Shareholder Parent Transactions.     Nothing in this Agreement, including the provisions of this Article IV or Section 5.06, shall prohibit or restrict the ability of each Shareholder or its Affiliates or their respective Representatives to consider, solicit, inititate, discuss, negotiate, facilitate, provide information in connection with or enter into any transaction with respect to securities of WTM or any agreement with respect thereto (such transaction or agreement, a "Shareholder Parent Transaction") so long as such Shareholder or its successors or permitted assigns continue to be bound by and subject to, this Agreement. Subject to the immediately preceding sentence, (i) the execution of any agreement for and the consummation of any Shareholder Parent Transaction (or potential Shareholder Parent Transaction) shall not be deemed to be a Transfer restricted by Section 4.02 and (ii) the consideration, solicitation, initiation, discussion, negotiation, facilitation, provision of information or execution of agreements, in each case to the extent related to any such Shareholder Parent Transaction (or potential Shareholder Parent Transaction), shall not be subject to the prohibitions and limitations set forth in Section 4.03.

        Section 4.08    Fiduciary Responsibilities.     Notwithstanding any provision of this Agreement to the contrary, this Agreement shall apply to each Shareholder solely in its capacity as a holder of Company Shares and not in any other capacity, and nothing in this Agreement shall limit, restrict or affect the rights and obligations of G. Manning Rountree, Reid T. Campbell, Morgan W. Davis, David T. Foy and Lowndes A. Smith, or any other officer, director or designee of the Shareholders or their Affiliates serving on the Company Board from taking any action in his or her capacity as a director of the Company or voting or providing written consent as a director of the Company in his or her sole discretion on any matter, whether in connection with the Merger Agreement or otherwise, and no action or omissions by any such Persons in his or her capacity as a director of the Company shall be deemed to constitute a breach of any provision of this Agreement.

        Section 4.09    Additional Owned Shares.     Each Shareholder shall provide as promptly as reasonably practicable written notice to Parent of additional Company Shares of which such Shareholder becomes the "beneficial owner" after the date hereof and during the term of this Agreement.

ARTICLE V

General Provisions

        Section 5.01    Notices.     All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed), emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

  If to Parent, to:

Intact Financial Corporation 2020, boul. Robert-Bourassa, 6e étage Montréal, Québec H3A 2A5
Attention:	Frédéric Cotnoir
Facsimile:	(514) 842-6958
Email:	frederic.cotnoir@intact.net
Attention:	Don Fox
Facsimile:	(514) 842-6958
Email:	don.fox@intact.net

  with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036
Attention:	Jon A. Hlafter
Facsimile:	212-735-2000
Email:	jon.hlafter@skadden.com
Attention:	Todd E. Freed
Facsimile:	212-735-2000
Email:	todd.freed@skadden.com

  If to the Shareholders or WTM, to:

White Mountains Insurance Group, Ltd. 80 South Main Street Hanover, NH 03755
Attention:	Robert Seelig, General Counsel
Facsimile:	(603) 643-4592
Email: rseelig@whitemountains.com

  with a copy (which shall not constitute notice) to:

White Mountains Insurance Group, Ltd. 26 Reid Street Hamilton, HM11 Bermuda
Attention:	Robert Seelig, General Counsel
Facsimile:	(603) 643-4592
Email: rseelig@whitemountains.com
and

Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019
Attention:	Philip A. Gelston
Facsimile:	212-474-3700
Email: pgelston@cravath.com
Attention:	Ting S. Chen
Facsimile:	212-474-3700
Email: tchen@cravath.com

        Section 5.02    Severability.     If any term or other provision of this Agreement is finally determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party or such party waives its rights under this Section 5.02 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

        Section 5.03    Counterparts.     This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

        Section 5.04    Entire Agreement; No Third Party Beneficiaries.     This Agreement, together with the Schedule attached hereto and the Merger Agreement, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

        Section 5.05    Governing Law.

          (a)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that state, regardless of the laws that might otherwise govern under any applicable conflict of laws principles, except to the extent the provisions of the laws of Bermuda are mandatorily applicable thereto. All Actions arising out of or relating to the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated by this Agreement (except to the extent any such proceeding mandatorily must be brought in Bermuda) shall be heard and determined in the Delaware Court of Chancery, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any Federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the Federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom. The parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Actions and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 5.05(a) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 5.01 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing contained in the foregoing shall restrict any party's rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

          (b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.05(b).

        Section 5.06    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by (i) Parent without the prior written consent of a majority (in terms of aggregate voting power) of the Subject Shares or (ii) any Shareholders or WTM without the prior written consent of Parent. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 5.06 shall be null and void.

        Section 5.07    Specific Enforcement.     The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. The parties acknowledge and agree that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 5.05(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.07 shall not be required to provide any bond or other security in connection with any such order or injunction.

        Section 5.08    Amendment; Waiver.     At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects only by written agreement of the parties hereto. No failure or delay by the Shareholders or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        Section 5.09    Expenses.     Except as set forth herein, each of the parties shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers and accountants) in connection with the entering into and performance under this Agreement and the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, Parent acknowledges that the fees and expenses of counsel to the Shareholders and WTM in connection with the entry into and performance under this Agreement and the consummation of the transactions contemplated by hereby will be borne by the Company.

        Section 5.10    Termination.     This Agreement and all obligations of the parties hereto hereunder shall automatically terminate, without further action by any party hereto, upon the earliest of (i) the Walk-Away Date, (ii) the Effective Time, (iii) the termination of the Merger Agreement in accordance with its terms, (iv) with respect to any Shareholder, the entry without the prior written consent of such Shareholder into any amendment or modification to the Merger Agreement that results in a decrease in the Merger Consideration (as defined in the Merger Agreement on the date hereof) payable to holders of Class B Shares or a change in the type of consideration payable or otherwise causes a change that is adverse in any material respect to such Shareholder and (v) with respect to any Shareholder, the mutual written agreement of such Shareholder and Parent. In the event of any such termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the applicable Shareholders, other than liability for any willful and material breach of this Agreement prior to such termination; provided that the provisions set forth in Article V shall survive the termination of this Agreement.

        Section 5.11    Transition Services Agreement and Investment Management Agreement.     At the Closing, WTM shall, or shall cause its applicable subsidiary to, duly execute and deliver the Transition Services Agreement and the Investment Management Agreement (substantially in the forms attached to the Merger Agreement as Exhibits B and C, with such changes as may be consented to by WTM (such consent not to be unreasonably withheld, conditioned or delayed).

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

INTACT FINANCIAL CORPORATION
By:	/s/ CHARLES BRINDAMOUR
	Name:	Charles Brindamour
	Title:	Chief Executive Officer
By:	/s/ DON FOX
	Name:	Don Fox
	Title:	Executive Vice President
LONE TREE HOLDINGS LTD.
By:	/s/ JENNIFER L. PITTS
	Name:	Jennifer L. Pitts
	Title:	Director
BRIDGE HOLDINGS (BERMUDA) LTD.
By:	/s/ JENNIFER L. PITTS
	Name:	Jennifer L. Pitts
	Title:	Director
WHITE MOUNTAINS INSURANCE GROUP, LTD.
By:	/s/ G. MANNING ROUNTREE
	Name:	G. Manning Rountree
	Title:	Chief Executive Officer

[Signature Page to Voting Agreement]

 Schedule A

Shareholder	Number of Class A Shares	Number of Class B Shares
LONE TREE HOLDINGS LTD.	0	57,327,289
BRIDGE HOLDINGS (BERMUDA) LTD.	0	14,427,449

 Annex C

Opinion of Credit Suisse Securities (USA) LLC

May 2, 2017

Board of Directors
OneBeacon Insurance Group, Ltd.
605 North Highway 169
Plymouth, Minnesota 55441

Board of Directors:

You have asked us to advise you with respect to the fairness, from a financial point of view, to holders of Class A common shares, par value $0.01 per share ("OneBeacon Class A Common Shares"), of OneBeacon Insurance Group, Ltd., a Bermuda exempted limited liability company ("OneBeacon"), of the Merger Consideration (as defined below) to be received by such holders pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement") to be entered into among OneBeacon, Intact Financial Corporation, a Canadian corporation ("Intact"), Intact Bermuda Holdings Ltd., a Bermuda exempted limited liability company and wholly owned subsidiary of Intact ("Holdco"), and Intact Acquisition Co. Ltd., a Bermuda exempted limited liability company and direct wholly owned subsidiary of Holdco ("Merger Sub"). The Merger Agreement provides for, among other things, the merger of Merger Sub with and into OneBeacon (the "Merger"), with OneBeacon as the surviving entity of the Merger, pursuant to which OneBeacon will become an indirect wholly owned subsidiary of Holdco and each outstanding OneBeacon Class A Common Share other than any such shares subject to a Company Award (as defined in the Merger Agreement) will be transferred to Holdco in exchange for the right to receive $18.10 in cash (the "Merger Consideration") and each outstanding Class B common share, par value $0.01 per share, of OneBeacon (as to which we express no opinion) also will be transferred to Holdco in exchange for the right to receive the Merger Consideration. The terms and conditions of the Merger are set forth more fully in the Merger Agreement.

In arriving at our opinion, we have reviewed an execution version, provided to us on May 2, 2017, of the Merger Agreement and certain publicly available business and financial information relating to OneBeacon. We also have reviewed certain other information relating to OneBeacon provided to or discussed with us by the management of OneBeacon, including financial forecasts prepared by OneBeacon management based on OneBeacon's historical risk strategy under its current ownership (the "Forecasts") and an alternative growth scenario included in materials provided to buyers in connection with the marketing of OneBeacon assuming a higher risk strategy and growth orientation for OneBeacon under different ownership, and have met with the management of OneBeacon to discuss the businesses and prospects of OneBeacon. We also have considered certain financial and stock market data of OneBeacon, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to that of OneBeacon, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not independently verified any of the foregoing information and we have assumed and relied upon such information being complete and accurate in all material respects. As you are aware, based on the assessments of the management of OneBeacon (as concurred with by you), we have been directed to rely on the Forecasts for purposes of our analyses and opinion. With respect to the Forecasts (including as to deferred tax assets related to net operating loss carryforwards and tax credit carryforwards of OneBeacon), we have been advised by the management of OneBeacon, and we have assumed, with your consent, that such Forecasts have been reasonably prepared on bases reflecting the

Board of Directors OneBeacon Insurance Group, Ltd. May 2, 2017 Page 2

best currently available estimates and judgments of such management as to the future financial performance of OneBeacon and the other matters covered thereby. We express no opinion as to any financial forecasts or estimates or the assumptions on which they are based. We have relied, with your consent and without independent verification, upon the assessments of the management of OneBeacon as to, among other things, (i) the potential impact on OneBeacon of certain market, competitive, cyclical and other trends in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the insurance industry, including the property and casualty sector thereof, (ii) existing and future relationships, agreements and arrangements with, and the ability to attract and retain, specialty underwriters and other key employees, policyholders and reinsurer and other commercial relationships of OneBeacon, (iii) OneBeacon's losses, loss adjustment expenses and unearned premiums and the sufficiency of reserves therefor, and (iv) the ability of OneBeacon to maintain at least current ratings and the capital requirements necessary to operate OneBeacon as reflected in the Forecasts. We have assumed, with your consent, that there will be no developments with respect to any such matters that would be meaningful in any respect to our analyses or opinion.

We have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals, agreements or waivers in connection with the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on OneBeacon or the Merger or that otherwise would be meaningful in any respect to our analyses or opinion and that the Merger will be consummated in accordance with the terms of the Merger Agreement and in compliance with all applicable laws, documents and other requirements without waiver, modification or amendment of any material term, condition or agreement thereof. Representatives of OneBeacon have advised us, and we also have assumed, that the terms of the Merger Agreement, when executed, will conform in all material respects to the terms reflected in the execution version reviewed by us. In addition, we have not been requested to make, and we have not made, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of OneBeacon or any other entity, nor have we been furnished with any such evaluations or appraisals. We are not actuaries and our services did not include any determination or evaluation by us of or any attempt to evaluate actuarial assumptions or allowances for losses or loss adjustment expenses and unearned premiums and, accordingly, we have made no analysis of, and express no opinion as to, the adequacy of reserves with respect thereto. We are not expressing any opinion with respect to accounting, tax, regulatory, legal or similar matters and we have relied, with your consent, upon the assessments of representatives of OneBeacon as to such matters.

Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Merger Consideration to be received by holders of OneBeacon Class A Common Shares other than any such shares subject to a Company Award (as defined in the Merger Agreement), without regard to individual circumstances of, or relative fairness among, holders of OneBeacon Class A Common Shares or other securities of OneBeacon or its affiliates, or any rights, preferences, restrictions or limitations (whether by virtue of control, voting, liquidity or otherwise) that may be attributable to any such securities or distinguish the holders thereof, and does not address any other terms, aspects or implications of the Merger, including, without limitation, the form or structure of the Merger or any voting, transition services, investment management or other agreements, arrangements or understandings entered into in connection with or related to the Merger or otherwise. Our opinion also does not address the fairness of the amount or nature of, or any other aspect relating to, any compensation or other consideration to any officers, directors, employees or shareholders of any party to the Merger or any related entities, or class of

Board of Directors OneBeacon Insurance Group, Ltd. May 2, 2017 Page 3

such persons, relative to the Merger Consideration or otherwise. The issuance of this opinion was approved by our authorized internal committee.

Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise or reaffirm this opinion. Our opinion also does not address the relative merits of the Merger as compared to alternative transactions or strategies that might be available to OneBeacon, nor does it address the underlying business decision of OneBeacon to proceed with the Merger.

We have acted as financial advisor to OneBeacon in connection with the Merger and will receive a fee for our services, the principal portion of which is contingent upon consummation of the Merger. We also became entitled to receive a fee upon the rendering of our opinion. We further may be entitled to an additional fee payable, at OneBeacon's discretion, upon consummation of the Merger. In addition, OneBeacon has agreed to indemnify us and certain related parties for certain liabilities and other items arising out of or related to our engagement. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates' own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of OneBeacon, its controlling shareholder, White Mountains Insurance Group, Ltd., Intact and their respective affiliates and any other company that may be involved in the Merger, as well as provide investment banking and other financial services to such companies.

It is understood that this letter is for the information of the Board of Directors of OneBeacon (in its capacity as such) in connection with its evaluation of the Merger and does not constitute advice or a recommendation to any shareholder as to how such shareholder should vote or act on any matter relating to the proposed Merger or otherwise.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of OneBeacon Class A Common Shares other than any such shares subject to a Company Award (as defined in the Merger Agreement) is fair, from a financial point of view, to such holders.

Very truly yours,
CREDIT SUISSE SECURITIES (USA) LLC

YOU HAVE THREE WAYS TO VOTE: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions electronically. Have your Notice of Internet Availability of Proxy Matter or proxy card in your hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Have your Notice of Internet Availability of Proxy Matter or proxy card in your hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you are a shareholder of record or hold shares through a broker or bank, your vote must be received by 11:59 p.m. Atlantic Time (10:59 p.m. Eastern Time) on July 17, 2017. If you are a current or former employee voting shares held through the OneBeacon 401(k) and Employee Stock Ownership Plan (the “Plan”), however, your vote with respect to those plan shares must be received by 11:00 a.m. Atlantic Time (10:00 a.m. Eastern Time) on July 14, 2017. Please consult the separate voting instructions provided for persons holding shares through the Plan. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. ONEBEACON INSURANCE GROUP, LTD. ATTN: SARAH A. KOLAR 605 HIGHWAY 169 NORTH SUITE 800 PLYMOUTH, MN 55441 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E30430-S58954 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ONEBEACON INSURANCE GROUP, LTD. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain ! ! ! 1. To approve the Agreement and Plan of Merger, dated as of May 2, 2017, by and among OneBeacon Insurance Group, Ltd., Intact Financial Corporation, Intact Bermuda Holdings Ltd. and Intact Acquisition Co. Ltd., the merger of Intact Acquisition Co. Ltd. into OneBeacon Insurance Group, Ltd., as contemplated by the Agreement and Plan of Merger, and the Statutory Merger Agreement, the form of which is attached as Exhibit A to the Agreement and Plan of Merger. ! ! ! 2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of OneBeacon Insurance Group, Ltd. that is based on or otherwise relates to the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable. ! ! ! 3. To approve the adjournment of the special general meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special general meeting or any adjournment or postponement thereof to approve Proposal 1 above. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.2

ONEBEACON INSURANCE GROUP, LTD. Special General Meeting of Members Tuesday, July 18, 2017 10:00 a.m. Atlantic Time (9:00 a.m. ET) Tucker's Point Hotel 60 Tucker's Point Drive Hamilton Parish, Bermuda Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting: The Notice & Proxy Statement is available at www.proxyvote.com. E30431-S58954 This proxy is solicited by the Board of Directors for use at the Special General Meeting on July 18, 2017 and any adjournment thereof. By signing this proxy, you hereby appoint T. Michael Miller and Paul H. McDonough, and each of them, as proxies with full power of substitution, to vote all common shares you are entitled to vote at the Special General Meeting of Members to be held Tuesday, July 18, 2017, at 10:00 a.m. Atlantic Time (9:00 a.m. ET) and at any adjournment thereof, upon the matters shown on the reverse side and any other matters that may properly come before the meeting or adjournments thereof (subject to any directions indicated on the reverse of this card), and revoke all former proxies. The OneBeacon shares represented by this proxy will be voted as specified, but if no specification is made, the shares will be voted "FOR" Proposal 1, "FOR" Proposal 2, and "FOR" Proposal 3 in the discretion of the named proxies on all other matters. If OneBeacon shares are held through the Plan, you are considered a named fiduciary who may direct Vanguard Fiduciary Trust Company, the trustee of the Plan, how to vote these shares. For shares which are not allocated to participant accounts or for shares for which no direction has been received, Vanguard will vote those shares in the same proportion as the shares for which direction has been received. Vanguard may, in exercising its fiduciary responsibility, disregard the direction on behalf of the unallocated shares and shares for which no direction was received and vote in its discretion where doing so would be consistent with the Employee Retirement Income Security Act. Continued and to be signed on reverse side V.1.2